PROSPECTUS SUPPLEMENT
(To Prospectus dated June 24, 1997)
J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.

DEPOSITOR
SOUTHERN PACIFIC THRIFT AND LOAN ASSOCIATION

SELLER

$174,642,000

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-SPTL-C1

THE SERIES 1997-SPTL-C1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES (THE "CERTIFICATES") WILL INCLUDE THE FOLLOWING SIX CLASSES OF CERTIFICATES, DESIGNATED AS THE CLASS A1, CLASS A2 (TOGETHER WITH THE CLASS A1, THE "CLASS A"), CLASS B, CLASS C, CLASS D AND CLASS X CERTIFICATES (THE "OFFERED CERTIFICATES"). IN ADDITION TO THE OFFERED CERTIFICATES, THE CERTIFICATES WILL ALSO INCLUDE THE CLASS E, CLASS F, CLASS G, CLASS H, CLASS NR, CLASS R-I, CLASS R-II AND CLASS R-III CERTIFICATES. ONLY THE OFFERED CERTIFICATES ARE OFFERED HEREBY.

                                              (CONTINUED ON THE FOLLOWING PAGE.)

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" AFTER THE SECTION CAPTIONED "SUMMARY OF PROSPECTUS SUPPLEMENT" HEREIN AND AFTER THE SECTION CAPTIONED "SUMMARY OF PROSPECTUS" IN THE PROSPECTUS BEFORE PURCHASING ANY OFFERED CERTIFICATES.

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, J.P. MORGAN & CO. INCORPORATED, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITERS OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, J.P. MORGAN & CO. INCORPORATED, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITERS OR ANY OF THEIR AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                           INITIAL CLASS BALANCE (1)   PASS-THROUGH RATE
Class A1                                   $81,230,000                 Adjustable Pass-Through Rate (2)
Class A2                                   $60,922,000                 Adjustable Pass-Through Rate (2)
Class B                                    $10,153,000                 Adjustable Pass-Through Rate (2)
Class C                                    $12,184,000                 Adjustable Pass-Through Rate (2)
Class D                                    $10,153,000                 Adjustable Pass-Through Rate (2)
                                                                       Weighted Average Pass-Through Rate
Class X                                    $0                          (3)(4)

(1) Subject to a permitted variance of 5%.

(2) The Pass-Through Rate will be determined as more fully described herein as the lesser of (a) the applicable one-month London interbank offered rate quotation for U.S. dollar deposits, calculated as described herein ("LIBOR") plus the corresponding margin and (b) the weighted average of Remittance Rates on the Mortgage Loans (as more fully described herein).

(3) Based on the Notional Amount as described herein.

(4) The Pass-Through Rate for the Class X Certificates will be generally equal to the weighted average of the Remittance Rates (as defined herein) on the Mortgage Loans minus the weighted average of the Pass-Through Rates on all other classes of Certificates as more fully described herein.

There is currently no secondary market for the Offered Certificates. J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Dabney/Resnick/Imperial (the "Underwriters") currently expect to make a secondary market in the Offered Certificates, but have no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See "Plan of Distribution" herein.

The Offered Certificates will be purchased by the Underwriters in the manner described under "Plan of Distribution," from the Depositor and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be 115.37% of the initial aggregate principal balance thereof, plus, with respect to the Class X Certificates, accrued interest from June 1, 1997 (the "Cut-off Date"). The Seller will pay the expenses of the Depositor in connection with the purchase of the Mortgage Loans and the issuance of the Certificates.

The Offered Certificates are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to its right to reject orders in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form through the facilities of The Depository Trust Company, Cedel Bank, Societe Anonyme and the Euroclear System on or about June 27, 1997, against payment therefor in immediately available funds.

J.P. MORGAN & CO.

                           MORGAN STANLEY DEAN WITTER

                                                         DABNEY/RESNICK/IMPERIAL
June 24, 1997

(CONTINUED FROM THE PRECEDING PAGE.)

The Certificates will represent in the aggregate the entire beneficial interest in a trust fund (the "Trust Fund") to be established by J.P. Morgan Commercial Mortgage Finance Corp. (the "Depositor"). The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of adjustable rate mortgage loans with original terms to maturity of not more than 360 months (the "Mortgage Loans") secured by first liens on fee simple interests in multifamily, retail, office industrial, mixed use and other commercial properties. The Mortgage Loans were originated by Southern Pacific Thrift and Loan Association (the "Seller") and will be sold to the Depositor on or prior to the date of initial issuance of the Certificates.

Distributions on the Certificates will be made, to the extent of available funds, on the 25th day of each month or, if any such day is not a business day, on the next succeeding business day, beginning in July 1997 (each, a "Distribution Date"). As more fully described herein, distributions allocable to interest, if any, on the Offered Certificates on each Distribution Date will be based on the then applicable pass-through rate (the "Pass-Through Rate") and the aggregate principal balance (the "Class Balance") of such Class Balance outstanding immediately prior to such Distribution Date. The Pass-Through Rates applicable to the Offered Certificates will be adjustable and will be calculated for each Distribution Date in the manner set forth herein. Distributions in respect of principal, if any, of the Certificates will be made as described herein under "Description of the Certificates-- Distributions" and "--Priority of Distributions" herein.

The Offered Certificates will evidence approximately an initial 86% by initial principal balance, undivided interest in the Trust Fund.

It is a condition of the issuance of the Offered Certificates that the Class A1, and Class A2 Certificates be rated "AAA" by Duff & Phelps Credit Rating Co. ("DCR"), Fitch Investors Service, L.P. ("Fitch") and Standard & Poor's Ratings Services ("Standard & Poor's"). It is a condition of the issuance of the Class X Certificates that they be rated not lower than "AAA" by DCR and Fitch. It is a condition of the issuance of the Class B Certificates that they be rated not lower than "AA" by DCR, Fitch and Standard & Poor's. It is a condition of the issuance of the Class C Certificates that they be rated not lower than "A+" by DCR and "A" by Fitch and Standard & Poor's. It is a condition of the issuance of the Class D Certificates that they be rated not lower than "BBB" by DCR, and Standard & Poor's and "BBB-" by Fitch. See "Rating" herein.

Midland Loan Services, L.P. will act as master servicer (in such capacity, the "Master Servicer") and as special servicer (in such capacity, the "Special Servicer" and together with the Master Servicer, the "Servicers") of the Mortgage Loans. The obligations of the Master Servicer and the Special Servicer with respect to the Certificates will be limited to their contractual servicing obligations and the obligation under certain circumstances to make P&I Advances (as defined herein) to the Certificateholders. See "Servicing" herein.

As described herein, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made in connection with the Trust Fund for federal income tax purposes. The Certificates (other than the Class X, Class NR, Class R-I, Class R-II and Class R-III Certificates) and each component of the Class X Certificates will constitute "regular interests" in the related REMIC and the Class R-I, Class R-II and Class R-III Certificates will constitute the sole class of "residual interests" in the related REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

The Offered Certificates initially will be represented by certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), as further described herein. The interests of beneficial owners of the Offered Certificates will be represented by book entries on the records of participating members of DTC. Definitive certificates will be available for the Offered Certificates only under the limited circumstances described herein. See "Description of the Certificates--Book-Entry Registration of the Offered Certificates" herein.

The yield to maturity on the Offered Certificates will depend on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans and on adjustments to the Mortgage

                                              (CONTINUED ON THE FOLLOWING PAGE.)

(CONTINUED FROM THE PRECEDING PAGE.)
Interest Rates (as defined herein). The yield to maturity on each class of Offered Certificates will be sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent that such losses are not covered by any Class of Certificates having a lower payment priority, as described herein and to fluctuations in the level of LIBOR. The yield to investors on the Class X Certificates will be sensitive to the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans. The rates of prepayments, defaults and liquidations on the Mortgage Loans may fluctuate significantly over time. An extremely rapid rate of prepayments, defaults and liquidations on the Mortgage Loans could result in the failure of investors in the Class X Certificates to recover their initial investments. The Pass-Through Rates on the Class X Components (as defined herein) is in part determined by the Weighted Average Remittance Rates as defined herein. Since Mortgage Loans with higher Mortgage Interest Rates have higher Remittance Rates, the Pass-Through Rate on the Class X Components will be adversely affected if Mortgage Loans with relatively high Mortgage Interest Rates prepay faster than Mortgage Loans with relatively low Mortgage Interest Rates. See "Summary of Prospectus Supplement--Special Principal Payment Considerations" and "--Special Yield Considerations", and "Certain Prepayment, Maturity and Yield Considerations" herein and "Yield Considerations" in the Prospectus.

THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE OFFERED CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, DATED JUNE 16, 1997 AND ATTACHED HERETO. PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES OFFERED HEREBY MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and the accompanying Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or the Underwriters. This Prospectus Supplement and the accompanying Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus Supplement and the accompanying Prospectus at any time does not imply that the information herein or therein is correct as of any time subsequent to the date hereof.

UNTIL SEPTEMBER 24, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS

                                      PROSPECTUS SUPPLEMENT

Summary of Prospectus Supplement......................................................        S-1
Risk Factors..........................................................................       S-15
Description of the Mortgage Pool......................................................       S-24
Description of the Certificates.......................................................       S-47
Certain Prepayment, Maturity and Yield Considerations.................................       S-57
Southern Pacific Thrift and Loan Association..........................................       S-62
Master Servicer and Special Servicer..................................................       S-65
Description of the Pooling and Servicing Agreement....................................       S-69
Use of Proceeds.......................................................................       S-73
Certain Federal Income Tax Consequences...............................................       S-73
State Tax Considerations..............................................................       S-74
ERISA Considerations..................................................................       S-74
Legal Investment......................................................................       S-75
Plan of Distribution..................................................................       S-76
Legal Matters.........................................................................       S-77
Rating................................................................................       S-77
Index of Principal Definitions........................................................       S-78

Annex A: Certain Characteristics of the 50 Mortgage Loans with the Highest Principal
  Balances as of the Cut-off Date.....................................................        A-1
Annex B: Global Clearance, Settlement and Tax Documentation Procedures................        B-1

                                           PROSPECTUS

Prospectus Supplement.................................................................          4
Available Information.................................................................          4
Incorporation of Certain Information by Reference.....................................          5
Summary of Prospectus.................................................................          6
Risk Factors..........................................................................         13
Description of the Trust Funds........................................................         21
Use of Proceeds.......................................................................         27
Yield Considerations..................................................................         27
The Depositor.........................................................................         31
Description of the Certificates.......................................................         31
Description of the Agreements.........................................................         39
Description of Credit Support.........................................................         54
Certain Legal Aspects of Mortgage Loans and the Leases................................         56
Certain Federal Income Tax Consequences...............................................         72
State Tax Considerations..............................................................         96
ERISA Considerations..................................................................         96
Legal Investment......................................................................         98
Plan of Distribution..................................................................         99
Legal Matters.........................................................................        100
Financial Information.................................................................        100
Rating................................................................................        100
Index of Principal Definitions........................................................        101

                        SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus. See "Index of Principal Definitions" herein and in the Prospectus.

Title of Certificates........  Commercial Mortgage Pass-Through Certificates, Series
                               1997-SPTL-C1 (the "Certificates").

Depositor....................  J.P. Morgan Commercial Mortgage Finance Corp., a Delaware
                               corporation, an indirect wholly-owned limited purpose
                               finance subsidiary of J.P. Morgan & Co. Incorporated and an affiliate of one of the Underwriters. See "The Depositor" in the Prospectus.

Seller.......................  Southern Pacific Thrift and Loan Association. The Mortgage
                               Loans were originated by the Seller and will be sold to the
                               Depositor on or prior to the Delivery Date. See "Southern
                               Pacific Thrift and Loan Association" herein.

Master Servicer..............  Midland Loan Services, L.P., a Missouri limited partnership.
                               See "Master Servicer and Special Servicer" herein.

Sub-Servicer.................  Southern Pacific Thrift and Loan Association will sub-service the Mortgage Loans. See "Southern Pacific Thrift and Loan Association" herein.

Special Servicer.............  Midland Loan Services, L.P. (which also serves as Master
                               Servicer) will be the Special Servicer with respect to all the Mortgage Loans. The Special Servicer may be removed
                               without cause under certain circumstances described herein under "Master Servicer and Special Servicer--
                               Responsibilities of Special Servicer."

Trustee......................  LaSalle National Bank ("LaSalle"), a nationally chartered bank. See "Description of the Pooling and Servicing
                               Agreement" herein.

Fiscal Agent.................  ABN AMRO Bank N.V., a Netherlands banking corporation and the corporate parent of the Trustee. See "Description of the
                               Pooling and Servicing Agreement" herein.

Cut-off Date.................  June 1, 1997.

Delivery Date................  On or about June 27, 1997.

Distribution Dates...........  Distributions on the Certificates will be made by the
                               Trustee, to the extent of available funds, on the 25th day of each month or, if any such 25th day is not a business
                               day, on the next succeeding business day, beginning in July
                               1997 (each, a "Distribution Date"), to the holders of record as of the close of business on the last business day of the month preceding the month of each such distribution (each, a
                               "Record Date"). Notwithstanding the above, the final
                               distribution on any Certificate (whether a global
                               Certificate or Definitive Certificate) will be made after
                               due notice by the Trustee of the pendency of such
                               distribution and only upon presentation and surrender of
                               such Certificates by the holder of such Certificates (which could be DTC in the case of a global Certificate) at the
                               location to be specified in such notice. See "Registration of the Offered Certificates" below.

Rated Final Distribution
  Date.......................  July 25, 2029, which is the first Distribution Date following the second anniversary of the date at which all
                               the Mortgage Loans have zero balances, assuming no
                               prepayments and that the Mortgage Loans which are Balloon
                               Mortgage Loans fully amortize according to their
                               amortization schedule and no Balloon Payment is made.

Registration of the Offered
  Certificates...............  The Offered Certificates initially will be issued in book-entry form. Persons acquiring beneficial ownership
                               interests in the Offered Certificates (the
                               "Certificateholders") may elect to hold their book-entry
                               Certificate interests either through The Depository Trust
                               Company ("DTC"), in the United States, or through Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") or the
                               Euroclear System ("Euroclear"), in Europe. Transfers within
                               DTC, CEDEL or Euroclear, as the case may be, will be in
                               accordance with the usual rules and operating procedures of the relevant system. The Offered Certificates (the "DTC
                               Registered Certificates") will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of DTC. No person acquiring an interest in the DTC
                               Registered Certificates (any such person, a "Beneficial
                               Owner") will be entitled to receive a Certificate of such
                               class in fully registered, certificated form (a "Definitive
                               Certificate"), except under the limited circumstances
                               described in the Prospectus under "Description of the
                               Certificates--Book-Entry Registration and Definitive
                               Certificates". Instead, DTC will effect payments and
                               transfers in respect of the DTC Registered Certificates by means of its electronic recordkeeping services, acting
                               through certain participating organizations ("DTC
                               Participants" and together with the CEDEL and Euroclear
                               participating organizations, the "Participants"). This may result in certain delays in receipt of payments by an
                               investor and may restrict an investor's ability to pledge
                               its securities. Unless and until Definitive Certificates are issued, the rights of Beneficial Owners may only be
                               exercised through DTC and its Participants and will be
                               subject to procedures established thereby, except as
                               otherwise specified herein. See "Description of the
                               Certificates--General" herein, "Annex B" hereto and
                               "Description of the Certificates--Book-Entry Registration of
                               the Offered Certificates" in the Prospectus.

Denominations................  The DTC Registered Certificates will be issuable on the book-entry records of DTC and its Participants in
                               denominations of $100,000 and integral multiples of $1 in
                               excess thereof. The Class X Certificates will be issuable in denominations of $100,000 Notional Amount and integral
                               multiples of $1 Notional Amount in excess thereof.

The Mortgage Pool............  The Trust Fund will consist of a pool (the "Mortgage Pool")
                               of 540 adjustable rate mortgage loans (the "Mortgage Loans")
                               secured by first liens on fee simple interests in
                               multifamily, retail, office, industrial, mixed use and other commercial properties (the "Mortgaged Properties") located in 12 states. See "Description of the Mortgage
                               Pool--General." The Mortgage Loans will be acquired by the
                               Depositor from the Seller on or before the Delivery Date.
                               See "Description of the Mortgage Pool-- Underwriting
                               Guidelines" herein. The Mortgage Loans will have an
                               aggregate principal balance as of the Cut-off Date of
                               approximately $203,075,453 and individual principal balances as of the Cut-off Date of

                               at least $36,604 but not more than $3,078,561 with an
                               average principal balance of approximately $376,066. The
                               Mortgage Loans will have terms to maturity from the Cut-off
                               Date of not more than 360 months, and a weighted average
                               remaining term to maturity of approximately 341 months as of the Cut-off Date. The Mortgage Interest Rates will generally adjust semi-annually on the date (the "Rate Adjustment
                               Date") specified in the related Mortgage Note to a rate
                               equal to the sum (generally rounded to the nearest 0.125%)
                               of the related Index (as defined herein) and the margin set forth in the related Mortgage Note (the "Note Margin"),
                               subject to the limitations set forth herein. See
                               "Description of the Mortgage Pool-- Indices" herein. The
                               amount of the monthly payment on each Mortgage Loan will be adjusted semi-annually on the Rate Adjustment Date to the
                               amount necessary to pay interest at the then applicable
                               Mortgage Interest Rate and, except with respect to Balloon
                               Mortgage Loans, to fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term to
                               stated maturity. The Mortgage Loans will initially bear
                               interest at Mortgage Interest Rates of at least 7.25% per
                               annum but not more than 12.5% per annum, with a weighted
                               average Mortgage Interest Rate of approximately 8.727% per annum as of the Cut-off Date. The Mortgage Loans generally provide for scheduled payments of principal and/or interest
                               ("Monthly Payments") to be due on the first day of each
                               month (the "Due Date").

                               Approximately 3.08% of the aggregate principal balance of
                               the Mortgage Loans as of the Cut-off Date provide for
                               monthly payments of principal based on an amortization
                               schedule longer, and in some cases significantly longer,
                               than the remaining term of such Mortgage Loan (each, a
                               "Balloon Mortgage Loan"), thereby leaving a substantial
                               outstanding principal amount due and payable (the "Balloon
                               Payment") on its maturity date, unless prepaid prior
                               thereto.

                               Approximately 95.95% of the Mortgage Loans by aggregate
                               principal balance as of the Cut-off Date provide that if the borrower thereunder (the "Mortgagor") prepays the principal balance thereof in an amount in excess of 20% of the
                               principal amount thereof per year during a certain period of time following the origination (the "Prepayment Premium
                               Period"), such borrower is required to pay a premium (the
                               "Prepayment Premium"). With respect to approximately 4.05%
                               of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, the related Mortgage Note does not provide for a Prepayment Premium or the related Prepayment Premium
                               Period has elapsed. See the table entitled "Months of
                               Prepayment Premium Period Remaining as of the Cut-off Date"
                               under "Description of the Mortgage Pool--Certain
                               Characteristics of the Mortgage Loans" herein. Any Net
                               Prepayment Premium collected on a Mortgage Loan will be
                               distributed solely to holders of the Class X Certificates.
                               See "--Special Principal Payment Considerations" below,
                               "Description of the Certificates--Distributions--Interest
                               Distributions on the Certificates" and "Certain Prepayment,
                               Maturity and Yield Considerations" herein.

                               The Seller will make certain representations to the
                               Depositor, which will be assigned to the Trustee under the
                               Pooling and Servicing Agreement (as defined herein), and
                               will covenant to cure any material breach of such

                               representations and warranties or to repurchase any Mortgage
                               Loan in which there has been a breach of a representation or warranty which materially and adversely affects the interest of the Certificateholders in such Mortgage Loan. The sole
                               remedy available to the Trustee or the Certificateholders is the obligation of the Seller to cure any such breach or
                               repurchase any such Mortgage Loan.

                               With respect to 80.89% of Mortgage Loans by aggregate
                               principal balance as of the Cut-off Date, the Index will be equal to the average of the interbank offered rates for
                               six-month U.S. dollar denominated deposits in the London
                               market based on quotation of major banks calculated as
                               described herein ("Six-Month LIBOR"). With respect to 6.83%
                               of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, the Index will be equal to the daily prime loan rate as reported by Bank of America N.T. & S.A. as of the date specified in the related Mortgage Note ("Prime").
                               With respect to 12.29% of the Mortgage Loans by aggregate
                               principal balance as of the Cut-off Date, the Index will be the weekly average yield on U.S. Treasury securities
                               adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519)
                               and available as of the date specified herein ("One-Year
                               U.S. Treasury").

                               For a further description of the Mortgage Loans, see
                               "Description of the Mortgage Pool" herein.

The Offered Certificates.....  The Certificates will be issued pursuant to a pooling and servicing agreement, to be dated as of the Cut-off Date,
                               among the Depositor, the Master Servicer, the Special
                               Servicer, the Trustee and the Fiscal Agent (the "Pooling and
                               Servicing Agreement"). Only the Class A1, Class A2, Class B,
                               Class C, Class D and Class X Certificates (the "Offered
                               Certificates") are offered hereby. The Offered Certificates will have the initial Class Balances set forth on the cover hereof. The Class X Certificates will not have a Class
                               Balance.

Pass-Through Rate on the
  Offered Certificates.......  The Pass-Through Rates on the Class A1, Class A2, Class B,
                               Class C and Class D Certificates for each Distribution Date will be equal to the lesser of (a) LIBOR plus the
                               corresponding margin (each a "Net Margin") and (b) the
                               weighted average, by Stated Principal Balance, of the
                               Remittance Rates on the Mortgage Loans prior to giving
                               effect to distributions thereon in the Remittance Period
                               immediately preceding such Distribution Date (the "Weighted
                               Average Remittance Rate"). The Net Margins of the Offered
                               Certificates (other than the Class X Certificate) will be:
                               Class A1: 0.24%; Class A2: 0.33%; Class B: 0.45%; Class C:
                               0.65%; and Class D: 0.98%. The Pass-Through Rate on the
                               Class X Certificates will be generally equal to the Weighted
                               Average Remittance Rates in effect from time to time on the
                               Mortgage Loans minus the weighted average of the
                               Pass-Through Rates on all other classes of Certificates. The
                               Pass-Through Rate on the Class X Certificates for the
                               initial Distribution Date will be 3.07693% per annum. The
                               Mortgage Interest Rate for each of the Mortgage Loans which provide for the computation of interest other than on the
                               basis of a 360-day year consisting of twelve 30-day months
                               (a

                               "30/360 basis") will be adjusted by computing an effective monthly rate based on the actual amount of interest
                               receivable in each month.

                               The Class X Certificates will consist of the Class A1X,
                               Class A2X, Class BX, Class CX, Class DX, Class EX, Class FX,
                               Class GX, Class HX and Class NRX Components (the "Class X
                               Components").

                               The Pass-Through Rates on the Class A1X, Class A2X, Class
                               BX, Class CX, Class DX, Class EX, Class FX, Class GX, Class
                               HX and Class NRX Components will be equal to the excess of the Weighted Average Remittance Rate over the Pass-Through
                               Rates for the Class A1, Class A2, Class B, Class C and Class
                               D, Class E, Class F, Class G, Class H and Class NR
                               Certificates, respectively, for such Distribution Date.

                               Interest accrued on the Class A1X, Class A2X, Class BX,
                               Class CX, Class DX, Class EX, Class FX, Class GX, Class HX
                               and Class NRX Components will be calculated based on the
                               related Notional Amount. The Notional Amounts of the Class
                               A1X, Class A2X, Class BX, Class CX, Class DX, Class EX,
                               Class FX, Class GX, Class HX and Class NRX Components will be equal to the Class Balances of the Class A1, Class A2,
                               Class B, Class C, Class D, Class E, Class F, Class G, Class
                               H and Class NR Certificates, respectively, for the related
                               Distribution Date. The Class X Certificates will not have a
                               Class Balance.

                               The "Remittance Rate" in effect for any Mortgage Loan as of any date of determination is equal to the excess (adjusted to reflect the actual number of days in the related
                               Remittance Period and a 360-day year) of the Mortgage
                               Interest Rate thereon (without giving effect to any
                               modification or reduction thereof following the Cut-off
                               Date) over 0.3775% per annum (which represents the per annum fee payable to the Master Servicer and the per annum fee
                               payable to the Trustee).

Interest Distributions on the
  Certificates...............  Subject to the distribution of the Principal Distribution
                               Amount to the Holders of classes of Certificates of a higher priority as described under "Priority of Distributions"
                               below, Holders of each class of Offered Certificates will be entitled to receive on each Distribution Date in the order described herein, to the extent of the Available
                               Distribution Amount (as defined herein) for such
                               Distribution Date net of any Net Prepayment Premium (as
                               defined herein) (the "Adjusted Available Distribution
                               Amount"), distributions allocable to interest in an amount
                               (the "Interest Distribution Amount") equal to the interest accrued during the period (a) in the case of the Offered
                               Certificates, other than the Class X Certificates, from the immediately preceding Distribution Date (or from the
                               Delivery Date, in the case of the initial Distribution Date)
                               to and including the day immediately preceding the
                               applicable Distribution Date and (b) in the case of the
                               other classes of interest-bearing Certificates, from and
                               including the first day of the month preceding the month of the Distribution Date (or from the Cut-off Date, in the case of the initial Distribution Date) to and including the last day of the month preceding the month of the Distribution
                               Date (based on a 360-day year consisting of twelve 30-day
                               months but restated as a rate based on the actual number of days in such period and a 360-day year in the case of the
                               Class A1,

                               Class A2, Class B, Class C and Class D Certificates ) on the
                               related Class Balance (or the related Notional Amounts, in the case of the Class X Components) immediately prior to
                               such Distribution Date at the then-applicable Pass-Through
                               Rate (the "Interest Accrual Amount", which in the case of
                               the Class X Certificate shall give effect to the reduction described in clause (a) below), plus any shortfall from
                               prior Distribution Dates remaining undistributed as
                               described in the penultimate sentence of this paragraph,
                               less such class' pro rata share, according to the Interest
                               Accrual Amount for each such class for such Distribution
                               Date, of any interest shortfall not related to a Mortgagor delinquency or default, such as Prepayment Interest
                               Shortfalls to the extent not offset as described herein, and shortfalls associated with exemptions provided by the Relief
                               Act (as defined in the Prospectus), and less (a) with
                               respect to each class of Certificates other than the Class X
                               Certificates, any Collateral Value Adjustment Capitalization
                               Amount (as defined herein) allocated to such class as
                               described under "--Subordination" below and (b) with respect to the Class X Certificates, the portion of the Interest
                               Accrual Amount therefor accrued on the portion of the
                               Notional Amount corresponding to any Collateral Value
                               Adjustment or Collateral Value Adjustment Capitalization
                               Amount allocated to the Class Balance of any class of
                               Certificates (and not reversed) (the "Collateral Value
                               Adjustment Reduction Amount"). The "Notional Amount" of the
                               Class X Certificates will equal the aggregate Class Balance of all the Certificates. The Notional Amount does not
                               entitle the Class X Certificates to any distributions of
                               principal. If the Adjusted Available Distribution Amount for any Distribution Date is less than the Interest Distribution
                               Amount for such Distribution Date, the shortfall will be
                               part of the Interest Distribution Amount distributable to
                               holders of Offered Certificates on subsequent Distribution
                               Dates. Any Net Prepayment Premium will be distributed on the
                               Class X Certificates.

                               The Available Distribution Amount for any Distribution Date
                               generally includes: (i) scheduled payments on the Mortgage
                               Loans due on or prior to the related Due Date immediately
                               preceding, and collected as of, the related Determination
                               Date (to the extent not distributed on previous Distribution
                               Dates) and unscheduled payments and other collections on the
                               Mortgage Loans collected during the related Remittance
                               Period, net of amounts payable or reimbursable to the
                               Trustee, the Master Servicer, the Special Servicer or the
                               Fiscal Agent therefrom and (ii) any P&I Advances made or
                               deemed to be made by the Trustee, the Master Servicer, the
                               Special Servicer, or the Fiscal Agent for the related
                               Distribution Date. The "Determination Date" for any
                               Distribution Date is the 10th day of the month of such
                               Distribution Date or, if any such 10th day is not a business day, on the succeeding business day. The "Remittance Period"
                               for any Distribution Date is the period beginning after a
                               Determination Date in the immediately preceding month (or
                               the Cut-off Date, in the case of the first Remittance
                               Period) through the related Determination Date. See
                               "Description of the Certificates--Distributions--Interest
                               Distributions on the Certificates" herein.

Principal Distributions on
  the Certificates...........  Holders of a class of Certificates will be entitled to receive on each

                               Distribution Date in reduction of the related Class Balance in the order described herein until the related Class
                               Balance is reduced to zero, to the extent of the balance of the Adjusted Available Distribution Amount remaining after the payment of the Interest Distribution Amount for such
                               Distribution Date for the classes of Certificates with the highest priority of payment for interest payments (as
                               described under "Priority of Distributions" below),
                               distributions in respect of principal in an amount (the
                               "Principal Distribution Amount") equal to the aggregate of
                               (i) all scheduled payments of principal (other than Balloon
                               Payments) due on the Mortgage Loans on the Due Date
                               occurring in the Remittance Period immediately preceding
                               such Distribution Date whether or not received and all
                               scheduled Balloon Payments received, (ii) if the scheduled
                               Balloon Payment is not received, with respect to any Balloon
                               Loans on and after the Maturity Date thereof, the principal payment that would need to be received in the related month in order to fully amortize such Balloon Loan with level
                               monthly payments by the end of the term used to derive
                               scheduled payments of principal due prior to the related
                               Maturity Date, (iii) to the extent not previously advanced, any unscheduled principal recoveries received during the
                               related Remittance Period in respect of the Mortgage Loans, whether in the form of liquidation proceeds, insurance
                               proceeds, condemnation proceeds or amounts received as a
                               result of the purchase of any Mortgage Loan out of the Trust
                               Fund to the extent not required to be otherwise applied
                               pursuant to the terms of the related Mortgage Loan and (iv)
                               any other portion of the Adjusted Available Distribution
                               Amount remaining undistributed after payment of any interest payable on the Certificates. See "Description of the
                               Certificates-- Distributions--Principal Distributions on the
                               Offered Certificates" herein.

Priority of Distributions....  The Adjusted Available Distribution Amount for any
                               Distribution Date will be applied (a) first, to
                               distributions of interest on the classes of Certificates
                               outstanding with highest priority for interest payment (as described below), (b) second, to distributions of the
                               Principal Distribution Amount to the classes of Certificates then entitled to distributions of principal as described
                               below, and (c) third, to distributions of interest on each class of Certificates other than the classes described in
                               clause (a) above, in the order of priority described below;
                               provided that on any Distribution Date on which the Class
                               Balance of a class of Certificates is reduced to zero
                               pursuant to clause (b) above, interest distributions
                               pursuant to clause (a) above will be made to the class of
                               Certificates outstanding with the next highest priority for interest payments prior to making distributions of the
                               Principal Distribution Amount thereto pursuant to clause (b)
                               above. The priority for interest payments for purposes of
                               clauses (a) and (c), above, is: first to distributions of
                               interest on the Class A1, Class A2 and Class X Certificates, pro rata, based on their respective Interest Accrual
                               Amounts; second, to the Class B Certificates; third, to the
                               Class C Certificates; fourth, to the Class D Certificates, and then to the Class E, Class F, Class G, Class H and Class
                               NR Certificates. The Principal Distribution Amount for such
                               Distribution Date will be applied to the payment of
                               principal of the Class A1, Class A2, Class B, Class C and
                               Class D Certificates, in that order, and then to the
                               remaining classes of Certificates, until their respective
                               Class Balances have been reduced to

                               zero. Any Net Prepayment Premium for any Distribution Date will be available to make distributions solely on the Class
                               X Certificates. After reduction of the Class Balances of all the Certificates to zero, any remaining portion of the
                               Available Distribution Amount will be distributed to the
                               holders of the Class X Certificates up to an aggregate
                               amount equal to the sum of all prior Collateral Value
                               Adjustment Reduction Amounts (as defined herein) allocated thereto. See "Description of the Certificates--
                               Subordination" herein.

P&I Advances.................  The Master Servicer is required to make advances for delinquent Monthly Payments on the Mortgage Loans, including any Specially Serviced Mortgage Loans ("P&I Advances") and
                               for certain other expenses for the protection of the
                               Mortgaged Properties, subject to the limitations described herein. None of the Servicers will be required to advance
                               the full amount of any Balloon Payment not made by the
                               related Mortgagor. To the extent a Servicer is required to make a P&I Advance on and after the Due Date for a Balloon
                               Payment, such P&I Advance shall not exceed an amount equal to the monthly payment calculated by such Servicer, the
                               Trustee or the Fiscal Agent necessary to fully amortize the related Mortgage Loan over the period used for purposes of calculating the scheduled monthly payments thereon prior to the related Maturity Date. To the extent that a Servicer
                               fails to make any P&I Advance required of it, the Trustee
                               shall make such required P&I Advance and to the extent the
                               Trustee fails to make any P&I Advance required of it, the
                               Fiscal Agent shall make such required P&I Advance. As more fully described herein, if any Servicer, the Trustee or the
                               Fiscal Agent makes a P&I Advance (or any other advance) it will be entitled to reimbursement thereof and interest
                               thereon at the prime rate determined in accordance with the
                               Pooling and Servicing Agreement to the extent provided
                               therein. See "Description of the Certificates--Advances"
                               herein.

Other Certificates...........  The Class E, Class F, Class G, Class H, Class NR, Class R-I,
                               Class R-II and Class R-III Certificates are not offered
                               hereby (the "Other Certificates"). The Other Certificates
                               will be acquired initially by an affiliate of the Seller.

                               The Pass-Through Rates on the Class E, Class F, Class G,
                               Class H and Class NR Certificates for any Distribution Date
                               will equal 6.50%, 6.50%, 6.50%, 0.00% and 0.00%,
                               respectively, per annum. The aggregate Class Balance of the
                               Class E, Class F, Class G, Class H and Class NR Certificates
                               will equal $28,433,453.

                               The Class R-I, Class R-II and Class R-III Certificates will not have a Pass-Through Rate or a Class Balance.

Subordination................  Neither the Offered Certificates nor the Mortgage Loans are
                               insured or guaranteed against losses suffered on the
                               Mortgage Loans by any government agency or instrumentality or by the Depositor, the Seller, the Trustee, the Fiscal
                               Agent, the Underwriters, the Master Servicer, the Special
                               Servicer or any of their respective affiliates.

                               Realized Losses and Collateral Value Adjustments (as defined herein) on the Mortgage Loans will be allocated, first, to the Class NR, Class H, Class G, Class F and Class E
                               Certificates in that order, second, to the

                               Class D Certificates, third, to the Class C Certificates,
                               fourth, to the Class B and thereafter, to the Class A1 and
                               Class A2 Certificates, on a pro rata basis, based on Class
                               Balance, in each case until the related Class Balance is
                               reduced to zero. Any allocation of a Realized Loss or a
                               Collateral Value Adjustment to a class of Certificates will result in a reduction of the related Class Balance and the
                               Notional Amount of the Class X Certificates. Interest
                               accrued for any Distribution Date on any Collateral Value
                               Adjustment or Collateral Value Adjustment Capitalization
                               Amount allocated to the Class Balance (or to the Notional
                               Amount, with respect to the Class X Certificates) of any
                               class of Certificates will not be distributed to such class on such Distribution Date as interest and, except for
                               interest accrued thereon with respect to the Class X
                               Certificates, will be added to the Class Balance thereof.
                               Under certain circumstances, a Collateral Value Adjustment may be reversed. Such reversal will reduce the accrual of
                               the Collateral Value Adjustment Capitalization Amount and
                               therefore the amount otherwise available to make
                               distributions of principal on the more senior classes of
                               Certificates. In addition, the Adjusted Available
                               Distribution Amount will be applied in the order set forth under "Priority of Distributions" above.

                               In addition to Realized Losses and Collateral Value
                               Adjustments, shortfalls may also occur as a result of any
                               Servicer's, the Trustee's or the Fiscal Agent's right to
                               receive payments of interest with respect to unreimbursed
                               advances, the related Special Servicer's right to
                               compensation with respect to Mortgage Loans which are or
                               have been Specially Serviced Mortgage Loans and as a result of other Trust Fund expenses. Such shortfalls will be
                               allocated to the classes of Certificates with the lowest
                               payment priority for purposes of the application of the
                               Adjusted Available Distribution Amount in the order
                               described herein.

Optional Termination.........  At its option, any holder of a Class R-I Certificate, the holders of any aggregate Percentage Interest in excess of
                               50% of the Most Subordinate Class of Certificates (as
                               defined herein), the Master Servicer and (to the extent all of the remaining Mortgage Loans are being serviced by the
                               Special Servicer) the Special Servicer (in that order) may purchase all of the Mortgage Loans, at the price set forth under "Description of the Pooling and Servicing
                               Agreement--Termination," and thereby effect termination of the Trust Fund and early retirement of the then outstanding
                               Certificates, on any Distribution Date on which the
                               aggregate Stated Principal Balance (as defined herein) of
                               the Mortgage Loans remaining in the Trust Fund is less than
                               5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. See "Description of the Pooling and
                               Servicing Agreement--Termination" herein and "Description of the Certificates--Termination" in the Prospectus.

Special Principal Payment
  Considerations.............  The rate and timing of principal payments, if any, on the
                               Offered Certificates will depend, among other things, on the rate and timing of principal payments (including
                               prepayments, defaults, liquidations and purchases of
                               Mortgage Loans due to a breach of a representation and
                               warranty) on the Mortgage Loans. As described herein,
                               certain of the Mortgage Loans are in the related Prepayment
                               Premium Period and, if

                               certain voluntary prepayments are made, a Prepayment Premium will be required to be paid during such period. Any Net
                               Prepayment Premium will be available to make distributions solely on the Class X Certificates. See "The Mortgage Pool"
                               above and "Description of the Mortgage Pool" herein.

                               All classes of Offered Certificates entitled to payments of principal are subject to priorities for payment of principal as described herein. Distributions of principal on classes having an earlier priority of payment will be directly
                               affected by the rates of prepayments of the Mortgage Loans.
                               The timing of commencement of principal distributions and
                               the weighted average lives of classes of Certificates with a later priority of payment will be affected by the rates of prepayments experienced both before and after the
                               commencement of principal distributions on such classes.

                               In addition, a portion of collections on the Mortgage Loan in excess of scheduled and unscheduled principal
                               distributions, which generally will be limited to interest distributions not payable on a class of Certificates as a
                               result of a Collateral Value Adjustment, will be allocated to the classes of Certificates then entitled to
                               distributions of principal. Any such allocation may result in a faster amortization of such class of Certificates.

Special Yield
  Considerations.............  The yield to maturity on each class of the Offered
                               Certificates will depend on, among other things, the rate
                               and timing of principal payments (including prepayments,
                               defaults, liquidations and purchases of Mortgage Loans due to breaches of representations and warranties) on the
                               Mortgage Loans and the allocation thereof to reduce the
                               Class Balance. The yield to maturity on each class of the
                               Offered Certificates will also depend on the Pass-Through
                               Rate and the purchase price for such Certificates. The yield to investors on any class of Offered Certificates will be
                               adversely affected by any allocation thereto of Prepayment
                               Interest Shortfalls on the Mortgage Loans, which may result from the distribution of interest only to the date of a
                               prepayment occurring during any month following the related
                               Determination Date (rather than a full month's interest).
                               See "Description of the
                               Certificates--Distributions--Interest Distributions on the
                               Certificates" herein.

                               The Pass-Through Rates and the yields on the Offered
                               Certificates will depend on changes in LIBOR and the
                               Weighted Average Remittance Rate on the Mortgage Loans.
                               Except as described below, the Pass-Through Rate on the
                               Offered Certificates is based upon the value of an index
                               (LIBOR) which is different from the value of the indices
                               applicable to the Mortgage Loans, as described under
                               "Description of the Mortgage Pool" herein. Each Mortgage
                               Loan adjusts semi-annually based upon the related Index
                               whereas the Pass-Through Rates on the Offered Certificates adjust monthly based upon LIBOR. LIBOR and the indices
                               applicable to the Mortgage Loans may respond differently to economic and market factors, and there is not necessarily
                               any correlation between them. In addition, all of the
                               Mortgage Loans are subject to limitations on periodic
                               increases and/or decreases in the related Mortgage Interest
                               Rate (the "Periodic Rate Caps"), maximum Mortgage Interest
                               Rates (the "Maximum Mortgage Interest Rates") and minimum
                               Mortgage Interest Rates (the "Minimum

                               Mortgage Interest Rates"). Thus, it is possible, for
                               example, that LIBOR may rise during periods in which the
                               indices on the Mortgage Loans are stable or are falling or that, even if both LIBOR and such indices rise during the
                               same period, LIBOR may rise more rapidly than such indices and therefore the amount of interest collected on all
                               Mortgage Loans (adjusted to the Remittance Rate) may be
                               insufficient to pay interest on a class of Offered
                               Certificates at a rate equal to LIBOR plus the related Net
                               Margin. In such event, the Pass-Through Rate on such class will be equal to the Weighted Average Remittance Rate on the
                               Mortgage Loans.

                               In addition, a number of factors affect the performance of
                               LIBOR and may cause LIBOR to move in a manner different from other indices. To the extent that LIBOR may reflect changes in the general level of interest rates more or less quickly than other indices, in a period of rising interest rates,
                               increases in the yield to Holders of the Offered
                               Certificates due to such rising interest rates may occur
                               earlier or later than that which would be produced by other indices, and in a period of declining rates, LIBOR may drop lower or remain higher than other market interest rates.

                               In general, if a class of Offered Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the
                               investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of
                               Offered Certificates is purchased at a discount and
                               principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the
                               time of purchase.

                               The multiple class structure of the Offered Certificates
                               causes the yield of certain classes to be particularly
                               sensitive to changes in the rates of principal payments
                               (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of a representation and
                               warranty) of the Mortgage Loans and other factors.

                               The yield to investors on the Class X Certificates will be sensitive to the rate and timing of prepayments, defaults
                               and liquidations on the Mortgage Loans. The rate of such
                               prepayments, defaults and liquidations on the Mortgage Loans may fluctuate significantly over time. A significantly
                               faster than expected rate of such prepayments, defaults and liquidations on the Mortgage Pool will have a negative
                               effect on the yield to such investors and could result in
                               the failure of investors in the Class X Certificates to
                               recover their initial investments. The Pass-Through Rates on the Class X Components will be adversely affected by
                               increases in LIBOR or decreases in the Weighted Average
                               Remittance Rate which are disproportionate to decreases in the Weighted Average Remittance Rate or increases in LIBOR, respectively. In addition, because holders of the Class X
                               Certificates have rights to relatively larger portions of
                               interest payments on Mortgage Loans with higher Mortgage
                               Interest Rates than on Mortgage Loans with lower Mortgage
                               Interest Rates, and because Mortgage Loans with higher
                               Mortgage Interest Rates are generally likely to prepay at a faster rate than Mortgage Loans with lower Mortgage Interest
                               Rates, the yield on the Class X Certificates will be
                               materially and adversely affected to a greater extent than the yields on other Offered Certificates if the

                               Mortgage Loans with higher Mortgage Interest Rates prepay
                               faster than the Mortgage Loans with lower Mortgage Interest
                               Rates. See "Certain Yield, Prepayment and Maturity
                               Considerations," especially "-- Class X Certificate Yield
                               Considerations" herein.

                               The yield to investors on any of the Certificates will be
                               sensitive to losses due to defaults on the Mortgage Loans
                               (and the timing thereof), because the amount of such losses will be allocable to such class to the extent such losses
                               are not allocated to a subordinate class of Certificates, as described herein. Furthermore, as described herein, the
                               timing of receipt of principal and interest by any such
                               class of Certificates may be adversely affected by losses
                               even if such class does not ultimately bear such loss.

                               If any Servicer, the Trustee or the Fiscal Agent makes an
                               advance it will be entitled to interest thereon at the prime rate determined in accordance with the Pooling and Servicing
                               Agreement to the extent provided therein. Therefore losses may be allocated to a class of Offered Certificates with
                               respect to any delinquent Monthly Payment and certain other expenses advanced by a Servicer, the Trustee or the Fiscal
                               Agent.

                               The Special Servicer will be entitled to receive
                               compensation in the form of a percentage of the outstanding principal balance of any Mortgage Loan which is being
                               serviced by the Special Servicer (a "Specially Serviced
                               Mortgage Loan") prior to the right of Certificateholders to receive distributions on the Certificates. Such compensation will result in shortfalls which will be allocated to the
                               classes of Certificates with the lowest payment priority for purposes of application of the Adjusted Available
                               Distribution Amount in the order described herein. See
                               "Master Servicer and Special Servicer--Servicing and Other
                               Compensation and Payment of Expenses" herein.

                               See "Certain Prepayment, Maturity and Yield Considerations,"
                               especially "-- Class X Certificates Yield Considerations"
                               herein, and "Yield Considerations" in the Prospectus.

Certain Federal Income Tax
  Consequences...............  Three separate real estate mortgage investment conduit
                               ("REMIC") elections will be made with respect to the Trust
                               Fund for federal income tax purposes. Upon the issuance of the Offered Certificates, Brown & Wood LLP, counsel to the
                               Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes,
                               REMIC I, REMIC II and REMIC III (each as defined in the
                               Pooling and Servicing Agreement) will each qualify as a
                               REMIC under Sections 860A through 860G of the Internal
                               Revenue Code of 1986 (the "Code").

                               For federal income tax purposes, the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, the Class R-II Certificates will be the sole class of
                               "residual interests" in REMIC II, and the Class R-III
                               Certificates will be the sole class of "residual interests"
                               in REMIC III. The Offered Certificates (other than the Class
                               X Certificates), each component of the Class X Certificates and the Other Certificates will be

                               "regular interests" of REMIC III and will generally be
                               treated as debt instruments of REMIC III.

                               The Class X Certificates will, and the other Offered
                               Certificates may, be treated as having been issued with
                               original issue discount for federal income tax purposes.

                               For further information regarding the federal income tax
                               consequences of investing in the Offered Certificates, see
                               "Certain Federal Income Tax Consequences" herein and in the
                               Prospectus.

ERISA Considerations.........  A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income
                               Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should review carefully with its legal advisors whether the purchase or holding of any class of Offered
                               Certificates could give rise to a transaction that is
                               prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any
                               statutory or administrative exemption applicable to an
                               investment therein. The U.S. Department of Labor has issued individual exemption, Prohibited Transaction Exemption
                               90-23, to J.P. Morgan Securities Inc. that generally exempts from the application of certain of the prohibited
                               transaction provisions of Section 406 of ERISA, and the
                               excise taxes imposed on such prohibited transactions by
                               Section 4975(a) and (b) of the Code and Section 502(i) of
                               ERISA, transactions relating to the purchase, sale and
                               holding of pass-through certificates purchased and sold by
                               J.P. Morgan Securities Inc., (and if also purchased and sold by J.P. Morgan Securities Inc., such certificates purchased and sold by Morgan Stanley & Co. Incorporated and
                               Dabney/Resnick/Imperial) such as the Class A1, Class A2 and
                               Class X Certificates and the servicing and operation of
                               asset pools, provided that certain conditions are satisfied.
                               Purchasers using insurance company general account funds to effect such purchase should consider the availability of
                               Prohibited Transaction Class Exemption 95-60 (60 Fed. Reg.
                               35925, July 12, 1995) issued by the U.S. Department of
                               Labor. See "ERISA Considerations" herein and in the
                               Prospectus.

Rating.......................  It is a condition of the issuance of the Class A1, and Class
                               A2 Certificates that they be rated "AAA" by Duff and Phelps
                               Credit Rating Co. ("DCR"), Fitch Investors Service, L.P.
                               ("Fitch") and Standard & Poor's Ratings Services ("Standard
                               & Poor's"). It is a condition of the issuance of the Class X
                               Certificates that they be rated not lower than "AAA" by DCR and Fitch. It is a condition of the issuance of the Class B
                               Certificates that they be rated not lower than "AA" by DCR,
                               Fitch and Standard & Poor's. It is a condition of the
                               issuance of the Class C Certificates that they be rated not lower than "A+" by DCR and "A" by Fitch and Standard &
                               Poor's. It is a condition of the issuance of the Class D
                               Certificates that they be rated not lower than "BBB" by DCR, and Standard & Poor's and "BBB-" by Fitch. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A rating on mortgage pass-
                               through certificates addresses the likelihood of the receipt of all distributions to which Certificateholders are
                               entitled, including payment of all principal on the
                               Certificates by the Rated Final Distribution Date. The

                               ratings on the Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such
                               prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may
                               experience or the possibility that the holders of the Class
                               X Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans
                               (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not
                               prepayment risk. As described herein, the amounts payable
                               with respect to the Class X Certificates consist only of
                               interest. If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a
                               nearly complete loss of their investment, all amounts "due"
                               to such Holders will nevertheless have been paid, and such result is consistent with the "AAA" rating received on the
                               Class X Certificates. The Class X Certificate notional
                               amount upon which interest is calculated is reduced by the allocation of Realized Losses, Collateral Value Adjustments and prepayments, whether voluntary or involuntary. The
                               rating does not address the timing or magnitude of
                               reductions of such notional amount, but only the obligation to pay interest timely on the notional amount as so reduced from time to time. Accordingly, the rating of the Class X
                               Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the
                               assigning rating agency. See "Certain Prepayment, Maturity and Yield Considerations" herein, "Risk Factors," and
                               "Rating" herein and in the Prospectus and "Yield
                               Considerations" in the Prospectus.

Legal Investment.............  The Class A1, Class A2, Class X and Class B Certificates
                               will be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984
                               ("SMMEA") so long as they are rated in one of the two
                               highest rating categories by at least one nationally
                               recognized statistical rating organization. The Class C and
                               Class D Certificates will not be "mortgage related
                               securities" within the meaning of SMMEA. The appropriate
                               characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of
                               investors subject to these restrictions to purchase any
                               Class of Offered Certificates, may be subject to significant interpretative uncertainties.

                               In addition, institutions whose investment activities are
                               subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be
                               retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of
                               mortgage-backed securities. Furthermore, certain states have enacted legislation overriding the legal investment
                               provisions of SMMEA. Accordingly, investors should consult their own legal advisors to determine whether and to what
                               extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the
                               Prospectus.

                                  RISK FACTORS

Prospective purchasers of the Offered Certificates should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with an investment in the Offered Certificates.

LIMITED LIQUIDITY. There can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interest in single family mortgage loans. The market value of the Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto and to the reports to Certificateholders delivered pursuant to the Pooling and Servicing Agreement as described herein under the heading "Description of the Pooling and Servicing Agreement--Reports to Certificateholders" herein for information concerning the Certificates. Except to the extent described herein, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein. "Description of the Pooling and Servicing Agreement--Termination" herein.

LIMITED ASSETS. The Certificates will not represent an interest in or obligation of the Depositor, the Seller, any Servicer, or any of their respective affiliates. The only obligations of the Seller with respect to the Certificates or the Mortgage Loans will be the obligations (if any) of the Seller pursuant to certain limited representations and warranties made with respect to the Mortgage Loans. None of the Depositor, any Servicer or any of their respective affiliates thereof will have any obligation with respect to representations or warranties made by any other entity. Neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by the Federal Deposit Insurance Corporation, any other governmental agency or instrumentality, or by the Depositor, the Seller, the Underwriters, any Servicer, the Trustee, the Fiscal Agent or any of their respective affiliates. Proceeds of the assets included in the Trust Fund will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

If the Trust Fund is insufficient to make payments on the Certificate, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account, the Collection Account and the REO Account (each as defined herein), may be withdrawn under certain conditions, as described herein. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. In addition, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Loans have been incurred, the amount of such losses or shortfalls will be borne first by the certain classes of Certificates, in the priority and manner and subject to the limitations specified herein. As a result, the impact of significant losses and shortfalls may fall primarily on the classes of Certificates having a lower priority of payment.

SPECIAL PREPAYMENT CONSIDERATIONS. The rate and timing of principal payments on the Offered Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of representation and warranty) on the Mortgage Loans. The rate at which principal payments occur on the Mortgage Pool will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the related Index and Net Margin, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. The rate of principal payments on the Offered Certificates will correspond to the rate of principal payments on the Mortgage Loans and may be affected by the Prepayment Premium provisions applicable to the Mortgage Loans and by the extent to which a Servicer is able to enforce such provisions. Mortgage Loans with a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions. See "Description of the Mortgage Pool," "Description of the Certificates--Distributions--Priority" and "Certain Prepayment, Maturity and Yield Considerations" herein and "Yield Considerations" in the Prospectus.

SPECIAL YIELD CONSIDERATIONS. The yield to maturity on each class of the Offered Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of representation and warranty) on the Mortgage Pool and the allocation thereof to reduce the Class Balance of such class. Mortgage Loans with higher Mortgage Interest Rates will have higher Remittance Rates, and therefore, the yield on the Class X Certificates will, and the yield on the Class A, Class B, Class C and Class D Certificates could be adversely affected if Mortgage Loans with higher Mortgage Interest Rates pay faster than the Mortgage Loans with lower Mortgage Interest Rates. The yield to investors on the Offered Certificates will be adversely affected by any allocation thereto of interest shortfalls on the Mortgage Loans, such as Prepayment Interest Shortfalls. Neither the Certificates nor the Mortgage Loans are guaranteed by any governmental entity or instrumentality or any other entity.

Prospective investors in the Class X Certificates should consider, among other things, that the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, Realized Losses, defaults, and purchases of Mortgage Loans due to a breach of representation and warranty) on the Mortgage Pool and the allocation thereof to reduce Notional Amounts of the Class X Components. Prospective investors should consider the associated risk that they may not fully recover their initial investments. In addition to aggregate prepayments, investors should also consider the risk that prepayments could occur disproportionately on Mortgage Loans with higher Mortgage Interest Rates. Mortgage Loans with higher Mortgage Interest Rates will have higher Remittance Rates, and, therefore, the yield on the Class X Certificates could be adversely affected if Mortgage Loans with higher Mortgage Interest Rates pay faster than Mortgage Loans with lower Mortgage Interest Rates. Furthermore, the yield to investors on the Class X Certificates will be particularly adversely affected by any allocation thereto of interest shortfalls on the Mortgage Loans, such as Prepayment Interest Shortfalls.

In addition, the yield to maturity on Offered Certificates (other than the Class X Certificates) may be lower than the yield which would result if the related Pass-Through Rate were calculated based on LIBOR plus the related Net Margin without reference to the Weighted Average Remittance Rate on the Mortgage Loans. The Pass-Through Rate on such Offered Certificates is based upon the value of an index (LIBOR) which is different from the value of the indices applicable to the Mortgage Loans, as described under "Description of the Mortgage Pool" herein. Each Mortgage Loan adjusts semi-annually based upon the related Index whereas the Pass-Through Rates on the Offered Certificates adjust monthly based upon LIBOR (or LIBOR and the Remittance Rates, in the case of the Class X Certificates). LIBOR and the indices applicable to the Mortgage Loans may respond differently to economic and market factors, and there is not necessarily any correlation between them. In addition, all of the Mortgage Loans are subject to Periodic Rate Caps, Maximum Mortgage Interest Rates and Minimum Mortgage Interest Rates. Thus, it is possible, for example, that LIBOR may rise during periods in which the indices on the Mortgage Loans are stable or are falling or that, even if both LIBOR and such indices rise during the same period, LIBOR may rise more rapidly than such indices and therefore the amount of interest collected on all Mortgage Loans (adjusted to the Remittance Rate) may be insufficient to pay interest on a class of Offered Certificates (other than the Class X Certificates) at a rate equal to LIBOR plus the related Net Margin. In such event, the Pass-Through Rate on such class will be equal to the Weighted Average Remittance Rate on the Mortgage Loans.

In addition, a number of factors affect the performance of LIBOR and may cause LIBOR to move in a manner different from other indices. To the extent that LIBOR may reflect changes in the general level of interest rates more or less quickly than other indices, in a period of rising interest rates, increases in the yield to Holders of the Offered Certificates (other than the Class X Certificates) due to such rising interest rates may occur earlier or later than that which would be produced by other indices, and in a period of declining rates, LIBOR may drop lower or remain higher than other market interest rates.

Although the Mortgage Interest Rates on the Mortgage Loans will adjust semi-annually, such increases and decreases may be limited by the Periodic Rate Cap, the Maximum Mortgage Interest Rate and the Minimum Mortgage Interest Rate, if applicable, on each Mortgage Loan, and will be based on the applicable Index (which may be different from the prevailing margins on other mortgage loans). As a result, the Mortgage Interest Rates on the Mortgage Loans at any time may not equal the prevailing rates for other adjustable-rate loans and accordingly, the rate of prepayment may be lower or higher than would otherwise be anticipated. In addition, because all of the Mortgage Loans have Maximum Mortgage Interest Rates, if prevailing mortgage rates were to increase above the Maximum Mortgage Interest Rates, the rate of prepayment on the Mortgage Loans may be slower than would otherwise be the case. In general, if prevailing mortgage rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayments (including refinancings) will be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans will be expected to decrease.

In general, if a Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than assumed at the time of purchase. See "Certain Prepayment, Maturity and Yield Considerations" herein and "Yield Considerations" in the Prospectus.

RISKS ASSOCIATED WITH CERTAIN OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES. The Mortgage Loans are secured by a fee simple interest in multifamily, retail, office, industrial, mixed use and other commercial properties. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related property. If the cash flow from the property is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws in the case of multifamily mortgage loans, which impact the future cash flow of the property.

The successful operation of a real estate project is also dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing appropriate rental rates, and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There is no assurance regarding the performance of any operators and/or managers or persons who may become operators and/or managers upon the expiration or termination of leases or management agreements or following any default or foreclosure under a Mortgage Loan.

While most of the Mortgage Loans included in the Trust Fund provide for recourse against the Mortgagor, there can be no assurance that such recourse will be available or enforceable, or that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than liquidation value of the related Mortgaged Property. Certain of the Mortgage Loans may be nonrecourse loans. With respect to such Mortgage Loans, in the event of a Mortgagor default, recourse may be had only against the specific property and such limited other assets as have been pledged to secure such Mortgage Loan, and against not the Mortgagor's other assets.

Commercial and multifamily property values and net operating income are subject to volatility. The net operating income and value of the Mortgaged Properties may be adversely affected by a number of factors, including but not limited to the national, regional and local economic conditions (which may be adversely impacted by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail, industrial or office space); changes or continued weakness in specific industry segments; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). Historical operating results of the Mortgaged Properties may not be comparable to future operating results. In addition, other factors may adversely affect the Mortgaged Properties' value without affecting the current net operating income, including changes in governmental regulations, zoning or tax laws; potential environmental or other legal liabilities; the availability of refinancing; and changes in interest rate levels.

The Mortgage Loans secured by multifamily, retail, office, industrial, mixed use and other commercial properties represent approximately 70.47%, 11.00%, 5.77%, 2.08%, 3.71%, and 6.97%, of the Mortgage Pool, respectively, as of the Cut-off Date by aggregate principal balance.

ONE ACTION CONSIDERATIONS. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The Special Servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and when non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure" in the Prospectus.

RISKS OF DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION. If and as principal payments, property releases, or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool may be subject to more concentrated risk with respect to the diversity of properties, types of properties and property characteristics and with respect to the number of borrowers. See the table entitled "Year of Scheduled Maturity" under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" herein for a description of the respective maturity dates of the Mortgage Loans. Because principal on the Offered Certificates is payable in sequential order, and no class receives principal until the Class Balance of the preceding class or classes has been reduced to zero, classes that have a lower sequential priority are more likely to be exposed to the risk of concentration discussed under "--Concentration of Mortgage Loans and Borrowers" above than classes with a higher sequential priority.

GEOGRAPHIC CONCENTRATION. 531 of the Mortgaged Properties, representing approximately 49.95%, 14.35%, 12.42%, 9.77%, 8.34% and 2.81%, respectively, of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are located in California, Washington, Arizona, Colorado, Oregon and Texas, respectively. Except as indicated in the immediately preceding sentence, no more than 49.95% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date are secured by Mortgaged Properties in any one state. Repayments by borrowers and the market value of the Mortgaged Properties could be affected by economic conditions generally or in regions where the borrowers and the Mortgaged Properties are located, conditions in the real estate market where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature, including earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. Mortgage Loans, representing approximately 38.25% of the Mortgage Loans by aggregate principal balance as of the Cut-Off Date, are secured by Mortgage Properties located in Southern California primarily in Los Angeles, San Diego, Riverside and Orange counties. Improvements on Mortgaged Properties located in California may be more susceptible to certain types of special hazards not covered by insurance (such as earthquakes) than properties located in other parts of the country. In addition, the economy of California may be adversely affected to a greater degree than those of other areas of the country by certain developments affecting industries concentrated in such states. Moreover, in recent periods, several regions of the United States (including California) have experienced significant downturns in the market value of real estate.

ENVIRONMENTAL RISKS. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal and remediation of hazardous or toxic substances on, under, adjacent to or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor as to any property is generally not limited under such enactments and could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility. Certain laws impose liability for release of asbestos into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to asbestos.

Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), as well as certain state laws, a secured lender (such as the Trust Fund) may be liable as an "owner" or "operator", for the costs of responding to a release or threat of a release of hazardous substances on or from a borrower's property, if agents or employees of a lender are deemed to have participated in the management of the borrower's property, regardless of whether a previous owner caused the environmental damage. The Trust Fund's potential exposure to liability for cleanup costs pursuant to CERCLA may increase if the Trust Fund actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver.

A substantial number of the Mortgagors may not have made any representation with respect to whether any Mortgaged Property was in compliance with applicable environmental laws and regulations on the date of the origination of the related Mortgage Loan. Even where any such representation was made, the principal security for the obligations under each Mortgage Loan consists of the Mortgaged Property and, accordingly, if any such representations are breached, there can be no assurance that any other assets of the Mortgagor would be available in connection with any exercise of remedies in respect of such breach. Moreover, most Mortgagors are structured as single asset entities and therefore have no assets other than the related Mortgaged Property.

The Pooling and Servicing Agreement provides that the Special Servicer, acting on behalf of the Trust Fund, may not acquire, through foreclosure or deed in lieu thereof, title to a Mortgaged Property or take over its operation unless the Special Servicer has previously determined, based on a report prepared by a qualified person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws or that taking the actions necessary to comply with such laws is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances known to the Special Servicer relating to the use of hazardous substances or petroleum-based materials which require investigation or remediation, or that if such circumstances exist, taking such remedial actions is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

LITIGATION. There may be legal proceedings pending and, from time to time, threatened against the Mortgagors and the managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the Mortgagor, the managers and such affiliates. There can be no assurance that such litigation may not have a material adverse effect on distributions to Certificateholders.

OTHER FINANCINGS. Certain of the Mortgaged Properties may be encumbered by one or more junior liens. In cases where one or more junior liens are imposed on a Mortgaged Property or the Mortgagor incurs other indebtedness, the Trust Fund is subjected to additional risks, including, without limitation, the risks that the Mortgagor may have greater incentives to repay the junior or unsecured indebtedness first and that it may be more difficult for the Mortgagor to refinance the Mortgage Loan or to sell the Mortgaged Property for purposes of making the Balloon Payment upon the maturity of the Mortgage Loan.

EFFECT OF MORTGAGOR DELINQUENCIES AND DEFAULTS. The aggregate amount of distributions on the Offered Certificates, the yield to maturity of the Offered Certificates, the rate of principal payments on the Offered Certificates and the weighted average lives of the Offered Certificates will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. If a purchaser of a class of Offered Certificates calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses are allocable to such class of Certificates, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain extreme scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the class of Offered Certificates to which a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity.

As and to the extent described herein, each Servicer, the Trustee and the Fiscal Agent will be entitled to receive interest on unreimbursed P&I Advances and unreimbursed advances of servicing expenses until such advances (i) are recovered out of amounts received on the Mortgage Loan as to which such advances were made pursuant to the Pooling and Servicing Agreement, which amounts are in the form of late payments, liquidation proceeds, insurance proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan out of the Trust Fund or (ii) are otherwise recovered following a determination that such advance is a nonrecoverable advance. A Servicer's, the Trustee's and the Fiscal Agent's right to receive such payments of interest is prior to the rights of Certificateholders to receive distributions on the Certificates and, consequently, is likely to result in losses being allocated to the Offered Certificates that would not otherwise have resulted absent the accrual of such interest.

The Special Servicer will be entitled to receive, with respect to each Mortgage Loan which is or was at some time a Specially Serviced Mortgage Loan, compensation in the form of a percentage of the outstanding principal balance of any such Specially Serviced Mortgage Loan prior to the right of Certificateholders to receive distributions on the Certificates. See "Master Servicer and Special Servicer--Servicing and Other Compensation and Payment of Expenses" herein.

Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of a class of Offered Certificates, to the extent that P&I Advances or the subordination of another class of Certificates does not fully offset the effects of any such delinquency or default. The Special Servicer has the ability to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent, including the ability to extend the date on which a Balloon Payment is due, subject to certain conditions described in the Pooling and Servicing Agreement. A Servicer's, the Trustee's, and the Fiscal Agent's obligation to make P&I Advances in respect of a Mortgage Loan that is delinquent as to its Balloon Payment is limited, however, to the extent described under "Description of the Certificates--Advances." Until such time as any Mortgage Loan delinquent in respect of its Balloon Payment is liquidated, the entitlement of the holders of any class of Offered Certificates on each Distribution Date in respect of principal of such Mortgage Loan will be limited to any payment made by the related Mortgagor and any related P&I Advance made by a Servicer, the Trustee, and the Fiscal Agent. Consequently, any delay in the receipt of a Balloon Payment that is payable, in whole or in part, to holders of the Offered Certificates will extend the weighted average life of the Offered Certificates.

As described under "Description of the Certificates--Distributions" herein, if the portion of the Adjusted Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is not sufficient to distribute the Interest Distribution Amount then payable for such class, the shortfall will be distributable to holders of such class of Certificates on subsequent Distribution Dates, to the extent of available funds.

SPECIAL SERVICER ACTIONS. In connection with the servicing of Specially Serviced Mortgage Loans, the Special Servicer may take actions with respect to such Mortgage Loans that could adversely affect the holders of some or all of the classes of Offered Certificates. As described under "Master Servicer and Special Servicer--Responsibilities of Special Servicer" herein, the actions of the Special Servicer will be subject to review and may be rejected by a representative of the holders of the Monitoring Certificates (as defined herein), who may have interests in conflict with those of the holders of the other classes of Certificates. As a result, it is possible that such representative may cause the Special Servicer to take actions which conflict with the interests of certain classes of Certificates. The Seller will serve as the sub-servicer for the Master Servicer and the Special Servicer. The Pooling and Servicing Agreement provides that each Servicer shall administer the Mortgage Loans in accordance with the Servicing Standard set forth therein, without regard to ownership of any Certificate or interest in the performance therefor by such Servicer or any affiliate thereof.

BALLOON PAYMENTS. Nine Mortgage Loans, representing 3.08% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are Balloon Mortgage Loans. The Balloon Mortgage Loans do not fully amortize over their terms to maturity and, thus, require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain multifamily properties), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

OBLIGOR DEFAULT. In order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or the Special Servicer will be permitted (within prescribed parameters) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, the Special Servicer shall be entitled to receive a disposition fee based on receipts from or proceeds of such Mortgage Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a payment default is imminent.

MORTGAGOR TYPE. Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The Mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

ENFORCEABILITY. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the Mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the Mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Certain of the Mortgage Loans will be secured in part by an assignment of leases and rents pursuant to which the Mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the Mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the Mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans--Leases and Rents" herein and in the Prospectus.

ERISA CONSIDERATIONS. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates. See "ERISA Considerations" herein.

CONTROL. Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the Pooling and Servicing Agreement in certain circumstances. See "Description of the Pooling and Servicing Agreement--Events of Default," --"Rights Upon Event of Default" and "--Amendment" herein.

BOOK-ENTRY REGISTRATION. The Offered Certificates will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for DTC, and will not be registered in the names of the Beneficial Owners or their nominees. Because of this, unless and until Definitive Certificates are issued, Beneficial Owners will not be recognized by the Trustee as "Certificateholders." Therefore, until such time, Beneficial Owners will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration of the Certificates--Definitive Certificates" herein.

EARTHQUAKE INSURANCE. The Mortgaged Properties for 49.95% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date are located in California. None of the Mortgagors are required to maintain earthquake insurance. Standard hazard insurance policies specifically exclude damage caused by earthquakes from coverage thereunder.

INSOLVENCY CONSIDERATION. The Seller is a California licensed industrial loan company, the deposits of which are insured by the FDIC. The FDIC and the DOC jointly issued a Memorandum Of Understanding addressing issues identified by the FDIC and DOC during their 1996 annual examination, which was acknowledged by the Seller on September 29, 1996. See "Southern Pacific Thrift and Loan Association" herein. Under the Federal Deposit Insurance Act (the "FDIA"), the FDIC may be appointed as receiver or conservator of an insolvent FDIC-insured financial institution. Although the sale by the Seller of the Mortgage Loans to the Depositor is intended to be treated as a sale of the Mortgage Loans, if the Seller were to become insolvent and the FDIC were appointed receiver or conservator for the Seller, the FDIC could attempt to recharacterize the sale of the Mortgage Loans as a pledge to secure a borrowing by the Seller (a "Deemed Financing"). Any such attempt, even if unsuccessful, could result in delays in payments on the Offered Certificates.

If the sale of the Mortgage Loans were to be recharacterized as a Deemed Financing, the Depositor, and therefore the Trustee, would be deemed to have a security interest in the Mortgage Loans. Such security interest should not be subject to avoidance, and payments to the Trustee with respect to the Mortgage Loans should not be subject to recovery by the FDIC as conservator or receiver of the Seller, unless the security interest of the Trustee in the Mortgage Loans was not validly perfected before the Seller's insolvency.

Nonetheless, if the transfer of the Mortgage Loans were to be recharacterized as a Deemed Financing, the FDIC, as receiver or conservator for the Seller, could also seek to repudiate or disaffirm the Seller's obligation under a Deemed Financing so as to accelerate payment thereon. Upon such an acceleration, holders of Offered Certificates should be entitled to receive, either from the proceeds of the liquidation of the Mortgage Loans or upon redemption by the FDIC as receiver or conservator, the then outstanding principal balance thereof. Holders of Offered Certificates could thereby lose the right to future payments of interest, and could suffer reinvestment loss in an environment in which interest rates were lower than the applicable Pass-Through Rate.

The FDIC has not issued a policy statement regarding the payment of post-insolvency interest to holders of secured debt obligations issued by an insolvent FDIC-insured financial institution. Accordingly, there can be no assurance that the FDIC would not, as conservator or receiver for the Seller, claim that, as a matter of law, if there were a Deemed Financing, holders of Offered Certificates would be entitled only to the then outstanding principal balance thereof together with interest at the applicable Pass-Through Rate to the date of the appointment of the FDIC, as receiver or conservator. Any such claim, even if unsuccessful, could result in delays in payments on the Certificates. If such a claim were successful, holders of Offered Certificates would not be able to recover interest accruing thereon during the period from the date of the appointment of the FDIC as receiver or conservator to the date of final payment in respect of the accelerated Deemed Financing.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

The Trust Fund will consist primarily of a pool of adjustable rate Mortgage Loans with an aggregate principal balance as of the Cut-off Date, after deducting payments of principal due on such date, of approximately $203,075,453. Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a fee simple interest in a multifamily, retail, office, industrial, mixed use or other commercial property (a "Mortgaged Property"). Except as otherwise indicated all percentages of the Mortgage Loans described herein are approximate percentages by aggregate principal balance as of the Cut-off Date.

All of the Mortgage Loans to be included in the Trust Fund were originated by the Seller and sold to the Depositor. All the Mortgage Loans were underwritten under substantially similar guidelines. See "--Underwriting Guidelines" below. The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Agreement.

See Annex A and the diskette attached to the inside back cover of this Prospectus for additional information with respect to the Mortgage Loans.

REPRESENTATIONS AND WARRANTIES

Under the Pooling and Servicing Agreement, the Depositor will assign certain representations and warranties of the Seller to the Trustee. In the event of a breach of any such representation or warranty that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the Seller will be obligated to cure such breach or to repurchase any such Mortgage Loan from the Trustee within 90 days of receiving notice thereof. The sole remedy available to the Trustee or the Certificateholders is the obligation of the Seller to cure or repurchase any Mortgage Loan in connection with which there has been a breach of any such representation or warranty which materially and adversely affects the interest of the Certificateholders in such Mortgage Loan.

The Seller has generally represented and warranted as of the Delivery Date with respect to each Mortgage Loan, among other things, that: (i) such Mortgage Loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgage Property free and clear of any other liens, claims or encumbrances, subject only to certain permitted encumbrances; (ii) there is an assignment of leases and rents provision creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances; (iii) there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy; (iv) the related Mortgagor has good and indefeasible title to, and no person has any outstanding exercisable rights of record with respect to the purchase or sale of all or a portion of, the related Mortgaged Property; (v) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances; (vi) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the Mortgage Loan; (vii) at the time of the assignment of such Mortgage Loan to the Trustee, the Seller had good title to and was the sole owner of such Mortgage Loan free and clear of any pledge, lien or encumbrance and such assignment validly transfers ownership of such Mortgage Loan to the Trustee free and clear of any pledge, lien or encumbrance;
(viii) the related assignment of mortgage and related assignment of the assignment of rents and leases is legal, valid and binding and has been recorded or submitted for recording in the applicable jurisdiction; (ix) the Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of such Mortgage Note and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly convey all right, title and interest in such Mortgage Loan and related Mortgage Loan documents; (x) each Mortgage Loan document is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such Mortgage Loan documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render the Mortgage Loan documents invalid as a whole, and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby; (xi) such Mortgage Loan is not as of the Delivery Date, and has not been at any time during the twelve preceding months, more than 30 days delinquent in payments of principal or interest; (xii) the terms of such related Mortgage Loan and related Mortgage Loan documents have not been modified or waived in any material respect; (xiii) such Mortgage Loan has not been satisfied, canceled, subordinated, released or rescinded and the related Mortgagor has not been released from its obligations under any Mortgage Loan document; (xiv) none of the Mortgage Loan documents is subject to any right of rescission, set-off, valid counterclaim or defense; (xv) each Mortgage Loan document complied in all material respects with all material applicable state or federal laws including usury laws; (xvi) the related Mortgaged Property is, in all material aspects, in compliance with, and is used and occupied in accordance with applicable law; (xvii) the related Mortgaged Property is in good repair and no condemnation proceedings are pending; (xviii) all property taxes and premiums for all insurance policies required to be maintained pursuant to the related Mortgage with respect to the Mortgaged Property have been paid to the extent such amounts have become due; (xix) if so indicated in the mortgage loan purchase agreement between the Seller and the Depositor with respect to such Mortgage Loan, either an environmental site assessment was prepared in connection with the origination of such Mortgage Loan or the Seller reviewed a compilation of data bases made available by several regulatory agencies constructed by a private service with respect to an area within a certain radius surrounding the related Mortgaged Property, and no such assessment or review revealed any known circumstances or conditions, and the Seller has no knowledge of any circumstances or conditions with respect to such Mortgaged Property, that would constitute or result in a material violation of any environmental laws or require any expenditure material in relation to the principal balance of such Mortgage Loan to achieve or maintain compliance in all material respects with any environmental laws; (xx) the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage; (xxi) all amounts required to be deposited by the Mortgagor at origination have been deposited;
(xxii) to the Seller's best knowledge, all significant leases are in full force and effect, and there has been no material default by the related Mortgagor or lessee; and (xxiii) to the Seller's best knowledge there are no pending or threatened actions, suits or proceedings by or before any court or other governmental authority against or affecting the related Mortgagor under such Mortgage Loan or the Mortgaged Property which, if determined against such Mortgagor or Mortgaged Property would materially and adversely affect the value of such Mortgaged Property or ability of the Mortgagor to pay principal, interest and other amounts due under such Mortgage Loan.

In addition, Imperial Credit Industries, Inc., a California corporation and the Seller's parent ("ICII"), will represent as of the Delivery Date to the Trustee for the benefit of the Certificateholders that there are no circumstances or conditions with respect to any Mortgaged Property that would constitute or result in a material violation of any environmental laws or require any expenditure material in relation to the principal balance of the related Mortgage Loan to achieve or maintain compliance in all material respects with any environmental laws. ICII will agree to purchase from the Trustee (within 30 days of receiving notice thereof) any Mortgage Loan as to which there exists a breach of such representation that materially and adversely affects the interests of Certificateholders in such Mortgage Loan. There can be no assurance that ICII will be able to purchase any or all such Mortgage Loans following any such breach.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

The Due Dates for most of the Mortgage Loans occur on the first day of each month. All of the Mortgage Loans are secured by first liens on fee simple interests in the related Mortgaged Properties. Approximately 9.0% of the Mortgaged Properties are owner-occupied. As of the Cut-off Date, the Mortgage Loans had characteristics set forth below. The totals in the following tables may not add up to 100% due to rounding.

                          MORTGAGE INTEREST RATES (1)

                                                                  AGGREGATE
                                               PERCENT BY         PRINCIPAL       PERCENT BY AGGREGATE
       MORTGAGE              NUMBER OF          NUMBER OF       BALANCE AS OF     PRINCIPAL BALANCE AS
    INTEREST RATES        MORTGAGE LOANS     MORTGAGE LOANS    THE CUT-OFF DATE    OF THE CUT-OFF DATE
----------------------  -------------------  ---------------  ------------------  ---------------------
 7.0001%- 7.5000%                  134              24.81%     $     48,948,572             24.10%
 7.5001 - 8.0000                    94              17.41            32,266,453             15.89
 8.0001 - 8.5000                    28               5.19            16,293,895              8.02
 8.5001 - 9.0000                    63              11.67            26,530,741             13.06
 9.0001 - 9.5000                    76              14.07            33,490,158             16.49
 9.5001 -10.0000                    79              14.63            24,899,822             12.26
10.0001 -10.5000                    24               4.44             9,074,743              4.47
10.5001 -11.0000                    21               3.89             5,206,593              2.56
11.0001 -11.5000                     3               0.56               698,015              0.34
11.5001 -12.0000                    13               2.41             4,805,596              2.37
12.0001 -12.5000                     5               0.93               860,866              0.42
                                   ---             ------     ------------------           ------
Total:                             540             100.00%     $    203,075,453            100.00%
                                   ---             ------     ------------------           ------
                                   ---             ------     ------------------           ------

Weighted Average Mortgage Interest Rate:  8.7271%

(1) Each Mortgage Loan is an adjustable rate mortgage loan.

                               PRINCIPAL BALANCES

                                                                                  AGGREGATE
          PRINCIPAL BALANCE                                    PERCENT BY         PRINCIPAL       PERCENT BY AGGREGATE
              AS OF THE                      NUMBER OF          NUMBER OF     BALANCE AS OF THE   PRINCIPAL BALANCE AS
             CUT-OFF DATE                 MORTGAGE LOANS     MORTGAGE LOANS      CUT-OFF DATE      OF THE CUT-OFF DATE
--------------------------------------  -------------------  ---------------  ------------------  ---------------------
      $0.01-$ 100,000.00                            38               7.04%     $      3,207,812              1.58%
 100,000.01-  200,000.00                           181              33.52            27,427,689             13.51
 200,000.01-  300,000.00                           108              20.00            26,393,843             13.00
 300,000.01-  400,000.00                            61              11.30            21,041,128             10.36
 400,000.01-  500,000.00                            40               7.41            18,195,642              8.96
 500,000.01-  600,000.00                            19               3.52            10,528,698              5.18
 600,000.01-  700,000.00                            18               3.33            11,575,600              5.70
 700,000.01-  800,000.00                            14               2.59            10,745,099              5.29
 800,000.01-  900,000.00                            14               2.59            11,686,912              5.75
 900,000.01- 1,000,000.00                            9               1.67             8,555,922              4.21
1,000,000.01- 1,100,000.00                          10               1.85            10,516,985              5.18
1,100,000.01- 1,200,000.00                           5               0.93             5,818,353              2.87
1,200,000.01- 1,300,000.00                           4               0.74             4,988,573              2.46
1,300,000.01- 1,400,000.00                           5               0.93             6,734,406              3.32
1,400,000.01- 1,500,000.00                           3               0.56             4,359,868              2.15
1,500,000.01- 1,600,000.00                           2               0.37             3,141,564              1.55
1,600,000.01- 1,700,000.00                           2               0.37             3,339,038              1.64
1,700,000.01- 1,800,000.00                           1               0.19             1,791,407              0.88
1,800,000.01- 1,900,000.00                           1               0.19             1,863,857              0.92
1,900,000.01- 2,000,000.00                           2               0.37             3,985,343              1.96
2,000,000.01- 2,100,000.00                           2               0.37             4,099,154              2.02
3,000,000.01- 3,100,000.00                           1               0.19             3,078,561              1.52
                                                   ---             ------     ------------------           ------
Total:                                             540             100.00%     $    203,075,453            100.00%
                                                   ---             ------     ------------------           ------
                                                   ---             ------     ------------------           ------

Average Principal Balance:  $376,066

                                    INDICES

                                                                   AGGREGATE
                                                PERCENT BY         PRINCIPAL       PERCENT BY AGGREGATE
                              NUMBER OF          NUMBER OF       BALANCE AS OF     PRINCIPAL BALANCE AS
         INDEX             MORTGAGE LOANS     MORTGAGE LOANS    THE CUT-OFF DATE    OF THE CUT-OFF DATE
-----------------------  -------------------  ---------------  ------------------  ---------------------
One-Year U.S. Treasury               47               8.70%     $     24,949,643             12.29%
Six-Month LIBOR                     438              81.11           164,263,870             80.89
Prime                                55              10.19            13,861,940              6.83
                                    ---             ------     ------------------           ------
Total:                              540             100.00%     $    203,075,453            100.00%
                                    ---             ------     ------------------           ------
                                    ---             ------     ------------------           ------

                                  NOTE MARGINS
                             FOR ALL MORTGAGE LOANS

                                                                AGGREGATE           PERCENT BY
                                             PERCENT BY         PRINCIPAL       AGGREGATE PRINCIPAL
        NOTE               NUMBER OF          NUMBER OF       BALANCE AS OF        BALANCE AS OF
       MARGIN           MORTGAGE LOANS     MORTGAGE LOANS    THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------  -------------------  ---------------  ------------------  -------------------
2.5001%- 3.0000%                  26               4.81%     $     13,362,649             6.58%
3.0001 - 3.5000                   58              10.74            24,263,435            11.95
3.5001 - 4.0000                  277              51.30            96,472,719            47.51
4.0001 - 4.5000                  109              20.19            41,389,764            20.38
4.5001 - 5.0000                   55              10.19            20,336,941            10.01
5.0001 - 5.5000                   13               2.41             4,894,160             2.41
5.5001 - 6.0000                    2               0.37             2,355,785             1.16
                                 ---             ------     ------------------          ------
Total:                           540             100.00%     $    203,075,453           100.00%
                                 ---             ------     ------------------          ------
                                 ---             ------     ------------------          ------

Weighted Average Note Margin:  3.9869%

                                  NOTE MARGINS
                       FOR SIX-MONTH LIBOR MORTGAGE LOANS

                                             PERCENT BY                         PERCENT BY AGGREGATE
                           NUMBER OF          NUMBER OF         AGGGREGATE      PRINCIPAL BALANCE OF
                           SIX-MONTH          SIX-MONTH         PRINCIPAL          SIX-MONTH LIBOR
        NOTE                 LIBOR              LIBOR         BALANCE AS OF       MORTGAGE LOANS AS
       MARGIN           MORTGAGE LOANS     MORTGAGE LOANS    THE CUT-OFF DATE    OF THE CUT-OFF DATE
--------------------  -------------------  ---------------  ------------------  ---------------------
3.0001%- 3.5000%                  20               4.57%     $     10,089,055              6.14%
3.5001 - 4.0000                  240              54.79            85,297,782             51.93
4.0001 - 4.5000                  108              24.66            41,290,147             25.14
4.5001 - 5.0000                   55              12.56            20,336,941             12.38
5.0001 - 5.5000                   13               2.97             4,894,160              2.98
5.5001 - 6.0000                    2               0.46             2,355,785              1.43
                                 ---             ------     ------------------           ------
Total:                           438             100.00%     $    164,263,870            100.00%
                                 ---             ------     ------------------           ------
                                 ---             ------     ------------------           ------

Weighted Average Note Margin:  4.1470%

                                  NOTE MARGINS
                            FOR PRIME MORTGAGE LOANS

                                                                                PERCENT BY AGGREGATE
                                             PERCENT BY         AGGREGATE       PRINCIPAL BALANCE OF
                           NUMBER OF          NUMBER OF         PRINCIPAL          PRIME MORTGAGE
        NOTE                 PRIME              PRIME         BALANCE AS OF        LOANS AS OF THE
       MARGIN           MORTGAGE LOANS     MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
--------------------  -------------------  ---------------  ------------------  ---------------------
2.5001%- 3.0000%                   5               9.09%     $      1,152,908              8.32%
3.0001 - 3.5000                   16              29.09             3,519,160             25.39
3.5001 - 4.0000                   33              60.00             9,090,255             65.58
4.0001 - 4.5000                    1               1.82                99,617              0.72
                                  --
                                                 ------     ------------------           ------
Total:                            55             100.00%     $     13,861,940            100.00%
                                  --
                                  --
                                                 ------     ------------------           ------
                                                 ------     ------------------           ------

Weighted Average Note Margin:  3.5153%

                                  NOTE MARGINS
                           FOR ONE-YEAR U.S. TREASURY
                                 MORTGAGE LOANS

                                                                                PERCENT BY AGGREGATE
                                             PERCENT BY                         PRINCIPAL BALANCE OF
                           NUMBER OF          NUMBER OF         AGGREGATE           ONE-YEAR U.S.
                           ONE-YEAR           ONE-YEAR          PRINCIPAL         TREASURY MORTGAGE
        NOTE             U.S. TREASURY      U.S. TREASURY     BALANCE AS OF        LOANS AS OF THE
       MARGIN           MORTGAGE LOANS     MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
--------------------  -------------------  ---------------  ------------------  ---------------------
2.5001%- 3.0000%                  21              44.68%     $     12,209,741             48.94%
3.0001 - 3.5000                   22              46.81            10,655,220             42.71
3.5001 - 4.0000                    4               8.51             2,084,681              8.36
                                  --
                                                 ------     ------------------           ------
Total:                            47             100.00%     $     24,949,643            100.00%
                                  --
                                  --
                                                 ------     ------------------           ------
                                                 ------     ------------------           ------

Weighted Average Note Margin:  3.1953%

                           MINIMUM MORTGAGE INTEREST
                          RATES FOR ALL MORTGAGE LOANS

                                                                AGGREGATE
      MINIMUM                                PERCENT BY         PRINCIPAL       PERCENT BY AGGREGATE
      MORTGAGE             NUMBER OF          NUMBER OF       BALANCE AS OF     PRINCIPAL BALANCE AS
   INTEREST RATE        MORTGAGE LOANS     MORTGAGE LOANS    THE CUT-OFF DATE    OF THE CUT-OFF DATE
--------------------  -------------------  ---------------  ------------------  ---------------------
 6.5001%- 7.0000%                  3               0.56%     $      2,631,409              1.30%
 7.0001 - 7.5000                 238              44.07            97,021,083             47.78
 7.5001 - 8.0000                 201              37.22            67,727,440             33.35
 8.0001 - 8.5000                  39               7.22            16,424,505              8.09
 8.5001 - 9.0000                  45               8.33            14,637,452              7.21
 9.0001 - 9.5000                   9               1.67             3,111,033              1.53
 9.5001 -10.0000                   3               0.56               824,356              0.41
10.0001 -10.5000                   1               0.19                99,617              0.05
10.5001 -11.0000                   1               0.19               598,557              0.29
                                 ---             ------     ------------------           ------
Total:                           540             100.00%     $    203,075,453            100.00%
                                 ---             ------     ------------------           ------
                                 ---             ------     ------------------           ------

Weighted Average Minimum Mortgage Interest Rate:  7.7796%

                        MINIMUM MORTGAGE INTEREST RATES
                       FOR SIX-MONTH LIBOR MORTGAGE LOANS

                                                                                      PERCENT BY AGGREGATE
                                                  PERCENT BY          AGGREGATE       PRINCIPAL BALANCE OF
       MINIMUM                NUMBER OF            NUMBER OF          PRINCIPAL          SIX-MONTH LIBOR
       MORTGAGE            SIX-MONTH LIBOR      SIX-MONTH LIBOR     BALANCE AS OF       MORTGAGE LOANS AS
    INTEREST RATE          MORTGAGE LOANS       MORTGAGE LOANS     THE CUT-OFF DATE    OF THE CUT-OFF DATE
----------------------  ---------------------  -----------------  ------------------  ---------------------
 6.5001%- 7.0000%                     2                 0.46%      $      1,514,329              0.92%
 7.0001 - 7.5000                    193                44.06             73,348,945             44.65
 7.5001 - 8.0000                    196                44.75             65,828,847             40.08
 8.0001 - 8.5000                     27                 6.16             13,154,806              8.01
 8.5001 - 9.0000                     12                 2.74              6,780,688              4.13
 9.0001 - 9.5000                      4                 0.91              2,213,342              1.35
 9.5001 -10.0000                      3                 0.68                824,356              0.50
10.5001 -11.0000                      1                 0.23                598,557              0.36
                                    ---               ------      ------------------           ------
Total:                              438               100.00%      $    164,263,870            100.00%
                                    ---               ------      ------------------           ------
                                    ---               ------      ------------------           ------

Weighted Average Minimum Mortgage Interest Rate:  7.7725%

                        MINIMUM MORTGAGE INTEREST RATES
                            FOR PRIME MORTGAGE LOANS

                                                                                  PERCENT BY AGGREGATE
                                               PERCENT BY         AGGREGATE       PRINCIPAL BALANCE OF
       MINIMUM               NUMBER OF          NUMBER OF         PRINCIPAL          PRIME MORTGAGE
       MORTGAGE                PRIME              PRIME         BALANCE AS OF          LOANS AS OF
    INTEREST RATE         MORTGAGE LOANS     MORTGAGE LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
----------------------  -------------------  ---------------  ------------------  ---------------------
 7.5001%- 8.0000%                    4               7.27%     $      1,738,169             12.54%
 8.0001 - 8.5000                    12              21.82             3,269,699             23.59
 8.5001 - 9.0000                    33              60.00             7,856,764             56.68
 9.0001 - 9.5000                     5               9.09               897,691              6.48
10.0001 -10.5000                     1               1.82                99,617              0.72
                                    --
                                                   ------     ------------------           ------
Total:                              55             100.00%     $     13,861,940            100.00%
                                    --
                                    --
                                                   ------     ------------------           ------
                                                   ------     ------------------           ------

Weighted Average Minimum Mortgage Interest Rate:  8.6925%

                        MINIMUM MORTGAGE INTEREST RATES
                   FOR ONE-YEAR U.S. TREASURY MORTGAGE LOANS

                                                                                              PERCENT BY AGGREGATE
                                                     PERCENT BY           AGGREGATE       PRINCIPAL BALANCE OF ONE-YEAR
       MINIMUM            NUMBER OF ONE-YEAR     NUMBER OF ONE-YEAR       PRINCIPAL               U.S. TREASURY
       MORTGAGE              U.S. TREASURY          U.S. TREASURY       BALANCE AS OF           MORTGAGE LOANS AS
    INTEREST RATE           MORTGAGE LOANS         MORTGAGE LOANS      THE CUT-OFF DATE        OF THE CUT-OFF DATE
----------------------  -----------------------  -------------------  ------------------  -----------------------------
 6.5001%- 7.0000%                      1                   2.13%       $      1,117,081                  4.48%
 7.0001 - 7.5000                      45                  95.74              23,672,138                 94.88
 7.5001 - 8.0000                       1                   2.13                 160,424                  0.64
                                      --
                                                         ------       ------------------               ------
Total:                                47                 100.00%       $     24,949,643                100.00%
                                      --
                                      --
                                                         ------       ------------------               ------
                                                         ------       ------------------               ------

Weighted Average Minimum Mortgage Interest Rate:  7.3193%

                        MAXIMUM MORTGAGE INTEREST RATES
                             FOR ALL MORTGAGE LOANS

                                                                  AGGREGATE
       MAXIMUM                                 PERCENT BY         PRINCIPAL       PERCENT BY AGGREGATE
       MORTGAGE              NUMBER OF          NUMBER OF       BALANCE AS OF     PRINCIPAL BALANCE AS
    INTEREST RATE         MORTGAGE LOANS     MORTGAGE LOANS    THE CUT-OFF DATE    OF THE CUT-OFF DATE
----------------------  -------------------  ---------------  ------------------  ---------------------
12.9500%-13.0000%                    3               0.56%     $      2,631,409              1.30%
13.0001 -14.0000                   423              78.33           162,878,574             80.21
14.0001 -15.0000                    99              18.33            33,746,634             16.62
15.0001 -16.0000                    12               2.22             3,345,619              1.65
16.0001 -17.0000                     2               0.37               373,598              0.18
17.0001 -18.0000                     1               0.19                99,617              0.05
                                   ---             ------     ------------------           ------
Total:                             540             100.00%     $    203,075,453            100.00%
                                   ---             ------     ------------------           ------
                                   ---             ------     ------------------           ------

Weighted Average Maximum Mortgage Interest Rate:  13.7990%

                        MAXIMUM MORTGAGE INTEREST RATES
                       FOR SIX-MONTH LIBOR MORTGAGE LOANS

                                                                                       PERCENT BY AGGREGATE
                                                  PERCENT BY          AGGREGATE        PRINCIPAL BALANCE OF
       MAXIMUM                NUMBER OF            NUMBER OF          PRINCIPAL              SIX-MONTH
       MORTGAGE            SIX-MONTH LIBOR      SIX-MONTH LIBOR     BALANCE AS OF      LIBOR MORTGAGE LOANS
    INTEREST RATE          MORTGAGE LOANS       MORTGAGE LOANS     THE CUT-OFF DATE   AS OF THE CUT-OFF DATE
----------------------  ---------------------  -----------------  ------------------  -----------------------
12.9500%-13.0000%                     2                 0.46%      $      1,514,329               0.92%
13.0001 -14.0000                    372                84.93            137,151,183              83.49
14.0001 -15.0000                     61                13.93             25,127,090              15.30
15.0001 -16.0000                      3                 0.68                471,268               0.29
                                    ---               ------      ------------------            ------
Total:                              438               100.00%      $    164,263,870             100.00%
                                    ---               ------      ------------------            ------
                                    ---               ------      ------------------            ------

Weighted Average Maximum Mortgage Interest Rate:  13.7773%

                        MAXIMUM MORTGAGE INTEREST RATES
                            FOR PRIME MORTGAGE LOANS

                                                                                    PERCENT BY AGGREGATE
                                                                    AGGREGATE         PRINCIPAL BALANCE
       MAXIMUM                                  PERCENT BY          PRINCIPAL         OF PRIME MORTGAGE
       MORTGAGE           NUMBER OF PRIME     NUMBER OF PRIME     BALANCE AS OF          LOANS AS OF
    INTEREST RATE         MORTGAGE LOANS      MORTGAGE LOANS     THE CUT-OFF DATE     THE CUT-OFF DATE
----------------------  -------------------  -----------------  ------------------  ---------------------
13.0001%-14.0000%                    5                9.09%      $      1,894,829             13.67%
14.0001 -15.0000                    38               69.09              8,619,545             62.18
15.0001 -16.0000                     9               16.36              2,874,351             20.74
16.0001 -17.0000                     2                3.64                373,598              2.70
17.0001 -18.0000                     1                1.82                 99,617              0.72
                                   ---              ------      ------------------           ------
Total:                              55              100.00%      $     13,861,940            100.00%
                                   ---              ------      ------------------           ------
                                   ---              ------      ------------------           ------

Weighted Average Maximum Mortgage Interest Rate:  14.9352%

                        MAXIMUM MORTGAGE INTEREST RATES
                   FOR ONE-YEAR U.S. TREASURY MORTGAGE LOANS

                                                                                  PERCENT BY AGGREGATE
                                                                                    PRINCIPAL BALANCE
                                               PERCENT BY                              OF ONE-YEAR
                             NUMBER OF          NUMBER OF         AGGREGATE           U.S. TREASURY
       MAXIMUM               ONE-YEAR           ONE-YEAR          PRINCIPAL          MORTGAGE LOANS
       MORTGAGE            U.S. TREASURY      U.S. TREASURY     BALANCE AS OF             AS OF
    INTEREST RATE         MORTGAGE LOANS     MORTGAGE LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
----------------------  -------------------  ---------------  ------------------  ---------------------
12.9500%-13.0000%                    1               2.13%     $      1,117,081              4.48%
13.0001 -14.0000                    46              97.87            23,832,562             95.52
                                   ---             ------     ------------------           ------
Total:                              47             100.00%     $     24,949,643            100.00%
                                   ---             ------     ------------------           ------
                                   ---             ------     ------------------           ------

Weighted Average Maximum Mortgage Interest Rate:  13.3111%

                                PERIODIC CAP FOR
                               ALL MORTGAGE LOANS

                                                                               PERCENT BY AGGREGATE
                                                               AGGREGATE         PRINCIPAL BALANCE
                                            PERCENT BY         PRINCIPAL            OF MORTGAGE
     PERIODIC             NUMBER OF          NUMBER OF       BALANCE AS OF          LOANS AS OF
        CAP            MORTGAGE LOANS     MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------  -------------------  ---------------  ------------------  ---------------------
0.5001%-1.0000%                   1               0.19%     $        472,316              0.23%
1.0001 -1.5000                  291              53.89           110,226,072             54.28
1.5001 -2.0000                  248              45.93            92,377,066             45.49
                                ---             ------     ------------------           ------
Total:                          540             100.00%     $    203,075,453            100.00%
                                ---             ------     ------------------           ------
                                ---             ------     ------------------           ------

Weighted Average Periodic Cap:  1.7263%

                                PERIODIC CAP FOR
                         SIX-MONTH LIBOR MORTGAGE LOANS

                                            PERCENT BY                         PERCENT BY AGGREGATE
                          NUMBER OF          NUMBER OF         AGGREGATE       PRINCIPAL BALANCE OF
                          SIX-MONTH          SIX-MONTH         PRINCIPAL          SIX-MONTH LIBOR
     PERIODIC               LIBOR              LIBOR         BALANCE AS OF       MORTGAGE LOANS AS
        CAP            MORTGAGE LOANS     MORTGAGE LOANS    THE CUT-OFF DATE    OF THE CUT-OFF DATE
-------------------  -------------------  ---------------  ------------------  ---------------------
0.5001%-1.0000%                   1               0.23%     $        472,316              0.29%
1.0001 -1.5000                  244              55.71            85,276,429             51.91
1.5001 -2.0000                  193              44.06            78,515,125             47.80
                                ---             ------     ------------------           ------
Total:                          438             100.00%     $    164,263,870            100.00%
                                ---             ------     ------------------           ------
                                ---             ------     ------------------           ------

Weighted Average Periodic Cap:  1.7376%

                     PERIODIC CAP FOR PRIME MORTGAGE LOANS

                                                                               PERCENT BY AGGREGATE
                                            PERCENT BY         AGGREGATE       PRINCIPAL BALANCE OF
                          NUMBER OF          NUMBER OF         PRINCIPAL          PRIME MORTGAGE
     PERIODIC               PRIME              PRIME         BALANCE AS OF        LOANS AS OF THE
        CAP            MORTGAGE LOANS     MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------  -------------------  ---------------  ------------------  ---------------------
1.5001%-2.0000%                  55             100.00%     $     13,861,940            100.00%
                                ---             ------     ------------------           ------
Total:                           55             100.00%     $     13,861,940            100.00%
                                ---             ------     ------------------           ------
                                ---             ------     ------------------           ------

Weighted Average Periodic Cap:  2.0000%

                    PERIODIC CAP FOR ONE-YEAR U.S. TREASURY
                                 MORTGAGE LOANS

                                                                     PERCENT BY AGGREGATE
                                  PERCENT BY                         PRINCIPAL BALANCE OF
                NUMBER OF          NUMBER OF         AGGREGATE           ONE-YEAR U.S.
                ONE-YEAR           ONE-YEAR          PRINCIPAL         TREASURY MORTGAGE
PERIODIC      U.S. TREASURY      U.S. TREASURY     BALANCE AS OF        LOANS AS OF THE
   CAP       MORTGAGE LOANS     MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
---------  -------------------  ---------------  ------------------  ---------------------
1.5000%                47             100.00%     $     24,949,643            100.00%
                      ---             ------     ------------------           ------
Total:                 47             100.00%     $     24,949,643            100.00%
                      ---             ------     ------------------           ------
                      ---             ------     ------------------           ------

Weighted Average Periodic Cap:  1.5000%

                           NEXT RATE ADJUSTMENT DATE
                             FOR ALL MORTGAGE LOANS

                                                                                 PERCENTAGE BY
                                                                 AGGREGATE         AGGREGATE
                                                                 PRINCIPAL         PRINCIPAL
                                              PERCENT OF       BALANCE AS OF     BALANCE AS OF
      NEXT RATE             NUMBER OF          NUMBER OF        THE CUT-OFF       THE CUT-OFF
   ADJUSTMENT DATE       MORTGAGE LOANS     MORTGAGE LOANS          DATE             DATE
---------------------  -------------------  ---------------  ------------------  -------------
July 1, 1997                       77              14.26%     $     25,881,778         12.74%
August 1, 1997                    142              26.30            56,512,172         27.83
September 1, 1997                 111              20.56            41,464,108         20.42
October 1, 1997                    63              11.67            29,942,514         14.74
November 1, 1997                   59              10.93            20,283,626          9.99
December 1, 1997                   76              14.07            25,412,272         12.51
January 1, 1998                     8               1.48             1,888,250          0.93
January 1, 2000                     1               0.19               991,643          0.49
February 1, 2000                    1               0.19               349,069          0.17
March 1, 2000                       1               0.19               164,632          0.08
April 1, 2000                       1               0.19               185,390          0.09
                                  ---             ------     ------------------       ------
Total:                            540             100.00%     $    203,075,453        100.00%
                                  ---             ------     ------------------       ------
                                  ---             ------     ------------------       ------

                         NEXT RATE ADJUSTMENT DATE FOR
                         SIX-MONTH LIBOR MORTGAGE LOANS

                                                                                 PERCENT BY AGGREGATE
                                              PERCENT BY         AGGREGATE       PRINCIPAL BALANCE OF
                         NUMBER OF SIX-     NUMBER OF SIX-       PRINCIPAL          SIX-MONTH LIBOR
      NEXT RATE            MONTH LIBOR        MONTH LIBOR      BALANCE AS OF       MORTGAGE LOANS AS
   ADJUSTMENT DATE       MORTGAGE LOANS     MORTGAGE LOANS    THE CUT-OFF DATE    OF THE CUT-OFF DATE
---------------------  -------------------  ---------------  ------------------  ---------------------
July 1, 1997                       60              13.70%     $     18,876,671             11.49%
August 1, 1997                    117              26.71            44,922,251             27.35
September 1, 1997                  87              19.86            32,753,291             19.94
October 1, 1997                    55              12.56            25,780,140             15.69
November 1, 1997                   43               9.82            16,316,929              9.93
December 1, 1997                   64              14.61            22,035,605             13.41
January 1, 1998                     8               1.83             1,888,250              1.15
January 1, 2000                     1               0.23               991,643              0.60
February 1, 2000                    1               0.23               349,069              0.21
March 1, 2000                       1               0.23               164,632              0.10
April 1, 2000                       1               0.23               185,390              0.11
                                  ---             ------     ------------------           ------
Total:                            438             100.00%     $    164,263,870            100.00%
                                  ---             ------     ------------------           ------
                                  ---             ------     ------------------           ------

                         NEXT RATE ADJUSTMENT DATE FOR
                              PRIME MORTGAGE LOANS

                                                                                 PERCENT BY AGGREGATE
                                              PERCENT BY         AGGREGATE       PRINCIPAL BALANCE OF
                            NUMBER OF          NUMBER OF         PRINCIPAL          PRIME MORTGAGE
      NEXT RATE               PRIME              PRIME         BALANCE AS OF        LOANS AS OF THE
   ADJUSTMENT DATE       MORTGAGE LOANS     MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
---------------------  -------------------  ---------------  ------------------  ---------------------
July 1, 1997                       11              20.00%     $      3,441,888             24.83%
August 1, 1997                      8              14.55             2,122,481             15.31
September 1, 1997                  10              18.18             2,217,501             16.00
October 1, 1997                     3               5.45               886,083              6.39
November 1, 1997                   14              25.45             3,472,166             25.05
December 1, 1997                    9              16.36             1,721,822             12.42
                                  ---             ------     ------------------           ------
Total:                             55             100.00%     $     13,861,940            100.00%
                                  ---             ------     ------------------           ------
                                  ---             ------     ------------------           ------

                         NEXT RATE ADJUSTMENT DATE FOR
                             ONE-YEAR U.S. TREASURY
                                 MORTGAGE LOANS

                                                                                 PERCENT BY AGGREGATE
                                              PERCENT BY                         PRINCIPAL BALANCE OF
                            NUMBER OF          NUMBER OF         AGGREGATE           ONE-YEAR U.S.
                            ONE-YEAR           ONE-YEAR          PRINCIPAL         TREASURY MORTGAGE
      NEXT RATE           U.S. TREASURY      U.S. TREASURY     BALANCE AS OF        LOANS AS OF THE
   ADJUSTMENT DATE       MORTGAGE LOANS     MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
---------------------  -------------------  ---------------  ------------------  ---------------------
July 1, 1997                        6              12.77%     $      3,563,219             14.28%
August 1, 1997                     17              36.17             9,467,440             37.95
September 1, 1997                  14              29.79             6,493,316             26.03
October 1, 1997                     5              10.64             3,276,291             13.13
November 1, 1997                    2               4.26               494,531              1.98
December 1, 1997                    3               6.38             1,654,845              6.63
                                  ---             ------     ------------------           ------
Total:                             47             100.00%     $     24,949,643            100.00%
                                  ---             ------     ------------------           ------
                                  ---             ------     ------------------           ------

                      ORIGINAL TERM TO MATURITY IN MONTHS

                                                               PERCENT BY
                                               AGGREGATE        AGGREGATE
                               PERCENT BY      PRINCIPAL        PRINCIPAL
   ORIGINAL       NUMBER OF     NUMBER OF    BALANCE AS OF    BALANCE AS OF
   TERM IN        MORTGAGE      MORTGAGE      THE CUT-OFF      THE CUT-OFF
    MONTHS          LOANS         LOANS          DATE             DATE
--------------  -------------  -----------  ---------------  ---------------

      84                  2          0.37%   $     969,567           0.48%
      96                  1          0.19          752,665           0.37
     120                  4          0.74        3,051,808           1.50
     180                  6          1.11        3,684,751           1.81
     240                  7          1.30        2,198,357           1.08
     300                  4          0.74        1,868,486           0.92
     360                516         95.56      190,549,818          93.83
                        ---    -----------  ---------------        ------
    Total:              540        100.00%   $ 203,075,453         100.00%
                        ---    -----------  ---------------        ------
                        ---    -----------  ---------------        ------

Weighted Average Original Term to Maturity in Months:  349

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                         PERCENT BY
                                                         AGGREGATE        AGGREGATE
                                         PERCENT BY      PRINCIPAL        PRINCIPAL
       REMAINING            NUMBER OF     NUMBER OF    BALANCE AS OF    BALANCE AS OF
        TERM IN             MORTGAGE      MORTGAGE      THE CUT-OFF      THE CUT-OFF
         MONTHS               LOANS         LOANS          DATE             DATE
------------------------  -------------  -----------  ---------------  ---------------

 60.001 - 72.000                    1          0.19%   $     752,665           0.37%
 72.001 - 84.000                    2          0.37          969,567           0.48
108.001 -120.000                    4          0.74        3,051,808           1.50
168.001 -180.000                    6          1.11        3,684,751           1.81
228.001 -240.000                    8          1.48        2,373,361           1.17
288.001 -300.000                    4          0.74        1,868,486           0.92
324.001 -336.000                   14          2.59        6,298,020           3.10
336.001 -348.000                   31          5.74        8,705,251           4.29
348.001 -360.000                  470         87.04      175,371,544          86.36
                                  ---    -----------  ---------------        ------
Total:                            540        100.00%   $ 203,075,453         100.00%
                                  ---    -----------  ---------------        ------
                                  ---    -----------  ---------------        ------

Weighted Average Remaining Term to Maturity in Months:  340.8

                             YEAR OF FIRST DUE DATE

                                                               PERCENT BY
                                               AGGREGATE        AGGREGATE
                               PERCENT BY      PRINCIPAL        PRINCIPAL
                  NUMBER OF     NUMBER OF    BALANCE AS OF    BALANCE AS OF
                  MORTGAGE      MORTGAGE      THE CUT-OFF      THE CUT-OFF
     YEAR           LOANS         LOANS          DATE             DATE
--------------  -------------  -----------  ---------------  ---------------
     1994                 5          0.93%   $   1,764,545           0.87%
     1995                17          3.15        7,372,745           3.63
     1996               271         50.19      103,907,298          51.17
     1997               247         45.74       90,030,865          44.33
                        ---    -----------  ---------------        ------
    Total:              540        100.00%   $ 203,075,453         100.00%
                        ---    -----------  ---------------        ------
                        ---    -----------  ---------------        ------

                           YEAR OF SCHEDULED MATURITY

                                                               PERCENT BY
                                               AGGREGATE        AGGREGATE
                               PERCENT BY      PRINCIPAL        PRINCIPAL
                  NUMBER OF     NUMBER OF    BALANCE AS OF    BALANCE AS OF
                  MORTGAGE      MORTGAGE      THE CUT-OFF      THE CUT-OFF
     YEAR           LOANS         LOANS          DATE             DATE
--------------  -------------  -----------  ---------------  ---------------
     2003                 2          0.37%   $   1,572,768           0.77%
     2004                 1          0.19          149,464           0.07
     2006                 4          0.74        3,051,808           1.50
     2011                 4          0.74        3,045,959           1.50
     2012                 2          0.37          638,792           0.31
     2016                 6          1.11        1,885,531           0.93
     2017                 2          0.37          487,829           0.24
     2021                 2          0.37        1,108,277           0.55
     2022                 2          0.37          760,209           0.37
     2024                 6          1.11        3,138,013           1.55
     2025                21          3.89        8,448,106           4.16
     2026               308         57.04      111,419,985          54.87
     2027               180         33.33       67,368,711          33.17
                        ---    -----------  ---------------        ------
    Total:              540        100.00%   $ 203,075,453         100.00%
                        ---    -----------  ---------------        ------
                        ---    -----------  ---------------        ------

Nine of the Mortgage Loans, representing 3.08% of the Mortgage Loans are Balloon Mortgage Loans.

                             BALLOON MORTGAGE LOANS
                      ORIGINAL TERM TO MATURITY IN MONTHS

                                                                          PERCENT BY
                                                       AGGREGATE           AGGREGATE
                  NUMBER OF        PERCENT BY          PRINCIPAL           PRINCIPAL
                   BALLOON      NUMBER OF BALLOON    BALANCE AS OF    BALANCE OF BALLOON
ORIGINAL TERM     MORTGAGE          MORTGAGE          THE CUT-OFF    MORTGAGE LOANS AS OF
  IN MONTHS         LOANS             LOANS              DATE          THE CUT-OFF DATE
--------------  -------------  -------------------  ---------------  ---------------------
      84                  2             22.22%       $     969,567             15.51%
      96                  1             11.11              752,665             12.04
     120                  4             44.44            3,051,808             48.82
     180                  2             22.22            1,477,634             23.64
                        ---            ------       ---------------           ------
        Total:            9            100.00%       $   6,251,674            100.00%
                        ---            ------       ---------------           ------
                        ---            ------       ---------------           ------

Weighted Average Original Term to Maturity in Months:  126

                             BALLOON MORTGAGE LOANS
                      REMAINING TERM TO MATURITY IN MONTHS

                                                                                    PERCENT BY
                                                                 AGGREGATE           AGGREGATE
                            NUMBER OF        PERCENT BY          PRINCIPAL           PRINCIPAL
       REMAINING             BALLOON      NUMBER OF BALLOON    BALANCE AS OF    BALANCE OF BALLOON
        TERM IN             MORTGAGE          MORTGAGE          THE CUT-OFF    MORTGAGE LOANS AS OF
         MONTHS               LOANS             LOANS              DATE          THE CUT-OFF DATE
------------------------  -------------  -------------------  ---------------  ---------------------
 60.1- 72.1                         1             11.11%       $     752,665             12.04%
 72.1- 84.1                         2             22.22              969,567             15.51
108.1-120.1                         4             44.44            3,051,808             48.82
120.1+                              2             22.22            1,477,634             23.64
                                  ---            ------       ---------------           ------
Total:                              9            100.00%       $   6,251,674            100.00%
                                  ---            ------       ---------------           ------
                                  ---            ------       ---------------           ------

Weighted Average Remaining Term to Maturity in Months:  115

The following table sets forth the range of remaining amortization terms of each Balloon Mortgage Loan. The remaining amortization term of a Balloon Mortgage Loan represents the number of months required to fully amortize the Cut-off Date Balance of each Balloon Mortgage Loan.

                             BALLOON MORTGAGE LOANS
                          REMAINING AMORTIZATION TERM

                                                                                PERCENT BY
                                                             AGGREGATE           AGGREGATE
                                          PERCENT BY         PRINCIPAL           PRINCIPAL
   REMAINING           NUMBER OF           NUMBER OF       BALANCE AS OF    BALANCE OF BALLOON
  AMORTIZATION     BALLOON MORTGAGE    BALLOON MORTGAGE     THE CUT-OFF    MORTGAGE LOANS AS OF
 TERM IN MONTHS          LOANS               LOANS             DATE          THE CUT-OFF DATE
----------------  -------------------  -----------------  ---------------  ---------------------
241-300                        1               11.11%      $     991,669             15.86%
301-360                        8               88.89           5,260,005             84.14
                             ---              ------      ---------------           ------
Total:                         9              100.00%      $   6,251,674            100.00%
                             ---              ------      ---------------           ------
                             ---              ------      ---------------           ------

Weighted Average Remaining Amortization Term in Months:  341

The following two tables set forth the range of Cut-off Date LTV Ratios and Maturity Date LTV Ratios of the Mortgage Loans. A "Cut-off Date LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the Cut-off Date Balance of a Mortgage Loan, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. The appraised value does not incorporate any pledges of additional collateral which under the Seller's Underwriting Guidelines, are taken into account in approving loans with a higher LTV than 75%. A "Maturity Date LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the principal balance of a Mortgage Loan on the related Maturity Date assuming all scheduled payments due prior thereto are made and there are no principal prepayments, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. Because the value of Mortgaged Properties at the Maturity Date may be different than such appraisal value, there can be no assurance that the loan-to-value ratio for any Mortgage Loan determined at any time following origination thereof will be lower than the Cut-off Date LTV Ratio or Maturity Date LTV Ratio, notwithstanding any positive amortization of such Mortgage Loan. It is possible that the market value of a Mortgaged Property securing a Mortgage Loan may decline between the origination thereof and the related Maturity Date.

An appraisal of each of the Mortgaged Properties was made between May 1994 and May 1997. It is possible that the market value of a Mortgaged Property securing a Mortgage Loan has declined since the most recent appraisal for such Mortgaged Property. All appraisals were obtained by the Seller in accordance with the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA").

                            CUT-OFF DATE LTV RATIOS

                                                                               PERCENT BY
                                                             AGGREGATE          AGGREGATE
                                           PERCENT BY        PRINCIPAL      PRINCIPAL BALANCE
                         NUMBER OF          NUMBER OF      BALANCE AS OF           AS
   CUT-OFF DATE          MORTGAGE           MORTGAGE            THE          OF THE CUT-OFF
    LTV RATIOS             LOANS              LOANS         CUT-OFF DATE          DATE
------------------  -------------------  ---------------  ----------------  -----------------
      # 25.000    %              4               0.74%     $      585,762            0.29%
 25.001- 30.000                  2               0.37           1,405,864            0.69
 30.001- 35.000                  4               0.74           1,327,811            0.65
 35.001- 40.000                  5               0.93           2,057,164            1.01
 40.001- 45.000                 13               2.41           3,559,664            1.75
 45.001- 50.000                 31               5.74          10,900,013            5.37
 50.001- 55.000                 34               6.30          11,336,767            5.58
 55.001- 60.000                 82              15.19          25,009,823           12.32
 60.001- 65.000                100              18.52          41,166,879           20.27
 65.001- 70.000                160              29.63          60,500,402           29.79
 70.001- 75.000                 94              17.41          38,279,793           18.85
 75.001- 80.000                  5               0.93           3,324,412            1.64
 80.001- 85.000                  2               0.37           1,845,650            0.91
 85.001- 90.000                  1               0.19             213,649            0.11
 90.001- 95.000                  2               0.37           1,143,058            0.56
105.001-110.000                  1               0.19             418,741            0.21
                               ---             ------     ----------------         ------
Total:                         540             100.00%     $  203,075,453          100.00%
                               ---             ------     ----------------         ------
                               ---             ------     ----------------         ------

Weighted Average Cut-off Date LTV Ratio: 64.0%

                             BALLOON MORTGAGE LOAN
                            MATURITY DATE LTV RATIOS

                                                                             PERCENT BY
                                                                              AGGREGATE
                                         PERCENT BY        AGGREGATE      PRINCIPAL BALANCE
                        NUMBER OF         NUMBER OF        PRINCIPAL       OF THE BALLOON
                         BALLOON           BALLOON       BALANCE AS OF     MORTGAGE LOANS
MATURITY DATE LTV       MORTGAGE          MORTGAGE            THE         AS OF THE CUT-OFF
      RATIOS              LOANS             LOANS         CUT-OFF DATE          DATE
------------------  -----------------  ---------------  ----------------  -----------------
      #50.0000    %             3             33.33%      $  2,236,805            35.78%
50.0001-55.0000                 1             11.11            752,665            12.04
55.0001-60.0000                 3             33.33          2,195,405            35.12
60.0001-65.0000                 2             22.22          1,066,798            17.06
                                -
                                             ------     ----------------         ------
Total:                          9            100.00%      $  6,251,674           100.00%
                                -
                                -
                                             ------     ----------------         ------
                                             ------     ----------------         ------

Weighted Average Maturity Date LTV Ratio: 49%

The "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan is the ratio of Net Operating Income produced by the related Mortgaged Property, in most cases as underwritten by the Seller, to the amounts of principal and interest, not fully indexed, due under such Mortgage Loan as of the Cut-off Date. Generally, "Net Operating Income" for a Mortgaged Property equals the operating revenues for such Mortgaged Property minus its operating expenses and replacement reserves, but without giving effect to debt service, depreciation, non-recurring capital expenditures, tenant improvements, leasing commissions and similar items. The Net Operating Income of a Mortgage Property was determined based on the Seller's underwriting guildelines, including appraisals, and do not necessarily reflect the operating statements for the Mortgaged Properties obtained from the respective Mortgagors. The information contained therein was unaudited, and the Depositor has made no attempt to verify its accuracy. The information derived from these sources was not uniform among the Mortgage Loans.

                          DEBT SERVICE COVERAGE RATIOS
                               FOR MORTGAGE LOANS

                                                                    PERCENT BY
                                                    AGGREGATE        AGGREGATE
                                    PERCENT BY      PRINCIPAL        PRINCIPAL
                       NUMBER OF     NUMBER OF    BALANCE AS OF    BALANCE AS OF
   DEBT SERVICE        MORTGAGE      MORTGAGE      THE CUT-OFF      THE CUT-OFF
  COVERAGE RATIO         LOANS         LOANS          DATE             DATE
-------------------  -------------  -----------  ---------------  ---------------
0.5001x-0.7500x                1          0.19%   $     182,347           0.09%
0.7501-1.0000                  4          0.74        1,521,601           0.75
1.0001-1.2500                 45          8.33       18,987,099           9.35
1.2501-1.5000                140         25.93       53,203,252          26.20
1.5001-1.7500                156         28.89       61,697,807          30.38
1.7501-2.0000                102         18.89       35,638,384          17.55
2.0001-2.2500                 41          7.59       17,754,692           8.74
2.2501-2.5000                 22          4.07        6,144,607           3.03
2.5001-2.7500                 14          2.59        3,539,331           1.74
2.7501-3.0000                  5          0.93        1,641,020           0.81
3.0001+                       10          1.85        2,765,314           1.36
                             ---    -----------  ---------------        ------
Total:                       540        100.00%   $ 203,075,453         100.00%
                             ---    -----------  ---------------        ------
                             ---    -----------  ---------------        ------

Weighted Average Debt Service Coverage Ratio: 1.67x

                    YEAR OF CALCULATION OF UNDERWRITTEN NOI

                                                AGGREGATE
                                                PRINCIPAL
                                                 BALANCE       PERCENT BY AGGREGATE
               NUMBER OF      PERCENT BY        AS OF THE        PRINCIPAL BALANCE
               MORTGAGE        NUMBER OF         CUT-OFF             AS OF THE
   YEAR          LOANS      MORTGAGE LOANS         DATE            CUT-OFF DATE
-----------  -------------  ---------------  ----------------  ---------------------
   Unknown             1            0.19%     $       87,436              0.04%
      1994             7            1.30           4,146,566              2.04
      1995            29            5.37          10,067,672              4.96
      1996           421           77.96         160,386,264             78.98
      1997            82           15.19          28,387,514             13.98
                     ---          ------     ----------------           ------
    Total:           540          100.00%     $  203,075,453            100.00%
                     ---          ------     ----------------           ------
                     ---          ------     ----------------           ------

The Mortgage Loans are secured by Mortgaged Properties located in 12 different states. The table below sets forth the states in which the Mortgaged Properties are located:

                          GEOGRAPHIC DISTRIBUTION (1)

                                                                                  PERCENT BY
                                                                AGGREGATE          AGGREGATE
                                              PERCENT BY        PRINCIPAL      PRINCIPAL BALANCE
                            NUMBER OF          NUMBER OF      BALANCE AS OF           AS
                            MORTGAGE           MORTGAGE            THE          OF THE CUT-OFF
        STATE                 LOANS              LOANS         CUT-OFF DATE          DATE
---------------------  -------------------  ---------------  ----------------  -----------------
California (Southern  (1)            258           47.78%     $   77,675,214           38.25%
California (Northern  (1)             42            7.78          23,759,490           11.70
Washington                         46               8.52          29,148,591           14.35
Arizona                            59              10.93          25,218,423           12.42
Colorado                           61              11.30          19,850,270            9.77
Oregon                             48               8.89          16,928,744            8.34
Texas                              17               3.15           5,701,689            2.81
Illinois                            1               0.19           1,695,238            0.83
Nevada                              4               0.74           1,343,959            0.66
New Jersey                          1               0.19             834,598            0.41
Idaho                               1               0.19             458,742            0.23
Utah                                1               0.19             311,111            0.15
New Mexico                          1               0.19             149,386            0.07
                                  ---             ------     ----------------         ------
Total:                            540             100.00%     $  203,075,453          100.00%
                                  ---             ------     ----------------         ------
                                  ---             ------     ----------------         ------

------------------------

(1) Mortgaged Properties are deemed to be in California (Southern) if located in California with zip codes less than or equal to 93600. Mortgaged Properties are deemed to be in California (Northern) if located in California with zip codes greater than 93600.

                               PROPERTY TYPES (1)

                                                                         PERCENT BY
                                                        AGGREGATGE        AGGREGATE
                                         PERCENT BY      PRINCIPAL        PRINCIPAL
                            NUMBER OF     NUMBER OF    BALANCE AS OF    BALANCE AS OF
                            MORTGAGE      MORTGAGE      THE CUT-OFF      THE CUT-OFF
     PROPERTY TYPE            LOANS         LOANS          DATE             DATE
------------------------  -------------  -----------  ---------------  ---------------
Industrial                         13          2.41%   $   4,225,216           2.08%
Mixed Commercial                    7          1.30        6,557,916           3.23
Mixed Use                          17          3.15        7,537,903           3.71
Mobile Home Park                    8          1.48        5,514,200           2.72
Multifamily                       429         79.44      143,112,061          70.47
Office                             19          3.52       11,726,330           5.77
Retail                             44          8.15       22,343,125          11.00
Warehouse                           3          0.56        2,058,703           1.01
                                  ---    -----------  ---------------        ------
Total:                            540        100.00%   $ 203,075,453         100.00%
                                  ---    -----------  ---------------        ------
                                  ---    -----------  ---------------        ------

------------------------

(1) Property types reflect primary use of property.

                                LOAN PURPOSES(1)

                                                                  PERCENT BY
                                                                   AGGREGATE
                                                  AGGREGATE        PRINCIPAL
                                  PERCENT BY      PRINCIPAL       BALANCE OF
                     NUMBER OF     NUMBER OF    BALANCE AS OF   MORTGAGE LOANS
                     MORTGAGE      MORTGAGE      THE CUT-OFF       AS OF THE
  LOAN PURPOSE         LOANS         LOANS          DATE         CUT-OFF DATE
-----------------  -------------  -----------  ---------------  ---------------
Purchase                   313         57.96%   $ 106,210,669          52.30%
Refinance(1)               227         42.04       96,864,784          47.70
                           ---    -----------  ---------------        ------
Total:                     540        100.00%   $ 203,075,453         100.00%
                           ---    -----------  ---------------        ------
                           ---    -----------  ---------------        ------

------------------------

(1) Includes cash-out refinancing

                                   YEAR BUILT

                                                                PERCENT BY
                                                AGGREGATE        AGGREGATE
                                PERCENT BY      PRINCIPAL        PRINCIPAL
                   NUMBER OF     NUMBER OF    BALANCE AS OF    BALANCE AS OF
                   MORTGAGE      MORTGAGE      THE CUT-OFF      THE CUT-OFF
  YEAR BUILT         LOANS         LOANS          DATE             DATE
---------------  -------------  -----------  ---------------  ---------------
Not Available              2          0.37%   $     404,740           0.20%
Pre-1940                 102         18.89       37,503,544          18.47
1941-1945                  8          1.48        2,198,252           1.08
1946-1950                 23          4.26        5,918,301           2.91
1951-1955                 43          7.96       10,102,242           4.97
1956-1960                 67         12.41       18,483,759           9.10
1961-1965                 95         17.59       33,839,746          16.66
1966-1970                 32          5.93       15,166,989           7.47
1971-1975                 40          7.41       27,764,041          13.67
1976-1980                 24          4.44        8,529,797           4.20
1981-1985                 49          9.07       21,478,694          10.58
1986-1990                 43          7.96       16,601,684           8.18
1991-1996                 12          2.22        5,083,663           2.50
                         ---    -----------  ---------------        ------
Total:                   540        100.00%   $ 203,075,453         100.00%
                         ---    -----------  ---------------        ------
                         ---    -----------  ---------------        ------

Weighted Average Year Built:  1960

Approximately 95.95% of the Mortgage Loans provide that if the related Mortgagor prepays the principal balance thereof in an amount in excess of 20% of the original principal balance of the related Mortgage Loan during any 12-month period, such Mortgagor will be required to pay a prepayment premium equal to six months' interest at the Mortgage Interest Rate then in effect for such Mortgage Loan on the amount of such prepayment in excess of 20% of the original principal amount thereof (a "Prepayment Premium"). The following table sets forth the approximate months remaining in the Prepayment Premium Period of the Mortgage Loans. Any Prepayment Premium collected for any Distribution Date will not be available to make distributions on the Offered Certificates except under the limited circumstances described herein.

      MONTHS OF PREPAYMENT PREMIUM PERIOD REMAINING AS OF THE CUT-OFF DATE

                                                                 PERCENT BY
                                                 AGGREGATE        AGGREGATE
   MONTHS OF                     PERCENT BY      PRINCIPAL        PRINCIPAL
   PREPAYMENT       NUMBER OF     NUMBER OF    BALANCE AS OF    BALANCE AS OF
    PREMIUM         MORTGAGE      MORTGAGE      THE CUT-OFF      THE CUT-OFF
PERIOD REMAINING      LOANS         LOANS          DATE             DATE
----------------  -------------  -----------  ---------------  ---------------
None                       16          2.96%   $   8,222,568           4.05%
 1- 6                      44          8.15       24,012,671          11.82
 7-12                      20          3.70        6,213,134           3.06
13-18                      10          1.85        3,659,014           1.80
19-24                      19          3.52        4,180,706           2.06
25-30                     261         48.33       93,967,842          46.27
31-36                     169         31.30       62,695,988          30.87
43+                         1          0.19          123,529           0.06
                          ---    -----------  ---------------        ------
Total:                    540        100.00%   $ 203,075,453         100.00%
                          ---    -----------  ---------------        ------
                          ---    -----------  ---------------        ------

Weighted Average Months of Prepayment Premium Period Remaining: 24

INDICES

GENERAL. The Mortgage Interest Rate on each Mortgage Loan will generally adjust semi-annually to a rate equal to the sum of the related Index and the margin set forth on the related Mortgage Note (the "Note Margin"). In the case of four of the Mortgage Loans the first Rate Adjustment Date occurs three years after the first Due Date; and thereafter, the rate adjusts semi-annually. The Index on each Mortgage Loan will be Six-Month LIBOR, Prime or One-Year U.S. Treasury, all as more fully described below. The Mortgage Interest Rate on each Mortgage Loan prior to the related initial Rate Adjustment Date is typically an introductory rate which is generally lower than the rate which would have been in effect based on the related Index and Note Margin. A description of each Index is set forth below.

SIX-MONTH LIBOR INDEX. The Index for 80.89% of the Mortgage Loans will be Six-Month LIBOR. Six-month LIBOR for any Six-Month LIBOR Mortgage Loan will generally be calculated for each six-month accrual period as the six-month London Interbank Offered Rate for U.S. Dollar deposits published in THE WALL STREET JOURNAL on the 25th day (or if such day is not a business day, the following business day) of the month preceding the month of the Rate Adjustment Date for such Mortgage Loan. Listed below are levels of Six-Month LIBOR as published by THE WALL STREET JOURNAL on such dates. Such levels may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future levels of Six-Month LIBOR as published in THE WALL STREET JOURNAL. No assurance can be given as to the level of Six-Month Libor for any Rate Adjustment Date or during the life of any Six-Month LIBOR Mortgage Loan.

                                SIX-MONTH LIBOR

                  1992       1993       1994       1995       1996       1997
                ---------  ---------  ---------  ---------  ---------  ---------
January             4.313%     3.438%     3.375%     6.750%     5.735%     5.719%
February            4.500      3.313      4.000      6.438      5.188      5.594
March               4.625      3.313      4.188      6.438      5.469      5.938
April               4.250      3.313      4.625      6.313      5.563      6.031
May                 4.125      3.438      5.000      6.125      5.594      5.969
June                4.125      3.563      5.000      5.813      5.781
July                3.625      3.563      5.250      5.938      5.844
August              3.563      3.438      5.313      6.000      5.688
September           3.438      3.375      5.688      5.844      5.875
October             3.563      3.375      5.938      5.906      5.625
November            3.938      3.500      6.313      5.688      5.531
December            3.625      3.500      6.938      5.594      5.688

PRIME INDEX. The Index for 6.83% of the Mortgage Loans will be Prime. Prime for any Prime Mortgage Loan will be the prime lending rate of the Bank of America N.T. & S.A. as publicly announced by Bank of America N.T. & S.A. as its prime rate as most recently available on the indicated Rate Adjustment Dates. Listed below are levels of Prime that were applicable to mortgage loans on such date. Such levels may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in constant pattern from period to period. The following does not purport to be representative of future levels of Prime. No assurance can be given as to the level of Prime for any Rate Adjustment Date or during the life of any Prime Mortgage Loan.

                                     PRIME

                  1992         1993         1994         1995         1996         1997
                  -----        -----        -----        -----        -----        -----
January 1            6.50%        6.00%        6.00%        8.50%        8.50%        8.25%
February 1           6.50         6.00         6.00         9.00         8.25         8.25
March 1              6.50         6.00         6.00         9.00         8.25         8.25
April 1              6.50         6.00         6.25         9.00         8.25         8.50
May 1                6.50         6.00         6.75         9.00         8.25         8.50
June 1               6.50         6.00         7.25         9.00         8.25         8.50
July 1               6.50         6.00         7.25         9.00         8.25
August 1             6.00         6.00         7.25         8.75         8.25
September 1          6.00         6.00         7.75         8.75         8.25
October 1            6.00         6.00         7.75         8.75         8.25
November 1           6.00         6.00         7.75         8.75         8.25
December 1           6.00         6.00         8.50         8.75         8.25

ONE-YEAR U.S. TREASURY INDEX. The Index for 12.29% of the Mortgage Loans will be the One-Year U.S. Treasury. The One-Year U.S. Treasury is currently calculated based on information reported in the Federal Reserve Board's Statistical Release No. H.15(519). Listed below are the weekly average yields on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in Statistical Release No. H.15(519) that was most recently available as of the date indicated. Such average yields may fluctuate significantly from week to week as well as over longer periods and may not increase or decrease in constant pattern from period to period. The following does not purport to be representative of future average yields. No assurance can be given as to the average yields on such U.S. Treasury securities on any Rate Adjustment Date or during the life of any One-Year Treasury Mortgage Loan.

                             ONE-YEAR U.S. TREASURY

                                                                   1992       1993       1994       1995       1996       1997
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
January 1......................................................      4.170%     3.643%     3.600%     7.120%     5.300%     5.500%
February 1.....................................................      4.142      3.408      3.510      6.950      5.050      5.610
March 1........................................................      4.373      3.312      4.010      6.540      5.040      5.470
April 1........................................................      4.644      3.300      4.360      6.370      5.420      5.940
May 1..........................................................      4.324      3.184      4.900      6.240      5.520      6.010
June 1.........................................................      4.267      3.550      5.290      5.920      5.590      5.850
July 1.........................................................      4.136      3.526      5.300      5.590      5.790
August 1.......................................................      3.532      3.530      5.510      5.720      5.850
September 1....................................................      3.518      3.366      5.610      5.810      5.640
October 1......................................................      3.156      3.392      5.850      5.570      5.720
November.......................................................      3.482      3.462      6.220      5.580      5.560
December 1.....................................................      3.755      3.610      6.630      5.440      5.420

UNDERWRITING GUIDELINES

The Seller has represented to the Depositor that all of the Mortgage loans were underwritten pursuant to its Multifamily and Commercial Lending Program. The Seller began underwriting mortgage loans in accordance with such standards in February 1994. Typically, the multifamily loans are 30 year term fully amortizing loans secured by 5 to 164 unit apartment buildings and the commercial loans are 30 year term fully amortizing loans secured by office buildings, shopping centers, mobile home parks, industrial properties and other approved property types. Mortgage loans underwritten pursuant to the Multifamily and Commercial Lending Program have maximum loan amounts and LTV's and minimum DSCR's which are determined from time to time by the Loan Committee of the

Board of Directors of the Seller. Appraisals and field inspections (performed by outside and certified inspectors) and title insurance are required for each multifamily and commercial loan.

Under the Multifamily and Commercial Lending Program standards presently in effect, the maximum loan amount is generally $3,000,000, the maximum LTV is 75% of the appraised value of the mortgaged property for multifamily loans and 70% for commercial loans, and the minimum DSCR is 1.15 to 1.00, based on the applicable level of the related index and the related Note Margin, for multifamily loans, 1.25 to 1.00, based on the applicable level of the related index and the related Note Margin, for commercial loans secured by properties in California, and 1.20 to 1.00, based on the applicable level of the related index and the related Note Margin. However, senior management may approve a higher loan amount, a lower DSCR or a higher LTV if it is determined that borrower has a strong financial position, good credit and good property management skills and/or pledges additional collateral. With respect to mortgage loans secured by seasoned multifamily properties, either 80% of the living units (or the higher level necessary to cover debt service and pay all other expenses) must be occupied at rent levels that support the appraised value of the mortgaged property, or an appropriate holdback of loan proceeds must be established until the required occupancy level is met. For newly constructed properties, a lower occupancy level may be approved by the Loan Committee.

The Seller's underwriting standards under the Multifamily and Commercial Lending Program are primarily intended to assess the economics of the mortgaged property and the financial capabilities, credit standing and managerial ability of the borrower. In determining whether a loan should be made, the Seller considers, among other things, the creditworthiness of the mortgagor, the borrower's income, liquid assets and liabilities, the borrower's management experience, DSCRs, the borrower's overall financial position and the adequacy of such property as collateral for the mortgage loan. While the primary consideration in underwriting a mortgage loan is the property securing the mortgage loan, sufficient documentation on the borrower is required to establish the financial strength and ability of the borrower to successfully operate the property and meet its obligations under the note and deed of trust. The majority of the mortgage loans originated by the Seller provide for recourse against the related borrower.

The Multifamily and Commercial Lending Program requires that the property and records regarding the property are inspected to determine the number of units that can be rebuilt under current zoning requirements, the number of buildings on the property, the type of construction materials used, the proximity of the property to natural hazards, flood zones and fire stations and whether there are any environmental factors and whether a tract map has been recorded. The property must front on publicly dedicated and maintained streets with provisions for adequate and safe ingress and egress. Properties that share ingress and egress through an easement or private road must have a recorded non-exclusive easement. Recreational facilities and amenities, if any, must be located on site and be under the exclusive control of the owner of the premises. If available, engineering reports concerning the condition of the major building components of the property are reviewed as is a ground lease analysis if the property is on leased ground. Also, the title is reviewed to determine if there are any covenants, conditions and restrictions, easements or reservations of mineral interests in the property. The properties are appraised by independent appraisers approved by the Seller.

In addition to the considerations set forth above, with respect to mortgage loans secured by commercial properties, the Seller's lending policies typically require that the commercial usage is permitted under local zoning and use ordinances and the utilization of the commercial space is compatible with the property and neighborhood. If the commercial property is an office building, the office building must have an excellent occupancy history, must be located in a good office market area and in a conforming neighborhood, must have on-site parking and must be fire sprinkler equipped according to zoning codes. Industrial properties must be located in a conforming industrial marketplace and may not be used for the production, storage or treatment of toxic waste. Retail properties must be highly visible and located on a heavily traveled thoroughfare and typically have tenants on term leases. The Seller may not make a loan secured by a property that has any of the following characteristics: inadequate maintenance or repairs as determined by the Seller, the property is subject to covenants, conditions and restrictions unacceptable to the Seller, existence of or potential for hazardous geological conditions, the property is not to code or the cost of restoring the property to code is prohibitive or existence of or potential for contamination by hazardous toxic materials.

The Seller analyzes the financial statements of the borrower to determine the borrower's equity position, particularly as it relates to real estate mortgage demands on equity. If the borrower's holdings are heavily encumbered so that the debt service requirements consume a high percentage of the rental income from the mortgaged property, or consist substantially of unimproved or underimproved properties having little or no gross income, the Seller analyzes whether the borrower will be able to meet all of the mortgaged property's loan obligations (expenses, debt service and equity return). In addition to DSCRs, the borrower's income and expense ratios are calculated.

In addition to the income from the mortgaged property, the Seller also evaluates the borrower's income as a possible secondary source of repayment for the mortgage loan. In analyzing such income, the Seller considers, among other factors, employment or business history of the borrower and the stability and seasonality of the borrower's current employment or business. If the borrower derives income from rental property, the Seller evaluates the experience of the manager of the rental property, type of tenancy and the cash flow generated by the borrower's real estate portfolio. The Seller also reviews the borrower's credit history to determine the borrower's ability and willingness to repay debts. ln general, the Seller will not make a mortgage loan to a borrower who has a history of slow payments or delinquencies, bankruptcies, collection actions, foreclosures or judgments against the borrower without adequate explanations and verifications.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will include the following six classes of Offered Certificates designated as the Class A1, Class A2, Class B, Class C, Class D and Class X Certificates. In addition to the Offered Certificates, the Certificates will also include the Class E, Class F, Class G, Class H, Class NR, Class R-I, Class R-II and Class R-III Certificates. Only the Offered Certificates are offered hereby. The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) a pool of adjustable rate Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection or Certificate Accounts or any account established in connection with REO Properties (the "REO Account"); and (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans.

The Offered Certificates will evidence approximately an initial 86%, by initial principal balance, undivided interest in the Trust Fund.

The Offered Certificates (the "DTC Registered Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants. The DTC Registered Certificates will be issued in minimum denominations of $100,000 and integral multiples of $1 in excess thereof. The Class X Certificate will be issued in denominations of $100,000 Notional Amount and integral multiples of $1 Notional Amount.

The DTC Registered Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Company has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No person acquiring an interest in the DTC Registered Certificates (a "Beneficial Owner") will be entitled to receive a Definitive Certificate (as defined below) representing such person's interest, except as set forth below under "--Book-Entry Registration of the Offered Certificates--Definitive Certificates." Unless and until Definitive Certificates are issued for the DTC Registered Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the DTC Registered Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the DTC Registered Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the DTC Registered Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. The Beneficial Owners may elect to hold their Certificates through DTC, in the United States, or CEDEL or Euroclear, in Europe, through participants of such system, or indirectly through organizations which are participants in such systems.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

The Offered Certificates will be initially issued through the book-entry facilities of DTC, or Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. As to any such class of Offered Certificates, the record holder of such Certificates will be DTC's nominee. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (the "Depositories"), which in turn will hold such positions in customers' securities accounts in Depositories' names on the books of DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("DTC Participants," and together with the CEDEL and Euroclear participating organizations, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Indirect Participants") have indirect access to DTC's clearance system.

Because of time zone differences, the securities account of a CEDEL or Euroclear Participant (each as defined below) as a result of a transaction with a DTC Participant (other than a depositary holding on behalf of CEDEL or Euroclear) will be credited during the securities settlement processing day (which must be a business day for CEDEL or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or CEDEL Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant (other than the depository for CEDEL or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants or Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositories; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants or Euroclear Participants may not deliver instructions directly to the Depositories.

CEDEL, as a professional depository, holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute.

Euroclear was created to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "Clearance Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policies for Euroclear on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Distributions in respect of the DTC Registered Certificates will be forwarded by the Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Indirect Participants. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the DTC Registered Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Certificateholders of any class to the extent that Participants authorize such actions. None of the Depositor, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Beneficial Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement; provided, however, that Beneficial Owners will be permitted to request and receive information furnished to Certificateholders by the Trustee subject to receipt by the Trustee of a certification in form and substance acceptable to the Trustee stating that the person requesting such information is a Beneficial Owner. Otherwise, the Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Offered Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES. Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Beneficial Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if
(i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

Upon the occurrence of an event described in the Prospectus in the preceding paragraph, the Trustee is required to notify, through DTC, Participants who have ownership of DTC Registered Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their DTC Registered Certificates. Upon surrender by DTC of the definitive certificates representing the DTC Registered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the DTC Registered Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

DISTRIBUTIONS

METHOD, TIMING AND AMOUNT. Distributions on the Certificates will be made on the 25th day of each month or, if such 25th day is not a business day, then on the next succeeding business day, commencing in July 1997 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last business day of the month preceding the month in which the related Distribution Date occurs. Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions as provided in the Pooling and Servicing Agreement. The final distribution on any Certificate will be made in like manner, but only upon presentment or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Certificate is equal to the initial denomination thereof as of the Delivery Date, divided by the initial Class Balance or Notional Amount, as applicable, for such class. The aggregate distribution to be made on the Certificates on any Distribution Date shall equal the Available Distribution Amount.

The "Available Distribution Amount" for any Distribution Date is an amount equal to (a) the sum of (i) the amount on deposit in the Collection Account (as defined herein) as of the close of business on the related Determination Date, which amount will include scheduled payments on the Mortgage Loans due on or prior to the Due Date occuring in the Remittance Period immediately preceding, and collected as of, such Determination Date (to the extent not distributed on previous Distribution Dates) and unscheduled payments and other collections on the Mortgage Loans collected during the related Remittance Period and (ii) the aggregate amount of any P&I Advances made by a Servicer, the Trustee or the Fiscal Agent in respect of such Distribution Date (not otherwise included in clause (i) above) net of (b) the portion of the amount described in clause
(a)(i) hereof that represents (i) Monthly Payments due on a Due Date subsequent to the end of the related Remittance Period, (ii) any amounts payable or reimbursable therefrom to any Servicer, the Trustee or the Fiscal Agent or (iii) any servicing and trustee compensation.

PASS-THROUGH RATE ON THE CERTIFICATES. The "Pass-Through Rates" on the Offered Certificates, other than the Class X Certificates, for each Distribution Date will equal the lesser of (a) LIBOR plus the corresponding margin (each, a "Net Margin") and (b) the weighted average, by Stated Principal Balance, of the Remittance Rates on the Mortgage Loans prior to giving effect to distributions thereon in the Remittance Period immediately preceding such Distribution Date (the "Weighted Average Remittance Rate"). The Net Margins for the Offered Certificates (other than the Class X Certificate) will be; Class A1: 0.24%; Class A2: 0.33%; Class B: 0.45%; Class C: 0.65%; and Class D:0.98%. The Pass-Through Rate on the Class X Certificates will be generally equal to the weighted average of the Remittance Rates in effect from time to time on the Mortgage Loans minus the weighted average of the Pass-Through Rates on the Certificates (including the Other Certificates). The Pass-Through Rate on the Class X Certificates for the initial Distribution Date will be 3.07693% per annum. The Mortgage Interest Rate for each of the Mortgage Loans which provide for the computation of interest other than on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis") will be adjusted by computing an effective monthly rate based on the actual amount of interest receivable in each month.

The Class X Certificates will consist of the Class A1X, Class A2X, Class BX, Class CX, Class DX, the Class EX, Class FX, Class GX, Class HX and Class NRX Components (the "Class X Components").

The Pass-Through Rates on the Class A1X, Class A2X, Class BX, Class CX, Class DX, Class EX, Class FX, Class GX, Class HX and Class NRX. Components will equal the excess of the Weighted Average Remittance Rate over the Pass-Through Rates for the Class A1, Class A2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class NR Certificates, respectively for such Distribution Date.

Interest accrued on the Class A1X, Class A2X, Class BX, Class CX, Class DX, Class EX, Class FX, Class GX, Class HX and Class NRX Components will be calculated based on the related Notional Amount. The Notional Amount of each of the Class A1X, Class A2X, Class BX, Class CX, Class DX, Class EX, Class FX, Class GX, Class HX and Class NRX Components will be equal to the Class Balance of the Class A1, Class A2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class NR Certificates, respectively, for the related Distribution Date. The Class X Certificates will not have a Class Balance.

DETERMINATION OF LIBOR. The Pass-Through Rates on the Offered Certificates for any Interest Accrual Period will be based on LIBOR, which will be determined as described below.

On each Distribution Date, LIBOR shall be established by the Trustee and, as to any Interest Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period (a "LIBOR Rate Adjustment Date"). "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in the U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Balance of the Class Balance of the Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Balance of the Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day other than
(i) a Saturday or Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the Pass-Through Rates applicable to the Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

INTEREST DISTRIBUTIONS ON THE CERTIFICATES. Subject to the distribution of the Principal Distribution Amount to the Holders of classes of Certificates of a higher priority, as described under "Priority of Distributions" below, Holders of each class of Certificates will be entitled to receive on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date (net of any Net Prepayment Premium) (the "Adjusted Available Distribution Amount"), distributions allocable to interest in an amount (the "Interest Distribution Amount") equal to the sum of interest accrued during the period (a) in the case of the Offered Certificates, other than the Class X Certificates, from the immediately preceding Distribution Date (or from the Delivery Date, in the case of the initial Distribution Date) to and, including the day immediately preceding the applicable Distribution Date and (b) in the case of the other classes of interest-bearing Certificates, from and including the first day of the month preceding the month of the Distribution Date (or from the Cut-off Date in the case of the initial Distribution Date) to and including the last day of the month preceding the month of the Distribution Date (calculated on the basis of a 360-day year consisting of twelve 30-day months but restated as a rate based on the actual number of days in such period and a 360-day year in the case of Class A1, Class A2, Class B, Class C and Class D Certificates) on the Class Balance (or the related Notional Amounts, in the case of the Class X Components) of such class of Certificates outstanding immediately prior to such Distribution Date, at the then-applicable Pass-Through Rate (the "Interest Accrual Amount"), plus any shortfall from the prior Distribution Dates remaining undistributed as described in the second to last sentence of this paragraph, less such class' pro rata share, according to the Interest Accrual Amount, for each such class for such Distribution Date, of any interest shortfall not related to a Mortgagor delinquency or default, such as Prepayment Interest Shortfalls (as defined herein) and shortfalls associated with exemptions provided by the Relief Act (as defined in the Prospectus), and less (a) with respect to each class of Certificates other than the Class X Certificates, any Collateral Value Adjustment Capitalization Amount (as defined herein) allocated to such class as described under "--Subordination" below and (b) with respect to the Class X Certificates, the portion of the Interest Accrual Amount therefor accrued on the portion of the related Notional Amount corresponding to any Collateral Value Adjustment or Collateral Value Adjustment Capitalization Amount allocated to the Class Balance of any class of Certificates (and not reversed) (the "Collateral Value Adjustment Reduction Amount"). The "Notional Amount" of the Class X Certificates will equal the aggregate of the Class Balances of all the Certificates. The Notional Amount does not entitle the Class X Certificates to any distributions of principal. If the Adjusted Available Distribution Amount for any Distribution Date is less than the Interest Distribution Amount for such Distribution Date, the shortfall will be part of the Interest Distribution Amount distributable to holders of Certificates affected by such shortfall on subsequent Distribution Dates. Any such shortfall will bear interest at the related Pass-Through Rate. Any Net Prepayment Premium for any Distribution Date will be available to make distributions on the Class X Certificates.

To the extent during a Remittance Period any Mortgage Loan is prepaid in full or in part prior to the Due Date occurring in such Remittance Period, an interest shortfall may result on the Distribution Date following such Remittance Period because interest on prepayments in full or in part will only accrue to the date of payment (such shortfall, a "Prepayment Interest Shortfall"). To the extent during a Remittance Period any Mortgage Loan is prepaid in full or in part after the Due Date occuring in such Remittance Period, the interest on such prepayment will be included in the Available Distribution Amount for the immediately succeeding Distribution Date (the "Prepayment Interest Excess"). If a Mortgage Loan is prepaid in full or in part during any Remittance Period, any related Prepayment Interest Shortfall shall be offset to the extent of any Prepayment Interest Excess and any Prepayment Premium collected during such Remittance Period. If the Prepayment Interest Shortfall for any Remittance Period exceeds the sum of any Prepayment Interest Excess and any Prepayment Premium collected during such period, such shortfall shall only be offset by an amount up to the portion of the Servicing Fee payable to the Master Servicer on the related Distribution Date. The Master Servicer shall be entitled to any excess of the Prepayment Interest Excess over the Prepayment Interest Shortfall for any Remittance Period as additional compensation.

The "Net Prepayment Premium" with respect to any Distribution Date will equal the excess of (a) the total amount of Prepayment Premiums received during the related Remittance Period over (b) the amount by which the Prepayment Interest Shortfall for such Remittance Period exceeds the Prepayment Interest Excess for such Remittance Period.

The Pass-Through Rates on the Offered Certificates will not be affected by the deferral of interest or reduction of the Mortgage Interest Rate on any Mortgage Loan by the Special Servicer or by the occurrence of either such event in connection with any bankruptcy proceeding involving the related borrower. The amount of any resulting interest shortfall will be allocated to the Certificates, in the order described under "Subordination" below.

PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES. Holders of the Certificates will be entitled to receive on each Distribution Date in reduction of the related Class Balance in the order described herein until the related Class Balance is reduced to zero, to the extent of the balance of the Adjusted Available Distribution Amount remaining after the payment of the Interest Distribution Amount for such Distribution Date for the classes of Certificates with the highest priority for interest payments (as described under "Priority of Distributions" below), distributions in respect of principal in an amount (the "Principal Distribution Amount") equal to the aggregate of (i) all scheduled payments of principal (other than Balloon Payments) due on the Mortgage Loans on the related Date whether or not received and all scheduled Balloon Payments received, (ii) if the scheduled Balloon Payment is not received, with respect to any Balloon Loans on and after the Maturity Date thereof, the principal payment that would need to be received in the related month in order to fully amortize such Balloon Loan with level monthly payments by the end of the term used to derive scheduled payments of principal due prior to the related Maturity Date,
(iii) to the extent not previously advanced any unscheduled principal recoveries received during the related Remittance Period in respect of the Mortgage Loans, whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds or amounts received as a result of the purchase of any Mortgage Loan out of the Trust Fund (iv) any Collateral Value Adjustment Capitalization Amount allocated in connection with such Distribution Date and (v) any other portion of the Adjusted Available Distribution Amount remaining after payment of any interest payable on the certificates for the related and any prior Distribution Date, which generally will be limited to interest distribution not payable on a class of Certificates as a result of a Collateral Value Adjustment. The "Class Balance" for any class of Certificates on any Distribution Date will equal the initial Class Balance thereof reduced by distributions in reduction thereof and Realized Losses allocated thereto, as described under "-- Subordination" below, and increased by any Collateral Value Adjustment Capitalization Amounts allocated thereto as described under "-- Subordination" below. The Class X Certificates do not have a Class Balance and are therefore not entitled to any principal distributions.

PRIORITY OF DISTRIBUTIONS

The Adjusted Available Distribution Amount for each Distribution Date will be applied in the following order of priority:

    (a) to distributions of the Interest Distribution Amounts for such Distribution Date on the Class A1, Class A2, and Class X Certificates, pro rata, based on their respective Interest Accrual Amounts (in the case of the Class X Certificates, after giving effect to reduction thereto resulting from a Collateral Value Adjustment);

    (b) to distributions of the Principal Distribution Amount for such Distribution Date to Class A1 Certificates until the Class Balance thereof is reduced to zero;

    (c) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class A1 Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class A2 Certificates, until the Class Balance thereof is reduced to zero;

    (d) to distributions of the Interest Distribution Amount for such Distribution Date on the Class B Certificates;

    (e) to distribution of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class A2 Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date to the Class B Certificates, until the Class Balance thereof is reduced to zero;

    (f) to distributions of the Interest Distribution Amount for such Distribution Date on the Class C Certificates;

    (g) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class B Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date to the Class C Certificates until the Class Balance thereof is reduced to zero;

    (h) to the distributions of the Interest Distribution Amount for such Distribution Date on the Class D Certificates;

    (i) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class C Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class D Certificates, until the Class Balance thereof is reduced to zero;

    (j) to distributions of the Interest Distribution Amount for such Distribution Date on the Class E Certificates;

    (k) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class D Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class E Certificates, until the Class Balance thereof is reduced to zero;
    (l) to distributions of the Interest Distribution Amount for such Distribution Date on the Class F Certificates;
    (m) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class E Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class F Certificates, until the Class Balance thereof is reduced to zero;
    (n) to distributions of the Interest Distribution Amount for such Distribution Date on the Class G
    Certificates;
    (o) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class F Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class G Certificates, until the Class Balance thereof is redued to zero; and

    (p) to distribution of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class G Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class H Certificates, until the Class Balance thereof is reducted to zero; and

    (q) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class H Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class NR Certificates, until the Class Balance thereof is reduced to zero.

After reduction of the Class Balances of all the Certificates to zero any remaining portion of the Available Distribution Amount will be distributed to the holders of the Class X Certificates up to an aggregate amount equal to the sum of all prior Collateral Value Adjustment Reduction Amounts allocated thereto. Notwithstanding the foregoing, to the extent only the Class A1 and Class A2 Certificates are outstanding on any Distribution Date, the Adjusted Available Distribution Amount remaining after application pursuant to clause (a) above shall be applied to distribution of the Principal Distribution Amount for such Distribution Date to the Class A1 and Class A2 Certificates pro rata based on their respective Class Balances.

OTHER CERTIFICATES

The Class E, Class F, Class G, Class H, Class NR, Class R-I, Class R-II and Class R-III Certificates are not offered hereby (the "Other Certificates"). The Pass-Through Rates on the Class E, Class F, Class G, Class H and Class NR Certificates for any Distribution Date will equal 6.50%, 6.50%, 6.50%, 0.00% and 0.00%, respectively, per annum. The aggregate Class Balance for the Class E, Class F, Class G, Class H and Class NR Certificates will equal $28,433,453.

The Class R-I, Class R-II and Class R-III Certificates will not have a Pass-Through Rate or a Class Balance.

SUBORDINATION

Neither the Offered Certificates nor the Mortgage Loans are insured or guaranteed against losses suffered on the Mortgage Loans by the Federal Deposit Insurance Corporation, any other government agency or instrumentality or by the Depositor, the Seller, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Underwriters, or any affiliate thereof.

In addition to the payment priorities described under "--Priority of Distributions" above, certain Certificates will be subordinated to other Certificates with respect to the allocation of Realized Losses. Realized Losses on the Mortgage Loans will be allocated, first, to the Class NR, Class H, Class G, Class F and Class E Certificates, in that order, second, to the Class D Certificates, third, to the Class C Certificates, fourth, to the Class B Certificates, and thereafter, to the Class A1 and Class A2 Certificates, on a pro rata basis, based on Class Balance, in each case until the related Class Balance is reduced to zero. The Class Balance of a class of Certificates will be reduced by the principal portion of any Realized Losses allocated to such class.

In addition to Realized Losses, shortfalls will also occur as a result of a Servicer's, the Trustee's and the Fiscal Agent's right to receive payments of interest with respect to unreimbursed advances, the related Special Servicer's right to compensation with respect to Mortgage Loans which are or have been Specially Serviced Mortgage Loans and as a result of other Trust Fund expenses. Such shortfalls will be allocated as described above to the classes of Certificates with the lowest payment priority for purposes of the application of Available Distribution Amount in the order described herein.

Within 30 days after the earliest to occur of (i) 90 days after the date on which an uncured delinquency occurs in respect of a Mortgage Loan, (ii) 60 days after the date on which a receiver is appointed (if such appointment remains in effect during such 60-day period) in respect of a Mortgaged Property, (iii) the date on which a Mortgaged Property becomes an REO Property or (iv) the date on which a change in the payment rate, Mortgage Interest Rate, principal balance, amortization terms or Maturity Date of any Specially Serviced Mortgage Loan becomes effective (the earliest of such dates, a "Required Appraisal Date"), an appraisal will be obtained by the Special Servicer from an independent MAI appraiser at the expense of the Trust Fund (except if an appraisal has been conducted within the 12 month period preceding such event). As a result of such appraisal, a Collateral Value Adjustment may result, which Collateral Value Adjustment will be allocated, for purposes of determining distributions of interest to the Certificates, in the manner and priority described above with respect to Realized Losses. Notwithstanding the foregoing, a Collateral Value Adjustment will be zero with respect to such a Mortgage Loan if (i) the event giving rise to such Collateral Value Adjustment is the extension of the maturity of such Mortgage Loan, (ii) the payments on such Mortgage Loan were not delinquent during the twelve month period immediately preceding such extension and (iii) the payments on such Mortgage Loan are then current, provided, that if at any later date there occurs a delinquency in payment with respect to such Mortgage Loan, the Collateral Value Adjustment will be recalculated and applied as described above. In addition, in any case, upon the occurrence of any event giving rise to a subsequent Collateral Value Adjustment (including the delinquency referred to in the immediately preceding sentence) more than twelve months after an appraisal was obtained with respect to a Collateral Value Adjustment, the Special Servicer will order a new appraisal as described above, within 30 days of the occurrence of any such event giving rise to a subsequent Collateral Value Adjustment and will adjust the amount of the Collateral Value Adjustment in accordance therewith.

The "Collateral Value Adjustment" for any Distribution Date with respect to any Mortgage Loan will be an amount equal to the excess of (a) the principal balance of such Mortgage Loan over (b) the excess of (i) 90% of the current appraised value of the related Mortgaged Property as determined by an independent MAI appraisal of such Mortgaged Property over (ii) the sum of (A) to the extent not previously advanced by a Servicer, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Interest Rate, (B) all unreimbursed Advances and interest thereon, (c) any unpaid Servicing and Trustee fees and (D) all currently due and delinquent real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of such Mortgaged Property (net of any amount escrowed or otherwise available for payment of the amount due on such Mortgage Loan). The excess of the principal balance of any Mortgage Loan over the related Collateral Value Adjustment is referred to herein as the "Adjusted Collateral Value." A Collateral Value Adjustment shall result in a reduction of the Interest Distribution Amount of one or more classes of Certificates and shall not be a permanent reduction of the Class Balance (or Notional Amount) of any class of Certificates prior to the occurrence of a Realized Loss.

A "Realized Loss," in the case of any Mortgage Loan described in clause (a) or clause (b) of the succeeding sentence, is equal to the sum of (a) the Stated Principal Balance of any Loss Mortgage Loan, (b) interest thereon not previously distributed or advanced to Certificateholders through the last day of the month in which such Mortgage Loan became a Loss Mortgage Loan, (c) any advances made by a Servicer, the Trustee or the Fiscal Agent which remain unreimbursed and (d) any interest accrued on such advances (see "--Advances" below) as of such time, reduced by any amounts recovered thereon as of such time and, in the case of any Mortgage Loan described in clause (c) of the succeeding sentence, is the amount determined to have been permanently forgiven as described in such clause (c). A "Loss Mortgage Loan" is any Mortgage Loan (a) which is finally liquidated, (b) with respect to which a determination has been made that an advance which has been made or would otherwise be required to be made, is not, or, if made, would not be, recoverable out of proceeds on such Mortgage Loan or (c) with respect to which a portion of the principal balance thereof has been permanently forgiven whether pursuant to a modification or a valuation resulting from a proceeding initiated under the Bankruptcy Code. The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is the principal balance as of the Cut-off Date minus the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced and distributed to Certificateholders, (ii) any unscheduled amounts of principal received with respect to such Mortgage Loans, to the extent distributed to Certificateholders and (iii) any Realized Loss with respect to such Mortgage Loan.

The Special Servicer is required, within 30 days of each anniversary of the Required Appraisal Date, to order an update of the prior appraisal (the cost of which will be advanced by the Special Servicer and reimbursed thereto from the Trust Fund). The Special Servicer will determine and report to the Trustee the updated appraisal. A lower appraisal value will increase the Collateral Value Adjustment. Such increase will be allocated as described above. A higher appraised value will reverse the Collateral Value Adjustment by the amount of the reported increase. Any such reversal or reduction will reduce the accrual of the Collateral Value Adjustment Capitalization Amount and therefore reduce the amount otherwise available to make distributions of principal on the classes of Certificates senior to the class of Certificates to which such reversal is allocated. However, in neither case will the Class Balance (or Notional Amount) of the affected class or classes of Certificates be reduced by such reversal or reduction. In such event, the total Collateral Value Adjustment Capitalization Amount previously added to the related Class Balance shall be reduced in proportion to the Collateral Value Adjustment reversal.

ADVANCES

On the business day immediately preceding each Distribution Date, the Master Servicer will be obligated to make advances out of its own funds or funds held in the Collection Account (as defined herein) that are not required to be part of the Available Distribution Amount for such Distribution Date (each, a "P&I Advance"), in an amount equal to the excess of all Monthly Payments (net of the Servicing Fee) due over the amount actually received, subject to the limitations described herein. To the extent that the Master Servicer fails to make a P&I Advance required of it, the Trustee shall make such required P&I Advance, and to the extent the Trustee fails to make a P&I Advance required of it, the Fiscal Agent shall make such required P&I Advance. In addition, the Master Servicer will be required to advance certain property related expenses. The Servicers generally may not advance any amounts, other than P&I Advances, unless such advance is contemplated in the related Asset Strategy Report (as defined herein) for the related Mortgage Loan or such advance is for one of several purposes specified in the Pooling and Servicing Agreement as "Property Protection Expenses." All such advances will be reimbursable to a Servicer, the Trustee and the Fiscal Agent from late payments, insurance proceeds, liquidation proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan to the extent such amounts are not required to be otherwise applied pursuant to the terms of the related Mortgage Loan or, as to any such advance that is deemed not otherwise recoverable, from any amounts required to be deposited in the Collection Account. Notwithstanding the foregoing, a Servicer, the Trustee and the Fiscal Agent will be obligated to make any such advance only to the extent that it determines in its reasonable good faith judgment that such advance, if made, would be recoverable out of late payments, insurance proceeds, liquidations, condemnation proceeds or certain other collections on the related Mortgage Loan. None of the Servicers, the Trustee and the Fiscal Agent will be required to advance the full amount of any Balloon Payment not made by the related Mortgagor. To the extent a Servicer, the Trustee and the Fiscal Agent is required to make a P&I Advance on and after the Due Date for such Balloon Payment, such P&I Advance shall not exceed an amount equal to a monthly payment calculated by the Special Servicer necessary to fully amortize the related Mortgage Loan over the period used for purposes of calculating the scheduled monthly payments thereon prior to the related Maturity Date. Any failure by a Servicer to make a P&I Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee will be obligated to make any required advance, in accordance with the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to a reimbursement for each P&I Advance (together with interest thereon) made by it in the same manner and to the same extent, but prior to, the Servicers. The Fiscal Agent will be entitled to reimbursement for each P&I Advance (together with interest thereon) made by it in the same manner and to the same extent, but prior to, the Servicers and the Trustee.

Each Servicer, the Trustee and the Fiscal Agent shall be entitled to interest on the aggregate amount of all advances made by such Servicer, the Trustee or the Fiscal Agent at a per annum rate equal to the prime rate reported in The Wall Street Journal. See "Risk Factors--Effect of Mortgagor Delinquencies and Defaults" herein.

             CERTAIN PREPAYMENT, MATURITY AND YIELD CONSIDERATIONS

GENERAL

The yield to maturity on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans including, for this purpose, prepayments, which may include amounts received by virtue of the curtailments, voluntary repayment in full, repurchases by the Seller, condemnation or casualty with respect to the Mortgaged Property or foreclosure pursuant to a default on a Mortgage Loan ("Prepayment"). The rate of principal payments on the Offered Certificates will correspond to the rate of principal payments (including prepayments) on the related Mortgage Loans.

Approximately 95.95% of the Mortgage Loans provide that if the related Mortgagor prepays the principal balance thereof in an amount in excess of 20% of the original principal amount thereof per year during a certain period following origination, a Prepayment Premium is required to be paid. See the table entitled "Months of Prepayment Premium Period Remaining as of the Cut-off Date" under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" herein. Any Net Prepayment Premium collected on a Mortgage Loan will be distributed solely to the holders of the Class X Certificates. See "Description of the Certificates--Distributions--Interest Distributions on the Certificates" herein.

The yield to maturity on each class of the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of a representation and warranty) on the Mortgage Loans and the allocation thereof to reduce the Class Balance or Notional Amount of such class. The yield to maturity on each class of the Offered Certificates will also depend on the Pass-Through Rate and the purchase price for such Certificates. Therefore, the yield to maturity on the Offered Certificates will depend on changes in LIBOR and the weighted average of the Remittance Rates on the Mortgage Loans. The yield to investors on any Class of Offered Certificates will be adversely affected by any allocation thereto of Prepayment Interest Shortfalls on the Mortgage Loans, which may result from the distribution of interest only to the date of a prepayment occurring during any month following the related Determination Date (rather than a full month's interest) to the extent any such interest shortfall is not offset by Prepayment Premiums, any Prepayment Interest Excess or the portion of the Servicing Fee for such Distribution Date allocable to the Master Servicer.

In general, if a class of Offered Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Offered Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

The Pass-Through Rates on the Class A-1, Class A-2, Class B, Class C and Class D Certificates are based upon the value of an index (LIBOR) which is different from the value of the indices applicable to the Mortgage Loans, as described under "Description of the Mortgage Pool" herein. Each Mortgage Loan generally adjusts semi-annually based upon the related Index whereas the Pass-Through Rates on the Offered Certificates adjusts monthly based upon LIBOR. LIBOR and the indices applicable to the Mortgage Loans may respond differently to economic and market factors, and there is not necessarily any correlation between them. In addition, all of the Mortgage Loans are subject to Periodic Rate Caps, Maximum Mortgage Interest Rates and Minimum Mortgage Interest Rates. Thus, it is possible, for example, that LIBOR may rise during periods in which the indices on the Mortgage Loans are stable or are falling or that, even if both LIBOR and such indices rise during the same period, LIBOR may rise more rapidly than such indices and therefore the amount of interest collected on all Mortgage Loans (adjusted to the Remittance Rate) may be insufficient to pay interest on a class of Offered Certificates at a rate equal to LIBOR plus the related Net Margin. In such event, the Pass-Through Rate on such class will be equal to the Weighted Average Remittance Rate on the Mortgage Loans.

In addition, a number of factors affect the performance of LIBOR and may cause LIBOR to move in a manner different from other indices. To the extent that LIBOR may reflect changes in the general level of interest rates more or less quickly than other indices, in a period of rising interest rates, increases in the yield to Holders of the Offered Certificates due to such rising interest rates may occur earlier or later than that which would be produced by other indices, and in a period of declining rates, LIBOR may drop lower or remain higher than other market interest rates.

Although the Mortgage Interest Rates on the Mortgage Loans will generally adjust semi-annually, such increases and decreases may be limited by the Periodic Rate Cap, the Maximum Mortgage Interest Rate and the Minimum Mortgage Interest Rate, if applicable, on each Mortgage Loan, and will be based on the applicable Index (which may be different from the prevailing margins on other mortgage loans). As a result, the Mortgage Interest Rates on the Mortgage Loans at any time may not equal the prevailing rates for other adjustable-rate loans and accordingly, the rate of prepayment may be lower or higher than would otherwise be anticipated. In addition, because all of the Mortgage Loans have Maximum Mortgage Interest Rates, if prevailing mortgage rates were to increase above the Maximum Mortgage Interest Rates, the rate of prepayment on the Mortgage Loans may be slower than would otherwise be the case. In general, if prevailing mortgage rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayments (including refinancings) will be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans will be expected to decrease.

If a Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer may adopt a servicing strategy which affects the yield to maturity of one or more classes of Offered Certificates.

The assumed final Distribution Date for the Certificates will be July 25, 2029 which is the second anniversary of the date at which all the Mortgage Loans have zero balances, assuming no prepayments and that the Mortgage Loans which are Balloon Loans fully amortize according to their amortization schedule and no Balloon Payment is made.

WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Prepayments on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate prepayment model ("CPR"). CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans.

The table of Percent of Initial Class Balance Outstanding for each class of the Offered Certificates at each CPR set forth below indicates the weighted average life of such Certificates and sets forth the percentage of the initial principal amount of such Certificates that would be outstanding after each of the dates shown at the indicated CPR. The table has been prepared on the basis of the characteristics of the mortgage loans in the attached diskette and on the basis of the following assumptions: (i) the Mortgage Loans prepay at the indicated CPR; (ii) the maturity date of each of the Balloon Mortgage Loans is not extended; (iii) distributions on the Offered Certificates are received in cash, on the 25th day of each month, commencing in July, 1997; (iv) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur;
(v) prepayments represent payment in full of individual Mortgage Loans and are received on the respective Due Dates and include a month's interest thereon;
(vi) there are no repurchases of Mortgage Loans due to breaches of any representation and warranty, or pursuant to an optional termination as described under "Description of the Pooling and Servicing Agreement--Termination" or otherwise;

(vii) the Offered Certificates are purchased on June 27, 1997; (viii) one-month LIBOR is equal to 5.6875% per annum and remains constant while the Certificates are outstanding; and (ix) the Indices are equal to the following per annum rates and remain constant while the Certificates are outstanding:

                                                                                  ----------
Six-Month LIBOR.................................................................       5.875%
Prime...........................................................................        8.50%
One-Year U.S. Treasury..........................................................        5.63%

Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Class Balance (and weighted average life) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans is the same as any of the specified assumptions.

                  PERCENT OF INITIAL CLASS BALANCE OUTSTANDING
                     AT THE FOLLOWING PERCENTAGES OF CPR(1)

                                            --------------------------------------------------------------------------------------
                                                                  CLASS A1
                                                          -------------------------
                                                                                                              CLASS A2
                                                   0%                                              -------------------------------
                                                  ---         V1         V2         V3         V4                    V1         V2
DISTRIBUTION DATE                                             --         --         --         --                    --         --
------------------------------------------                                                                0%
                                                                                                         ---
Initial percentage........................        100        100        100        100        100        100        100        100
June 1998.................................         98         92         85         82         79        100        100        100
June 1999.................................         96         76         59         52         45        100        100        100
June 2000.................................         94         54         26         18          4        100        100        100
June 2001.................................         92         34          0          0          0        100        100         98
June 2002.................................         90         16          0          0          0        100        100         66
June 2003.................................         86          0          0          0          0        100         98         39
June 2004.................................         82          0          0          0          0        100         77         16
June 2005.................................         79          0          0          0          0        100         59          0
June 2006.................................         75          0          0          0          0        100         42          0
June 2007.................................         68          0          0          0          0        100         25          0
June 2008.................................         64          0          0          0          0        100         12          0
June 2009.................................         59          0          0          0          0        100          0          0
June 2010.................................         54          0          0          0          0        100          0          0
June 2011.................................         48          0          0          0          0        100          0          0
June 2012.................................         41          0          0          0          0        100          0          0
June 2013.................................         34          0          0          0          0        100          0          0
June 2014.................................         27          0          0          0          0        100          0          0
June 2015.................................         19          0          0          0          0        100          0          0
June 2016.................................         10          0          0          0          0        100          0          0
June 2017.................................          *          0          0          0          0        100          0          0
June 2018.................................          0          0          0          0          0         87          0          0
June 2019.................................          0          0          0          0          0         71          0          0
June 2020.................................          0          0          0          0          0         54          0          0
June 2021.................................          0          0          0          0          0         36          0          0
June 2022.................................          0          0          0          0          0         15          0          0
June 2023.................................          0          0          0          0          0          0          0          0
June 2024.................................          0          0          0          0          0          0          0          0
June 2025.................................          0          0          0          0          0          0          0          0
June 2026.................................          0          0          0          0          0          0          0          0
June 2027.................................          0          0          0          0          0          0          0          0
Weighted Average life in years (2)........       12.7        3.2        2.2        2.0        1.8       23.2        8.7        5.7



                                                                                         CLASS B                          CLASS C
                                                                                -------------------------                ---------
                                                   V3         V4                    V1         V2         V3         V4
DISTRIBUTION DATE                                  --         --                    --         --         --         --
------------------------------------------                               0%                                                     0%
                                                                        ---                                                    ---
Initial percentage........................        100        100        100        100        100        100        100        100
June 1998.................................        100        100        100        100        100        100        100        100
June 1999.................................        100        100        100        100        100        100        100        100
June 2000.................................        100        100        100        100        100        100        100        100
June 2001.................................         87         63        100        100        100        100        100        100
June 2002.................................         55         29        100        100        100        100        100        100
June 2003.................................         29          2        100        100        100        100        100        100
June 2004.................................          6          0        100        100        100        100          0        100
June 2005.................................          0          0        100        100         85         28          0        100
June 2006.................................          0          0        100        100          0          0          0        100
June 2007.................................          0          0        100        100          0          0          0        100
June 2008.................................          0          0        100        100          0          0          0        100
June 2009.................................          0          0        100         96          0          0          0        100
June 2010.................................          0          0        100         29          0          0          0        100
June 2011.................................          0          0        100          0          0          0          0        100
June 2012.................................          0          0        100          0          0          0          0        100
June 2013.................................          0          0        100          0          0          0          0        100
June 2014.................................          0          0        100          0          0          0          0        100
June 2015.................................          0          0        100          0          0          0          0        100
June 2016.................................          0          0        100          0          0          0          0        100
June 2017.................................          0          0        100          0          0          0          0        100
June 2018.................................          0          0        100          0          0          0          0        100
June 2019.................................          0          0        100          0          0          0          0        100
June 2020.................................          0          0        100          0          0          0          0        100
June 2021.................................          0          0        100          0          0          0          0        100
June 2022.................................          0          0        100          0          0          0          0        100
June 2023.................................          0          0         57          0          0          0          0        100
June 2024.................................          0          0          0          0          0          0          0         23
June 2025.................................          0          0          0          0          0          0          0          0
June 2026.................................          0          0          0          0          0          0          0          0
June 2027.................................          0          0          0          0          0          0          0          0
Weighted Average life in years (2)........        5.3        4.5       26.1       12.7        8.4        7.8        6.5       26.8


                                                                                                         CLASS D
                                                                                                -------------------------
                                                   V1         V2         V3         V4                    V1         V2         V3
DISTRIBUTION DATE                                  --         --         --         --                    --         --         --
------------------------------------------                                                     0%
                                                                                              ---
Initial percentage........................        100        100        100        100        100        100        100        100
June 1998.................................        100        100        100        100        100        100        100        100
June 1999.................................        100        100        100        100        100        100        100        100
June 2000.................................        100        100        100        100        100        100        100        100
June 2001.................................        100        100        100        100        100        100        100        100
June 2002.................................        100        100        100        100        100        100        100        100
June 2003.................................        100        100        100        100        100        100        100        100
June 2004.................................        100        100        100         84        100        100        100        100
June 2005.................................        100        100        100          0        100        100        100        100
June 2006.................................        100         92         47          0        100        100        100        100
June 2007.................................        100         19          0          0        100        100        100         74
June 2008.................................        100          0          0          0        100        100         56         12
June 2009.................................        100          0          0          0        100        100          0          0
June 2010.................................        100          0          0          0        100        100          0          0
June 2011.................................         73          0          0          0        100        100          0          0
June 2012.................................         25          0          0          0        100        100          0          0
June 2013.................................          0          0          0          0        100         80          0          0
June 2014.................................          0          0          0          0        100         35          0          0
June 2015.................................          0          0          0          0        100          0          0          0
June 2016.................................          0          0          0          0        100          0          0          0
June 2017.................................          0          0          0          0        100          0          0          0
June 2018.................................          0          0          0          0        100          0          0          0
June 2019.................................          0          0          0          0        100          0          0          0
June 2020.................................          0          0          0          0        100          0          0          0
June 2021.................................          0          0          0          0        100          0          0          0
June 2022.................................          0          0          0          0        100          0          0          0
June 2023.................................          0          0          0          0        100          0          0          0
June 2024.................................          0          0          0          0        100          0          0          0
June 2025.................................          0          0          0          0          0          0          0          0
June 2026.................................          0          0          0          0          0          0          0          0
June 2027.................................          0          0          0          0          0          0          0          0
Weighted Average life in years (2)........       14.5        9.6        9.0        7.4       27.5       16.7       11.1       10.4


                                                   V4
DISTRIBUTION DATE                                  --
------------------------------------------

Initial percentage........................        100
June 1998.................................        100
June 1999.................................        100
June 2000.................................        100
June 2001.................................        100
June 2002.................................        100
June 2003.................................        100
June 2004.................................        100
June 2005.................................         99
June 2006.................................         19
June 2007.................................          0
June 2008.................................          0
June 2009.................................          0
June 2010.................................          0
June 2011.................................          0
June 2012.................................          0
June 2013.................................          0
June 2014.................................          0
June 2015.................................          0
June 2016.................................          0
June 2017.................................          0
June 2018.................................          0
June 2019.................................          0
June 2020.................................          0
June 2021.................................          0
June 2022.................................          0
June 2023.................................          0
June 2024.................................          0
June 2025.................................          0
June 2026.................................          0
June 2027.................................          0
Weighted Average life in years (2)........        8.6

------------------------
* Indicates that an amount above 0.0% and less than 0.5% of the aggregate principal balance is outstanding.
(1) V1 assumes the Mortgage Loans prepay at 2% CPR the first year, 6% CPR the second year and 9% CPR each year thereafter; V2 assumes the Mortgage Loans prepay at 5% CPR the first year, 10% CPR the second year and 15% CPR each year thereafter; V3 assumes the Mortgage Loans prepay at 6% CPR the first year, 12% CPR the second year and 16% CPR each year thereafter; and V4 assumes the Mortgage Loans prepay at 7% CPR the first year, 14% CPR the second year and 20% CPR each year thereafter.
(2) The weighted average life of a class of Offered Certificates is determined by (i) multiplying the amount of each distribution of principal by the number of years from the date of issuance to the related Distribution Date,
    (ii) adding the results and (iii) dividing the sum by the total principal distributions on such class of Certificates.

CLASS X CERTIFICATES YIELD CONSIDERATIONS

The yield to maturity of the Class X Certificates will be extremely sensitive to the prepayment, repurchase and default experience on the Mortgage Loans. Furthermore, the amount of interest on each Mortgage Loan that will be payable to the Class X Certificateholders will vary due to a wide variety of factors and will be especially sensitive to the size and timing of increases in the rates of LIBOR. The yield to maturity on the Class X Certificates will also be very sensitive to any reduction of the Interest Distribution Amount thereof as a result of a Collateral Value Adjustment or the allocation of any Collateral Value Adjustment Capitalization Amount to any other class of Certificates. Prospective Investors should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

The Pass-Through Rate on the Class X Certificates will equal the excess of the Weighted Average Remittance Rate on the Mortgage Loans over the Pass-Through Rates on the other Certificates. The Pass-Through Rates on such other Offered Certificates will be based on LIBOR subject to a maximum rate equal to the Weighted Average Remittance Rate. Therefore, the Pass-Through Rate on the Class X Certificates will be adversely affected by increases in the value of LIBOR in excess of increases in the value of the Indices or decreases in the value of the Indices in excess of decreases in the value of LIBOR.

In general, the yield to maturity on the Class X Certificates will be lower if the Pass-Through Rate on the other Offered Certificates rises more than the Weighted Average Remittance Rate on the Mortgage Loans. The Pass-Through Rate on the Offered Certificates is based upon the value of an index (LIBOR) which is different from the value of the indices applicable to the Mortgage Loans, as described under "Description of the Mortgage Pool" herein. Each Mortgage Loan adjusts semi-annually based upon the related Index whereas the Pass-Through Rates on the Offered Certificates adjust monthly based upon LIBOR. LIBOR and the indices applicable to the Mortgage Loans may respond differently to economic and market factors, and there is not necessarily any correlation between them. In addition, all of the Mortgage Loans are subject to Periodic Rate Caps, Maximum Mortgage Interest Rates and Minimum Mortgage Interest Rates. Thus, it is possible, for example, that LIBOR may rise during periods in which the indices on the Mortgage Loans are stable or are falling or that, even if both LIBOR and such indices rise during the same period, LIBOR may rise more rapidly than such indices and therefore the amount of interest collected on all Mortgage Loans (adjusted to the Remittance Rate) may be insufficient to pay interest on a class of Class X Certificates.

A number of factors affect the performance of LIBOR and may cause LIBOR to move in a manner different from other indices. To the extent that LIBOR may reflect changes in the general level of interest rates more or less quickly than other indices, in a period of rising interest rates, increases in the yield to Holders of the Offered Certificates, other than the Class X Certificates, due to such rising interest rates may occur earlier or later than that which would be produced by other indices, and in a period of declining rates, LIBOR may drop lower or remain higher than other market interest rates.

Although the Mortgage Interest Rates on the Mortgage Loans will adjust semi-annually, such increases and decreases may be limited by the Periodic Rate Cap, the Maximum Mortgage Interest Rate and the Minimum Mortgage Interest Rate, if applicable, on each Mortgage Loan, and will be based on the applicable Index (which may be different from the prevailing margins on other mortgage loans). As a result, the Mortgage Interest Rates on the Mortgage Loans at any time may not equal the prevailing rates for other adjustable-rate loans and accordingly, the rate of prepayment may be lower or higher than would otherwise be anticipated. In addition, because all of the Mortgage Loans have Maximum Mortgage Interest Rates, if prevailing mortgage rates were to increase above the Maximum Mortgage Interest Rates, the rate of prepayment on the Mortgage Loans may be slower than would otherwise be the case. In general, if prevailing mortgage rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayments (including refinancings) will be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans will be expected to decrease.

The following table indicates the sensitivity of the pre-tax yield to maturity on the Class X Certificates to various rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments on the Class X Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the assumptions described in clauses (i) through (ix) in the second paragraph preceding the table entitled "Percent of Initial Class Balance Outstanding at the Following Percentages of CPR" under the heading "Certain Yield, Prepayment and Maturity Considerations--Weighted Average Life of the Offered Certificates" herein. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields being different from those shown in such table. Discrepancies between assummed and actual characteristics and performance underscore the hypothetical nature of the table, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

             PRE-TAX YIELD TO MATURITY OF THE CLASS X CERTIFICATES

                                  ----------------------------------------------------------
     ASSUMED PURCHASE PRICE                        PREPAYMENT ASSUMPTION(1)
     AS A PERCENTAGE OF THE       ----------------------------------------------------------
        NOTIONAL AMOUNT               0%          V1          V2          V3          V4
--------------------------------  ----------  ----------  ----------  ----------  ----------

            13.6875%               26.928%     19.735%     14.651%     13.387%     10.208%

------------------------
(1) V1 assumes the Mortgage Loans prepay at 2% CPR the first year, 6% CPR the second year and 9% CPR each year thereafter, V2 assumes the Mortgage Loans prepay at 5% CPR the first year, 10% CPR the second year and 15% CPR each year thereafter, V3 assumes the Mortgage Loans prepay at 6% CPR the first year, 12% CPR the second year and 16% CPR each year thereafter, and V4 assumes the Mortgage Loans prepay at 7% CPR the first year, 14% CPR the second year and 20% CPR each year thereafter. Assumes early termination is exercised.

Each pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class X Certificates would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the corresponding table. Accrued interest is included in the assumed purchase price of each class of Class X Certificates and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates, and thus do not reflect the return on any investment in the Class X Certificates when, as applicable, any reinvestment rates other than the discount rates set forth in the preceding table are considered.

Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X Certificates is likely to differ from those shown in the table, even if all of the Mortgage Loans prepay at the indicated constant percentages of CPR over any given time period or over the entire life of the Certificates.

There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Class X Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X Certificates should fully consider the risk that an extremely rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

                  SOUTHERN PACIFIC THRIFT AND LOAN ASSOCIATION

Southern Pacific Thrift and Loan Association, the Seller, is a California licensed industrial loan company and wholly-owned subsidiary of ICII. The Seller is supervised and examined by the California Department of Corporations (the "DOC"), and the Seller's deposits are insured by the FDIC. Southern Pacific Thrift and Loan Association was incorporated in California in 1981. Its principal executive offices are located at 12300 Wilshire Blvd., Los Angeles, CA 90025 and its telephone number is (310) 442-3300. The Seller originates mortgage loans secured by multifamily residences and commercial properties located primarily in California, Colorado, Oregon, Washington and other areas in the United States, through its two branches in California and several loan origination offices located in various states. The Seller also acquires mortgage loans through approved mortgage brokers and other financial institutions in accordance with the underwriting standards applicable to loans originated by the Seller.

In connection with a joint examination in January 1996 by the FDIC and the DOC of the Seller, the agencies criticized the Seller in their reports of examination for, among other things, deficiencies and inadequacies in certain operational practices, including practices in the areas of credit underwriting, administration, affiliate transactions and internal controls. As a result of such examination, the Seller entered into a joint memorandum of understanding with the FDIC and the DOC. The memorandum of understanding (the "MOU") requires certain measures to be taken in the areas of: (i) hiring and retention of management, (ii) adoption of systems to monitor and control risk (iii) correction of certain violations of law (iv) credit review and (v) enhancement of other operational policies. The Seller does not believe that this informal agreement has had or will have a material adverse effect on the Seller. In the event that the Seller fails to comply with the MOU, the Seller and its affiliates, officers and directors could be subject to various enforcement actions, including cease and desist orders, criminal and civil penalties, removal from office, termination of deposit insurance or the revocation of the Seller's charter. Any such enforcement action could have a material adverse effect on the Seller.

The FDIC and the DOC are currently conducting their annual examination of the Seller, and have not yet reported their results to the Seller. If such agencies are not satisfied with the Seller's progress in these areas, the FDIC or the DOC could consider commencing enforcement action against the Seller or its affiliates, or their respective officers, directors or employees, although the Seller believes any such action would not be warranted under the circumstances. Enforcement could include, among other things, injunctive relief, cease and desist orders, criminal or civil penalties, removal from office or the revocation of the Seller's charter.

The Seller will act as Sub-Servicer for the Master Servicer and the Special Servicer. The tables below summarize, at the respective dates indicated, the delinquency and charge-off experience with respect to all first lien commercial and multifamily mortgage loans underwritten by the Seller. The indicated periods of delinquency are based on the number of days past due on a contractual basis. The monthly payments under all of such mortgage loans are due on the first day of each calendar month. Charge-offs are generally established based upon an appraisal undertaken in connection with the foreclosure or other conversion of a mortgage loan to real property.

The total amount of mortgage loans on which the data below is based includes many mortgage loans which were not, as of March 31, 1997, outstanding long enough to give rise to the possibility of default and charge-off. The delinquency and charge-off experience with respect to the Mortgage Loans may be expected to be higher, and may be substantially higher, than indicated below. (The sum of the amounts and the percentages in the table below may not equal the totals due to rounding.)

The table below sets forth, for the periods indicated, the prepayment experience with respect to all commercial and multifamily mortgage loans underwritten or purchased by the Seller. The table below only includes information with respect to prepayments for loans that existed in the Seller's portfolio on or after March 31, 1995. The prepayment experience with respect to the Mortgage Loans may be substantially different from that indicated below. (The sum of the amounts and the percentages in the table below may not equal the totals due to rounding.)

                  SOUTHERN PACIFIC THRIFT AND LOAN ASSOCIATION
                             HISTORICAL PREPAYMENTS
                 MULTIFAMILY AND COMMERCIAL PROPERTY PORTFOLIOS
                         (INCLUDING SECURITIZED LOANS)

                          ----------------------------------------------------------------------------------------------
                           QUARTER ENDED   QUARTER ENDED   QUARTER ENDED   QUARTER ENDED   QUARTER ENDED   QUARTER ENDED
                            DECEMBER 31,       MARCH 31,        JUNE 30,   SEPTEMBER 30,    DECEMBER 31,       MARCH 31,
                                    1995            1996            1996            1996            1996            1997
                          --------------  --------------  --------------  --------------  --------------  --------------
Quarter to Date
  Prepayments...........      $1,351,241      $6,365,266      $3,745,067      $8,576,474      $5,338,097      $8,259,567
Quarter to Date
  Annualized
  Prepayment(1).........           1.82%           6.34%           3.26%           6.73%           3.67%           4.99%

------------------------

(1) Annualized amount of prepayment in each quarter divided by the simple average of beginning and ending principal balance.

The Master Servicer and the Special Servicer will delegate their servicing obligations in respect of the Mortgage Loans to the Seller (in such capacity, the "Sub-Servicer"), but the Master Servicer and the Special Servicer will each remain liable for their respective obligations under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer will be solely liable for all fees owed by them to the Sub-Servicer, irrespective of whether their compensation pursuant to the Pooling and Servicing Agreement is sufficient to pay such fees. The Sub-Servicer will be entitled to reimbursement for certain expenditures which it makes, generally to the same extent as would the Master Servicer and the Special Servicer for making the same expenditures. The Master Servicer may remove the Seller as Sub-Servicer at any time without cause. See Master Servicer and Special Servicer "--Servicing and Other Compensation and Payment of Expenses" below.

In connection with a prior commercial mortgaged-backed securities transaction in which the Seller acts as subservicer for Midland with respect to commercial mortgage loans originated or acquired by the Seller, Midland has notified the Seller that the Seller was not in compliance in certain respects with the subservicing agreement between the Seller and Midland. The Seller believes that it has a plan in place that, when fully implemented, will rectify the issues raised by Midland in all material respects. As described above, the Master Servicer may remove the Seller as Sub-Servicer at any time with or without cause.

                  SOUTHERN PACIFIC THRIFT AND LOAN ASSOCIATION
                     HISTORICAL DELINQUENCY AND CHARGE-OFFS
             MULTIFAMILY AND COMMERCIAL INCOME PROPERTY PORTFOLIOS
                         (INCLUDING SECURITIZED LOANS)

                    --------------------------------------------------------------------------------------------------------
                             AT DECEMBER 31, 1995                     AT MARCH 31, 1996                 AT JUNE 30, 1996
                    --------------------------------------  --------------------------------------  ------------------------
                          NO.                                     NO.                                     NO.
                          ---                                     ---                               ---------
                                                PERCENTAGE                              PERCENTAGE
                                                        OF                                      OF
                                               OUTSTANDING                             OUTSTANDING
                                 OUTSTANDING    BALANCE OF               OUTSTANDING    BALANCE OF               OUTSTANDING
                                     BALANCE   TOTAL LOANS                   BALANCE   TOTAL LOANS                   BALANCE
                               -------------  ------------             -------------  ------------             -------------
Multifamily
Total Loans
  Outstanding.....        744  $ 236,320,744                      934  $ 291,164,580                     1029  $ 325,312,554
30-59 Days Past
  Due.............          0       --               0.00%          1        173,115         0.06%          1         89,763
60-89 Days Past
  Due.............          2        250,911         0.11%          0       --               0.00%          2        596,767
90-119 Days Past
  Due.............          4        688,574         0.29%          1        369,226         0.13%          0       --
120 or More Days
  Past Due........         15      2,487,031         1.05%         17      4,193,955         1.44%         12      2,104,781
                          ---  -------------  ------------        ---  -------------  ------------  ---------  -------------
Total
  Delinquencies...         21  $   3,426,516         1.45%         19  $   4,736,296         1.63%         15  $   2,791,311

Quarter to Date
  Charge-Offs(1)..                    92,000         0.05%                   836,000         0.32%                   137,000

Commercial
Total Loans
  Outstanding.....        420  $ 132,941,068                      448  $ 142,993,827                      477  $ 159,437,786

30-59 Days Past
  Due.............          1          4,000         0.00%          3        224,504         0.16%          0       --
60-89 Days Past
  Due.............          6        694,767         0.52%          0       --               0.00%          3        573,339
90-119 Days Past
  Due.............          3        223,008         0.17%          1        276,572         0.19%          0       --
120 or More Days
  Past Due........         19      4,096,517         3.08%         18      3,454,488         2.42%         15      2,738,685
                          ---  -------------  ------------        ---  -------------  ------------  ---------  -------------
                           29  $   5,018,292         3.77%         22  $   3,955,564         2.77%         18  $   3,312,024

Quarter to Date
  Charge-Offs(2)..             $      64,000         0.06%                  --               0.00%             $     249,000


                                                                                                                  AT MARCH
                                          AT SEPTEMBER 30, 1996                    AT DECEMBER 31, 1996           31, 1997
                                  --------------------------------------  --------------------------------------  ---------

                                        NO.                                     NO.                                     NO.
                                  ---------                               ---------                               ---------
                      PERCENTAGE                              PERCENTAGE                              PERCENTAGE
                              OF                                      OF                                      OF
                     OUTSTANDING                             OUTSTANDING                             OUTSTANDING
                      BALANCE OF               OUTSTANDING    BALANCE OF               OUTSTANDING    BALANCE OF
                     TOTAL LOANS                   BALANCE   TOTAL LOANS                   BALANCE   TOTAL LOANS
                    ------------             -------------  ------------             -------------  ------------
Multifamily
Total Loans
  Outstanding.....                     1114  $ 350,856,695                     1323  $ 421,518,257                     1471
30-59 Days Past
  Due.............         0.03%          0       --               0.00%          0       --               0.00%          7
60-89 Days Past
  Due.............         0.18%          2      1,334,734         0.38%         11      3,306,353         0.78%         10
90-119 Days Past
  Due.............         0.00%          4        618,529         0.18%          3        550,490         0.13%          3
120 or More Days
  Past Due........         0.65%         11      2,065,486         0.59%         10      2,125,166         0.50%          9
                    ------------  ---------  -------------  ------------  ---------  -------------  ------------  ---------
Total
  Delinquencies...         0.86%         17  $   4,018,749         1.15%         24  $   5,982,009         1.42%         29
Quarter to Date
  Charge-Offs(1)..         0.04%          4         49,563         0.01%          1         72,584         0.02%          1
Commercial
Total Loans
  Outstanding.....                      506  $ 184,527,041                      541  $ 206,205,436                      565
30-59 Days Past
  Due.............         0.00%          0       --               0.00%          0       --               0.00%          3
60-89 Days Past
  Due.............         0.36%          0       --               0.00%          3      1,025,716         0.50%          4
90-119 Days Past
  Due.............         0.00%          2        404,098         0.22%          0       --               0.00%          2
120 or More Days
  Past Due........         1.72%         15      3,404,491         1.84%         13      3,052,814         1.48%         14
                    ------------  ---------  -------------  ------------  ---------  -------------  ------------  ---------
                           2.08%         17  $   3,808,589         2.06%         16  $   4,078,530         1.98%         23
Quarter to Date
  Charge-Offs(2)..         0.16%          6  $     182,873         0.11%          2  $      32,548         0.02%          1


                                     PERCENTAGE
                                             OF
                                    OUTSTANDING
                      OUTSTANDING    BALANCE OF
                          BALANCE   TOTAL LOANS
                    -------------  ------------
Multifamily
Total Loans
  Outstanding.....  $ 477,553,328
30-59 Days Past
  Due.............      1,097,520         0.23%
60-89 Days Past
  Due.............      4,470,127         0.94%
90-119 Days Past
  Due.............        644,459         0.13%
120 or More Days
  Past Due........      2,112,791         0.44%
                    -------------  ------------
Total
  Delinquencies...  $   8,324,897         1.74%
Quarter to Date
  Charge-Offs(1)..        160,537         0.03%
Commercial
Total Loans
  Outstanding.....  $ 218,507,776
30-59 Days Past
  Due.............      1,421,040         0.65%
60-89 Days Past
  Due.............      1,117,420         0.51%
90-119 Days Past
  Due.............        276,437         0.13%
120 or More Days
  Past Due........      3,162,865         1.45%
                    -------------  ------------
                    $   5,977,762         2.74%
Quarter to Date
  Charge-Offs(2)..  $      35,906         0.02%

------------------------

(1) The percentages for "Quarter To Date Charge-Offs" are calculated based upon the average outstanding balance of all multifamily loans for the quarter.

(2) The percentages for "Quarter To Date Charge-Offs" are calculated based upon the average outstanding balance of all commercial loans for the quarter.

                      MASTER SERVICER AND SPECIAL SERVICER

Midland Loan Services, L.P. ("Midland") is the Master Servicer and Special Servicer. Midland was organized under the laws of the state of Missouri in 1992 as a limited partnership. Midland is a real estate financial services company which provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and which originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

As of May 31, 1997, Midland and its affiliates were responsible for the servicing of approximately 11,994 commercial and multifamily loans with an aggregate principal balance of approximately $16.4 billion, the collateral for which is located in 50 states, Puerto Rico and the District of Columbia. With respect to such loans, approximately 10,394 loans with an aggregate principal balance of approximately $11.7 billion pertain to commercial and multifamily mortgage-backed securities. Property type concentrations within the portfolio include multifamily, office, retail, hotel/motel and other types of income producing properties. Midland and its affiliates also provide commercial loan servicing for newly-originated loans and loans acquired in the secondary market on behalf of issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

RESPONSIBILITIES OF MASTER SERVICER

Under the Pooling and Servicing Agreement, the Master Servicer is required to service and administer the Mortgage Loans solely on behalf of and in the best interests of and for the benefit of the Certificateholders, in accordance with the terms of the Pooling and Servicing Agreement and the Mortage Loans and to the extent consistent with such terms, with the higher of (a) the standard of care, skill, prudence and diligence with which the Master Servicer services and administers mortgage loans that are held for other portfolios that are similar to the Mortgage Loans and (b) the standard of care, skill, prudence and diligence with which the Master Servicer services and administers mortgage loans for its own portfolio and are similar to the Mortgage Loans, in either case, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers (with respect to the Master Servicer, the "Servicing Standard").

The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or using its best efforts to cause the Mortgagor under each Mortgage Loan to maintain) hazard, business interruption and general liability insurance policies (and. if applicable, rental interruption policies) as described herein and filing and settling claims thereunder; maintaining escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by any Mortgagor pursuant to the Mortgage Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; demanding that the Mortgagor cure delinquencies; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining records relating to the Mortgage Loans.

RESPONSIBILITIES OF SPECIAL SERVICER

The servicing responsibility on a particular Mortgage Loan will be transferred to the Special Servicer upon the occurrence of certain servicing transfer events (each, a "Servicing Transfer Event"), including the following: (i) the Mortgage Loan is more than 60 days delinquent in whole or in part in respect of any monthly payment or is delinquent in whole or in part in respect of the related Balloon Payment (except to the extent that with respect to any delinquency in the Balloon Payment, the Master Servicer and the Special Servicer agree that such Mortgage Loan is likely to be paid in full within 30 days after such default); (ii) the related Mortgagor has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the Mortgagor has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a period of 60 days; (iii) the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

(iv) in the judgment of the Master Servicer, a payment default has occurred and is not likely to be cured by the related Mortgagor within 60 days; (v) the related Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; (vi) any other material default has in the Master Servicer's judgment occurred which is not reasonably susceptible to cure within the time periods and on the conditions specified in the related mortgage; (vii) the related Mortgaged Property becomes an REO Property; (viii) if for any reason, the Master Servicer cannot enter into an assumption agreement upon the transfer by the related Mortgagor of the mortgage or (ix) an event has occurred which has materially and adversely affected the value of the related Mortgaged Property in the reasonable judgment of the Master Servicer. A Mortgage Loan serviced by a Special Servicer is referred to herein as a "Specially Serviced Mortgage Loan". The Special Servicer will collect certain payments on such Specially Serviced Mortgage Loans and make certain remittances to, and prepare certain reports for the Master Servicer with respect to such Mortgage Loans. The Master Servicer shall have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement provided that the Master Servicer continues to perform certain servicing functions on such Specially Serviced Mortgage Loans and, based on the information provided to it by the Special Servicer, prepares certain reports for the Trustee with respect to such Specially Serviced Mortgage Loans. To the extent that any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan for a least three consecutive months, the Special Servicer will return servicing of such Mortgage Loan to the Master Servicer.

Midland will act as a Special Servicer with respect to the Mortgage Loans. Under the Pooling and Servicing Agreement the Special Servicer is required to service, administer and dispose of Specially Serviced Mortgage Loans solely in the best interests of and for the benefit of the Certificateholders, in accordance with the Pooling and Servicing Agreement and the Mortgage Loans and to the extent consistent with such terms, with the higher of (a) the standard of care, skill, prudence and diligence with which the Special Servicer services, administers and disposes of, distressed mortgage loans and related real property that are held for other portfolios that are similar to the Mortgage Loans, Mortgaged Property and REO Property and (b) the standard of care, skill, prudence and diligence with which the Special Servicer services, administers and disposes of distressed mortgage loans and related real property for its own portfolio and are similar to the Mortgage Loans, Mortgage Property and REO Property, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers, so as to maximize the net present value of recoveries on the Mortgage Loans (with respect to the Special Servicer, the "Servicing Standard").

The Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire, in the name of the Trustee, title to a Mortgaged Property securing a Specially Serviced Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard. The Special Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be paid as an expense of the Trust
Fund), that:

(i) the Mortgaged Property is in compliance with applicable environmental laws; or if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and

(ii) and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that, if any such materials are present, taking such action with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions.

The Special Servicer, on behalf of the Trust Fund, will use its best efforts to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or
(ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will be required to (i) solicit offers for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept an offer received from any person that constitutes a fair price and which is in the best interest of the Certificateholder as determined by the Special Servicer in accordance with Servicing Standard.

If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Any such property acquired by the Trust Fund will be managed in a manner consistent with the Servicing Standard.

The Special Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon Specially Serviced Mortgage Loan. If the proceeds of any liquidation of the property securing the Specially Serviced Mortgage Loan are less than the outstanding principal balance of the Specially Serviced Mortgage Loan plus interest accrued thereon at the Mortgage Interest Rate plus the aggregate amount of expenses incurred by the Special Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Special Servicer will be entitled to be paid from the amounts on deposit in the Collection Account, prior to the distribution to Certificateholders, amounts representing its normal servicing compensation on the Specially Serviced Mortgage Loan.

The Special Servicer shall have full power and authority to do any and all things in connection with servicing and administering a Mortgage Loan that it may deem in its best judgment necessary or advisable, including, without limitation, to execute and deliver on behalf of the Trust Fund any and all instruments of satisfaction or cancellation or of partial release or full release or discharge and all other comparable instruments, to reduce the related Mortgage Interest Rate, and to defer or forgive payment of interest and/or principal with respect to any Specially Serviced Mortgage Loan or any Mortgaged Property. The Special Servicer may not permit a modification of any Mortgage Loan to a date later than three years prior to the Assumed Final Distribution Date. Notwithstanding the forgoing, the Special Servicer may not permit any such modification with respect to a Balloon Mortgage Loan if it results in the extension of such maturity date beyond the amortization term of such Balloon Mortgage Loan absent the related Balloon Payment. The related Special Servicer will prepare a report (an "Asset Strategy Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than sixty (60) days after the servicing of such Mortgage Loan is transferred to the Special Servicer. The holders of the fewest number of classes of Certificates representing the most subordinate interests in the Trust Fund that equals at least a 2% interest (by Class Balance) in the Trust Fund (the "Monitoring Certificateholders") will designate one Monitoring Certificateholder pursuant to the Pooling and Servicing Agreement (the "Directing Certificateholder"). Each Asset Strategy Report will be delivered to the Directing Certificateholder. The Directing Certificateholder may object to any Asset Strategy Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Strategy Report if it makes an affirmative determination that such objection is not in the best interest of all the Certificateholders. In connection with making such affirmative determination, the Special Servicer, by notice to the Trustee, may request a vote by all the Certificateholders. If the Directing Certificateholder does not disapprove an Asset Strategy Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Strategy Report. If the Directing Certificateholder disapproves such Asset Strategy Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset

Strategy Report as soon as practicable. The Special Servicer will revise such Asset Strategy Report until the Directing Certificateholder fails to disapprove such revised Asset Strategy Report as described above, provided that the Special Servicer shall not be under any obligation to perform any actions which are not consistent with applicable laws and the related Mortgage Loan documents. Any Certificateholder may request and obtain a copy of any Asset Strategy Report except to the extent prohibited by applicable law or the related Mortgage Loan documents.

The Special Servicer may be removed without cause at any time by the holders of a majority interest in the Certificates representing the most subordinate interests in the Trust Fund that equal at least 5% interest in the Trust Fund.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

The principal compensation to be paid to the Master Servicer in respect of their servicing activities will be the Servicing Fee. The Servicing Fee will be payable monthly and will accrue at the applicable Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on such Mortgage Loan is computed. The "Servicing Fee Rate" with respect to each Mortgage Loan equals 0.36% per annum.

The Master Servicer will also be entitled to retain as additional servicing compensation (i) all investment income earned on amounts on deposit in the Mortgagor escrow accounts (to the extent consistent with applicable law and the related Mortgage Loan documents) and the Collection Account, (ii) all amounts collected with respect to the Mortgage Loans (that are not Specially Serviced Mortgage Loans) in the nature of late payment charges, late fees, NSF check charges (including with respect to Specially Serviced Mortgage Loans), extension fees, modification fees, assumption fees, and similar fees and charges, and
(iii) any Prepayment Interest Excess (to the extent not offset against any Prepayment Interest Shortfall in accordance with the provisions of the Pooling and Servicing Agreement).

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee. The Special Servicing Fee will be payable monthly only from amounts received in respect of each Specially Serviced Mortgage Loan. The Special Servicing Fee will equal 0.45% of all amounts collected with respect to any Specially Serviced Mortgage Loans.

The Special Servicer will also be entitled to receive with respect to any Specially Serviced Mortgage Loan or REO Property that is sold or transferred or otherwise liquidated, in addition to the Special Servicing Fee, a disposition fee (the "Disposition Fee") equal to 1.00% of the net proceeds of the sale or liquidation of any Specially Serviced Mortgage Loan or REO Property.

The Special Servicer will also be entitled to retain as additional servicing compensation (i) all investment income earned on amounts on deposit in any REO Account, and (ii) all amounts collected with respect to the Specially Serviced Mortgage Loans in the nature of late payment charges, late fees, assumption fees, modification fees, extension fees or similar items.

CONFLICTS OF INTEREST

The Master Servicer, Special Servicer or their respective affiliates own and are in the business of acquiring assets similar to the Mortgage Loans held by the Trust Fund. To the extent that any mortgage loans owned and/or serviced by the Special Servicer or their respective affiliates are similar to the Mortgage Loans held by the Trust Fund, the mortgaged properties related to such mortgage loans may, depending upon certain circumstances such as the location of the mortgaged property, compete with the Mortgaged Properties related to the Mortgage Loans held by the Trust Fund for tenants, purchasers, financing and similar resources.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

GENERAL

The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of June 1, 1997 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent. Following are summaries of certain provisions of the Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. The Trustee will provide to a prospective or actual Certificateholder without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60674, Attention: Asset-Backed Trust-Southern Pacific 1997-SPTL-C1.

ASSIGNMENT OF THE MORTGAGE LOANS

On or prior to the Delivery Date, the Seller will assign or cause to be assigned the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Prior to the Delivery Date, the Seller will, as to each Mortgage Loan, deliver to or retain on behalf of the Trustee among other things, the following documents (collectively, as to such Mortgage Loan, the "Mortgage Loan File"): (i) the original Mortgage, and any intervening assignments thereof, in each case with evidence of recording thereon or in case such documents have not been returned by the applicable recording office, certified copies thereof;
(ii) the original or, if accompanied by a "lost note" affidavit, a copy of the Mortgage Note, endorsed by the Seller, without recourse, in blank or to the order of Trustee; (iii) an assignment of the Mortgage, executed by the Seller, in blank or to the order of the Trustee, in recordable form; (iv) originals or certified copies of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage) and any intervening assignments of each such document or instrument; (v) assignments of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage), executed by the Seller, in blank or to the order of the Trustee; (vi) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed; and (vii) the originals or certificates of a lender's title insurance policy issued on the date of the origination of such Mortgage Loan or, with respect to each Mortgage Loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located; (viii) originals or copies of any guaranties related to such Mortgage Loan; (ix) original or certified copies of any prior assignments of mortgage if the Seller is not the seller of record; and (x) the Seller has agreed with the Depositor to cause each assignment of the Mortgage described in clause (iv) above to be submitted for recording in the real property records of the jurisdiction in which the related Mortgage Property is located. Any such assignment delivered in blank will be completed to the order of the Trustee prior to recording.

TRUSTEE

LaSalle National Bank, a nationally chartered bank, shall serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued. Except in circumstances such as those involving defaults (when it might request assistance from other departments in the bank), its responsibilities as trustee are carried out by its Asset-Backed Securities Trust Services Division. Its principal corporate trust office is located at 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60674, Attention: Asset-Backed Trust-Southern Pacific 1997-SPTL-C1.

THE FISCAL AGENT

ABN AMRO Bank N.V., a Netherlands banking corporation and the corporate parent of the Trustee, will act as Fiscal Agent for the Trust Fund and will be obligated to make any P&I Advance required to be but not made by the Trustee under the Pooling and Servicing Agreement. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee.

The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of December 31, 1996, the Fiscal Agent reported assets of approximately $341,000,000,000.

COLLECTION ACCOUNTS

GENERAL. The Master Servicer will establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Loans (collectively, the "Collection Account") which shall be an account satisfying the requirements set forth in the Pooling and Servicing Agreement as are necessary to maintain the ratings on the Certificates from each Rating Agency. The amount on deposit in the Collection Account may be invested by the Master Servicer in certain United States government securities and other obligations specified in the Pooling and Servicing Agreement ("Permitted Investments"). The Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested in certain Permitted Investments. Interest or other income earned on funds in the Collection Account will be paid to the Master Servicer as additional servicing compensation.

DEPOSITS. The Master Servicer will deposit or cause to be deposited in a Collection Account within one (1) business day after receipt, the following payments and collections received, with respect to the Mortgage Loans by the Master Servicer:

(i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

(ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer as its servicing compensation;

(iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Mortgage Loan (to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions of the related Mortgage Loan) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure, condemnation or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

(iv) any advances made as described under "Description of the Certificates--Advances";

(v) any amounts representing Prepayment Premiums;

(vi) any amounts received from the Special Servicer;

but excluding any REO Proceeds and penalties or modification fees which may be retained by the Master Servicer. REO Proceeds shall be maintained in the REO Account by the Special Servicer prior to their Remittance (net of withdrawals permitted to be made by the Special Servicer pursuant to the Pooling and Servicing Agreement to the Master Servicer for deposit into the Collection Account).

The Master Servicer is required to deposit on the business day preceding each Distribution Date, all amounts with respect to the Mortgage Loan into the Certificate Account (as described below) net of the withdrawals permitted to be made by the Master Servicer.

WITHDRAWALS. The Master Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes:

(i) to reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent for unreimbursed amounts advanced as described under "Description of the Certificates--Advances," such reimbursement to be made out of amounts received which were identified and applied by such Servicer as late collections of interest on and principal of the particular Mortgage Loans with respect to which the advances were made;

(ii) to reimburse itself or the Special Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Mortgage Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late collections, Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred;

(iii) to reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent for any advances described in clause (i) above and any servicing expenses described in clause (ii) above which, in the Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's good faith judgment, will not be recoverable from the amounts described in clauses (i) and (ii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans remain outstanding;

(iv) to pay itself, the Trustee or the Fiscal Agent interest accrued on the advances described in clause (i) above and the servicing expenses described in clause (ii) above while such remain outstanding and unreimbursed;

(v) to pay itself as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Amount;

(vi) to pay the Special Servicer the Special Servicing Fees and Disposition Fees; and

(vii) to make any other withdrawals permitted by the Pooling and Servicing Agreement.

CERTIFICATE ACCOUNT. The Trustee will establish and maintain, or cause to be established and maintained, an Account for the collection of payments from the Master Servicer immediately preceding each Distribution Date (the "Certificate Account"). The Trustee will also deposit or cause to be deposited in a Certificate Account the following amounts:

(i)  Liquidation Proceeds, if any;

(ii) any other amounts required to be deposited in the Certificate Account as provided in the Pooling and Servicing Agreement.

The time within which the Special Servicer makes the initial determination of appropriate action evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Mortgage Loan the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Special Servicer in certain cases may not be permitted to accelerate a Mortgage Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspect of the Mortgage Loans and the Leases" in the Prospectus.

REPORTS TO CERTIFICATEHOLDERS

On each Distribution Date, based upon information provided by the Servicers, the Trustee shall furnish to each Certificateholder, the Seller, to the Depositor and each Rating Agency a statement setting forth certain information with respect to the Mortgage Loans and the Certificates required pursuant to the Pooling and Servicing Agreement and in the form of Annex B hereto. In addition, within a reasonable period of time after each calendar year, the Trustee shall furnish to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling and Servicing Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. Unless and until Definitive Certificates are issued, such statements or reports will be furnished only to Cede & Co., as nominee for DTC; provided, however, that the Trustee shall furnish a copy of any such statement or report to any Beneficial Owner which requests such copy and certifies to the Trustee that it is the Beneficial Owner of a Certificate. The Trustee shall furnish a copy of any such statement or report to any person who requests it for a nominal charge. Any person may call the Trustee at (800) 246-5761 in order to inquire as to how to obtain such statement or report. Such statement or report may be available to Beneficial Owners upon request to DTC or their respective Participant or Indirect Participants. Any Asset Strategy Report shall be delivered by the Trustee upon request to any Beneficial Owner of an Offered Certificate subject to receipt by the Trustee and the Special Servicer of evidence satisfactory to them that the request is made by a Beneficial Owner and the receipt by the Trustee of a certificate acknowledging certain limitations with respect to the use of such statement or report. See "Description of the Certificates--Reports to Certificateholders" in the Prospectus. The Directing Certificateholder shall receive all reports prepared or received by the Master Servicer or the Special Servicer. In addition, each other Certificateholder (or a Beneficial Owner, subject to the third preceding sentence) may obtain all such reports at its expense as described in the Pooling and Servicing Agreement.

VOTING RIGHTS

At all times during the term of this Agreement, 98.0% of all Voting Rights shall be allocated among the classes of Certificates (other than the Class X Certificates) in proportion to the respective Class Balances, 1.00% of all Voting Rights shall be allocated to the Class X Certificates and 0.33- 1/3% of all Voting Rights shall be allocated to each of the Class R-I, Class R-II and Class R-III Certificates. Voting Rights allocated to a class of Certificates shall be allocated among the holders of such class in proportion to the Percentage Interests evidenced by their respective Certificates. Allocations of Realized Losses and Collateral Value Adjustments to a Class of Certificates and any other event which changes such Class Balance will result in a corresponding change to such Class' Voting Rights.

As described under "Description of the Certificates -Book-Entry Registration and Definitive Certificates" in the Prospectus, unless and until Definitive Certificates are issued, except as otherwise expressly provided herein, Certificate Owners may only exercise their rights as owners of Certificates indirectly through DTC or their respective Participant or Indirect Participant.

TERMINATION

The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the assets of the Trust Fund by any holder of a Class R-I Certificate, the holders of an aggregate Percentage Interest in excess of 50% of the Most Subordinate Class of Certificates, the Master Servicer and (to the extent all of the remaining Mortgage Loans are being serviced by the Special Servicer) the Special Servicer (in that order). The "Most Subordinate Class of Certificates" at the time of determination shall be the class of Certificates to which Realized Losses would be allocated at such time as described under "Description of the Certificates--Subordination" herein. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar specified in such notice of termination.

Any such purchase of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the greater of (1) the aggregate fair market value of all the Mortgage Loans and REO Properties then included in the Trust Fund, determined pursuant to the Pooling and Servicing Agreement, and (2) the aggregate Class Balance of all the Certificates plus accrued and unpaid interest thereon. Such purchase will effect early retirement of the then outstanding Certificates, but the right to effect such termination is subject to the requirement that the aggregate Stated Principal Balance of the Mortgage Loans then in the Trust Fund is less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                                USE OF PROCEEDS

The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay a portion of the purchase price of the Mortgage Loans.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Brown & Wood LLP, counsel to the Depositor and the Underwriters. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

Three separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. Upon the issuance of the Certificates, Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III (each as defined in the Pooling and Servicing Agreement) will each qualify as a REMIC under the Code.

For federal income tax purposes, the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, and the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. The Offered Certificates (other than the Class X Certificates), each component of the Class X Certificates and the Other Certificates will be "regular interests" of REMIC III and will be treated as debt instruments of the REMIC III.

SEE "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--REMICS" IN THE PROSPECTUS.

The Class X Certificates will, and the other classes of Offered Certificates may, be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the Mortgage Loans. No representation is made that the Mortgage Loans will not prepay at another rate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Original Issue Discount" in the Prospectus.

Net Prepayment Premiums allocated to the Certificates will be taxable to the holders of such Certificates on the date the amount of such premiums becomes fixed.

The Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the Prospectus.

The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code generally in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(6)(B) of the Code. Moreover, the Offered Certificates will be "obligation[s] . . . which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(C) of the Code. The Offered Certificates will not be considered to represent an interest in "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701 (a)(19)(C)(v) of the Code except in the proportion that the assets of the Trust Fund are represented by Mortgage Loans secured by multifamily apartment buildings. See "Certain Federal Income Tax Consequences--REMICs-- Characterization of Investments in REMIC Certificates" in the Prospectus.

For further information regarding the federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences" in the Prospectus.

                            STATE TAX CONSIDERATIONS

In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of any Class of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

The U.S. Department of Labor issued an individual exemption, Prohibited Transaction Exemption 90-23 (the "Exemption"), on May 17, 1990 to J.P. Morgan Securities Inc., which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 501(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) J.P. Morgan Securities Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with J.P. Morgan Securities Inc. and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Class A1, Class A2 and Class X Certificates.

The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of such Classes of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of such Classes of Offered Certificates by certain employee benefit plans subject to Section 4975 of the Code (each, a "Plan"), must be on terms (including the price) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Classes of Offered Certificates must not be subordinate to the rights and interests evidenced by the other certificates of the same trust. Third, such Classes of Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, Inc. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group," which consists of the Underwriters, the Depositor, the Seller, the Master Servicer, the Special Servicer, the Sub-Servicer and any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Classes of Offered Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting such Classes of Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and the Special Servicer must represent not more than reasonable compensation for such person's services under the Agreements and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

Because the Class A1, Class A2 and Class X Certificates are not subordinate to any other class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A1 and A2 Certificates that they be rated "AAA" by Fitch, DCR and Standard & Poor's. It is a condition of the issuance of the Class X Certificates that they be rated "AAA" by Fitch and DCR. A fiduciary of a Plan contemplating purchasing any such Class of Certificates in the secondary market must make its own determination that at the time of such acquisition, any such Class of Certificates continues to satisfy the third general condition set forth above. The Depositor expects that the fourth general condition set forth above will be satisfied with respect to each of such Classes of Certificates. A fiduciary of a Plan contemplating purchasing any such Class of Certificate must make its own determination that the first, third, and fifth general conditions set forth above will be satisfied with respect to any such Class of Certificate. Each purchaser purchasing Class A1, Class A2 or Class X Certificates with the assets of a Plan shall be deemed to represent and warrant that it is an "accredited investor" as described in the sixth general condition set forth above.

The Class B, Class C and Class D Certificates do not satisfy the second condition described above because they are subordinated to the Class A1, Class A2 and Class X Certificates, and accordingly, may not be purchased with the assets of a Plan. By purchasing a Class B, Class C or Class D Certificate, each purchaser shall be deemed to represent and warrant that it is an "accredited investor" as described in the sixth general condition set forth above.

Before purchasing any such Class of Certificate, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.

Purchasers using insurance company general account funds to effect such purchase should consider the availability of Prohibited Transaction Class Exemption 95-60 (60 Fed. Reg. 35925, July 12, 1995) issued by the U.S. Department of Labor.

Any Plan fiduciary considering whether to purchase any such Class of Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

The Class A1, Class A2, Class X and Class B Certificates will be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class C, Class D and Class E Certificates will not be "mortgage related securities" within the meaning of SMMEA.

In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage-backed securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA.

The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or is subject to investment, capital or other restrictions.

See "Legal Investment" in the Prospectus.

                              PLAN OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriters, the Depositor has agreed to sell to the Underwriters and each of the Underwriters has severally and not jointly agreed to purchase from the Depositor upon issuance, the principal amounts or notional amount of the Offered Certificates set forth opposite their names below.

                                     PRINCIPAL   PRINCIPAL   PRINCIPAL   PRINCIPAL   PRINCIPAL    NOTIONAL
                                     AMOUNT OF   AMOUNT OF   AMOUNT OF   AMOUNT OF   AMOUNT OF    AMOUNT OF
                                      CLASS A1    CLASS A2    CLASS B     CLASS C     CLASS D      CLASS X
            UNDERWRITER              CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES
-----------------------------------  ----------  ----------  ----------  ----------  ----------  -----------
J.P. Morgan Securities Inc.........  $36,919,035 $27,689,049 $4,614,539  $5,537,628  $4,614,539  $92,297,793
Morgan Stanley & Co.
  Incorporated.....................  36,919,035  27,689,049   4,614,539   5,537,628   4,614,539   92,297,793
Dabney/Resnick/Imperial............   7,391,930   5,543,902     923,923   1,108,744     923,923   18,479,866
                                     ----------  ----------  ----------  ----------  ----------  -----------
  Total............................  $81,230,000 $60,922,000 $10,153,000 $12,184,000 $10,153,000 $203,075,453
                                     ----------  ----------  ----------  ----------  ----------  -----------
                                     ----------  ----------  ----------  ----------  ----------  -----------

The obligations of the Underwriters under the Underwriting Agreement are subject to certain conditions precedent and the Underwriters will be obligated to purchase all of the Offered Certificates if any are purchased.

Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the Offered Certificates will be 115.37% of the initial aggregate principal balance thereof, plus, with respect to the Class X Certificates, accrued interest from the Cut-off Date, before deducting expenses payable by the Depositor. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts, commissions or concessions.

The Depositor also has been advised by the Underwriters that it currently expects to make a market in the Offered Certificates; however, it has no obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active public market for the Offered Certificates will develop, or if it does develop, that it will continue.

The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

The Seller has agreed to pay the expenses of the Depositor in connection with the purchase of the Mortgage Loans and the issuance of the Certificates. One of the Underwriters is an affiliate of the Seller. Either the Seller or an affiliate thereof will purchase approximately 45.5% of the Class X Certificates.

One of the Underwriters is an affiliate of the Depositor.

                                 LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor and the Underwriters by Brown & Wood LLP, New York, New York and for the Seller by Cadwalader, Wickersham & Taft, New York, New York.

                                     RATING

It is a condition of the issuance of the Class A1, and Class A2 Certificates that they be rated "AAA" by Fitch Investors Service, L.P. ("Fitch"), Duff & Phelps Credit Rating Co. ("DCR") and Standard & Poor's Ratings Services ("Standard & Poor's"). It is a condition of the issuance of the Class X Certificates that they be rated not lower than "AAA" by Fitch and DCR. It is a condition of the issuance of the Class B Certificates that they be rated not lower than "AA" by Fitch, DCR and Standard & Poor's. It is a condition of the issuance of the Class C Certificates that they be rated not lower than "A+" by DCR and "A" by Fitch and Standard & Poor's. It is a condition of the issuance of the Class D Certificates that they be rated not lower than "BBB" by DCR and Standard & Poor's and "BBB-" by Fitch.

A rating on mortgage pass-through certificates addresses the likelihood of the receipt of all distributions to which Certificateholders are entitled, including payment of all principal on the Certificates by the Rated Final Distribution Date. The ratings on the Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Holders will nevertheless have been paid, and such result is consistent with the "AAA" rating received on the Class X Certificates. The Class X Certificate notional amount upon which interest is calculated is reduced by the allocation of Realized Losses, Collateral Value Adjustments and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount as so reduced from time to time. Accordingly, the rating of the Class X Certificates should be evaluated independently from similar ratings on other types of securities. See "Risk Factors" herein.

There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by Fitch, DCR or Standard & Poor's pursuant to the Depositor's request.

The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating. A security rating does not address the frequency or likelihood of prepayments (whether voluntary or involuntary) of Mortgage Loans, or the corresponding effect on the yield to investors.

The ratings do not address the fact that the Pass-Through Rates on the Offered Certificates, to the extent determined based on the Remittance Rates, may be affected by changes therein.

                         INDEX OF PRINCIPAL DEFINITIONS

30/360 basis..................................................................  S-5
Adjusted Available Distribution Amount........................................  S-5
Adjusted Collateral Value.....................................................  S-5
Asset Strategy Report.........................................................  S-67
Available Distribution Amount.................................................  S-50
Balloon Mortgage Loan.........................................................  S-3
Balloon Payment...............................................................  S-3
Beneficial Owner..............................................................  S-2, S-47
Cede..........................................................................  S-43
CEDEL.........................................................................  S-42, S-47
CEDEL Participants............................................................  S-48
CERCLA........................................................................  S-19
Certificate Account...........................................................  S-71
Certificateholders............................................................  S-2
Certificates..................................................................  1, S-1
Class Balance.................................................................  ii
Clearance Cooperative.........................................................  S-48
Code..........................................................................  S-12
Collateral Value Adjustment...................................................  S-53
Collateral Value Adjustment Reduction Amount..................................  S-6, S-51
Collateral Value Adjustment Capitalization Amount.............................  S-51
Collection Account............................................................  S-70
Cut-off Date..................................................................  1
Cut-off Date LTV Ratio........................................................  S-38
DCR...........................................................................  S-13
Definitive Certificate........................................................  S-2
Depositor.....................................................................  ii
Depositories..................................................................  S-47
Determination Date............................................................  S-6
Directing Certificateholder...................................................  S-67
Distribution Date.............................................................  ii, S-1
                                                                                ii, S-2,
DTC...........................................................................  S-47
DTC Participants..............................................................  S-3
DTC Participants,.............................................................  S-47
DTC Registered Certificates...................................................  S-2, S-47
Due Date......................................................................  S-3
ERISA.........................................................................  S-13
Euroclear.....................................................................  S-2, S-47
Euroclear Operator............................................................  S-48
Euroclear Participants........................................................  S-48
Exemption.....................................................................
FIRREA........................................................................  S-38
Fitch.........................................................................  ii, S-13
Index.........................................................................
Indirect Participants.........................................................  S-48
Interest Accrual Amount.......................................................  S-5
Interest Distribution Amount..................................................  S-6
LIBOR.........................................................................  1
Loss Mortgage Loan............................................................  S-55
Master Servicer...............................................................  ii

Maturity Date LTV Ratio.......................................................  S-38
Maximum Mortgage Interest Rate................................................  S-10
Midland.......................................................................  S-63
Minimum Mortgage Interest Rates...............................................  S-10, S-11
Monitoring Certificateholders.................................................  S-67
Monthly Payments..............................................................  S-3
Mortgage Interest Rate........................................................  3
Mortgage Pool.................................................................  ii
Mortgaged Properties..........................................................  S-2, S-8
Mortgaged Property............................................................  S-4, S-24
Most Subordinate Class of Certificates........................................  S-72
Net Prepayment Premium........................................................  S-52
Offered Certificates..........................................................  i, S-4
Other Certificates............................................................  S-8, S-54
P&I Advance...................................................................  S-8, S-56
Participants..................................................................  S-47
Pass-Through Rate.............................................................  ii
Percentage Interest...........................................................  S-50
Periodic Rate Caps............................................................  S-10
Pooling and Servicing Agreement...............................................  S-4, S-69
Prepayment Interest Excess....................................................  S-52
Prepayment Interest Shortfall.................................................  S-52
Prepayment Premium............................................................  S-3, S-42
Prepayment Premium Period.....................................................  S-3
Primary Collection Account....................................................  S-70
Principal Distribution Amount.................................................  S-7, S-52
Priority of Distributions.....................................................  S-7, S-52
Property Protection Expenses..................................................  S-56
Rated Final Distribution Date.................................................  S-13
Realized Loss,................................................................  S-55
Record Date...................................................................  S-1
REMIC.........................................................................  ii, S-12
REMIC Regulations.............................................................  S-73
Remittance Period.............................................................  S-6
Remittance Rate...............................................................  S-5
REO Account...................................................................  S-47
REO Property..................................................................  S-47
Required Appraisal Date.......................................................  S-54
Restricted Group,.............................................................  S-74
Seller........................................................................  ii
Servicing Transfer Event......................................................  S-65
SMMEA.........................................................................  S-14
Special Servicer..............................................................  ii
Specially Serviced Mortgage Loan..............................................  S-12
Standard & Poor's.............................................................  ii, S-13
Stated Principal Balance......................................................  S-55
Terms and Conditions..........................................................  S-48
Trust Fund....................................................................  ii
Underwriter...................................................................  1
Weighted Average Remittance Rate..............................................  S-4

                                    ANNEX A
  CERTAIN CHARACTERISTICS OF THE TOP 50 MORTGAGE LOANS AS OF THE CUT-OFF DATE

  LOAN                                                                        ZIP        PROPERTY         YEAR
 NUMBER                ADDRESS                    CITY           STATE       CODE          TYPE           BUILT     UNITS/SF(1)
---------  --------------------------------  ---------------     -----     ---------  ---------------     -----     -----------
257012341  9331-9523 Silverdale Way NW       Silverdale                               Mixed
                                                                      WA       98383  Commercial             1971       72,510
217012510  12062 Valley View Street          Garden Grove             CA       92645  Office                 1970       56,330
256312345  334 Lakeside Avenue South         Seattle                  WA       98122  Multifamily            1965           28
266312956  3535 West Camelback Road          Phoenix                  AZ       85019  Multifamily            1975          164
257012560  8601-8799 South Tacoma Way        Tacoma                   WA       98499  Retail                 1973       51,719
237012458  340-350 W. Grant Line Road        Tracy                    CA       95376  Retail                 1963       30,487
237012593  601-609 Mission Street            San Francisco            CA       94105  Office                 1907       43,085
277012762  2934-54 N. Milwaukuee Avenue      Chicago                  IL       60618  Mixed Use              1918       57,150
216312718  1621-1735 East Harvard Place      Ontario                  CA       91764  Multifamily            1973           88
226312399  2456-2512 West Whittier           La Habra                 CA       90631  Multifamily            1957           60
226312513  1075 E. Chandler Boulevard        Chandler                 AZ       85225  Multifamily            1985           46
216312523  251 W. Blacklidge Dr.             Tuscon                   AZ       85705  Multifamily            1982          104
256312380  3730 South 148th Street           Tukwila                  WA       98168  Multifamily            1968           68
237012893  343 East Main Street              Stockton                 CA       95202  Office                 1915       84,672
226320079  1369 North Willow Avenue          Rialto                   CA       92376  Multifamily            1984           98
256312650  732 4th Avenue N.E.               Pacific                  WA       98047  Multifamily            1986           56
256312766  1741 Belmont Avenue               Seattle                  WA       98122  Multifamily            1926           52
217012422  1340 E. 7th Street                Long Beach               CA       90813  Retail                 1964       23,240
216312394  40389 Mayberry Avenue             Hemet                    CA       92544  Multifamily            1991           88
237012461  9998 Old Placerville Road         Rancho Cordova           CA       95827  Industrial             1981      111,846
217012704  7500-7528 Rosecrans Ave.          Paramount                CA       90723  Retail                 1989       45,239
256312519  415 W. Roy St                     Seattle                  WA       98119  Multifamily            1930           26
246312895  9710 Military Parkway             Dallas                   TX       75227  Multifamily            1974          160
217012768  747 East Green Street             Pasadena                 CA       91101  Office                 1966       22,216
237012705  840 East Main Street              Grass Valley             CA       95945  Retail                 1975       28,260
216312413  3840 North 43rd Avenue            Phoenix                  AZ       85031  Multifamily            1975           80
226312319  7051 Cerritos Avenue              Stanton                  CA       90680  Multifamily            1965           40
216310910  11313 Oxnard Street               North Hollywood          CA       91606  Multifamily            1984           80
266312750  1538 SE 122nd Avenue              Portland                 OR       97233  Multifamily            1964           54
237012605  5478 Arboga Road                  Olivehurst                               Mobile Home
                                                                      CA       95901  Park                   1960       --
256312708  1819 Bellevue Avenue              Seattle                  WA       98122  Multifamily            1929           30
236312671  725 Ellis Street                  San Francisco            CA       94109  Multifamily            1906           53
216312391  3244 West Avenue J6               Lancaster                CA       93536  Multifamily            1986           67
247012357  8231 East Prentice Avenue         Greenwood                                Office
                                             Village                  CO       80111                         1975       20,394
247012511  938 Quail Street                  Lakewood                                 Mixed
                                                                      CO       80215  Commercial             1978       40,229
257012416  14300 124th Avenue NE             Kirkland                 WA       98034  Retail                 1982       17,220
216311340  21217 Gault St.                   Canoga Park              CA       91306  Multifamily            1971           48
227020081  27742 Forbes Road                 Laguna Niguel            CA       92677  Warehouse              1972       24,000
267012495  50 SW Second Avenue               Portland                 OR       97204  Office                 1872       44,721
226312669  3605 W. Osborn Road               Phoenix                  AZ       85019  Multifamily            1984          112
237012892  925 N. El Dorado St. and 17 E.    Stockton                                 Mixed Use
           Popl                                                       CA       95202                         1927       55,823
256311726  5205 & 5231 39th Avenue South     Seattle                  WA       98118  Multifamily            1960           52
217012754  10956-10962 Los Alamitos Blvd.    Los Alamitos             CA       90720  Retail                 1970       10,464
266312415  17440 E Burnside Street & 17441   Gresham                                  Multifamily
           SE                                                         OR       97030                         1992           24
236312346  1821 Lakeville Hwy                Petaluma                                 Mobile Home
                                                                      CA       94952  Park                   1966       --
226312493  4540 E. Belleview Street          Phoenix                  AZ       85008  Multifamily            1981           42
246312492  3318 N. 18th Ave & 1820 W.        Phoenix                                  Multifamily
           Mulberry                                                   AZ       85016                         1964           52
216312715  407 N. Avenue 50                  Los Angeles              CA       90042  Multifamily            1969           60
266312426  669-673,685,705,709 Young St.     Woodburn                 OR       97071  Multifamily            1963           40
246312596  3076 W. 71st Way                  Westminster              CO       80030  Multifamily            1962           36

                                              MATURITY
  LOAN     APPRAISAL  APPRAISAL                 DATE      ORIGINAL    CUT-OFF
 NUMBER      VALUE       DATE        LTV       LTV(2)      BALANCE    BALANCE     RATE
---------  ---------  ----------  ---------  -----------  ---------  ---------  ---------
257012341
           $4,800,000  5/10/1996      64.14%     --    %  $3,100,000 $3,078,561    9.5000%
217012510  3,070,000   8/14/1996      66.96      --       2,065,000  2,055,538    10.4500
256312345  3,200,000   5/17/1996      63.86      --       2,060,000  2,043,616     8.5000
266312956  3,010,000    1/3/1997      66.30      --       2,000,000  1,995,519     7.5000
257012560  3,300,000    6/3/1996      60.30      --       2,000,000  1,989,823     9.4500
237012458  2,400,000   7/12/1996      77.66      --       1,875,000  1,863,857     9.2500
237012593  2,800,000    9/3/1996      63.98      --       1,800,000  1,791,407     9.7500
277012762  2,520,000   12/4/1996      67.27      --       1,700,000  1,695,238     8.9500
216312718  2,225,000   12/2/1996      73.88      --       1,650,000  1,643,800     7.5000
226312399  1,890,000   1/16/1996      83.31      --       1,584,000  1,574,586     9.2500
226312513  2,100,000   8/24/1996      74.62      --       1,575,000  1,566,977     9.0000
216312523  2,001,000    9/9/1996      74.58      --       1,500,000  1,492,360     9.0000
256312380  2,100,000   3/29/1996      68.55      --       1,450,000  1,439,590     8.7500
237012893  3,050,000  11/26/1996      46.82      --       1,432,000  1,427,918     7.7500
226320079  2,250,000   11/8/1994      61.04      --       1,400,000  1,373,468     9.6250
256312650  2,020,000  10/22/1996      67.83      --       1,375,000  1,370,166     8.7500
256312766  2,500,000  11/20/1996      53.80      --       1,350,000  1,344,928     7.5000
217012422  2,050,000   7/24/1996      64.63      --       1,332,500  1,324,952     8.4506
216312394  2,020,000   7/16/1996      65.39      --       1,330,000  1,320,893     7.5006
237012461  2,730,000   7/18/1996      46.39      --       1,300,000  1,266,421     9.7500
217012704  1,950,000   11/4/1996      64.80      --       1,267,500  1,263,566     8.4500
256312519  1,800,000    9/4/1996      69.07      --       1,250,000  1,243,310     8.7500
246312895  1,625,000  12/10/1996      74.79      --       1,218,750  1,215,276     7.7500
217012768  1,810,000  12/10/1996      66.12      --       1,200,000  1,196,714     7.9500
237012705  3,270,000  11/18/1996      36.57      --       1,200,000  1,195,710     7.7500
216312413  1,900,000    6/8/1996      62.46      --       1,195,000  1,186,817     7.5006
226312319  1,600,000   5/23/1996      70.13      --       1,129,700  1,122,031     9.7500
216310910  2,000,000   5/26/1994      55.85      --       1,149,200  1,117,081     9.2500
266312750  1,660,000  10/21/1996      66.02      --       1,100,100  1,095,966     7.5000
237012605
           2,095,000  10/17/1996      52.30       48.05   1,100,000  1,095,673    10.5000
256312708  1,550,000  11/27/1996      70.10      --       1,090,000  1,086,565     8.3750
236312671  1,630,000  10/16/1996      64.75      --       1,060,000  1,055,438     7.7500
216312391  1,475,000   7/12/1996      71.17      --       1,057,500  1,049,818     7.7506
247012357
           1,540,000   2/20/1996      67.66      --       1,050,000  1,041,908     7.4506
247012511
           1,700,000   8/14/1996      60.76      --       1,050,000  1,032,898     9.7500
257012416  1,590,000   7/15/1996      64.60      --       1,033,500  1,027,187     9.3750
216311340  1,594,000   6/10/1995      64.18      --       1,036,100  1,022,980    10.0000
227020081  1,560,000   11/3/1994      64.65      --       1,022,000  1,008,553    11.7500
267012495  3,700,000   8/21/1996      26.80       18.38   1,000,000    991,669     9.7500
226312669  2,000,000  11/15/1996      49.58      --         995,000    991,643     8.9500
237012892
           1,835,000  11/13/1996      53.25      --         980,000    977,206     7.7500
256311726  1,350,000   10/9/1995      72.07      --         985,000    972,943     8.8750
217012754  1,400,000   12/9/1996      67.97      --         955,000    951,599     7.7500
266312415
           1,300,000   7/12/1996      72.59      --         950,000    943,628     8.3750
236312346
           1,500,000    6/6/1996      60.98       56.12     920,000    914,639    10.5000
226312493  1,220,000   9/16/1996      74.51      --         915,000    909,016     9.2500
246312492
           1,375,000   7/25/1996      65.71      --         910,000    903,580     8.9500
216312715  1,200,000  11/12/1996      74.72      --         900,000    896,618     7.5000
266312426  1,400,000   7/27/1995      62.44      --         880,000    874,097     8.3750
246312596  1,250,000  10/17/1996      68.49      --         860,000    856,072     7.4500

------------------------

(1) Units/square feet represents the number of multifamily, mobile home park, and self storage properties and square feet for all other properties.

(2) The Maturity Date LTV Ratio is a fraction, calculated as a percentage, the numerator of which is the Balloon Payment and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof generally obtained in connection with the origination of such Mortgage Loan.

                                    ANNEX A
  CERTAIN CHARACTERISTICS OF THE TOP 50 MORTGAGE LOANS AS OF THE CUT-OFF DATE

  LOAN                   REMAINING        REMAINING         FIRST                                   YEAR OF NOI
 NUMBER       P&I          TERM          AMORT TERM     PAYMENT DATE   MATURITY DATE     NOI       DETERMINATION       DSCR
---------  ---------  ---------------  ---------------  -------------  -------------  ---------  -----------------  -----------
257012341  $26,032.64          349              349         8/1/1996      7/1/2026    $ 559,596           1996           1.79x
217012510  18,788.25           352              352        11/1/1996     10/1/2026      320,702           1996            1.42
256312345  15,822.88           349              349         8/1/1996      7/1/2026      222,164           1996            1.17
266312956  13,984.30           357              357         4/1/1997      3/1/2027      281,514           1997            1.68
257012560  16,718.53           353              353        12/1/1996     11/1/2026      337,700           1996            1.68
237012458  15,407.63           351              351        10/1/1996      9/1/2026      200,911           1996            1.09
237012593  15,442.62           353              353        12/1/1996     11/1/2026      393,200           1996            2.12
277012762  13,617.47           355              355         2/1/1997      1/1/2027      273,653           1996            1.67
216312718  11,537.04           355              355         2/1/1997      1/1/2027      221,308           1996            1.60
226312399  13,016.36           351              351        10/1/1996      9/1/2026      184,290           1996            1.18
226312513  12,657.75           353              353        12/1/1996     11/1/2026      236,982           1996            1.56
216312523  12,055.00           353              353        12/1/1996     11/1/2026      185,538           1996            1.28
256312380  11,392.99           350              350         9/1/1996      8/1/2026      205,005           1996            1.50
237012893  10,259.03           356              356         3/1/1997      2/1/2027      248,421           1996            2.02
226320079  11,866.27           330              330         1/1/1995     12/1/2024      299,151           1994            2.10
256312650  10,817.14           354              354         1/1/1997     12/1/2026      188,364           1996            1.45
256312766   9,439.40           355              355         2/1/1997      1/1/2027      199,973           1996            1.77
217012422  10,198.60           351              351        10/1/1996      9/1/2026      188,961           1996            1.54
216312394   9,299.56           351              351        10/1/1996      9/1/2026      199,709           1996            1.79
237012461  13,731.17           171              171        10/1/1996      9/1/2011      264,567           1996            1.61
217012704   9,701.10           355              355         2/1/1997      1/1/2027      205,488           1996            1.77
256312519   9,821.54           353              353        12/1/1996     11/1/2026      138,290           1996            1.17
246312895   8,731.28           356              356         3/1/1997      2/1/2027      138,935           1997            1.33
217012768   8,763.39           356              356         3/1/1997      2/1/2027      157,862           1996            1.50
237012705   8,596.95           355              355         2/1/1997      1/1/2027      225,635           1996            2.19
216312413   8,355.62           351              351        10/1/1996      9/1/2026      163,192           1996            1.63
226312319   9,691.78           349              349         8/1/1996      7/1/2026      159,422           1996            1.37
216310910   9,378.16           326              326         9/1/1994      8/1/2024      198,604           1994            1.76
266312750   7,692.06           355              355         2/1/1997      1/1/2027      152,342           1996            1.65
237012605  10,051.25           113              353        12/1/1996     11/1/2006      222,463           1996            1.84
256312708   8,284.79           355              355         2/1/1997      1/1/2027      129,414           1996            1.30
236312671   7,593.97           354              354         1/1/1997     12/1/2026      148,767           1996            1.63
216312391   7,576.06           350              350         9/1/1996      8/1/2026      178,751           1996            1.97
247012357   7,305.84           350              350         9/1/1996      8/1/2026      152,056           1996            1.73
247012511   8,908.39           352              352        11/1/1996     10/1/2026      173,667           1996            1.62
257012416   8,583.77           351              351        10/1/1996      9/1/2026      169,943           1996            1.65
216311340   9,073.85           338              338         9/1/1995      8/1/2025      169,628           1995            1.56
227020081  10,284.14           331              331         2/1/1995      1/1/2025      151,581           1994            1.23
267012495   8,894.70           172              292        11/1/1996     10/1/2011      370,039           1996            3.47
226312669   7,970.23           354              354         1/1/1997     12/1/2026      208,308           1996            2.18
237012892   7,020.85           356              356         3/1/1997      2/1/2027      183,352           1997            2.18
256311726   7,825.29           342              342         1/1/1996     12/1/2025      136,459           1995            1.45
217012754   6,841.74           355              355         2/1/1997      1/1/2027      160,244           1996            1.95
266312415   7,213.74           351              351        10/1/1996      9/1/2026      104,436           1996            1.21
236312346   8,404.94           109              349         8/1/1996      7/1/2006      129,104           1996            1.28
226312493   7,512.41           352              352        11/1/1996     10/1/2026      135,058           1996            1.50
246312492   7,270.87           352              352        11/1/1996     10/1/2026      118,908           1996            1.36
216312715   6,292.94           355              355         2/1/1997      1/1/2027      133,272           1996            1.76
266312426   6,682.20           351              351        10/1/1996      9/1/2026      136,652           1996            1.70
246312596   5,983.83           354              354         1/1/1997     12/1/2026      125,196           1996            1.74

                                                   MAXIMUM
                                                  MORTGAGE                             RATE AND
  LOAN                               PERIODIC     INTEREST     MINIMUM MORTGAGE         PAYMENT        NEXT RATE       LOAN

 NUMBER      INDEX       MARGIN         CAP         RATE         INTEREST RATE        RESET FREQ      CHANGE DATE   PURPOSE(1)

---------  ----------  -----------  -----------  -----------  -------------------  -----------------  ------------  -----------

257012341   6mo LIBOR      3.7500%      2.0000%     13.7500%          7.7500%                  6         8/1/1997    Refinance

217012510   6mo LIBOR      5.0000       2.0000      14.4500           8.4500                   6        11/1/1997     Purchase

256312345  1yr CMT         2.9500       1.5000      13.2500           7.2500                   6         8/1/1997    Refinance

266312956   6mo LIBOR      3.7500       1.5000      13.5000           7.5000                   6        10/1/1997     Purchase

257012560   6mo LIBOR      3.5000       2.0000      13.4500           7.4500                   6        12/1/1997    Refinance

237012458   6mo LIBOR      4.0000       1.5000      13.7500           7.7500                   6        10/1/1997    Refinance

237012593   6mo LIBOR      4.0000       2.0000      13.7500           7.7500                   6        12/1/1997    Refinance

277012762   6mo LIBOR      6.0000       2.0000      14.9500           8.9500                   6         8/1/1997    Refinance

216312718   6mo LIBOR      4.0000       1.5000      13.5000           7.5000                   6         8/1/1997     Purchase

226312399   6mo LIBOR      3.7500       1.5000      13.5000           7.7500                   6        10/1/1997    Refinance

226312513   6mo LIBOR      3.7500       1.5000      13.5000           7.5000                   6        12/1/1997     Purchase

216312523   6mo LIBOR      3.9500       2.0000      13.5000           7.5000                   6        12/1/1997    Refinance

256312380  1yr CMT         3.5000       1.5000      13.2500           7.2500                   6         9/1/1997     Purchase

237012893   6mo LIBOR      4.5000       2.0000      13.7500           7.7500                   6         9/1/1997    Refinance

226320079   6mo LIBOR      4.2500       2.0000      12.9500           6.9500                   6         7/1/1997    Refinance

256312650  1yr CMT         3.2500       1.5000      13.5000           7.5000                   6         7/1/1997    Refinance

256312766   6mo LIBOR      3.5000       1.5000      13.5000           7.5000                   6         8/1/1997    Refinance

217012422   6mo LIBOR      5.0000       2.0000      14.4500           8.4500                   6        10/1/1997    Refinance

216312394   6mo LIBOR      4.1000       1.5000      13.5000           7.5000                   6        10/1/1997     Purchase

237012461   6mo LIBOR      4.7500       2.0000      13.7500           7.7500                   6        10/1/1997    Refinance

217012704   6mo LIBOR      5.5000       2.0000      14.5000           8.4500                   6         8/1/1997     Purchase

256312519  1yr CMT         2.9500       1.5000      13.2500           7.2500                   6        12/1/1997     Purchase

246312895   6mo LIBOR      4.0000       1.5000      13.7500           7.7500                   6         9/1/1997     Purchase

217012768   6mo LIBOR      4.7500       2.0000      13.9500           7.9500                   6         9/1/1997     Purchase

237012705   6mo LIBOR      4.0000       2.0000      13.7500           7.7500                   6         8/1/1997    Refinance

216312413   6mo LIBOR      3.9500       1.5000      13.5000           7.5000                   6        10/1/1997     Purchase

226312319   6mo LIBOR      4.5000       2.0000      14.2500           7.7500                   6         8/1/1997     Purchase

216310910  1yr CMT         3.7500       1.5000      12.9500           6.9500                   6         8/1/1997     Purchase

266312750   6mo LIBOR      3.7500       1.5000      13.5000           7.5000                   6         8/1/1997     Purchase

237012605   6mo LIBOR      4.5000       2.0000      14.7500           8.7500                   6        12/1/1997    Refinance

256312708  1yr CMT         3.0000       1.5000      13.2500           7.2500                   6         8/1/1997    Refinance

236312671   6mo LIBOR      4.2500       1.5000      13.7500           7.7500                   6         7/1/1997     Purchase

216312391   6mo LIBOR      4.5000       1.5000      13.7500           7.7500                   6         9/1/1997     Purchase

247012357   6mo LIBOR      3.5000       2.0000      13.4500           7.4500                   6         9/1/1997    Refinance

247012511   6mo LIBOR      4.5000       2.0000      13.7500           7.7500                   6        11/1/1997    Refinance

257012416   6mo LIBOR      3.7500       2.0000      13.5000           7.5000                   6        10/1/1997    Refinance

216311340   6mo LIBOR      4.2500       1.5000      14.0000           7.5000                   6         9/1/1997    Refinance

227020081  BofA Prime      3.5500       2.0000      13.9500           7.9500                   6         8/1/1997     Purchase

267012495   6mo LIBOR      4.5000       2.0000      13.7500           7.7500                   6        11/1/1997    Refinance

226312669   6mo LIBOR      4.0000       2.0000      13.7500           8.9500                   6         1/1/2000    Refinance

237012892   6mo LIBOR      4.5000       2.0000      13.7500           7.7500                   6         9/1/1997    Refinance

256311726  1yr CMT         3.5000       1.5000      13.2500           7.2500                   6         7/1/1997     Purchase

217012754   6mo LIBOR      3.9500       2.0000      13.7500           7.7500                   6         8/1/1997     Purchase

266312415  1yr CMT         2.9500       1.5000      13.2500           7.2500                   6        10/1/1997     Purchase

236312346   6mo LIBOR      4.7500       2.0000      14.5000           8.5000                   6         8/1/1997    Refinance

226312493   6mo LIBOR      3.7500       2.0000      13.2500           7.2500                   6        11/1/1997     Purchase

246312492   6mo LIBOR      3.7500       1.5000      13.4500           7.4500                   6        11/1/1997    Refinance

216312715   6mo LIBOR      3.7500       1.5000      13.5000           7.5000                   6         8/1/1997     Purchase

266312426  1yr CMT         2.9500       1.5000      13.2500           7.2500                   6        10/1/1997    Refinance

246312596   6mo LIBOR      3.7500       1.5000      13.4500           7.4500                   6         7/1/1997     Purchase


------------------------

(1) Includes cash-out refinancing.

                                                                         ANNEX B

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered J.P. Morgan Commercial Mortgage Finance Corp. Commercial Mortgage Pass-Through Certificates, Series 1997-SPTL-C1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the ease may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A Beneficial Owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial Owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Beneficial Owner or his agent.

EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Beneficial Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

MORTGAGE PASS-THROUGH CERTIFICATES
(ISSUABLE IN SERIES)

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.

DEPOSITOR

The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in one or more series (each, a "Series"). Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "Trust Fund") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by multifamily or commercial mortgage loans (collectively, the "CMBS") or a combination of Mortgage Loans and/or CMBS (with respect to any Series, collectively, the "Mortgage Assets"). If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "Lease Assignment"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain Series of Certificates, will be such rent payments. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any Series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any Series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

Each Series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates;
(iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series; (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."

                                                        (CONTINUED ON NEXT PAGE)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

June 24, 1997

(CONTINUED FROM THE PRECEDING PAGE)

Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any Series will be made only from the assets of the related Trust Fund.

The Certificates of each Series will not represent an obligation of or interest in the Depositor, any Master Servicer, any Primary Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The Assets in each Trust Fund will be held in trust for the benefit of the holders of the related Series of Certificates pursuant to a Pooling and Servicing Agreement and one or more Servicing Agreements, or a Trust Agreement, as more fully described herein.

The yield on each class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Certain Federal Income Tax Consequences" herein.

                               TABLE OF CONTENTS

                                           PAGE
Prospectus Supplement.................           4
Available Information.................           4
Incorporation of Certain Information
  by Reference........................           5
Summary of Prospectus.................           6
Risk Factors..........................          13
Description of the Trust Funds........          21
Use of Proceeds.......................          27
Yield Considerations..................          27
The Depositor.........................          31
Description of the Certificates.......          31
Description of the Agreements.........          39

                                           PAGE
Description of Credit Support.........          54
Certain Legal Aspects of the Mortgage
  Loans and the Leases................          57
Certain Federal Income Tax
  Consequences........................          72
State Tax Considerations..............          96
ERISA Considerations..................          96
Legal Investment......................          98
Plan of Distribution..................          99
Legal Matters.........................         100
Financial Information.................         100
Rating................................         100
Index of Principal Definitions........         101

Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other shall the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

                             PROSPECTUS SUPPLEMENT

As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each Series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such Series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any Series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Primary Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W, Washington, D.C. 20549, and at its Regional Offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including J.P. Morgan Commercial Mortgage Finance Corp., that file electronically with the Commission.

To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related Mortgagors') rights in one or more leases (each, a "Lease") on the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no Series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given Series, a significant or the sole source of payments on the Mortgage Loans in such Series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related Series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

A Master Servicer or the Trustee will be required to mail to holders of Definitive Certificates (as defined herein) of each Series periodic unaudited reports concerning the related Trust Fund. Unless and until Definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to Beneficial Owners (as defined herein) in the Certificates upon request to their respective DTC

Participants or Indirect Participants (as defined herein). See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance."

The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to J.P. Morgan Commercial Mortgage Finance Corp., c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260-0060,
Attention: Secretary. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                             SUMMARY OF PROSPECTUS

The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such "Series." An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates........  Mortgage Pass-Through Certificates, issuable in Series (the
                               "Certificates").

Depositor....................  J.P. Morgan Commercial Mortgage Finance Corp., an indirect wholly-owned subsidiary of J.P. Morgan & Co. Incorporated.
                               See "The Depositor."

Master Servicer..............  The master servicer (the "Master Servicer"), if any, for each Series of Certificates, which may be an affiliate of
                               the Depositor, will be named in the related Prospectus
                               Supplement. See "Description of the Agreements-- Collection
                               and Other Servicing Procedures."

Special Servicer.............  The special servicer (the "Special Servicer"), if any, for each Series of Certificates, which may be an affiliate of
                               the Depositor, will be named, or the circumstances in
                               accordance with which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See
                               "Description of the Agreements--Special Servicers."

Primary Servicer.............  The primary servicer (the "Primary Servicer"), if any, for each Series of Certificates, which may be an affiliate of
                               the Depositor, will be named in the related Prospectus
                               Supplement. See "Description of the Agreements-- Collection
                               and Other Servicing Procedures."

Trustee......................  The trustee (the "Trustee") for each Series of Certificates will be named in the related Prospectus Supplement. See
                               "Description of the Agreements--The Trustee."

The Trust Assets.............  Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund
                               consisting primarily of:

    (a) Mortgage Assets......  The Mortgage Assets with respect to each Series of
                               Certificates will consist of a pool of multifamily and/or
                               commercial mortgage loans (collectively, the "Mortgage
                               Loans") and mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans (collectively, the
                               "CMBS") or a combination of Mortgage Loans and CMBS. The
                               Mortgage Loans will not be guaranteed or insured by the
                               Depositor or any of its affiliates or, unless otherwise
                               provided in the Prospectus Supplement, by any governmental agency or instrumentality or other person. The CMBS may be guaranteed or insured by an affiliate of the Depositor, the
                               Federal Home Loan Mortgage Corporation, the Federal National
                               Mortgage Association, the Government National Mortgage
                               Association, or any other person specified in the related
                               Prospectus Supplement. As more specifically described
                               herein, the Mortgage Loans will be secured by first or
                               junior liens on, or security interests in, properties
                               consisting of (i) residential properties consisting of five or more rental or cooperatively owned dwelling units (the
                               "Multifamily Properties") or (ii) office buildings, retail centers, hotels or motels, nursing homes, congregate care
                               facilities, industrial properties, mini-warehouse facilities or self-storage facilities, mobile home parks, mixed use or other types of commercial properties (the "Commercial
                               Properties"). The term

                               "Mortgaged Properties" shall refer to Multifamily Properties or Commercial Properties, or both.

                               To the extent described in the related Prospectus
                               Supplement, some or all of the Mortgage Loans may also be
                               secured by an assignment of one or more leases (each, a
                               "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties. Unless
                               otherwise specified in the related Prospectus Supplement, a significant or the sole source of payments on certain
                               Commercial Loans (as defined herein) will be the rental
                               payments due under the related Leases. In certain
                               circumstances, with respect to Commercial Properties, the
                               material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See
                               "Description of the Trust Funds--Mortgage Loans--Leases" and
                               "Risk Factors--Limited Assets" herein.

                               The Mortgaged Properties may be located in or outside the
                               United States. All Mortgage Loans will have original terms to maturity of not more than 40 years. All Mortgage Loans
                               will have been originated by persons other than the
                               Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related Series of
                               Certificates. The related Prospectus Supplement will
                               indicate if any such persons are affiliates of the
                               Depositor.

                               Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a
                               "Mortgage Interest Rate") that is fixed over its term or
                               that adjusts from time to time, or is partially fixed and
                               partially floating or that may be converted from a floating to a fixed Mortgage Interest Rate, or from a fixed to a
                               floating Mortgage Interest Rate, from time to time at the
                               Mortgagor's election, in each case as described in the
                               related Prospectus Supplement. The floating Mortgage
                               Interest Rates on the Mortgage Loans in a Trust Fund may be
                               based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust
                               from time to time to accommodate changes in the Mortgage
                               Interest Rate or to reflect the occurrence of certain
                               events, and may provide for negative amortization or
                               accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be
                               fully amortizing or require a balloon payment due on its
                               stated maturity date, in each case as described in the
                               related Prospectus Supplement. Each Mortgage Loan may
                               contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related
                               Prospectus Supplement. The Mortgage Loans may provide for
                               payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other
                               interval as is specified in the related Prospectus
                               Supplement. See "Description of the Trust Funds--Assets."

    (b) Collection
      Accounts...............  Each Trust Fund will include one or more accounts established and maintained on behalf of the
                               Certificateholders into which the person or persons
                               designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced
                               with respect to the

                               Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a
                               non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related
                               Prospectus Supplement. See "Description of the Agreements--
                               Distribution Account and Other Collection Accounts."

    (c) Credit Support.......  If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on
                               the Mortgage Assets in the related Trust Fund may be
                               provided to one or more classes of Certificates of the
                               related Series in the form of subordination of one or more other classes of Certificates of such Series, which other
                               classes may include one or more classes of Offered
                               Certificates, or by one or more other types of credit
                               support, such as a letter of credit, insurance policy,
                               guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any Series, "Credit Support"). The
                               amount and types of coverage, the identification of the
                               entity providing the coverage (if applicable) and related
                               information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a
                               Series of Certificates. The Prospectus Supplement for any
                               Series of Certificates evidencing an interest in a Trust
                               Fund that includes CMBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or
                               providing security for, such CMBS. See "Risk Factors--Credit
                               Support Limitations" and "Description of Credit Support."

    (d) Cash Flow............  Agreements If so provided in the related Prospectus
                               Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and
                               accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange
                               agreements or similar agreements provided to reduce the
                               effects of interest rate or currency exchange rate
                               fluctuations on the Mortgage Assets of one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation,
                               provisions relating to the timing, manner and amount of
                               payments thereunder and provisions relating to the
                               termination thereof, will be described in the Prospectus
                               Supplement for the related Series. In addition, the related
                               Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.
                               The Prospectus Supplement for any Series of Certificates
                               evidencing an interest in a Trust Fund that includes CMBS
                               will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security
                               for such CMBS. See "Description of the Trust Funds--Cash
                               Flow Agreements."

Description of
  Certificates...............  Each Series of Certificates evidencing an interest in a
                               Trust Fund that includes Mortgage Loans as part of its
                               assets will be issued pursuant to a pooling and servicing
                               agreement, and each Series of Certificates evidencing an
                               interest in a Trust Fund that does not include Mortgage
                               Loans will be issued pursuant to a trust agreement. The
                               Mortgage Loans

                               shall be serviced pursuant to a pooling and servicing
                               agreement and a servicing agreement. Pooling and servicing agreements, servicing agreements and trust agreements are
                               referred to herein as the "Agreements." Each Series of
                               Certificates will include one or more classes. Each Series of Certificates (including any class or classes of
                               Certificates of such Series not offered hereby) will
                               represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates
                               (other than certain Stripped Interest Certificates, as
                               defined below) will have a stated principal amount (a
                               "Certificate Balance") and (other than certain Stripped
                               Principal Certificates, as defined below), will accrue
                               interest thereon based on a fixed, variable or floating
                               interest rate (a "Pass-Through Rate"). The related
                               Prospectus Supplement will specify the Certificate Balance, if any, and the Pass-Through Rate, if any, for each class of
                               Certificates or, in the case of a variable or floating
                               Pass-Through Rate, the method for determining the
                               Pass-Through Rate.

Distributions on
  Certificates...............  Each Series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating
                               rates; (ii) be senior (collectively, "Senior Certificates")
                               or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of
                               certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low,
                               nominal or no interest distributions (collectively,
                               "Stripped Principal Certificates"); (iv) be entitled to
                               interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped
                               Interest Certificates"); (v) provide for distributions of
                               accrued interest thereon commencing only following the
                               occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series
                               (collectively, "Accrual Certificates"); (vi) provide for
                               distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii)
                               provide for distributions based on a combination of two or more components thereof with one or more of the
                               characteristics described in this paragraph, including a
                               Stripped Principal Certificate component and a Stripped
                               Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus
                               Supplement. Any such classes may include classes of Offered
                               Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance,
                               notional amount and Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the
                               Pass-Through Rate, if any, for any such component.

                               The Certificates will not be guaranteed or insured by the
                               Depositor or any of its affiliates, by any governmental
                               agency or instrumentality or by any other person, unless
                               otherwise provided in the related Prospectus Supplement. See
                               "Risk Factors--Limited Assets" and "Description of the
                               Certificates."

    (a) Interest.............  Interest on each class of Offered Certificates (other than
                               Stripped Principal Certificates and certain classes of
                               Stripped Interest Certificates) of each Series will accrue at the applicable Pass-Through Rate on the outstanding

                               Certificate Balance thereof and will be distributed to
                               Certificateholders as provided in the related Prospectus
                               Supplement (each of the specified dates on which
                               distributions are to be made, a "Distribution Date").
                               Distributions with respect to interest on Stripped Interest
                               Certificates may be made on each Distribution Date on the
                               basis of a notional amount as described in the related
                               Prospectus Supplement. Distributions of interest with
                               respect to one or more classes of Certificates may be
                               reduced to the extent of certain delinquencies, losses,
                               prepayment interest shortfalls, and other contingencies
                               described herein and in the related Prospectus Supplement.
                               Stripped Principal Certificates with no stated Pass-Through
                               Rate will not accrue interest. See "Risk Factors--Average
                               Life of Certificates; Prepayments; Yields," "Yield
                               Considerations" and "Description of the
                               Certificates--Distributions of Interest on the
                               Certificates."

    (b) Principal............  The Certificates of each Series initially will have an aggregate Certificate Balance no greater than the
                               outstanding principal balance of the Mortgage Assets as of, unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of
                               formation of the related Trust Fund (the "Cut-off Date"),
                               after application of scheduled payments due on or before
                               such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents
                               the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise
                               provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the
                               Certificate Balances of such Certificates have been reduced to zero. Unless otherwise specified in the related
                               Prospectus Supplement, distributions of principal of any
                               class of Certificates will be made on a pro rata basis among all of the Certificates of such class or by random
                               selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Stripped
                               Interest Certificates with no Certificate Balance will not receive distributions in respect of principal. See
                               "Description of the Certificates--Distributions of Principal
                               of the Certificates."

Advances.....................  Unless otherwise provided in the related Prospectus
                               Supplement, the Primary Servicer, the Special Servicer or
                               the Master Servicer (each, a "Servicer") will be obligated as part of its servicing responsibilities to make certain
                               advances with respect to delinquent scheduled payments on
                               the Whole Loans in such Trust Fund which it deems
                               recoverable. Any such advances will be made under and
                               subject to any determinations or conditions set forth in the related Prospectus Supplement. Neither the Depositor nor any of its affiliates will have any responsibility to make such advances. Advances made by a Master Servicer are
                               reimbursable generally from subsequent recoveries in respect of such Whole Loans and otherwise to the extent described
                               herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for any
                               "Series," each Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the
                               related Trust Fund. The Prospectus Supplement for any Series of Certificates evidencing an

                               interest in a Trust Fund that includes CMBS will describe
                               any corresponding advancing obligation of any person in
                               connection with such CMBS. See "Description of the
                               Certificates--Advances in Respect of Delinquencies."

Termination..................  If so specified in the related Prospectus Supplement, a
                               Series of Certificates may be subject to optional early
                               termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the
                               reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or on and after a date specified in such Prospectus
                               Supplement, the party specified therein will solicit bids
                               for the purchase of all of the Mortgage Assets of the Trust
                               Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, or purchase such Mortgage
                               Assets at a price set forth in the related Prospectus
                               Supplement. In addition, if so provided in the related
                               Prospectus Supplement, certain classes of Certificates may be purchased subject to similar conditions. See "Description of the Certificates--Termination."

Registration of
  Certificates...............  If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates will initially be represented by one or more Certificates registered in the
                               name of Cede & Co., as the nominee of DTC. No person
                               acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate
                               representing such person's interest except in the event that definitive certificates are issued under the limited
                               circumstances described herein. See "Risk
                               Factors--Book-Entry Registration" and "Description of the
                               Certificates--Book-Entry Registration and Definitive
                               Certificates."

Tax Status of the
  Certificates...............  The Certificates of each Series will constitute either (i)
                               "regular interests" ("REMIC Regular Certificates") or
                               "residual interests" ("REMIC Residual Certificates") in a
                               Trust Fund treated as a real estate mortgage investment
                               conduit ("REMIC") under Sections 860A through 860G of the
                               Code, or (ii) interests ("Grantor Trust Certificates") in a
                               Trust Fund treated as a grantor trust under applicable
                               provisions of the Code.

    (a) REMIC................  REMIC Regular Certificates generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. Certain REMIC Regular Certificates may be issued with original issue discount for federal income tax
                               purposes. See "Certain Federal Income Tax Consequences" in the Prospectus Supplement.

                               The Offered Certificates will be treated as (i) "loans"
                               within the meaning of the assets described in section
                               7701(a)(19)(C) of the Internal Revenue Code of 1986, as
                               amended (the "Code") and (ii) "real estate assets" within
                               the meaning of section 856(c)(5)(A) of the Code, in each
                               case to the extent described herein and in the related
                               Prospectus Supplement. See "Certain Federal Income Tax
                               Consequences" herein and in the Prospectus.

    (b) Grantor Trust........  If no election is made to treat the Trust Fund relating to a
                               Series of Certificates as a REMIC, the Trust Fund will be
                               classified as a grantor trust and not as an association
                               taxable as a corporation for federal income

                               tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interest in the
                               Mortgage Pool or pool of securities and any other assets
                               held by the Trust Fund.

                               Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations.........  A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, including individual
                               retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is
                               subject to the Employee Retirement Income Security Act of
                               1974, as amended ("ERISA"), or Section 4975 of the Code
                               should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise
                               permissible either under ERISA or Section 4975 of the Code.
                               See "ERISA Considerations" herein and in the related
                               Prospectus Supplement. Certain classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of
                               ERISA and the Code and will not subject the Trustee, the
                               Depositor or the Master Servicer to additional obligations.
                               See "Description of the Certificates--General" and "ERISA
                               Considerations."

Legal Investment.............  The related Prospectus Supplement will specify whether the
                               Offered Certificates will constitute "mortgage related
                               securities" for purposes of the Secondary Mortgage Market
                               Enhancement Act of 1984. Investors whose investment
                               authority is subject to legal restrictions should consult
                               their own legal advisors to determine whether and to what
                               extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related
                               Prospectus Supplement.

Rating.......................  At the date of issuance, as to each Series, each class of
                               Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical
                               rating agencies (each, a "Rating Agency"). See "Rating"
                               herein and in the related Prospectus Supplement.

                               A security rating is not a recommendation to buy, sell or
                               hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                  RISK FACTORS

Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY

There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders," "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination."

LIMITED ASSETS

The Certificates will not represent an interest in or obligation of the Depositor, any Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Mortgage Assets will be the obligations (if any) of the Depositor (or, if otherwise provided in the related Prospectus Supplement, the person identified therein as the person making certain representations and warranties with respect to the Mortgage Loans, as applicable, the "Warrantying Party") pursuant to certain limited representations and warranties made with respect to the Mortgage Loans. Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, any Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, any Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each Series of Certificates (including the Mortgage Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

Unless otherwise specified in the related Prospectus Supplement, a Series of Certificates will not have any claim against or security interest in the Trust Funds for any other Series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Trust Master Collection Account, Trust Primary Collection Account and Trust REO Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Trust Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS AND EFFECT ON AVERAGE LIFE OF CERTIFICATES AND YIELDS

Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A Series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such Series may be more sensitive to prepayments on Mortgage Assets. A Series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A Series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to
(a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or floating Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related Series are entitled that is not covered by the applicable rating.

The amount, type and nature of credit support, if any, established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such "Series." Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related Series. See "Description of Credit Support" and "Rating."

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds--Assets." The ability of a Mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the Mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a Mortgagor to repay a single family loan typically is dependent primarily upon the Mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the Mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a Mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "--Junior Mortgage Loans."

The performance of a mortgage loan secured by an income-producing property leased by the Mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of Mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

Further, the concentration of default, foreclosure and loss risks in individual Mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a single or limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.

RISKS ASSOCIATED WITH COMMERCIAL LOANS AND LEASES

If so described in the related Prospectus Supplement, each Mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Commercial Loan will represent a nonrecourse obligation of the related Mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the Mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

BALLOON PAYMENTS

Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain nursing homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

JUNIOR MORTGAGE LOANS

To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."

OBLIGOR DEFAULT

If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

MORTGAGOR TYPE

Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The Mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT LIMITATIONS

The Prospectus Supplement for a Series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A Series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Trust Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one Series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any Series of Certificates.

ENFORCEABILITY

Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the Mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the Mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the Mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the Mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the Mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

ENVIRONMENTAL RISKS

Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the Mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Each Pooling and Servicing Agreement will provide that no Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless such Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a percent value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any Hazardous Materials (as defined herein) for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any Hazardous Materials are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a percent value basis, after taking into account any risks associated therewith, than not taking such actions. Any additional restrictions on acquiring title to a Mortgaged Property may be set forth in the related Prospectus Supplement. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation."

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing. Unless otherwise described in the related Prospectus Supplement, the servicing of such Mortgage Loans as to which a specified number of payments are delinquent will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Assets in such Trust Fund and the yield on the Certificates of such series.

RISKS ASSOCIATED WITH MORTGAGED PROPERTIES NOT LOCATED IN THE UNITED STATES

If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans secured by Mortgaged Properties not located in the United States. The related Prospectus Supplement will set forth certain material risks associated with such Mortgage Loans which are different and additional to those associated with similar properties in the United States including restrictions on enforcement of the rights of the holder of the related Mortgage Notes, currency exchange rate fluctuations, currency exchange controls and general trends or conditions in the related real estate market.

ERISA CONSIDERATIONS

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any Series.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Certain Federal Income Tax Consequences--REMICs." Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC Residual Certificate should be aware that recently finalized regulations provide that REMIC residual interests cannot be marked to market. See "Certain Federal Income Tax Consequences-- REMICs."

CONTROL

Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default," "--Amendment" and "--List of Certificateholders."

BOOK-ENTRY REGISTRATION

If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Beneficial Owners or their nominees. Because of this, unless and until Definitive Certificates are issued, Beneficial Owners will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Beneficial Owners will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

The primary assets of each Trust Fund will include (i) one or more multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities (collectively, the "CMBS"), or (iii) a combination of Mortgage Loans and CMBS. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying CMBS. Mortgage Loans that secure, or interests in which are evidenced by, CMBS are herein sometimes referred to as "Underlying Mortgage Loans." Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any mortgage participations, pass-through certificates or other asset-backed certificates in which an CMBS evidences an interest or which secure an CMBS are sometimes referred to herein also as CMBS or as "Underlying CMBS." Mortgage Loans and CMBS are sometimes referred to herein as "Mortgage Assets." No CMBS originally issued in a private placement will be included as an asset of a Trust Fund until the holding period provided for under Rule 144(k) promulgated under the Securities Act of 1933, as amended, has expired or such CMBS has been registered under the Securities Act of 1933, as amended. The Mortgage Assets will not be guaranteed or insured by J.P. Morgan Commercial Mortgage Finance Corp. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such CMBS.

Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Mortgage Assets.

MORTGAGE LOANS

GENERAL

The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, retail centers, hotels or motels, nursing homes, congregate care facilities, industrial properties, mini-warehouse facilities or self-storage facilities, mobile home parks, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. The Prospectus Supplement will specify whether the term of any such leasehold exceeds the term of the mortgage note by at least ten years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

LEASES

To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related Mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the Mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the Mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the Mortgagor and the mortgagee may agree that payments under Leases are to be made directly to a Servicer.

To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the Mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the Mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the Mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the Mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the Mortgagor must rely entirely on rent paid by such Lessee in order for the Mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the Mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the Mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the Mortgagor's assets, in the event of the Mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) retail centers, office buildings and industrial properties. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the Mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee rather than the Mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Leases" above.

While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the Mortgagor.

Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Junior Mortgage Loans," "--Obligor Default" and "--Mortgagor Type."

LOAN-TO-VALUE RATIO

The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related Series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category),
(iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans, (v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Interest Rates or range of Mortgage Interest Rates and the weighted average Mortgage Interest Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with floating Mortgage Interest Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Interest Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have original terms to maturity of not more than 40 years and (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Interest Rate") that is fixed over its term or that adjusts from time to time, or that is partially fixed and partially floating, or that may be converted from a floating to a fixed Mortgage Interest Rate, or from a fixed to a floating Mortgage Interest Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Interest Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

CMBS

Any CMBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "CMBS Agreement"). A seller (the "CMBS Issuer") and/or servicer (the "CMBS Servicer") of the underlying Mortgage Loans (or Underlying
CMBS) will have entered into the CMBS Agreement with a trustee or a custodian under the CMBS Agreement (the "CMBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or CMBS evidenced by the CMBS.

Distributions of any principal or interest, as applicable, will be made on CMBS on the dates specified in the related Prospectus Supplement. The CMBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the CMBS by the CMBS Trustee or the CMBS Servicer. The CMBS Issuer or the CMBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying CMBS evidenced by or securing such CMBS and other factors and generally will have been established for the CMBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the CMBS or the initial purchasers of the CMBS.

The Prospectus Supplement for a Series of Certificates evidencing interests in Mortgage Assets that include CMBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the CMBS to be included in the Trust Fund,
(ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) whether such CMBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the CMBS or formula for determining such rates, if any, (v) the applicable payment provisions for the CMBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the CMBS Issuer, CMBS Servicer and CMBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying CMBS or directly to such CMBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying CMBS for such CMBS or the CMBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying CMBS may be substituted for those originally underlying the CMBS, (x) the servicing fees payable under the CMBS Agreement, (xi) to the extent available to the Depositor, the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying CMBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the CMBS and (xiii) whether the CMBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

ACCOUNTS

Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Distribution Account and Other Collection Accounts."

CREDIT SUPPORT

If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Trust Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related Series in the form of subordination of one or more other classes of Certificates in such Series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any Series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a Series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement

(any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Trust Assets and to pay for certain expenses incurred in connection with such purchase of Trust Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Mortgage Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE

Certificates of any class within a Series may have fixed, variable or floating Pass-Through Rates, which may or may not be based upon the interest rates borne by the Mortgage Assets in the related Trust Fund. The Prospectus Supplement with respect to any Series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or floating Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Mortgage Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--The Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related Series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Mortgage Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

The yield to maturity on the Certificates will be affected by the rate of principal payments on the Mortgage Assets (including principal prepayments on Mortgage Loans resulting from voluntary prepayments by the Mortgagors, insurance proceeds, condemnations and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Mortgage Assets may consist of Mortgage Loans with different Mortgage Interest Rates and the stated pass-through or pay-through interest rate of certain CMBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a Series will correspond to the rate of principal payments on the Mortgage Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Mortgage Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a Series of Certificates, the effect on yield on one or more classes of the Certificates of such Series of prepayments of the Mortgage Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

The rates at which principal payments are received on the Mortgage Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related Series of Certificates may affect the ultimate maturity and the weighted average life of each class of such "Series." Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related "Series."

If so provided in the Prospectus Supplement for a Series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such Series set forth therein.

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a Series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the CMBS. If any Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related Series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of Mortgage Interest Rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See "Description of the Trust Funds."

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will not conform to any particular level of CPR.

The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

The Prospectus Supplement with respect to each Series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such Series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

TYPE OF MORTGAGE ASSET

A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the Mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

FORECLOSURES AND PAYMENT PLANS

The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related Series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Mortgage Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

SINGLE MORTGAGE LOAN OR SINGLE MORTGAGOR

The Mortgage Assets in a particular Trust Fund may consist of a single Mortgage Loan or obligations of a single Mortgagor or related Mortgagors as specified in the related Prospectus Supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single Mortgagor.

                                 THE DEPOSITOR

J.P Morgan Commercial Mortgage Finance Corp., the Depositor, is an indirect wholly-owned subsidiary of J.P Morgan & Co. Incorporated and was incorporated in the State of Delaware on September 19, 1994. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10260-0060. Its telephone number is (212) 648-3636.

The Depositor does not have, nor is it expected in the future to have, any significant assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

The Certificates of each Series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each Series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series (collectively, "Accrual Certificates");
(vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Trust Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates.

Each class of Offered Certificates of a Series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a Series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and Series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors Limited Liquidity" and "Limited Assets."

DISTRIBUTIONS

Distributions on the Certificates of each Series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such Series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

(i) the total amount of all cash on deposit in the related Distribution Account as of the corresponding Determination Date, including Servicer advances, net of any scheduled payments due and payable after such Distribution Date;

(ii) interest or investment income on amounts on deposit in the Distribution Account, including any net amounts paid under any Cash Flow Agreements; and

(iii) to the extent not on deposit in the related Distribution Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or floating rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or floating Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a Series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such Series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that Series will be specified in the related Prospectus Supplement.

The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Average Life of Certificates; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

The Certificates of each Series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Mortgage Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a Series will not be greater than the outstanding aggregate principal balance of the related Mortgage Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a Series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

With respect to any Series of Certificates evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, a Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Distribution Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund and were delinquent on the related Determination Date, subject to such Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a Series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, each Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to such Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Trust Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of a Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such Series; provided, however, that any such advance will be reimbursable from any amounts in the Distribution Account prior to any distributions being made on the Certificates to the extent that a Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Trust Assets otherwise distributable on such Subordinate Certificates. If advances have been made by a Servicer from excess funds in the Distribution Account, such Servicer is required to replace such funds in the Distribution Account on any future Distribution Date to the extent that funds in the Distribution Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of a Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

If and to the extent so provided in the related Prospectus Supplement, a Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Trust Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any corresponding advancing obligation of any person in connection with such CMBS.

REPORTS TO CERTIFICATEHOLDERS

Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a Series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

(i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

(ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

(iii)   the amount of such distribution allocable to (a) Prepayment Premiums and
     (b) payments on account of Equity Participations;

(iv) the amount of related servicing compensation received by each Servicer and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(v) the aggregate amount of advances included in such distribution, and the aggregate amount of any unreimbursed advances at the close of business on such Distribution Date;

(vi) the aggregate principal balance of the Mortgage Assets at the close of business on such Distribution Date;

(vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

(viii)  with respect to each Whole Loan that is delinquent two or more months,
     (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure,
     (f) whether a notice of acceleration has been sent to the Mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

(ix) with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

(x)   with respect to any Whole Loan liquidated during the related Due Period,
     (a) the portion of such liquidation proceeds payable or reimbursable to each Servicer (or any other entity) in respect of such Mortgage Loan and
     (b) the amount of any loss to Certificateholders;

(xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

(xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

(xiii)  with respect to any such REO Property sold during the related Due Period
     (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to each Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

(xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

(xv) the aggregate amount of principal prepayments made during the related Due Period;

(xvi) the aggregate Accrued Certificate Interest and unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

(xvii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

(xviii) in the case of Certificates with a floating Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the floating Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

(xix) as to any Series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

(xx) the aggregate amount of payments by the Mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof In addition, in the case of information furnished pursuant to subclauses (i), (ii), (xiv), (xvi) and
(xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any CMBS. The Prospectus Supplement for each Series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force.

Unless and until Definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such statements or reports will be forwarded by the Master Servicer or the Trustee to Cede. Such statements or reports may be available to Beneficial Owners upon request to DTC or their respective Participant or Indirect Participant. In addition, the Trustee shall furnish a copy of any such statement or report to any Beneficial Owner which requests such copy and certifies to the Trustee or the Master Servicer, as applicable, that it is the Beneficial Owner of a Certificate. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

The obligations created by the Agreements for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the Distribution Account or by any Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreements following the earlier of
(i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreements continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreements will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

If so specified in the related Prospectus Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any Series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include J.P. Morgan Securities Inc., securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in Book-Entry

Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Beneficial Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Beneficial Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Beneficial Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Beneficial Owners will not be recognized by the Trustee as Certificateholders under the Agreements. Beneficial Owners will be permitted to exercise the rights of Certificateholders under the related Agreements only indirectly through the Participants who in turn will exercise their rights through DTC. Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited. Under DTC's procedures, DTC will take actions permitted to be taken by Holders of any class of Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the Book-Entry Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Voting Rights required therefor. Therefore, Beneficial Owners will only be able to exercise their Voting Rights to the extent permitted, and subject to the procedures established, by their Participant and/or Indirect Participant, as applicable. DTC may take conflicting actions with respect to any action of Certificateholders of any Class to the extent that Participants authorize such actions. None of the Servicers, the Depositor, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Beneficial Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Beneficial Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Beneficial Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

The Certificates of each Series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, if specified in the related Prospectus Supplement, a Special Servicer and the Trustee. The Certificates of each Series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. The Master Servicer, any Special Servicer and the Trustee with respect to any Series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. The Mortgage Loans shall be serviced pursuant to the terms of the Pooling and Servicing Agreement and, unless otherwise specified in the Prospectus Supplement, a Servicing Agreement among the Depositor (or an affiliate thereof), a Master Servicer, a Special Servicer and a Primary Servicer. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement and a form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreements relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any Series, the term "Certificate" refers to all of the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreements (without exhibits) relating to any Series of Certificates without charge upon written request of a holder of a Certificate of such Series addressed to the Trustee specified in the related Prospectus Supplement.

Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans included in each Trust Fund were being serviced prior to the issuance of the related Series of Certificates pursuant to the terms of a Servicing Agreement by the Master Servicer, the Special Servicer and/or a Primary Servicer. Unless otherwise specified in the related Prospectus Supplement, following the issuance of the related Series of Certificates, such Mortgage Loans will continue to be serviced pursuant to such Servicing Agreement, together with the related Pooling and Servicing Agreement. Pursuant to the terms of each Servicing Agreement, a Primary Servicer or a Special Servicer will service the Mortgage Loans directly and a Master Servicer may monitor the activities of each Primary Servicer and Special Servicer. The Depositor shall assign its rights under each Servicing Agreement to the Trustee for the benefit of the Certificateholders.

ASSIGNMENT OF ASSETS; REPURCHASES

At the time of issuance of any Series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Trust Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Trust Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Trust Assets and the other assets comprising the Trust Fund for such Series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Interest Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each CMBS included in the related Trust Fund, including without limitation, the CMBS Issuer, CMBS Servicer and CMBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Company delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise provided in the related Prospectus Supplement, the related Agreements will require that the Depositor or another party specified therein promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Depositor. If the Depositor cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Depositor will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Mortgage Asset or repurchasing or substituting for such Mortgage Asset, the Depositor may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Primary Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

With respect to each CMBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the Trustee for the benefit of the Certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC the Depositor and the Trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any CMBS in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Mortgage Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warranting Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property;
(v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

Any Warranting Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related Series of Certificates evidencing an interest in such Whole Loan.

Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

Unless otherwise provided in the related Prospectus Supplement, the Agreements will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor.

As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Interest Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to each Servicer. If so provided in the Prospectus Supplement for a Series, a Warranting Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such Series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a Series, a Warranting Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

Neither the Depositor (except to the extent that it is the Warranting Party) nor any Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

Unless otherwise provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes CMBS, make or assign certain representations or warranties, as of a specified date, with respect to such CMBS, covering (i) the accuracy of the information set forth therefor on the schedule of Mortgage Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warranting Party to sell such Mortgage Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

Each Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation in a Pooling and Servicing Agreement of a Master Servicer or Special Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to such Servicer by the Trustee or the Depositor, or to such Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. A breach of any such representation in a Servicing Agreement of a Servicer which continues unremedied for thirty days after giving notice of such breach to such Servicer will constitute an Event of Default under such Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

ACCOUNTS

GENERAL

Each Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Assets (collectively, the "Accounts"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds an Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which such Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such Series. The collateral eligible to secure amounts in an Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). An Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in an Account will be paid to a Servicer or its designee as additional servicing compensation. An Account may be maintained with an institution that is an affiliate of a Servicer provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, an Account may contain funds relating to more than one Series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to a Servicer or serviced or master serviced by it on behalf of others.

DEPOSITS

Unless otherwise provided in the related Prospectus Supplement, the Primary Servicer will deposit or cause to be deposited in an Account on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Primary Servicer:

(i) all payments on account of principal, including principal prepayments, on the Mortgage Assets;

(ii) all payments on account of interest on the Mortgage Assets, including any default interest collected, in each case net of any portion thereof retained by a Servicer as its servicing compensation;

(iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure, condemnation or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

(iv) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

(v) any amounts representing Prepayment Premiums;

(vi) any amounts received from a Special Servicer;

but excluding any REO Proceeds and penalties or modification fees which may be retained by the Primary Servicer. REO Proceeds shall be maintained in an Account by the Special Servicer.

Once a month the Primary Servicer and the Special Servicer remit funds on deposit in the Account each maintains together with any P&I Advances to the Master Servicer for deposit in an Account maintained by the Master Servicer.

WITHDRAWALS

A Servicer may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from an Account for each Trust Fund for any of the following purposes:

(i) to reimburse a Servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by such Servicer as late collections of interest on and principal of the particular Whole Loans with respect to which the advances were made;

(ii) to reimburse a Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred;

(iii) to reimburse a Servicer for any advances described in clause (i) above and any servicing expenses described in clause (ii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (i) and (ii), respectively, such reimbursement to be made from amounts collected on other Trust Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Trust Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related Series;

(iv) if and to the extent described in the related Prospectus Supplement, to pay a Servicer interest accrued on the advances described in clause (i) above and the servicing expenses described in clause (ii) above while such remain outstanding and unreimbursed;

(v) unless otherwise provided in the related Prospectus Supplement, to pay a Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Account; and

(vi) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement.

If and to the extent specified in the Prospectus Supplement amounts may be withdrawn from any Account to cover additional costs, expenses or liabilities associated with: the preparation of environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes and materials, the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property; if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--REMICS--Prohibited Transactions Tax and Other Taxes"; retaining an independent appraiser or other expert in real estate matters to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property; and obtaining various opinions of counsel pursuant to the related Agreement for the benefit of Certificateholders.

DISTRIBUTION ACCOUNT

Unless otherwise specified in the related Prospectus Supplement, the Trustee will, as to each Trust Fund, establish and maintain, or cause to be established and maintained, one or more separate Accounts for the collection of payments from the Master Servicer immediately preceding each Distribution Date (the "Distribution Account"). The Trustee will also deposit or cause to be deposited in a Distribution Account the following amounts:

(i) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series of Certificates as described under "Description of Credit Support";

(ii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds-- Cash Flow Agreements";

(iii) all proceeds of any Trust Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person, and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (also, "Liquidation Proceeds");

(iv) any other amounts required to be deposited in the Distribution Account as provided in the related Agreement and described in the related Prospectus Supplement.

The Trustee may, from time to time, unless otherwise provided in the related Agreements and described in the related Prospectus Supplement, make a withdrawal from a Distribution Account to make distributions to the Certificateholders on each Distribution Date.

OTHER COLLECTION ACCOUNTS

Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any Series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Primary Servicer or Special Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more Series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Distribution Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Distribution Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

PRIMARY SERVICER

The Primary Servicer is required under each Servicing Agreement to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Servicing Agreement, (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

Each Primary Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the Mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by any Mortgagor pursuant to the Mortgage Loan; processing assumptions or substitutions in those cases where the Primary Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans.

MASTER SERVICER

The Master Servicer shall monitor the actions of the Primary Servicer and the Special Servicer to confirm compliance with the Agreements.

Unless otherwise specified in the related Prospectus Supplement, a Master Servicer, as servicer of the Mortgage Loans, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. See "Description of Credit Support."

If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Distribution Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

SPECIAL SERVICER

A Mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such Mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, upon the occurrence of any of the following events (each a "Servicing Transfer Event") with respect to a Mortgage Loan, servicing for such Mortgage Loan (thereafter, a "Specially Serviced Mortgage Loan") will be transferred from the Primary Servicer to the Special Servicer:

(a) such Mortgage Loan becomes a defaulted Mortgage Loan,

(b) the occurrence of certain events indicating the possible insolvency of the Mortgagor,

(c) the receipt by the Primary Servicer of a notice of foreclosure of any other lien on the related Mortgaged Property,

(d) the Master Servicer or the Primary Servicer determines that a payment default is imminent,

(e) with respect to a Balloon Mortgage Loan, no assurances have been given as to the ability of the Mortgagor to make the final payment thereon, or

(f) the occurrence of certain other events constituting defaults under the terms of such Mortgage Loan.

The Special Servicer is required to monitor any Mortgage Loan which is in default, contact the Mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer is able to assess the success of such corrective action or the need for additional initiatives.

The time within which the Special Servicer makes the initial determination of appropriate action evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Special Servicer in certain cases may not be permitted to accelerate a Mortgage Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage Loans and the Leases."

Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

The Special Servicer may agree to modify, waive or amend any term of any Specially Serviced Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Special Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation. The Special Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

The Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Special Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

(i) the Mortgaged Property is in compliance with applicable environmental laws; or if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and

(ii) and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that, if any such materials are present, taking such action with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions.

Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or
(ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Special Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Interest Rate plus the aggregate amount of expenses incurred by the Special Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Special Servicer will be entitled to withdraw or cause to be withdrawn from a related Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Special Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Primary Servicer to cause the Mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Primary Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by Mortgagors. All amounts collected by the Primary Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Primary Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in a related Account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of
(i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

The Agreements for a Trust Fund that includes Whole Loans will require the Primary Servicer to cause the Mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

In addition, to the extent required by the related Mortgage, the Primary Servicer may require the Mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by a Servicer from a related Account, with interest thereon, as provided by the Agreements.

RENTAL INTERRUPTION INSURANCE POLICY

If so specified in the related Prospectus Supplement, the Primary Servicer or the Mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Primary Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Primary Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Primary Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in a related Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

Unless otherwise specified in the related Prospectus Supplement, the Agreements will require that the Servicers obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of such Servicer. The related Agreements will allow a Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreements are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Primary Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Primary Servicer for entering into an assumption agreement will be retained by or on behalf of the Primary Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Mortgage Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in a Mortgage Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from Mortgagor payments as received and will not be part of the related Trust Fund.

Unless otherwise specified in the related Prospectus Supplement, each Servicer's primary servicing compensation with respect to a Series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Mortgage Asset. Since any Retained Interest and a Servicer's primary compensation are percentages of the principal balance of each Mortgage Asset, such amounts will decrease in accordance with the amortization of the Mortgage Assets. The Prospectus Supplement with respect to a Series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, a Servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from Mortgagors and any interest or other income which may be earned on funds held in a related Account.

The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Mortgage Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

Each Servicing Agreement will provide that on or before a specified date in each year, beginning on a date specified therein, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of each Servicer was conducted in compliance with the terms of such agreements except for any exceptions the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

Each Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Servicer to the effect that such Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelvemonth period.

Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders and Beneficial Owners without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement; provided that such Beneficial Owner shall have certified to the Master Servicer that it is the Beneficial Owner of a Certificate.

CERTAIN MATTERS REGARDING EACH SERVICER AND THE DEPOSITOR

The Master Servicer, the Primary Servicer and the Special Servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. Each entity serving as Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to a Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that any Servicer may resign from its obligations and duties thereunder only with the consent of the Trustee, which may not be unreasonably withheld or upon a determination that its duties under the Agreement are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed such Servicer's obligations and duties under the related Servicing Agreement. If a Primary Servicer resigns, the Master Servicer shall assume the obligations thereof.

Unless otherwise specified in the related Prospectus Supplement, each Servicing Agreement will further provide that none of the Servicers, or any officer, employee, or agent thereof will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action in accordance with the Servicing standards set forth in the Servicing Agreement, in good faith pursuant to the related Servicing Agreement; provided, however, that no Servicer nor any such person will be protected against any breach of a representation or warranty made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, the Depositor shall be liable only to the extent of its obligations specifically imposed upon and undertaken by the Depositor. Unless otherwise specified in the related Prospectus Supplement, each Servicing Agreement will further provide that each Servicer will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to the related Servicing Agreement or the Mortgage Loans; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties. In addition, each Servicing Agreement will provide that no Servicer will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the Servicing Agreement and which in its opinion may involve it in any expense or liability. Any Servicer may, however, with the consent of the Trustee undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Servicer will be entitled to be reimbursed therefor.

Any person into which a Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which a Servicer or the Depositor is a party, or any person succeeding to the business of a Servicer or the Depositor will be the successor of such Servicer or the Depositor, as applicable, under the related Agreements.

EVENTS OF DEFAULT

Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default with respect to a Servicer under the related Agreements will include (i) any failure by such Servicer to distribute or cause to be distributed to the Trustee, another Servicer or the Certificateholders, any required payment within one Business Day of the date due; (ii) any failure by such Servicer to timely deliver a report that continues unremedied for two days after receipt of notice of such failure has been given to such Servicer by the Trustee or another Servicer; (iii) any failure by such Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to such Servicer; (iv) any breach of a representation or warranty made by such Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to such Servicer; (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of such Servicer indicating its insolvency or inability to pay its obligations; and (vi) any failure by such Servicer to maintain a required license to do business or service the Mortgage Loans pursuant to the related Agreements. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 Days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable Series notice of such occurrence, unless such default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 25% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the related Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Master Servicer (or if such Servicer is the Master Servicer, the Trustee) will succeed to all of the responsibilities, duties and liabilities of such Servicer under the Agreements (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 25% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

As described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," unless and until Definitive Certificates are issued, Beneficial Owners may only exercise their rights as owners of Certificates indirectly through DTC, or their respective Participants and Indirect Participants.

AMENDMENT

Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any Series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

THE TRUSTEE

The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Trust Asset or related document and is not accountable for the use or application by or on behalf of any Servicer of any funds paid to such Servicer or its designee in respect of the Certificates or the Trust Assets, or deposited into or withdrawn from any Account or any other account by or on behalf of any Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreements. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreements.

CERTAIN MATTERS REGARDING THE TRUSTEE

Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Distribution Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or Series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or
(iv) acting or refraining from acting in good faith at the direction of the holders of the related Series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such Series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible to continue as such under the related Agreements, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any Series entitled to at least 51% of the Voting Rights for such Series may at any time remove the Trustee without cause and appoint a successor trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

For any Series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Mortgage Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one Series to the extent described therein.

Unless otherwise provided in the related Prospectus Supplement for a Series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one Series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

If Credit Support is provided with respect to one or more classes of Certificates of a Series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

If so specified in the related Prospectus Supplement, one or more classes of Certificates of a Series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

If the Mortgage Assets for a Series are divided into separate groups, each supporting a separate class or classes of Certificates of a Series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

If so provided in the Prospectus Supplement for a Series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

LETTER OF CREDIT

If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

INSURANCE POLICIES AND SURETY BONDS

If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related Series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related Series.

RESERVE FUNDS

If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Trust Assets as specified in the related Prospectus Supplement.

Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO CMBS

If so provided in the Prospectus Supplement for a Series of Certificates, the CMBS in the related Trust Fund and/ or the Mortgage Loans underlying such CMBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a Mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a Mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "Mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the Mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the Mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the Mortgagor. At origination of a mortgage loan involving a land trust, the Mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

LEASES AND RENTS

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the Mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the Mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the Mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the Mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the Mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the Mortgagor, which remains entitled to collect such rates absent a default, or pledged by the Mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.

PERSONALTY

Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

COOPERATIVE LOANS

If specified in the Prospectus Supplement relating to a Series of Offered Certificate, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property Mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by whomever financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperative Loans" below.

FORECLOSURE

GENERAL

Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the Mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

JUDICIAL FORECLOSURE

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the Mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the Mortgagor's default and the likelihood that the Mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate Mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the Mortgagor failed to maintain the mortgaged property adequately or the Mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a Mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the Mortgagor.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the Mortgagor was insolvent (or the Mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

NON-JUDICIAL FORECLOSURE/POWER OF SALE

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the Mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the Mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The Mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the Mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

PUBLIC SALE

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the Mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the Mortgagor is in default. Any additional proceeds are generally payable to the Mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

In connection with a Series of Certificates for which an election is made to qualify the Trust Fund, or a portion thereof, as a REMIC, the REMIC Provisions and the Agreement may require the Master Servicer to hire an independent contractor to operate any foreclosed property relating to Whole Loans.

RIGHTS OF REDEMPTION

The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the Mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the Mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the Mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former Mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than two years. Unless otherwise provided in the related Prospectus Supplement, with respect to a Series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

ANTI-DEFICIENCY LEGISLATION

Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the Mortgagor. Even if a mortgage loan by its terms provides for recourse to the Mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the Mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former Mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the Mortgagor. In certain other states, the lender has the option of bringing a personal action against the Mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the Mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former Mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former Mortgagor as a result of low or no bids at the judicial sale.

LEASEHOLD RISKS

Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the Mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the Mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States

Code) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

COOPERATIVE LOANS

The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

BANKRUPTCY LAWS

The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/ lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a Series of Certificates to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related Series of Certificates in the event that a related Lessee or a related Mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a Mortgagor related to a Mortgaged Property if the related Mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the

Mortgagor, as lessor under a Lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related Prospectus Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a Mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the Mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a Mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements of the Mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or
(ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related Series of Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.

ENVIRONMENTAL LEGISLATION

Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to (i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances as more fully described below, liability for clean up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court held that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility is broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decision could be inferred from the extent of its involvement in the facility's financial management.

On April 29, 1992, in response to the decision in Fleet Factors Corp., the United States Environmental Protection Agency (the "EPA") adopted a rule interpreting and delineating CERCLA's secured-creditor exemption in EPA enforcement proceedings. The rule attempted to define and specify the range of permissible actions that may be undertaken by a foreclosing lender/holder of a contaminated facility without exceeding the bounds of the secured-creditor exemption. The rule also attempted to specify the circumstances under which governmental or government-appointed entities that acquire possession or control of contaminated facilities as conservators or receivers will be considered "involuntary" owners for purposes of CERCLA's "innocent landowner" defense to liability. Issuance of this rule by the EPA under CERCLA does not necessarily affect the potential for liability in actions by either a state or a private party under CERCLA or in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

The validity of the EPA rule was challenged in the U.S. Court of Appeals for the District of Columbia in Kelley v. EPA. In an opinion issued on February 4, 1994, the D.C. Circuit Court invalidated EPA's lender liability rule, holding that EPA exceeded its authority in enacting the rule. The U.S. Supreme Court denied certiorari on January 17, 1995. Legislation has been proposed that would clarify, by statute, the range of activities a secured creditor may undertake without being deemed to have participated in the management of the facility, and thus losing the benefit of the secured-creditor exemption.

Under the Kelley case, the secured-creditor exemption under CERCLA will be subject to existing case law interpretations. Some of those cases have interpreted the exemption extremely narrowly, but most of the cases since promulgation of the EPA rule have held that a lender is entitled to the protection of the secured-creditor exemption provided that a lender complies with the provisions set out in the EPA rule and does not itself (or through its agents) cause or contribute to contamination. As a result of Kelley, the cases applying the EPA rule have little, if any, precedential value and, thus, lenders should expect a return to the narrower interpretations of the exemption.

In September 1995, EPA issued a guidance document stating that, in its enforcement of CERCLA, EPA would apply the protections afforded to secured creditors under the lender liability rule that was invalidated in the Kelley decision. However, this EPA policy is not binding on the courts nor on states or private parties.

The secured-creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. The definition of "hazardous substances" under CERCLA specifically excludes petroleum products, and the secured-creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum (other than heating oil) storage tanks. However, the EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protections for secured creditors.

If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

The related Agreement will provide that the Special Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental assessments, that: (i) such Mortgaged Property is in compliance with applicable environmental laws, or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken, or that, if any Hazardous Materials are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Hazard Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Special Servicer will detect all possible Environmental Hazard Conditions, that any estimate of the costs of effecting compliance at any Mortgaged Property and the recovery thereon will be correct, or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Trust Fund from liability for Environmental Hazard Conditions. Any additional restrictions on acquiring titles to a Mortgaged Property may be set forth in the related Prospectus Supplement. See "Description of the Agreements Realization Upon Defaulted Whole Loans."

Unless otherwise specified in the related Prospectus Supplement, the Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warranting Party will represent and warrant that based on an environmental audit commissioned by Warranting Party, as of the date of the origination of a Mortgage Loan, the related Mortgaged Property is not affected by a Disqualifying Condition (as defined below). No such person will however, be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the date of origination of the related Mortgage Loan, whether due to actions of the Mortgagor, the Master Servicer, the Primary Servicer, the Special Servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the origination of the related Mortgage Loan.

A "Disqualifying Condition" is defined generally as a condition which would reasonably be expected to (1) constitute or result in a violation of applicable environmental laws, (2) require any expenditure material in relation to the principal balance of the related Mortgage Loan to achieve or maintain compliance in all material respects with any applicable environmental laws, or (3) require substantial cleanup, remedial action or other extraordinary response under any applicable environmental laws in excess of a specified escrowed amount.

"Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products and urea formaldehyde.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the Mortgagor sells or otherwise transfers or encumbers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the Mortgagor of an otherwise non-recourse loan, the Mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

SUBORDINATE FINANCING

Where the Mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the Mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the Mortgagor (as junior loans often do) and the senior loan does not, a Mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the Mortgagor is additionally burdened. Third, if the Mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

Forms of notes and mortgages used by lenders may contain provisions obligating the Mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a Mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a Mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Interest Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

ACCELERATION ON DEFAULT

Unless otherwise specified in the related Prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the Mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

APPLICABILITY OF USURY LAWS

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the Mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Brown & Wood LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. Brown & Wood LLP will deliver an opinion to the Depositor that the information set forth under this caption, "Certain Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

If a REMIC election is not made, Brown & Wood LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

SINGLE CLASS OF GRANTOR TRUST CERTIFICATES CHARACTERIZATION. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master

Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates Brown & Wood LLPwill have advised the Depositor that:

(i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . secured by an interest in real property which is . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

(ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

(iii) a Grantor Trust Certificate owned by a REMIC will represent
    "obligation[s] . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code
Section 593(d) to any taxable year beginning after December 31, 1995.

STRIPPED BONDS AND COUPONS. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code.

Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

PREMIUM. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

On June 27, 1996 the IRS issued proposed regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

ORIGINAL ISSUE DISCOUNT. The Internal Revenue Service (the "IRS") has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate Mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

MARKET DISCOUNT. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

ELECTION TO TREAT ALL INTEREST AS OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

1. STRIPPED BONDS AND STRIPPED COUPONS

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by

Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

TREATMENT OF CERTAIN OWNERS. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(6)(B) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

2. GRANTOR TRUST CERTIFICATES REPRESENTING INTERESTS IN LOANS OTHER THAN ARM
LOANS

The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate Mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

ACCRUAL OF ORIGINAL ISSUE DISCOUNT. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the state redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e., points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

3. GRANTOR TRUST CERTIFICATES REPRESENTING INTERESTS IN ARM LOANS

The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D. NON-U.S. PERSONS

Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets of where the Mortgagor is not a natural person in order to qualify for the exemption from withholding.

The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

REMICS

The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Brown & Wood LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sale class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c).

TIERED REMIC STRUCTURES. For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code; (ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and
(iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code
Section 593(d) to any taxable year beginning after December 31, 1995.

A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

GENERAL. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

ORIGINAL ISSUE DISCOUNT AND PREMIUM. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC

Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. If the Super Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those Certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

The Internal Revenue Service (the "IRS") recently issued final regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for the purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the REMIC Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates-- Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period (an "accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

VARIABLE RATE REMIC REGULAR CERTIFICATES. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest.

In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

ELECTION TO TREAT ALL INTEREST AS OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

MARKET DISCOUNT. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.

The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and
(ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

PREMIUM. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment.

On June 27, 1996 the IRS issued proposed regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

DEFERRED INTEREST. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

EFFECTS OF DEFAULTS AND DELINQUENCIES. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--REMIC Regular Certificates--Treatment of Realized Losses" below.

SALE, EXCHANGE OR REDEMPTION. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

The Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such Section applies will be ordinary income or loss.

The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

ACCRUED INTEREST CERTIFICATES. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

NON-INTEREST EXPENSES OF THE REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "--Taxation of Owners of REMIC Residual Certificates" below.

TREATMENT OF REALIZED LOSSES. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

NON-U.S. PERSONS. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

INFORMATION REPORTING AND BACKUP WITHHOLDING. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a

REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

TAXABLE INCOME OF THE REMIC ATTRIBUTABLE TO RESIDUAL INTERESTS. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

NET LOSSES OF THE REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

MARK TO MARKET RULES. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS recently finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked-to-market.

PASS-THROUGH OF NON-INTEREST EXPENSES OF THE REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts.

REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

EXCESS INCLUSIONS. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below.

With respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

PAYMENTS. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

SALE OR EXCHANGE OF REMIC RESIDUAL CERTIFICATES. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such Section applies would be ordinary income or loss.

Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Seller's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Trustee or Seller, as the case may be, out of its own funds or (ii) the Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Seller. In the event that such Master Servicer, Trustee or Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

LIQUIDATION AND TERMINATION

If the REMIC adopts a plan of complete liquidation, within the meaning of Code
Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS NON-U.S. PERSONS

Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of

REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

DISQUALIFIED ORGANIZATIONS. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

NONECONOMIC REMIC RESIDUAL CERTIFICATES. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

FOREIGN INVESTORS. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record of beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed I.R.S. Form 4224 and the Trustee consents to such transfer in writing.

Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

GENERAL

The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

GENERAL

Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in nonexempt prohibited transactions.

The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Depositor, the Servicers, the Trustee and other persons, in providing services with respect to the assets of the Trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

The regulations contain a DE MINIMIS safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

Labor has granted to J.P. Morgan Securities Inc. Prohibited Transaction Exemption 90-23 (the "Exemption"), which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which J.P. Morgan Securities Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

GENERAL CONDITIONS OF THE EXEMPTION. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust Fund may be eligible for exemptive relief thereunder:

(1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

(2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

(3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest rating categories from any of Duff & Phelps Inc., Fitch Investors Service, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group;

(4) The Trustee is not an affiliate of the Underwriters, the Depositor, the Servicers, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

(5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Servicers represent not more than reasonable compensation for the Servicers' services under the Agreements and reimbursement of the Servicer's reasonable expenses in connection therewith; and

(6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. The

Prospectus Supplement with respect to a Series of Certificates may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the Certificates offered thereby.

                                LEGAL INVESTMENT

The Prospectus Supplement for each Series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Such classes will constitute "mortgage related securities" for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation, on or before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

Institutions where investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA") or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Certificate. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain classes of Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Certificate under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase any Offered Certificates or to purchase Offered Certificates representing more than a special percentage of the investors' assets.

Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a Series as "mortgage related securities" under SMMEA, the Depositor will make no representations as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                              PLAN OF DISTRIBUTION

The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by J.P. Morgan Securities Inc. ("JPMSI") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by JPMSI acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If JPMSI acts as agent in the sale of Offered Certificates, JPMSI will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that JPMSI elects to purchase Offered Certificates as principal, JPMSI may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such Series.

The Depositor will indemnify JPMSI and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments JPMSI and any underwriters may be required to make in respect thereof.

In the ordinary course of business, JPMSI and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

As to each Series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.

                                 LEGAL MATTERS

Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York.

                             FINANCIAL INFORMATION

A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will he included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by Mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                                                     PAGE(S) ON
                                                                                                        WHICH
TERM IN THE PROSPECTUS                                                                             TERM IS DEFINED

1986 Act.........................................................................................              77
Accounts.........................................................................................              42
Accrual Certificates.............................................................................           9, 31
Accrual Period...................................................................................              83
Accrued Certificate Interest.....................................................................              32
ADA..............................................................................................              70
Agreements.......................................................................................               9
Applicable Amount................................................................................              90
Amortizable Bond Premium Regulations.............................................................          74, 85
ARM Loans........................................................................................          24, 77
Asset Seller.....................................................................................              21
Available Distribution Amount....................................................................              32
Balloon Mortgage Loans...........................................................................              16
Bankruptcy Code..................................................................................              63
Beneficial Owners................................................................................              38
Benefit Plan Investors...........................................................................              96
Book-Entry Certificates..........................................................................              31
Cash Flow Agreement..............................................................................           8, 27
Cash Flow Agreements.............................................................................               1
Cede.............................................................................................           4, 38
CERCLA...........................................................................................          18, 66
Certificate......................................................................................              39
Certificate Balance..............................................................................           9, 33
Certificateholder................................................................................              38
Certificateholders...............................................................................              20
Certificates.....................................................................................               6
Closing Date.....................................................................................              81
CMBS.............................................................................................        1, 6, 21
CMBS Agreement...................................................................................              25
CMBS Issuer......................................................................................              25
CMBS Servicer....................................................................................              25
CMBS Trustee.....................................................................................              25
Code.............................................................................................              11
Commercial Loans.................................................................................              21
Commercial Properties............................................................................           6, 21
Commission.......................................................................................               4
Contributions Tax................................................................................              92
Cooperative......................................................................................              58
Cooperative Loans................................................................................              58
Cooperatives.....................................................................................              21
Covered Trust....................................................................................          17, 54
CPR..............................................................................................              29
Credit Support...................................................................................        1, 8, 26
Crime Control Act................................................................................              71
Cut-off Date.....................................................................................              10
Debt Service Coverage Ratio......................................................................              22

Deferred Interest................................................................................              78
Definitive Certificates..........................................................................          31, 38
Depositor........................................................................................              21
Determination Date...............................................................................              31
Disqualifying Condition..........................................................................              68
Distribution Account.............................................................................              44
Distribution Date................................................................................              10
DTC..............................................................................................           4, 37
Environmental Hazard Condition...................................................................              68
EPA..............................................................................................              66
Equity Participations............................................................................              25
ERISA............................................................................................          12, 96
Excess Servicing.................................................................................              75
Exchange Act.....................................................................................               5
Exemption........................................................................................              97
FDIC.............................................................................................          42, 98
Grantor Trust Certificates.......................................................................              11
Hazardous Materials..............................................................................              68
Indirect Participants............................................................................              37
Insurance Proceeds...............................................................................              43
IRS..............................................................................................              74
JPMSI............................................................................................              99
Labor............................................................................................              96
L/C Bank.........................................................................................              55
Lease............................................................................................            4, 7
Lease Assignment.................................................................................               1
Legislative History..............................................................................              77
Lessee...........................................................................................            4, 7
Liquidation Proceeds.............................................................................              43
Loan-to-Value Ratio..............................................................................              24
Lock-out Date....................................................................................              25
Lock-out Period..................................................................................              25
Master REMIC.....................................................................................              80
Master Servicer..................................................................................               6
Model Law........................................................................................              98
Mortgage Assets..................................................................................           1, 21
Mortgage Loans...................................................................................        1, 6, 21
Mortgage Notes...................................................................................              21
Mortgage Interest Rate...........................................................................           7, 25
Mortgaged Properties.............................................................................               7
Mortgages........................................................................................              21
Mortgagor........................................................................................              56
Multifamily Loans................................................................................              21
Multifamily Properties...........................................................................           6, 21
NCUA.............................................................................................              98
Net Operating Income.............................................................................              23
Nonrecoverable Advance...........................................................................              34
Offered Certificates.............................................................................               1
OID..............................................................................................          72, 74
OID Regulations..................................................................................              74
Originator.......................................................................................              21

OTS..............................................................................................              98
Participants.....................................................................................              37
Parties in Interest..............................................................................              96
Pass-Through Rate................................................................................           9, 32
Payment Lag Certificates.........................................................................              87
Permitted Investments............................................................................              42
Plans............................................................................................              96
Policy Statement.................................................................................              98
Pre-Issuance Accrued Interest....................................................................              87
Prepayment.......................................................................................              29
Prepayment Assumption............................................................................              77
Prepayment Premium...............................................................................              25
Primary Servicer.................................................................................               6
Prohibited Transactions Tax......................................................................              92
Mark-to-Market Regulations.......................................................................              90
Purchase Price...................................................................................              41
Qualified Mortgage...............................................................................              80
Rating Agency....................................................................................              12
RCRA.............................................................................................              67
Record Date......................................................................................              31
Refinance Loans..................................................................................              24
Related Proceeds.................................................................................              34
Relief Act.......................................................................................              71
REMIC............................................................................................              11
REMIC Certificates...............................................................................              80
REMIC Regular Certificateholders.................................................................              81
REMIC Regular Certificates.......................................................................          11, 80
REMIC Regulations................................................................................              72
REMIC Residual Certificateholder.................................................................              88
REMIC Residual Certificates......................................................................          11, 80
Restricted Group.................................................................................              97
Retained Interest................................................................................              49
RICO.............................................................................................              71
Senior Certificates..............................................................................           9, 31
Series...........................................................................................               1
Servicer.........................................................................................              10
Servicing Standard...............................................................................              45
Servicing Transfer Event.........................................................................              45
SMMEA............................................................................................              98
SMMEA Certificates...............................................................................              98
Special Servicer.................................................................................               6
Specially Serviced Mortgage Loan.................................................................              45
Stripped ARM Obligations.........................................................................              78
Stripped Bond Certificates.......................................................................              75
Stripped Coupon Certificates.....................................................................              75
Stripped Interest Certificates...................................................................           9, 31
Stripped Principal Certificates..................................................................           9, 31
Subordinate Certificates.........................................................................           9, 31
Subsidiary REMIC.................................................................................              80
Super-Premium Certificates.......................................................................              82
Thrift Institutions..............................................................................              91

Title V..........................................................................................              69
Trust Assets.....................................................................................               4
Trust Fund.......................................................................................               1
Trustee..........................................................................................               6
U.S. Person......................................................................................              79
UCC..............................................................................................              37
Underlying CMBS..................................................................................              21
Underlying Mortgage Loans........................................................................              21
Value............................................................................................              24
Voting Rights....................................................................................              19
Warrantying Party................................................................................          13, 41

                                   Disclaimer


                Additional information is available upon request.

Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. Any description of the mortgage loans contained herein supersedes any previous collateral information and will be superseded by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. J.P. Morgan may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as advisor or lender to such issuer.

By accepting and using this information, you hereby agree to the following terms and conditions. These materials are provided for information purposes only and any use for other purposes is disclaimed. The information contained herein is provided by J.P. Morgan "as is" and all expressed or implied warranties and representations of any kind with regard to the information are hereby disclaimed, including, but not limited to, warranties of merchantability or fitness for a particular purpose or warranties as to any results to be obtained from any use of the information or any information derived from the information. The information is intended solely for your internal use and may not be distributed in any form to any third party. J.P. Morgan does not guarantee the timeliness, accuracy or completeness of the information. The information is calculated on the basis of historical information and should not be relied upon to predict future results. In no event shall J.P. Morgan be liable for any use by any party of, any decision made or action taken by any party in reliance upon, or for any inaccuracies, errors in, or omissions of, the information. J.P. Morgan shall not be liable (in contract, tort or otherwise) for any ordinary, direct, indirect, consequential, incidental, special, punitive or exemplary damages in connection with your use of the information contained herein, even if J.P. Morgan has been apprised of such use or the likelihood of such damages occurring.

                       JPMSI is a member of SIPC and SFA.
                 Copyright 1997 J.P. Morgan & Co. Incorporated.

                                     ALLANEX

--------------------------------------------------------------------------------

 Loan Number              Address                               City
--------------------------------------------------------------------------------
25  70  12341   9331-9523 SILVERDALE WAY NW                  SILVERDALE
--------------------------------------------------------------------------------
21  70  12510   12062 VALLEY VIEW STREET                     GARDEN GROVE
--------------------------------------------------------------------------------
25  63  12345   334 LAKESIDE AVENUE SOUTH                    SEATTLE
--------------------------------------------------------------------------------
26  63  12956   3535 WEST CAMELBACK ROAD                     PHOENIX
--------------------------------------------------------------------------------
25  70  12560   8601-8799 SOUTH TACOMA WAY                   TACOMA
--------------------------------------------------------------------------------
23  70  12458   340-350 W. GRANT LINE ROAD                   TRACY
--------------------------------------------------------------------------------
23  70  12593   601-609 MISSION STREET                       SAN FRANCISCO
--------------------------------------------------------------------------------
27  70  12762   2934-54 N.MILWAUKUEE AVENUE                  CHICAGO
--------------------------------------------------------------------------------
21  63  12718   1621 - 1735 EAST HARVARD PLACE               ONTARIO
--------------------------------------------------------------------------------
22  63  12399   2456-2512 WEST WHITTIER                      LA HABRA
--------------------------------------------------------------------------------
22  63  12513   1075 E. CHANDLER BOULEVARD                   CHANDLER
--------------------------------------------------------------------------------
21  63  12523   251 W. BLACKLIDGE DR.                        TUSCON
--------------------------------------------------------------------------------
25  63  12380   3730 SOUTH 148TH STREET                      TUKWILA
--------------------------------------------------------------------------------
23  70  12893   343 EAST MAIN STREET                         STOCKTON
--------------------------------------------------------------------------------
22  63  20079   1369 NORTH WILLOW AVENUE                     RIALTO
--------------------------------------------------------------------------------
25  63  12650   732 4TH AVENUE N.E.                          PACIFIC
--------------------------------------------------------------------------------
25  63  12766   1741 BELMONT AVENUE                          SEATTLE
--------------------------------------------------------------------------------
21  70  12422   1340 E. 7TH STREET                           LONG BEACH
--------------------------------------------------------------------------------
21  63  12394   40389 MAYBERRY AVENUE                        HEMET
--------------------------------------------------------------------------------
23  70  12461   9998 OLD PLACERVILLE ROAD                    RANCHO CORDOVA
--------------------------------------------------------------------------------
21  70  12704   7500-7528 ROSECRANS AVE.                     PARAMOUNT
--------------------------------------------------------------------------------
25  63  12519   415 W. ROY ST                                SEATTLE
--------------------------------------------------------------------------------
24  63  12895   9710 MILITARY PARKWAY                        DALLAS
--------------------------------------------------------------------------------
21  70  12768   747 EAST GREEN STREET                        PASADENA
--------------------------------------------------------------------------------
23  70  12705   840 EAST MAIN STREET                         GRASS VALLEY
--------------------------------------------------------------------------------
21  63  12413   3840 NORTH 43RD AVENUE                       PHOENIX
--------------------------------------------------------------------------------
22  63  12319   7051 CERRITOS AVENUE                         STANTON
--------------------------------------------------------------------------------
21  63  10910   11313 OXNARD STREET                          NORTH HOLLYWOOD
--------------------------------------------------------------------------------
26  63  12750   1538 SE 122ND AVENUE                         PORTLAND
--------------------------------------------------------------------------------
23  70  12605   5478 ARBOGA ROAD                             OLIVEHURST
--------------------------------------------------------------------------------
25  63  12708   1819 BELLEVUE AVENUE                         SEATTLE
--------------------------------------------------------------------------------
23  63  12671   725 ELLIS STREET                             SAN FRANCISCO
--------------------------------------------------------------------------------
21  63  12391   3244 WEST AVENUE J6                          LANCASTER
--------------------------------------------------------------------------------
24  70  12357   8231 EAST PRENTICE AVENUE                    GREENWOOD VILLAGE
--------------------------------------------------------------------------------
24  70  12511   938 QUAIL STREET                             LAKEWOOD
--------------------------------------------------------------------------------
25  70  12416   14300 124TH AVENUE NE                        KIRKLAND
--------------------------------------------------------------------------------
21  63  11340   21217 GAULT ST.                              CANOGA PARK
--------------------------------------------------------------------------------
22  70  20081   27742 FORBES ROAD                            LAGUNA NIGUEL
--------------------------------------------------------------------------------
26  70  12495   50 SW SECOND AVENUE                          PORTLAND
--------------------------------------------------------------------------------
22  63  12669   3605 W. OSBORN ROAD                          PHOENIX
--------------------------------------------------------------------------------
23  70  12892   925 N. EL DORADO ST. AND 17 E. POPLAR ST     STOCKTON
--------------------------------------------------------------------------------
25  63  11726   5205 & 5231 39TH AVENUE SOUTH                SEATTLE
--------------------------------------------------------------------------------
21  70  12754   10956-10962 LOS ALAMITOS BLVD.               LOS ALAMITOS
--------------------------------------------------------------------------------
26  63  12415   17440 E BURNSIDE STREET & 17441 SE PINE ST   GRESHAM
--------------------------------------------------------------------------------
23  63  12346   1821 LAKEVILLE HWY                           PETALUMA
--------------------------------------------------------------------------------
22  63  12493   4540 E. BELLEVIEW STREET                     PHOENIX
--------------------------------------------------------------------------------

                                     ALLANEX

--------------------------------------------------------------------------------
24  63  12492   3318 N. 18TH AVE & 1820 W. MULBERRY          PHOENIX
--------------------------------------------------------------------------------
21  63  12715   407 N. AVENUE 50                             LOS ANGELES
--------------------------------------------------------------------------------
26  63  12426   669-673,685,705,709 YOUNG ST.                WOODBURN
--------------------------------------------------------------------------------
24  63  12596   3076 W. 71ST WAY                             WESTMINSTER
--------------------------------------------------------------------------------
21  63  12955   241 SOUTH YALE STREET                        HEMET
--------------------------------------------------------------------------------
24  63  12815   1550 SHERMAN STREET                          DENVER
--------------------------------------------------------------------------------
26  63  12793   7601-33 N HEREFORD & 7602-22 N GLOU          PORTLAND
--------------------------------------------------------------------------------
27  63  12921   445-447 & 449-451 MT. PROSPECT AVEN          NEWARK
--------------------------------------------------------------------------------
22  63  12176   304 SOUTH MAY AVENUE                         YUMA
--------------------------------------------------------------------------------
24  63  12342   285 SOUTH JAY STREET                         LAKEWOOD
--------------------------------------------------------------------------------
25  63  12358   721 17TH AVENUE                              SEATTLE
--------------------------------------------------------------------------------
21  70  12590   4782 E. JENSEN AVE.                          FRESNO
--------------------------------------------------------------------------------
23  70  12814   1002 POST STREET                             SAN FRANCISCO
--------------------------------------------------------------------------------
23  70  12321   1874-1876-1878 MARKET STREET                 SAN FRANCISCO
--------------------------------------------------------------------------------
25  63  12636   4410-4414 N.W. WEDGEWOOD LANE                BREMERTON
--------------------------------------------------------------------------------
24  70  12781   2701-2751 ALCOTT ST & 2700-2716 BRYANT       DENVER
--------------------------------------------------------------------------------
21  63  12753   5630 ASH ST.                                 LOS ANGELES
--------------------------------------------------------------------------------
22  63  12615   1562 7TH AVENUE                              SAN DIEGO
--------------------------------------------------------------------------------
22  63  12520   900 N. SAN MARCOS DR & 900 S. IDAHO RD       APACHE JUNCTION
--------------------------------------------------------------------------------
23  63  12407   1035-1037 EAST MONTE VISTA AVENUE            VACAVILLE
--------------------------------------------------------------------------------
24  70  12348   454-560 MALLEY DRIVE                         NORTHGLENN
--------------------------------------------------------------------------------
22  70  11765   18030-18054 MAGNOLIA STREET                  FOUNTAIN VALLEY
--------------------------------------------------------------------------------
21  63  12759   8434 WILLIS AVE.                             VAN NUYS
--------------------------------------------------------------------------------
22  70  11861   8450 "G"  AVENUE                             HESPERIA
--------------------------------------------------------------------------------
25  63  12707   1132 10TH AVENUE EAST                        SEATTLE
--------------------------------------------------------------------------------
22  63  12350   7011 LENNOX (VAN NUYS AREA)                  LOS ANGELES
--------------------------------------------------------------------------------
25  63  12951   8201 244TH STREET SW                         EDMONDS
--------------------------------------------------------------------------------
24  70  12386   228 NORTH CASCADE AVENUE                     COLORADO SPRINGS
--------------------------------------------------------------------------------
21  70  12613   121 W.WALNUT ST. & 1805 PACIFIC AVE          STOCKTON
--------------------------------------------------------------------------------
22  63  12347   15806 & 15814 LANDMARK DRIVE                 WHITTIER
--------------------------------------------------------------------------------
21  70  12421   523-539 & 579-611 EAST FOOTHILL BLV          RIALTO
--------------------------------------------------------------------------------
25  70  12384   3601-3617 SOUTH MCCLELLAN STREET             SEATTLE
--------------------------------------------------------------------------------
26  63  12322   2101-05-09-13, & 17 SUNRISE AVE.             LAS VEGAS
--------------------------------------------------------------------------------
22  63  12432   2010 N. LAZONA DRIVE                         MESA
--------------------------------------------------------------------------------
23  70  12637   554-556 COMMERCIAL STREET                    SAN FRANCISCO
--------------------------------------------------------------------------------
24  63  12816   1731 NW EVERETT STREET                       PORTLAND
--------------------------------------------------------------------------------
26  63  12925   724 EAST DEVONSHIRE AVENUE                   PHOENIX
--------------------------------------------------------------------------------
21  63  12401   14715-17 SATICOY STREET                      VAN NUYS
--------------------------------------------------------------------------------
25  70  12571   19611 AND 19639 EAST VALLEY ROAD             KENT
--------------------------------------------------------------------------------
26  63  12288   6244 - 6254 & 6260 N. COLUMBIA WAY           PORTLAND
--------------------------------------------------------------------------------
22  70  20047   1859 NORTH VINEYARD AVENUE                   ONTARIO
--------------------------------------------------------------------------------
22  63  12935   1146-1152 MAGNOLIA AVENUE                    LONG BEACH
--------------------------------------------------------------------------------
25  63  12355   2108-2124 NORTH GARRETT STREET               DALLAS
--------------------------------------------------------------------------------
24  63  13141   2101 PATTERSON ROAD                          GRAND JUNCTION
--------------------------------------------------------------------------------
21  63  12720   310 S. KENMORE AVENUE                        LOS ANGELES
--------------------------------------------------------------------------------
23  70  12466   964-988 ACOSTA PLAZA                         SALINAS
--------------------------------------------------------------------------------
22  63  12238   700 E. 9TH AVE. & 529 & 547 E 10TH.          APACHE JUNCTION
--------------------------------------------------------------------------------
21  70  12610   7945 E. BROADWAY BLVD.                       TUCSON
--------------------------------------------------------------------------------
25  63  12491   1780 EAST BIRCH STREET                       COTTONWOOD
--------------------------------------------------------------------------------

                                     ALLANEX

--------------------------------------------------------------------------------
26  63  12390   272-274 S 41ST ST & 4057-4097 SOUTHWAY LOOP  SPRINGFIELD
--------------------------------------------------------------------------------
22  70  12697   7020 FRIARS ROAD                             SAN DIEGO
--------------------------------------------------------------------------------
26  63  12618   11111 - 11151 SE BUSH STREET                 PORTLAND
--------------------------------------------------------------------------------
25  63  12691   2619-2715 40TH ST E & 3908-10 28TH AV E      TACOMA
--------------------------------------------------------------------------------
21  63  12696   13535 VICTORY BLVD.                          VAN NUYS
--------------------------------------------------------------------------------
21  63  12576   723 & 725 S. GREVILLEA AVENUE                INGLEWOOD
--------------------------------------------------------------------------------
21  63  13104   10126-10136 FELTON AVENUE                    INGLEWOOD
--------------------------------------------------------------------------------
23  70  12894   20 WESTGATE DRIVE & 8 LARKIN VALLEY RD       WATSONVILLE
--------------------------------------------------------------------------------
22  70  12419   14114-14124/14087-14183 LAMBERT RD           WHITTIER
--------------------------------------------------------------------------------
25  63  11813   NE 500 MAIDEN LANE                           PULLMAN
--------------------------------------------------------------------------------
24  63  12553   121 E. BROADWAY RD                           TEMPE
--------------------------------------------------------------------------------
25  63  12788   2708, 2710 & 2712 60TH AVENUE S.W.           SEATTLE
--------------------------------------------------------------------------------
26  63  13039   5713 NORTH FESSENDEN STREET                  PORTLAND
--------------------------------------------------------------------------------
21  63  12701   600 WEST 93RD ST-609 WEST 94TH ST            LOS ANGELES
--------------------------------------------------------------------------------
24  63  12381   2740 WEST MEDLOCK DRIVE                      PHOENIX
--------------------------------------------------------------------------------
26  63  12915   811 NORTH MAIN STREET                        INDEPENDENCE
--------------------------------------------------------------------------------
24  63  12641   1335 PEARL STREET                            DENVER
--------------------------------------------------------------------------------
24  63  12920   5661 W. GREEN MEADOWS PLACE                  DENVER
--------------------------------------------------------------------------------
21  63  12778   1145-1157 S. SPAULDING AVE & 5905 WHITMORE   LOS ANGELES
--------------------------------------------------------------------------------
22  63  12634   2108 SOUTH RURAL ROAD                        TEMPE
--------------------------------------------------------------------------------
24  63  12353   1180 YOSEMITE STREET                         AURORA
--------------------------------------------------------------------------------
26  63  12404   309 WEST C STREET                            RAINIER
--------------------------------------------------------------------------------
25  63  12729   1030 WEST NICKERSON STREET                   SEATTLE
--------------------------------------------------------------------------------
24  63  12388   701-709 METKER STREET                        IRVING
--------------------------------------------------------------------------------
21  63  13080   27024-27070 EAST BASELINE STREET             HIGHLAND
--------------------------------------------------------------------------------
26  63  12902   4308 NORTH LONGVIEW AVENUE                   PHOENIX
--------------------------------------------------------------------------------
25  63  12502   11904 RENTON AVENUE SOUTH                    SEATTLE
--------------------------------------------------------------------------------
21  63  13194   4285-4293 LEIMERT BLVD.                      LOS ANGELES
--------------------------------------------------------------------------------
26  63  12807   4519-45 SE 104TH AVE/10317-25 SE PA          PORTLAND
--------------------------------------------------------------------------------
21  63  12710   7325 SEPULVEDA AVENE                         VAN NUYS
--------------------------------------------------------------------------------
22  70  12521   2423-2455 S. CENTRE CITY PARKWAY             ESCONDIDO
--------------------------------------------------------------------------------
24  63  12941   3734 WEST CAMELBACK ROAD                     PHOENIX
--------------------------------------------------------------------------------
23  63  12468   646 FOOTHILL BLVD.                           OAKLAND
--------------------------------------------------------------------------------
23  63  12448   2668-2672 PINE STREET                        SAN FRANCISCO
--------------------------------------------------------------------------------
21  63  12810   8639 AND 8645 COLUMBUS AVENUE                NORTH HILLS
--------------------------------------------------------------------------------
24  63  12382   207 INGALLS STREET                           LAKEWOOD
--------------------------------------------------------------------------------
24  63  12933   1331 DOWNING STREET                          DENVER
--------------------------------------------------------------------------------
22  63  12314   5359 WEST MORRIS HILL ROAD                   BOISE
--------------------------------------------------------------------------------
21  63  11357   316 GLADYS AVE.                              LONG BEACH
--------------------------------------------------------------------------------
21  63  12589   2610 NORTH RECKER ROAD                       MESA
--------------------------------------------------------------------------------
21  63  12303   8331 CEDROS AVENUE                           VAN NUYS
--------------------------------------------------------------------------------
21  63  12490   635 LAGOON AVENUE                            WILMINGTON
--------------------------------------------------------------------------------
22  63  12797   1045,1053,1055,1057 WEST CIVIC CENTER        SANTA ANA
--------------------------------------------------------------------------------
21  70  12455   9608-9612 VAN NUYS BLVD.                     PANORAMA CITY
--------------------------------------------------------------------------------
21  63  12638   11023 HARTSOOK ST.                           NORTH HOLLYWOOD
--------------------------------------------------------------------------------
24  63  13125   5368-5388 SOUTH FOX STREET                   LITTLETON
--------------------------------------------------------------------------------
21  63  12936   5357 W. 99TH PLACE                           LOS ANGELES
--------------------------------------------------------------------------------
21  70  12463   7111 PACIFIC BLVD.                           HUNTINGTON PARK
--------------------------------------------------------------------------------
25  70  12617   313 FIRST AVENUE SOUTH                       SEATTLE
--------------------------------------------------------------------------------

                                     ALLANEX

--------------------------------------------------------------------------------
23  70  12317   2748 ADELINE STREET                          BERKELEY
--------------------------------------------------------------------------------
24  63  12453   670-680 CLARKSON STREET                      DENVER
--------------------------------------------------------------------------------
24  63  12795   3208 E. FLOWER STREET                        PHOENIX
--------------------------------------------------------------------------------
24  63  12435   1215 NORTH NEVADA AVENUE                     COLORADO SPRINGS
--------------------------------------------------------------------------------
22  70  12923   266 CALLE PINTORESCO                         SAN CLEMENTE
--------------------------------------------------------------------------------
21  63  12796   2300 LEE TRAVINO                             EL PASO
--------------------------------------------------------------------------------
23  63  12551   1207 BUSH STREET                             SAN FRANCISCO
--------------------------------------------------------------------------------
24  63  12371   951 FRENCH STREET                            IRVING
--------------------------------------------------------------------------------
25  63  12901   1625 MARTIN LUTHER KING JR. WAY              SEATTLE
--------------------------------------------------------------------------------
25  63  12694   1635 QUEEN ANNE AVENUE NORTH                 SEATTLE
--------------------------------------------------------------------------------
26  63  12752   1340 - 1435 TIERRA LYNN DRIVE                WOODBURN
--------------------------------------------------------------------------------
23  70  12535   1861-1877 SOLANO AVE                         BERKELEY
--------------------------------------------------------------------------------
21  70  11572   1435 SOUTH LA CIENEGA BLVD.                  LOS ANGELES
--------------------------------------------------------------------------------
22  70  20048   6331 UNIVERSITY AVENUE                       SAN DIEGO
--------------------------------------------------------------------------------
21  63  12603   811-817 ROSE AVENUE                          LONG BEACH
--------------------------------------------------------------------------------
21  63  11117   2260-2268 EAST FOOTHILL BLVD.                PASADENA
--------------------------------------------------------------------------------
22  70  12811   202 - 214 S. PRICE ROAD                      TEMPE
--------------------------------------------------------------------------------
21  63  13069   1609 E. 4TH STREET                           LONG BEACH
--------------------------------------------------------------------------------
21  63  12395   729 LAKE STREET                              HUNTINGTON BEACH
--------------------------------------------------------------------------------
21  63  12732   215 WEST RODRICK                             OXNARD
--------------------------------------------------------------------------------
21  63  12716   6329 10TH AVENUE                             LOS ANGELES
--------------------------------------------------------------------------------
22  70  12444   510-514 WILSHIRE BLVD.                       SANTA MONICA
--------------------------------------------------------------------------------
24  63  12424   4949 CAPITOL AVENUE                          DALLAS
--------------------------------------------------------------------------------
21  63  12725   4917 E. HOLLY STREET                         PHOENIX
--------------------------------------------------------------------------------
25  63  12469   2501 13TH AVENUE SOUTH                       SEATTLE
--------------------------------------------------------------------------------
21  63  12338   8737 BURNET AVE AKA 8734 MEMORY PAR          NORTH HILLS
--------------------------------------------------------------------------------
24  63  12410   1345 YOSEMITE STREET                         DENVER
--------------------------------------------------------------------------------
25  63  12316   426 11TH AVENUE EAST                         SEATTLE
--------------------------------------------------------------------------------
22  63  12692   6624 FLORA AVENUE                            BELL
--------------------------------------------------------------------------------
24  63  12917   2550-2560 SOUTH VALLEY HIGHWAY               DENVER
--------------------------------------------------------------------------------
24  63  12679   1410 PEARL STREET                            DENVER
--------------------------------------------------------------------------------
23  63  12742   2409 SOUTH CAMPBELL                          PHOENIX
--------------------------------------------------------------------------------
21  63  12688   7833-7843 TOWNE AVENUE                       LOS ANGELES
--------------------------------------------------------------------------------
21  70  12558   188 E 17TH ST. & 178 WELLS PL.               COSTA MESA
--------------------------------------------------------------------------------
26  70  12369   1200,16,18,20 MOHAWK BL & 1311 MKT           SPRINGFIELD
--------------------------------------------------------------------------------
22  63  12645   1125-1131 NORTH ONONDAGA AVE.                ANAHEIM
--------------------------------------------------------------------------------
24  63  12524   555 PRECINCT LINE ROAD                       HURST
--------------------------------------------------------------------------------
22  63  12944   1346 E. MOUNTAIN VIEW ROAD                   PHOENIX
--------------------------------------------------------------------------------
24  63  13173   1220 MARION STREET                           DENVER
--------------------------------------------------------------------------------
22  70  12640   6920 E. CAVE CREEK ROAD                      CAVE CREEK
--------------------------------------------------------------------------------
24  63  12651   1507 WEST MISSOURI AVENUE                    PHOENIX
--------------------------------------------------------------------------------
23  63  12673   6551 KESTER AVENUE                           VAN NUYS
--------------------------------------------------------------------------------
24  63  12591   9151 FONTAINE STREET                         DENVER
--------------------------------------------------------------------------------
21  63  12581   38118 11TH STREET EAST                       PALMDALE
--------------------------------------------------------------------------------
21  63  12736   14012-14018 DOTY AVENUE                      HAWTHORNE
--------------------------------------------------------------------------------
21  70  12758   281 SOUTH THOMAS AVENUE                      POMONA
--------------------------------------------------------------------------------
26  63  12336   505 WASHINGTON STREET                        OREGON CITY
--------------------------------------------------------------------------------
22  63  12549   3221 NORTH 36TH STREET                       PHOENIX
--------------------------------------------------------------------------------
25  63  12514   825-829 13TH AVENUE                          SEATTLE
--------------------------------------------------------------------------------

                                     ALLANEX

--------------------------------------------------------------------------------
24  63  12326   2521 WEST ELM STREET                         PHOENIX
--------------------------------------------------------------------------------
22  63  12545   6557 E. OSBORN ROAD                          SCOTTSDALE
--------------------------------------------------------------------------------
21  63  12652   720 SOUTH WESTLAKE AVE.                      LOS ANGELES
--------------------------------------------------------------------------------
23  70  12414   1100 NORTH D" STREET"                        MADERA
--------------------------------------------------------------------------------
21  63  12676   1800 W. GLENCREST AVENUE                     ANAHEIM
--------------------------------------------------------------------------------
21  63  12735   1949 CHEREMOYA AVENUE                        LOS ANGELES
--------------------------------------------------------------------------------
25  63  12624   17809 101ST SW                               VASHON
--------------------------------------------------------------------------------
25  63  12627   11262 20TH AVENUE SOUTH                      SEATTLE
--------------------------------------------------------------------------------
25  63  12315   3020 HARVARD AVENUE EAST                     SEATTLE
--------------------------------------------------------------------------------
23  63  12449   834 - 844 CENTRAL AVENUE                     SAN FRANCISCO
--------------------------------------------------------------------------------
25  63  12721   14308-14316 WEST THORNE LANE S.W.            TACOMA
--------------------------------------------------------------------------------
26  63  12619   3141 NORTH SHORE DRIVE                       ALBANY
--------------------------------------------------------------------------------
23  63  12908   400 NORTH ROOP ST. & 155 SOUTH GAY ST        SUSANVILLE
--------------------------------------------------------------------------------
26  63  13038   6120 - 6142 NE AINSWORTH STREET              PORTLAND
--------------------------------------------------------------------------------
21  63  12909   330-336 EAST 27TH STREET                     OGDEN
--------------------------------------------------------------------------------
26  63  12467   12220 SW CALICO COURT                        BEAVERTON
--------------------------------------------------------------------------------
22  63  12635   438 ZALVIDEA AVENUE                          LOS ANGELES
--------------------------------------------------------------------------------
26  63  12756   3722 & 3734 SE 15TH AVENUE                   PORTLAND
--------------------------------------------------------------------------------
24  63  12312   4904 & 4936 LIVE OAK STREET                  DALLAS
--------------------------------------------------------------------------------
22  63  12609   1567-1587 SIERRA VISTA DRIVE                 BULLHEAD CITY
--------------------------------------------------------------------------------
22  63  12747   2930 FRANCIS AVENUE                          LOS ANGELES
--------------------------------------------------------------------------------
24  63  12667   1443 ELIZABETH STREET                        DENVER
--------------------------------------------------------------------------------
21  63  12660   1035-1037 RAYMOND                            LONG BEACH
--------------------------------------------------------------------------------
26  63  12675   2102 SE 12TH AVENUE                          PORTLAND
--------------------------------------------------------------------------------
23  63  12364   3570 PACHECO BLVD.                           MARTINEZ
--------------------------------------------------------------------------------
24  63  12450   4702 MANGUM ROAD                             HOUSTON
--------------------------------------------------------------------------------
26  63  12530   2029-2055 WINTER STREET SE                   SALEM
--------------------------------------------------------------------------------
26  63  12525   704-710 NORMAN AVE NE                        SALEM
--------------------------------------------------------------------------------
21  63  12680   6901-11 LONG BEACH BLVD.                     LONG BEACH
--------------------------------------------------------------------------------
21  63  12737   3851 COCO AVE.                               LOS ANGELES
--------------------------------------------------------------------------------
21  63  12733   536-540 S. KENMORE AVENUE                    LOS ANGELES
--------------------------------------------------------------------------------
21  63  12932   467 S. BONNIE BRAE STREET                    LOS ANGELES
--------------------------------------------------------------------------------
24  63  12712   3130-44 UMATILLA ST/3131-45 TEJON ST         DENVER
--------------------------------------------------------------------------------
21  63  12309   3700, 3710, 3720, & 3730 KINGS ROW           RENO
--------------------------------------------------------------------------------
21  63  12340   1012 N. ARDMORE AVENUE                       LOS ANGELES
--------------------------------------------------------------------------------
24  63  12787   1775-1785 DEPEW STREET                       LAKEWOOD
--------------------------------------------------------------------------------
22  70  11902   4345 TOMPKINS                                LAS VEGAS
--------------------------------------------------------------------------------
23  63  12743   911-925 28TH ST. AND 2717-2737 MARKET ST     OAKLAND
--------------------------------------------------------------------------------
22  70  12431   180 NORTH PACIFIC COAST HWY                  LAGUNA BEACH
--------------------------------------------------------------------------------
24  63  12308   2417 W. CAMPBELL AVENUE                      PHOENIX
--------------------------------------------------------------------------------
21  63  13072   35 ARCADIA TERRACE                           SANTA MONICA
--------------------------------------------------------------------------------
22  63  11225   5729-5731 BATES STREET                       SAN DIEGO
--------------------------------------------------------------------------------
21  63  12475   784 GAVIOTA AVENUE                           LONG BEACH
--------------------------------------------------------------------------------
26  63  13004   5007 NE PRESCOTT STREET                      PORTLAND
--------------------------------------------------------------------------------
21  63  12905   5736 ALDAMA STREET                           HIGHLAND PARK
--------------------------------------------------------------------------------
26  63  12746   13310 - 13380 SW FARMINGTON ROAD             BEAVERTON
--------------------------------------------------------------------------------
25  63  11739   1932 QUEEN ANNE AVENUE NORTH                 SEATTLE
--------------------------------------------------------------------------------
26  63  12772   4350-4361 10TH COURT SE                      SALEM
--------------------------------------------------------------------------------
21  63  12375   4024 URSULA AVENUE                           LOS ANGELES
--------------------------------------------------------------------------------

                                     ALLANEX

--------------------------------------------------------------------------------
25  63  12626   9451 35TH AVENUE S.W.                        SEATTLE
--------------------------------------------------------------------------------
24  63  12434   715 NORTH NEVADA AVENUE                      COLORADO SPRINGS
--------------------------------------------------------------------------------
21  63  12690   1050 GAVIOTA AVE.                            LONG BEACH
--------------------------------------------------------------------------------
22  70  11252   1066 ATLANTIC BLVD.                          LONG BEACH
--------------------------------------------------------------------------------
24  63  12665   2502 WEST OCOTILLO ROAD                      PHOENIX
--------------------------------------------------------------------------------
24  63  12379   416 21ST STREET                              DENVER
--------------------------------------------------------------------------------
21  63  12664   5617 LA MIRADA AVE.                          LOS ANGELES
--------------------------------------------------------------------------------
21  63  12337   8727 BURNET AVENUE                           NORTH HILLS
--------------------------------------------------------------------------------
24  63  12625   5300 GASTON AVENUE                           DALLAS
--------------------------------------------------------------------------------
21  63  12559   7437 HASKELL AVENUE                          VAN NUYS
--------------------------------------------------------------------------------
26  63  12711   131 - 145 CLEVELAND STREET                   AUMSVILLE
--------------------------------------------------------------------------------
22  63  12594   4231-4237 27TH STREET                        PHOENIX
--------------------------------------------------------------------------------
26  63  12745   302 SHELLEY STREET                           SPRINGFIELD
--------------------------------------------------------------------------------
23  63  11680   4135 - 4145 EAST OLIVE AVENUE                FRESNO
--------------------------------------------------------------------------------
23  63  12587   177 GRAMERCY PLACE                           SAN JOSE
--------------------------------------------------------------------------------
25  63  12366   3111 NORTH 26TH STREET                       TACOMA
--------------------------------------------------------------------------------
21  63  12335   520 S. MARIPOSA AVENUE                       LOS ANGELES
--------------------------------------------------------------------------------
22  70  20003   11204 WASHINGTON PLACE                       CULVER CITY
--------------------------------------------------------------------------------
23  63  12359   10500 OPHIR ROAD                             AUBURN
--------------------------------------------------------------------------------
25  63  12418   703 NORTH 85TH STREET                        SEATTLE
--------------------------------------------------------------------------------
24  63  12447   526 AND 534 DAYTON STREET                    AURORA
--------------------------------------------------------------------------------
21  70  12484   819 SOUTH ALVARADO STREET                    LOS ANGELES
--------------------------------------------------------------------------------
21  70  12659   26364 SIERRA HIGHWAY                         NEWHALL
--------------------------------------------------------------------------------
22  63  12568   4041 49TH STREET                             SAN DIEGO
--------------------------------------------------------------------------------
21  63  12441   6540 JABONERIA ROAD                          BELL GARDENS
--------------------------------------------------------------------------------
22  70  12515   664-684 NORTH HIGHWAY 101                    ENCINITAS
--------------------------------------------------------------------------------
22  63  12428   366, 371, 374 & 379 WALNUT AVENUE            LONG BEACH
--------------------------------------------------------------------------------
25  63  12914   6925 RAINIER AVENUE                          SEATTLE
--------------------------------------------------------------------------------
21  63  12717   6733 11TH AVENUE                             LOS ANGELES
--------------------------------------------------------------------------------
22  63  12728   21513-21523 MONETA AVENUE                    CARSON
--------------------------------------------------------------------------------
22  63  12817   4210-4214 W. 101TH STREET                    INGLEWOOD
--------------------------------------------------------------------------------
22  63  12512   3231 N. 66TH PLACE                           SCOTTSDALE
--------------------------------------------------------------------------------
26  63  12374   8220 N. EDISON STREET                        PORTLAND
--------------------------------------------------------------------------------
26  70  12546   145-147 LIBERTY STREET NE                    SALEM
--------------------------------------------------------------------------------
26  70  12608   8301 SE DIVISION ST (AKA) 2400 SE 8          PORTLAND
--------------------------------------------------------------------------------
21  63  12749   4419 INGLEWOOD BLVD.                         LOS ANGELES
--------------------------------------------------------------------------------
22  63  12748   14228-14238 SHERMAN WAY                      VAN NUYS
--------------------------------------------------------------------------------
21  63  12661   14045 MILBANK ST. AND 4505 MURIETTA          SHERMAN OAKS
--------------------------------------------------------------------------------
25  63  12698   2460 NE NORTHGATE WAY                        SEATTLE
--------------------------------------------------------------------------------
24  63  13165   2727 W. 33RD AVE. & 2700 W. 34TH AV          DENVER
--------------------------------------------------------------------------------
22  63  12649   6131 PINE AVENUE                             MAYWOOD
--------------------------------------------------------------------------------
24  63  12411   1363 YOSEMITE STREET                         DENVER
--------------------------------------------------------------------------------
21  63  12808   3621 EAST TENTH STREET                       LONG BEACH
--------------------------------------------------------------------------------
23  63  12352   4679 EAST SHIELDS AVENUE                     FRESNO
--------------------------------------------------------------------------------
21  63  12465   1148 STANLEY AVENUE                          LONG BEACH
--------------------------------------------------------------------------------
25  63  11183   105 112TH STREET SOUTH                       TACOMA
--------------------------------------------------------------------------------
21  63  11672   8915 MCNERNEY AVENUE                         SOUTH GATE
--------------------------------------------------------------------------------
21  63  12327   310 N. MARIPOSA AVENUE                       LOS ANGELES
--------------------------------------------------------------------------------
21  63  12534   1125 STANLEY AVENUE                          LONG BEACH
--------------------------------------------------------------------------------

                                     ALLANEX

--------------------------------------------------------------------------------
21  63  12291   4840 ROSEWOOD AVENUE                         LOS ANGELES
--------------------------------------------------------------------------------
22  63  12598   7038 ALABAMA AVE.                            CANOGA PARK
--------------------------------------------------------------------------------
24  63  12919   63-69 LOGAN STREET                           DENVER
--------------------------------------------------------------------------------
24  63  12912   1050 EMERSON STREET                          DENVER
--------------------------------------------------------------------------------
21  70  12429   4630,4632,4632 1/2,4634 HOLLYWOOD BL.        LOS ANGELES
--------------------------------------------------------------------------------
21  70  12462   10321 STATE STREET                           LYNWOOD
--------------------------------------------------------------------------------
23  63  12653   2625-2629 HARRISON STREET                    SAN FRANCISCO
--------------------------------------------------------------------------------
24  63  12644   2703-2705-2707 WINDSWEPT COVE                AUSTIN
--------------------------------------------------------------------------------
21  63  12459   1210 ORIZABA AVENUE                          LONG BEACH
--------------------------------------------------------------------------------
26  63  12295   965 NW HOBART AVENUE                         CORVALLIS
--------------------------------------------------------------------------------
26  63  12670   4815 N. MINNESOTA AVENUE                     PORTLAND
--------------------------------------------------------------------------------
21  63  12406   515-525 NORTH RAYMOND                        PASADENA
--------------------------------------------------------------------------------
24  63  12775   1302 GLENWOOD AVENUE                         GRAND JUNCTION
--------------------------------------------------------------------------------
22  63  12304   166 EAST 35TH STREET                         LOS ANGELES
--------------------------------------------------------------------------------
24  63  12916   2420 WEST GLENROSA AVENUE                    PHOENIX
--------------------------------------------------------------------------------
24  63  12674   5619 GASTON AVENUE                           DALLAS
--------------------------------------------------------------------------------
22  63  12582   120 N. BEVERLY LANE                          MESA
--------------------------------------------------------------------------------
21  63  12744   1901-1903 BEALE AVE.                         BAKERSFIELD
--------------------------------------------------------------------------------
21  63  12498   1074 ST. LOUIS AVENUE                        LONG BEACH
--------------------------------------------------------------------------------
21  63  12383   6914 RUGBY AVENUE                            HUNTINGTON BEACH
--------------------------------------------------------------------------------
21  63  12786   1155 ORIZABA                                 LONG BEACH
--------------------------------------------------------------------------------
26  63  12794   3009-3011 FRUIT VALLEY ROAD                  VANCOUVER
--------------------------------------------------------------------------------
21  63  12739   1621 E. 7TH. STREET                          LONG BEACH
--------------------------------------------------------------------------------
24  63  12632   77-87 WEST ARCHER PLACE                      DENVER
--------------------------------------------------------------------------------
21  63  12339   114 E. MARIPOSA STREET                       PHOENIX
--------------------------------------------------------------------------------
22  63  12622   1105 S. STANDARD AVENUE                      SANTA ANA
--------------------------------------------------------------------------------
22  63  12631   1109 SOUTH STANDARD                          SANTA ANA
--------------------------------------------------------------------------------
21  63  12362   10961 ROSWELL AVENUE                         POMONA
--------------------------------------------------------------------------------
24  63  12727   1109-27 AKRON STREET                         AURORA
--------------------------------------------------------------------------------
21  63  12377   464 N. HOBART BLVD.                          LOS ANGELES
--------------------------------------------------------------------------------
22  63  12544   1815 WEST TUCKEY LANE                        PHOENIX
--------------------------------------------------------------------------------
23  70  12363   300-320 17TH STREET                          OAKLAND
--------------------------------------------------------------------------------
21  63  12446   21240 NORTH 23RD AVENUE                      PHOENIX
--------------------------------------------------------------------------------
21  63  11552   1424 ECHO PARK AVENUE                        LOS ANGELES
--------------------------------------------------------------------------------
21  63  12503   38604 CHALLENGER WAY & 10TH ST. EAST         PALMDALE
--------------------------------------------------------------------------------
21  63  12577   4341 AND 4343 N. LONGVIEW                    PHOENIX
--------------------------------------------------------------------------------
21  63  12646   2914 EAST 16TH STREET                        LONG BEACH
--------------------------------------------------------------------------------
21  63  12779   4620-4624 LIVE OAK STREET                    CUDAHY
--------------------------------------------------------------------------------
22  70  12517   6028 NORTH 43RD AVE.                         GLENDALE
--------------------------------------------------------------------------------
22  63  13022   240 WEST SAHUARO STREET                      TUCSON
--------------------------------------------------------------------------------
25  63  12365   4315,4317,4319,4321,4323,4325, S. CEDAR      TACOMA
--------------------------------------------------------------------------------
21  70  12703   3201 SOUTH BROADWAY                          LOS ANGELES
--------------------------------------------------------------------------------
25  63  12688   4249 9TH AVENUE N.E.                         SEATTLE
--------------------------------------------------------------------------------
21  63  12497   2911 SOUTH MANSFIELD AVENUE                  LOS ANGELES
--------------------------------------------------------------------------------
21  63  12499   1315 - 1321 W. AVENUE J-2                    LANCASTER
--------------------------------------------------------------------------------
21  63  12476   811 GARDENIA AVE.                            LONG BEACH
--------------------------------------------------------------------------------
24  63  12719   5351 S. DELAWARE STREET                      LITTLETON
--------------------------------------------------------------------------------
24  63  12611   25-35 WASHINGTON STREET                      DENVER
--------------------------------------------------------------------------------
24  63  12755   1517-1529 CLERMONT STREET                    DENVER
--------------------------------------------------------------------------------

                                     ALLANEX

--------------------------------------------------------------------------------
24  63  12939   86 WEST ORCHID LANE                          CHANDLER
--------------------------------------------------------------------------------
22  63  13199   1137 SOUTH POPLAR STREET                     SANTA ANA
--------------------------------------------------------------------------------
21  63  12949   24718-24728 SOUTH AVALON BOULEVARD           WILMINGTON
--------------------------------------------------------------------------------
22  63  12483   134 SOUTH D STREET                           OXNARD
--------------------------------------------------------------------------------
21  70  12547   7004-7008 RESEDA BLVD.                       RESEDA
--------------------------------------------------------------------------------
23  63  12385   2127 SPAULDING AVENUE                        BERKELEY
--------------------------------------------------------------------------------
26  63  12482   530 SE 6TH AVENUE                            HILLSBORO
--------------------------------------------------------------------------------
23  70  12329   4021-4025 BALBOA STREET                      SAN FRANCISCO
--------------------------------------------------------------------------------
21  63  12770   1729-1801 ALHAMBRA AVENUE                    COMPTON
--------------------------------------------------------------------------------
22  63  12367   606-640 NORTH 39TH AVE                       PHOENIX
--------------------------------------------------------------------------------
24  63  12612   9201-9221 E. 14TH AVENUE                     AURORA
--------------------------------------------------------------------------------
21  70  12479   670 SOUTH COAST HIGHWAY                      LAGUNA BEACH
--------------------------------------------------------------------------------
21  63  12573   141 CARR DRIVE                               GLENDALE
--------------------------------------------------------------------------------
21  63  12423   1307 E. COLTER STREET                        PHOENIX
--------------------------------------------------------------------------------
22  63  12741   9611 MORELLA AVENUE                          NORTH HOLLYWOOD
--------------------------------------------------------------------------------
22  63  12723   11926 YORK AVENUE                            HAWTHORNE
--------------------------------------------------------------------------------
21  70  12500   11420 VENTURA BOULEVARD                      STUDIO CITY
--------------------------------------------------------------------------------
24  63  12585   2526 CLAY STREET                             DENVER
--------------------------------------------------------------------------------
23  63  12572   1169 EAST EIGHTH STREET                      CHICO
--------------------------------------------------------------------------------
24  63  12343   1415 PEARL STREET                            DENVER
--------------------------------------------------------------------------------
21  63  12472   750 ORIZABA AVE.                             LONG BEACH
--------------------------------------------------------------------------------
24  63  12457   1415 WASHINGTON AVENUE                       GOLDEN
--------------------------------------------------------------------------------
26  63  12488   280 - 294 JACKSON STREET                     EUGENE
--------------------------------------------------------------------------------
26  63  12436   537 - 539 SE 15TH AVENUE                     PORTLAND
--------------------------------------------------------------------------------
21  63  12302   550 EAST AVENUE Q-12                         PALMDALE
--------------------------------------------------------------------------------
24  63  12792   5707-11 GASTON AVENUE                        DALLAS
--------------------------------------------------------------------------------
23  63  13157   2561 OSBORNE AVE.                            SOUTH LAKE TAHOE
--------------------------------------------------------------------------------
22  63  12305   1100 WEST GLENDALE                           PHOENIX
--------------------------------------------------------------------------------
21  70  12297   1300 W. WILSHIRE BLVD.                       LOS ANGELES
--------------------------------------------------------------------------------
21  70  12706   2810-2812 A, B & C ANAHIEM STREET            LONG BEACH
--------------------------------------------------------------------------------
21  63  12387   11222 TIARA STREET                           NORTH HOLLYWOOD
--------------------------------------------------------------------------------
21  63  11775   3170 EL SEGUNDO BLVD.                        LYNWOOD
--------------------------------------------------------------------------------
21  63  11809   1933 3RD AVENUE                              LOS ANGELES
--------------------------------------------------------------------------------
21  63  12896   1126 RAYMOND AVENUE                          LONG BEACH
--------------------------------------------------------------------------------
24  63  12528   2480-2482 WEST CAITHNESS PLACE               DENVER
--------------------------------------------------------------------------------
22  63  12695   848 S. ARDMORE AVENUE                        LOS ANGELES
--------------------------------------------------------------------------------
21  63  12903   1068 TEMPLE STREET                           LONG BEACH
--------------------------------------------------------------------------------
21  63  12506   16023 CANTLAY STREET                         VAN NUYS
--------------------------------------------------------------------------------
21  63  13187   1021 PROSPECT AVENUE                         LONG BEACH
--------------------------------------------------------------------------------
21  63  13213   7348 ELM STREET                              HIGHLAND
--------------------------------------------------------------------------------
24  63  12658   1165 CORONA STREET                           DENVER
--------------------------------------------------------------------------------
21  63  12639   4453 W. 129TH ST.                            HAWTHORNE
--------------------------------------------------------------------------------
22  63  12539   8024 ALHAMBRA STREET                         PARAMOUNT
--------------------------------------------------------------------------------
21  63  12439   801-815 N DITMAN AVE-3325-3335 WINT          LOS ANGELES
--------------------------------------------------------------------------------
25  63  12791   5215 & 5219 LACEY BLVD. SE                   LACEY
--------------------------------------------------------------------------------
21  70  12376   2935 E. IMPERIAL HIGHWAY                     LYNWOOD
--------------------------------------------------------------------------------
22  63  12672   9747 RIVERVIEW                               LAKESIDE
--------------------------------------------------------------------------------
26  63  12583   2630-2642 SE 174TH AVENUE                    PORTLAND
--------------------------------------------------------------------------------
21  63  12264   1124 MOLINO AVE.                             LONG BEACH
--------------------------------------------------------------------------------

                                     ALLANEX

--------------------------------------------------------------------------------
21  63  13156   2737 SAN MARINO ST                           LOS ANGELES
--------------------------------------------------------------------------------
21  63  12516   2658 EAST 58TH STREET                        HUNTINGTON PARK
--------------------------------------------------------------------------------
22  63  12647   11723 GALE AVENUE                            HAWTHORNE
--------------------------------------------------------------------------------
24  63  12910   1159 CORONA STREET                           DENVER
--------------------------------------------------------------------------------
21  63  12480   925 ROSE AVENE                               LONG BEACH
--------------------------------------------------------------------------------
21  63  12298   273 S. BONNIE BRAE STREET                    LOS ANGELES
--------------------------------------------------------------------------------
24  63  12494   1321 YOSEMITE STREET                         DENVER
--------------------------------------------------------------------------------
25  63  12642   17503 96TH PLACE SW                          VASHON
--------------------------------------------------------------------------------
21  63  12324   821 N. VENDOME STREET                        LOS ANGELES
--------------------------------------------------------------------------------
24  63  12899   2451 SOUTH GAYLORD STREET                    DENVER
--------------------------------------------------------------------------------
24  63  12633   1567 VINE STREET                             DENVER
--------------------------------------------------------------------------------
21  63  12584   4110-4114 1/2 SOMERSET DRIVE                 LOS ANGELES
--------------------------------------------------------------------------------
22  70  11537   4935-37 NEWPORT AVENUE                       SAN DIEGO
--------------------------------------------------------------------------------
26  63  12279   8012-8024 SE GLENCOE ROAD                    PORTLAND
--------------------------------------------------------------------------------
22  63  12417   1626 PACIFIC AVENUE                          LONG BEACH
--------------------------------------------------------------------------------
24  63  12911   1853-1865 WEST MOSIER PLACE                  DENVER
--------------------------------------------------------------------------------
26  63  12275   521 & 563 SE MADISON STREET                  ALBANY
--------------------------------------------------------------------------------
24  63  12552   34-44 WASHINGTON STREET                      DENVER
--------------------------------------------------------------------------------
21  63  12922   1781 FAIRFAX DRIVE                           SAN BERNARDINO
--------------------------------------------------------------------------------
21  63  12487   4410 NORTH 14TH. STREET                      PHOENIX
--------------------------------------------------------------------------------
21  63  12606   5912-16 MAYFLOWER & 4701-03 59TH PL          MAYWOOD
--------------------------------------------------------------------------------
21  63  12507   20633 HARTLAND STREET                        LOS ANGELES
--------------------------------------------------------------------------------
24  70  12702   321-327 GENERAL MCMULLEN DRIVE NORTH         SAN ANTONIO
--------------------------------------------------------------------------------
21  70  12682   10502 ILEX AVE.                              PACOIMA
--------------------------------------------------------------------------------
24  63  12570   3028-3042 WEST ARIZONA AVENUE                DENVER
--------------------------------------------------------------------------------
22  63  12548   2005 PEYTON AVENUE                           BURBANK
--------------------------------------------------------------------------------
21  63  12331   11661, 11663, 11665 WHITE AVENUE             ADELANTO
--------------------------------------------------------------------------------
21  70  12907   9165 SAN FERNANDO ROAD                       SUN VALLEY
--------------------------------------------------------------------------------
21  63  12471   1216 E ROSE LANE C1-C6                       PHOENIX
--------------------------------------------------------------------------------
26  63  12578   3210 SW ANCHOR AVENUE                        LINCOLN CITY
--------------------------------------------------------------------------------
22  63  12678   1067 E. HOLT BOULEVARD                       ONTARIO
--------------------------------------------------------------------------------
21  63  12686   14738 DELANO STREET                          VAN NUYS
--------------------------------------------------------------------------------
21  63  12687   14734 DELANO STREET                          VAN NUYS
--------------------------------------------------------------------------------
24  63  12607   2104 LEAD AVENUE SOUTHEAST                   ALBUQUERQUE
--------------------------------------------------------------------------------
24  63  12400   15400-15404 ADDISON ROAD                     ADDISON
--------------------------------------------------------------------------------
23  63  12451   1041 S. HUTCHINS STREET                      LODI
--------------------------------------------------------------------------------
22  63  12268   50 SOUTH LAZONA                              MESA
--------------------------------------------------------------------------------
25  63  12623   305 & 307 S. 2ND STREET                      YAKIMA
--------------------------------------------------------------------------------
22  70  20015   81567-81666 HIGHWAY 111                      INDIO
--------------------------------------------------------------------------------
21  63  13170   7139 WHITSETT AVE.                           NORTH HOLLYWOOD
--------------------------------------------------------------------------------
24  63  12897   1700 WEST MOSIER PLACE                       DENVER
--------------------------------------------------------------------------------
21  63  12393   4840 WEST AVENUE L-14                        QUARTZ HILL
--------------------------------------------------------------------------------
21  63  12356   821-825 SARTORI AVENUE                       TORRANCE
--------------------------------------------------------------------------------
21  63  12281   1630 PLEASANT AVE.                           LOS ANGELES
--------------------------------------------------------------------------------
21  63  12722   223 LINDEN AVENUE                            LONG BEACH
--------------------------------------------------------------------------------
21  63  11822   1356 E. 45TH STREET                          LOS ANGELES
--------------------------------------------------------------------------------
23  63  12351   417 E STREET                                 WATERFORD
--------------------------------------------------------------------------------
21  63  12481   4523-1/2-3/4-4525 & 4527 SANTA ANA           CUDAHY
--------------------------------------------------------------------------------
24  63  12522   129-139 WELLINGTON STREET                    FOUNTAIN
--------------------------------------------------------------------------------

                                     ALLANEX

--------------------------------------------------------------------------------
21  70  12700   16029 ARMINTA STREET                         VAN NUYS
--------------------------------------------------------------------------------
21  63  12942   17657 MCWETHY DRIVE                          FONTANA
--------------------------------------------------------------------------------
22  63  20001   13431-13451 DAY STREET                       MORENO VALLEY
--------------------------------------------------------------------------------
26  63  11213   1039 N.W. HIGHWAY 101                        LINCOLN CITY
--------------------------------------------------------------------------------
21  63  12773   1028 CHESTNUT AVENUE                         LONG BEACH
--------------------------------------------------------------------------------
26  63  12684   16404-16430 SE MOON AVENUE                   PORTLAND
--------------------------------------------------------------------------------
21  70  12554   15327 ILLINOIS AVE.                          PARAMOUNT
--------------------------------------------------------------------------------
21  63  12938   7039 WHITSETT AVENE                          NORTH HOLLYWOD
--------------------------------------------------------------------------------
22  63  12427   1051 STANLEY AVENUE                          LONG BEACH
--------------------------------------------------------------------------------
21  63  12805   2934 E. 11TH ST.                             LONG BEACH
--------------------------------------------------------------------------------
21  63  12433   115 NORTH CATALINA STREET                    LOS ANGELES
--------------------------------------------------------------------------------
21  63  12282   506 PROGRESS PLACE                           LOS ANGELES
--------------------------------------------------------------------------------
21  63  12760   848-856 FEDORA STREET                        LOS ANGELES
--------------------------------------------------------------------------------
21  70  12580   6300 S. FIGUEROA ST. & 450-452 W. G          LOS ANGELES
--------------------------------------------------------------------------------
22  63  12738   573 SOUTH LA VERNE AVENUE                    LOS ANGELES
--------------------------------------------------------------------------------
24  63  12531   10823-27-31 NORTH 18TH AVENUE                PHOENIX
--------------------------------------------------------------------------------
22  63  11687   723 - 727 1/2 SOUTH FETTERLY AVENUE          LOS ANGELES
--------------------------------------------------------------------------------
21  63  12501   631 HOWLAND DRIVE                            INGLEWOOD
--------------------------------------------------------------------------------
21  63  12217   108-110 E 65TH ST & 6505-7-9 S MAIN ST       LOS ANGELES
--------------------------------------------------------------------------------
21  63  12564   13502 VANOWEN STREET                         VAN NUYS
--------------------------------------------------------------------------------
21  63  12438   505 CALCATERRA CIRCLE                        LAS VEGAS
--------------------------------------------------------------------------------
21  63  12409   5910 ORANGE AVE.                             LONG BEACH
--------------------------------------------------------------------------------
21  70  12579   4616-18 SO. CENTRAL AVE.                     LOS ANGELES
--------------------------------------------------------------------------------
21  63  12437   284 SOUTH UNION AVENUE                       LOS ANGELES
--------------------------------------------------------------------------------
21  63  12818   1041 E. AVE. Q3                              PALMDALE
--------------------------------------------------------------------------------
21  63  12408   5469-5483 2ND AVENUE                         LOS ANGELES
--------------------------------------------------------------------------------
21  63  12440   5618-5628 EVERETT AVENUE                     MAYWOOD
--------------------------------------------------------------------------------
24  63  12556   830 CLARKSON STREET                          DENVER
--------------------------------------------------------------------------------
21  70  12918   7420 SUNSET BOULEVARD                        LOS ANGELES
--------------------------------------------------------------------------------
24  63  12349   3947 & 3955 EAST PICADILLY ROAD              PHOENIX
--------------------------------------------------------------------------------
21  63  12508   7421 S. FIGUEROA ST.                         LOS ANGELES
--------------------------------------------------------------------------------
21  63  12566   3534 COPELAND PLACE                          LOS ANGELES
--------------------------------------------------------------------------------
21  63  12442   1056-1058 NORTH AVENUE 51                    LOS ANGELES
--------------------------------------------------------------------------------
22  63  12360   214 SOUTH ALEXANDRIA AVENUE                  LOS ANGELES
--------------------------------------------------------------------------------
26  63  12734   1184 FAIRVIEW AVENUE SE                      SALEM
--------------------------------------------------------------------------------
21  63  12943   4806 COLISEUM STREET                         LOS ANGELES
--------------------------------------------------------------------------------
26  63  12604   3361 CRAWFORD AVENUE S.E.                    SALEM
--------------------------------------------------------------------------------
21  63  12370   2001 WEST MYRTLE STREET                      SANTA ANA
--------------------------------------------------------------------------------
21  63  12325   961 SOUTH KENMORE AVENUE                     LOS ANGELES
--------------------------------------------------------------------------------
24  63  12260   4701-4717 WEST 6TH AVENUE                    DENVER
--------------------------------------------------------------------------------
21  63  11843   513 EAST BROADWAY                            LONG BEACH
--------------------------------------------------------------------------------
21  63  12532   2360 CEDAR AVENUE                            LONG BEACH
--------------------------------------------------------------------------------
22  63  12730   3206-3214 WEBSTER AVENUE                     SAN DIEGO
--------------------------------------------------------------------------------
23  63  12311   1625-1643 E. OLIVE AVENUE                    FRESNO
--------------------------------------------------------------------------------
22  70  20007   941-941B MACY STREET                         LA HABRA
--------------------------------------------------------------------------------
21  63  12402   1419 W. 107TH ST.                            LOS ANGELES
--------------------------------------------------------------------------------
21  63  12425   230-236 HARDING AVE. & 1414-1418 3R          SAN FERNANDO
--------------------------------------------------------------------------------
23  63  12125   520 MAPLE STREET                             WEST SACRAMENTO
--------------------------------------------------------------------------------
21  63  12689   1437 AND 1439 W. 107TH STREET                LOS ANGELES
--------------------------------------------------------------------------------

                                     ALLANEX

--------------------------------------------------------------------------------
24  63  12595   1640 BEELER STREET                           AURORA
--------------------------------------------------------------------------------
25  63  12789   1521 NORTH B STREET                          ABERDEEN
--------------------------------------------------------------------------------
21  63  12588   732 EASTMONT AVE.                            LOS ANGELES
--------------------------------------------------------------------------------
23  63  12767   6805 KLAMATH WAY                             BAKERSFIELD
--------------------------------------------------------------------------------
26  70  12514   1258 HIGH STREET                             EUGENE
--------------------------------------------------------------------------------
21  63  12616   129-131 1/2 EAST 36TH STREET                 LOS ANGELES
--------------------------------------------------------------------------------
21  63  12405   1631-35 1/2 SOUTH LA BREA AVENUE             LOS ANGELES
--------------------------------------------------------------------------------
21  63  12900   502-506 WEST ROANOKE AVENUE                  PHOENIX
--------------------------------------------------------------------------------
21  63  12713   38557-38563 10TH PL.                         PALMDALE
--------------------------------------------------------------------------------
23  63  12310   5924 HAYES STREET                            OAKLAND
--------------------------------------------------------------------------------
22  63  12668   3024 E. FILLMORE STREET                      PHOENIX
--------------------------------------------------------------------------------
21  63  11849   5265 CLEON AVE.                              NORTH HOLLYWOOD
--------------------------------------------------------------------------------
21  63  12820   38610-38616-38622 LARKIN AVENUE              PALMDALE
--------------------------------------------------------------------------------
21  63  12821   509-15-21 AVENUE Q6                          PALMDALE
--------------------------------------------------------------------------------
26  70  12751   1492 PEARL STREET                            EUGENE
--------------------------------------------------------------------------------
21  63  12287   38128 N. CHALLENGER WAY & 10TH ST E          PALMDALE
--------------------------------------------------------------------------------
24  63  12958   1021 OGDEN STREET                            DENVER
--------------------------------------------------------------------------------
24  63  12898   3420 NORTH TENNYSON STREET                   DENVER
--------------------------------------------------------------------------------
21  70  12306   2251-2253 W. WASHINGTON BLVD.                LOS ANGELES
--------------------------------------------------------------------------------
22  63  12575   1130-1132 MARINE AVENUE                      LOS ANGELES
--------------------------------------------------------------------------------
22  70  11914   4563 SANTA MONICA BOULEVARD                  LOS ANGELES
--------------------------------------------------------------------------------
22  70  11164   1557 W. KATELLA AVENUE                       ANAHEIM
--------------------------------------------------------------------------------
21  63  12731   5524 ATLANTIC AVENUE                         LONG BEACH
--------------------------------------------------------------------------------
21  63  12592   1643-1645 CEDAR AVE.& 320 17TH ST.           LONG BEACH
--------------------------------------------------------------------------------
22  63  12655   522 EAST 9TH AVENUE                          APACHE JUNCTION
--------------------------------------------------------------------------------
21  63  12561   5111 NORTH 16TH DRIVE                        PHOENIX
--------------------------------------------------------------------------------
26  63  12817   1123-1125 CROSS STREET SE                    SALEM
--------------------------------------------------------------------------------
21  63  12344   5662-5664 W. SAN VICENTE BLVD.               LOS ANGELES
--------------------------------------------------------------------------------
21  63  12533   2116-2122  MAGNOLIA AVENUE                   LONG BEACH
--------------------------------------------------------------------------------
21  70  12757   2238-2342 S. MCCLINTOCK DRIVE                TEMPE
--------------------------------------------------------------------------------
23  63  12663   9809-9817 STOBAUGH ST.                       LAMONT
--------------------------------------------------------------------------------
21  63  12550   15671 SUENO LANE                             VICTORVILLE
--------------------------------------------------------------------------------
24  63  12597   2105 E. 16TH AVENUE                          DENVER
--------------------------------------------------------------------------------
21  70  12555   8221,8223,8225 S. BROADWAY                   LOS ANGELES
--------------------------------------------------------------------------------
21  63  12693   11226 SOUTH FIGUEROA STREET                  LOS ANGELES
--------------------------------------------------------------------------------
21  63  12774   840 GAVIOTA AVENUE                           LONG BEACH
--------------------------------------------------------------------------------
21  63  12771   6726 BRYNHURST AVENUE                        LOS ANGELES
--------------------------------------------------------------------------------
22  63  12313   1103-1115 BONNIE LANE                        TEMPE
--------------------------------------------------------------------------------
21  63  12354   3446 MCKINLEY AVENUE                         LOS ANGELES
--------------------------------------------------------------------------------
22  70  12567   11930 ROSECRANS AVENUE                       NORWALK
--------------------------------------------------------------------------------
26  70  12699   20658 BRINSON BOULEVARD                      BEND
--------------------------------------------------------------------------------
22  70  12685   612 SOUTH COAST HWY                          OCEANSIDE
--------------------------------------------------------------------------------
24  63  12946   1412 WEST VOGEL AVENUE                       PHOENIX
--------------------------------------------------------------------------------
21  63  12809   4133 FLORAL DR                               LOS ANGELES
--------------------------------------------------------------------------------
22  63  12361   911 WEST CHESTER PLACE                       LONG BEACH
--------------------------------------------------------------------------------
21  63  12538   630 MASSACHUSETTS AVE                        BEAUMONT
--------------------------------------------------------------------------------
24  63  12765   2724-2734 MADISON STREET                     DENVER
--------------------------------------------------------------------------------
21  70  12486   4173-4177 PARK AVENUE                        RIVERSIDE
--------------------------------------------------------------------------------
22  63  12666   441 OLIVE AVENUE                             LONG BEACH
--------------------------------------------------------------------------------

                                     ALLANEX

--------------------------------------------------------------------------------
25  63  12630   5312 E. UNION AVENUE                         SPOKANE
--------------------------------------------------------------------------------
24  63  11834   2505 KENTON STREET                           AURORA
--------------------------------------------------------------------------------
24  63  12628   4938 VICTOR STREET                           DALLAS
--------------------------------------------------------------------------------
24  63  12629   5003 LIVE OAK ST.                            DALLAS
--------------------------------------------------------------------------------

                                     ALLANEX

--------------------------------------------------------------------------------
WA     98383  MIXED COMMERCIAL        1971       72,510          4,800,000
--------------------------------------------------------------------------------
CA     92645  OFFICE                  1970       56,330          3,070,000
--------------------------------------------------------------------------------
WA     98122  MULTIFAMILY             1965           28          3,200,000
--------------------------------------------------------------------------------
AZ     85019  MULTIFAMILY             1975          164          3,010,000
--------------------------------------------------------------------------------
WA     98499  RETAIL                  1973       51,719          3,300,000
--------------------------------------------------------------------------------
CA     95376  RETAIL                  1963       30,487          2,400,000
--------------------------------------------------------------------------------
CA     94105  OFFICE                  1907       43,085          2,800,000
--------------------------------------------------------------------------------
IL     60618  MIXED USE               1918       57,150          2,520,000
--------------------------------------------------------------------------------
CA     91764  MULTIFAMILY             1973           88          2,225,000
--------------------------------------------------------------------------------
CA     90631  MULTIFAMILY             1957           60          1,890,000
--------------------------------------------------------------------------------
AZ     85225  MULTIFAMILY             1985           46          2,100,000
--------------------------------------------------------------------------------
AZ     85705  MULTIFAMILY             1982          104          2,001,000
--------------------------------------------------------------------------------
WA     98168  MULTIFAMILY             1968           68          2,100,000
--------------------------------------------------------------------------------
CA     95202  OFFICE                  1915       84,672          3,050,000
--------------------------------------------------------------------------------
CA     92376  MULTIFAMILY             1984           98          2,250,000
--------------------------------------------------------------------------------
WA     98047  MULTIFAMILY             1986           56          2,020,000
--------------------------------------------------------------------------------
WA     98122  MULTIFAMILY             1926           52          2,500,000
--------------------------------------------------------------------------------
CA     90813  RETAIL                  1964       23,240          2,050,000
--------------------------------------------------------------------------------
CA     92544  MULTIFAMILY             1991           88          2,020,000
--------------------------------------------------------------------------------
CA     95827  INDUSTRIAL              1981      111,846          2,730,000
--------------------------------------------------------------------------------
CA     90723  RETAIL                  1989       45,239          1,950,000
--------------------------------------------------------------------------------
WA     98119  MULTIFAMILY             1930           26          1,800,000
--------------------------------------------------------------------------------
TX     75227  MULTIFAMILY             1974          160          1,625,000
--------------------------------------------------------------------------------
CA     91101  OFFICE                  1966       22,216          1,810,000
--------------------------------------------------------------------------------
CA     95945  RETAIL                  1975       28,260          3,270,000
--------------------------------------------------------------------------------
AZ     85031  MULTIFAMILY             1975           80          1,900,000
--------------------------------------------------------------------------------
CA     90680  MULTIFAMILY             1965           40          1,600,000
--------------------------------------------------------------------------------
CA     91606  MULTIFAMILY             1984           80          2,000,000
--------------------------------------------------------------------------------
OR     97233  MULTIFAMILY             1964           54          1,660,000
--------------------------------------------------------------------------------
CA     95901  MOBILE HOME PARK        1960           --          2,095,000
--------------------------------------------------------------------------------
WA     98122  MULTIFAMILY             1929           30          1,550,000
--------------------------------------------------------------------------------
CA     94109  MULTIFAMILY             1906           53          1,630,000
--------------------------------------------------------------------------------
CA     93536  MULTIFAMILY             1986           67          1,475,000
--------------------------------------------------------------------------------
CO     80111  OFFICE                  1975       20,394          1,540,000
--------------------------------------------------------------------------------
CO     80215  MIXED COMMERCIAL        1978       40,229          1,700,000
--------------------------------------------------------------------------------
WA     98034  RETAIL                  1982       17,220          1,590,000
--------------------------------------------------------------------------------
CA     91306  MULTIFAMILY             1971           48          1,594,000
--------------------------------------------------------------------------------
CA     92677  WAREHOUSE               1972       24,000          1,560,000
--------------------------------------------------------------------------------
OR     97204  MIXED COMMERCIAL        1872       44,721          3,700,000
--------------------------------------------------------------------------------
AZ     85019  MULTIFAMILY             1984          112          2,000,000
--------------------------------------------------------------------------------
CA     95202  MIXED USE               1927       55,823          1,835,000
--------------------------------------------------------------------------------
WA     98118  MULTIFAMILY             1960           52          1,350,000
--------------------------------------------------------------------------------
CA     90720  RETAIL                  1970       10,464          1,400,000
--------------------------------------------------------------------------------
OR     97030  MULTIFAMILY             1992           24          1,300,000
--------------------------------------------------------------------------------
CA     94952  MOBILE HOME PARK        1966           --          1,500,000
--------------------------------------------------------------------------------
AZ     85008  MULTIFAMILY             1981           42          1,220,000
--------------------------------------------------------------------------------

                                     ALLANEX

--------------------------------------------------------------------------------
AZ     85016  MULTIFAMILY             1964           52          1,375,000
--------------------------------------------------------------------------------
CA     90042  MULTIFAMILY             1969           60          1,200,000
--------------------------------------------------------------------------------
OR     97071  MULTIFAMILY             1963           40          1,400,000
--------------------------------------------------------------------------------
CO     80030  MULTIFAMILY             1962           36          1,250,000
--------------------------------------------------------------------------------
CA     92544  MULTIFAMILY             1987           74          1,640,000
--------------------------------------------------------------------------------
CO     80203  MULTIFAMILY             1940           44          1,200,000
--------------------------------------------------------------------------------
OR     97203  MULTIFAMILY             1973           34          1,280,000
--------------------------------------------------------------------------------
NJ      7104  MULTIFAMILY             1925           46          1,150,000
--------------------------------------------------------------------------------
AZ     85364  MOBILE HOME PARK        1942           --          1,220,000
--------------------------------------------------------------------------------
CO     80226  MULTIFAMILY             1962           40          1,200,000
--------------------------------------------------------------------------------
WA     98122  MULTIFAMILY             1907           21          1,100,000
--------------------------------------------------------------------------------
CA     93725  WAREHOUSE               1952       66,897          1,650,000
--------------------------------------------------------------------------------
CA     94109  MIXED USE               1907       15,436          1,065,000
--------------------------------------------------------------------------------
CA     94114  MIXED USE               1900       12,164          1,300,000
--------------------------------------------------------------------------------
WA     98312  MULTIFAMILY             1986           24          1,150,000
--------------------------------------------------------------------------------
CO     80211  OFFICE                  1955       33,933          1,400,000
--------------------------------------------------------------------------------
CA     90042  MULTIFAMILY             1989           18          1,175,000
--------------------------------------------------------------------------------
CA     92101  MULTIFAMILY             1928           36          1,575,000
--------------------------------------------------------------------------------
AZ     85220  MOBILE HOME PARK        1975           --          1,900,000
--------------------------------------------------------------------------------
CA     95688  MOBILE HOME PARK        1950           --          1,280,000
--------------------------------------------------------------------------------
CO     80233  RETAIL                  1978       40,227          1,220,000
--------------------------------------------------------------------------------
CA     92708  RETAIL                  1972       14,075          1,295,000
--------------------------------------------------------------------------------
CA     91402  MULTIFAMILY             1974           72          1,300,000
--------------------------------------------------------------------------------
CA     92345  MOBILE HOME PARK        1975           --          1,360,000
--------------------------------------------------------------------------------
WA     98102  MULTIFAMILY             1917           19          1,075,000
--------------------------------------------------------------------------------
CA     91405  MULTIFAMILY             1969           49          1,250,000
--------------------------------------------------------------------------------
WA     98026  MULTIFAMILY             1958           28            980,000
--------------------------------------------------------------------------------
CO     80903  OFFICE                  1971       31,122          1,301,000
--------------------------------------------------------------------------------
CA     95204  RETAIL                  1953       23,531          1,200,000
--------------------------------------------------------------------------------
CA     90604  MULTIFAMILY             1963           30          1,230,000
--------------------------------------------------------------------------------
CA     92376  RETAIL                  1988       23,912          1,160,000
--------------------------------------------------------------------------------
WA     98144  MIXED USE               1930        8,276            990,000
--------------------------------------------------------------------------------
NV     89101  MULTIFAMILY             1956           60          1,250,000
--------------------------------------------------------------------------------
AZ     85203  MULTIFAMILY             1979           35            930,000
--------------------------------------------------------------------------------
CA     94111  MIXED COMMERCIAL        1908        6,913          1,150,000
--------------------------------------------------------------------------------
OR     97209  MULTIFAMILY             1924           26            950,000
--------------------------------------------------------------------------------
AZ     85014  MULTIFAMILY             1983           54            920,000
--------------------------------------------------------------------------------
CA     91405  MULTIFAMILY             1982           17            930,000
--------------------------------------------------------------------------------
WA     98032  MIXED USE               1967       26,578            995,000
--------------------------------------------------------------------------------
OR     97203  MULTIFAMILY             1973           26            850,000
--------------------------------------------------------------------------------
CA     91764  RETAIL                  1981       12,000          1,100,000
--------------------------------------------------------------------------------
CA     90813  MULTIFAMILY             1949           32            898,000
--------------------------------------------------------------------------------
TX     75206  MULTIFAMILY             1974           83            900,000
--------------------------------------------------------------------------------
CO     81501  MULTIFAMILY             1980           23            900,000
--------------------------------------------------------------------------------
CA     90020  MULTIFAMILY             1987           24            840,000
--------------------------------------------------------------------------------
CA     93908  RETAIL                  1983        8,450          1,015,000
--------------------------------------------------------------------------------
AZ     85219  MULTIFAMILY             1983           56            865,000
--------------------------------------------------------------------------------
AZ     85710  RETAIL                  1989        6,013          1,000,000
--------------------------------------------------------------------------------
AZ     86326  MULTIFAMILY             1986           22          1,000,000
--------------------------------------------------------------------------------

                                     ALLANEX

--------------------------------------------------------------------------------
OR     97477  MULTIFAMILY             1974           20          1,000,000
--------------------------------------------------------------------------------
CA     92108  OFFICE                  1981        6,256            625,000
--------------------------------------------------------------------------------
OR     97266  MULTIFAMILY             1970           24            850,000
--------------------------------------------------------------------------------
WA     98404  MULTIFAMILY             1976           25            850,000
--------------------------------------------------------------------------------
CA     91401  MULTIFAMILY             1963           32            815,000
--------------------------------------------------------------------------------
CA     90301  MULTIFAMILY             1947           30            600,000
--------------------------------------------------------------------------------
CA     90304  MULTIFAMILY             1962           43            785,000
--------------------------------------------------------------------------------
CA     95076  INDUSTRIAL              1977       25,370          1,650,000
--------------------------------------------------------------------------------
CA     90605  RETAIL                  1953       31,209            950,000
--------------------------------------------------------------------------------
WA     99163  MULTIFAMILY             1976           12          1,007,000
--------------------------------------------------------------------------------
AZ     85282  MULTIFAMILY             1962           36            820,000
--------------------------------------------------------------------------------
WA     98116  MULTIFAMILY             1926           10            750,000
--------------------------------------------------------------------------------
OR     97203  MULTIFAMILY             1978           25            895,000
--------------------------------------------------------------------------------
CA     90044  MULTIFAMILY             1963           35            710,000
--------------------------------------------------------------------------------
AZ     85017  MULTIFAMILY             1982           40            765,000
--------------------------------------------------------------------------------
OR     97351  MULTIFAMILY             1972           35            890,000
--------------------------------------------------------------------------------
CO     80203  MULTIFAMILY             1955           29            710,000
--------------------------------------------------------------------------------
CO     80227  MULTIFAMILY             1969           23            720,000
--------------------------------------------------------------------------------
CA     90019  MULTIFAMILY             1933           13            785,000
--------------------------------------------------------------------------------
AZ     85282  MULTIFAMILY             1959           28            725,000
--------------------------------------------------------------------------------
CO     80220  MULTIFAMILY             1961           41            705,000
--------------------------------------------------------------------------------
OR     97048  MULTIFAMILY             1967           22            760,000
--------------------------------------------------------------------------------
WA     98119  MULTIFAMILY             1962           12            810,000
--------------------------------------------------------------------------------
TX     75062  MULTIFAMILY             1963           88          1,000,000
--------------------------------------------------------------------------------
CA     92346  MULTIFAMILY             1964           68            700,000
--------------------------------------------------------------------------------
AZ     85014  MULTIFAMILY             1985           36            750,000
--------------------------------------------------------------------------------
WA     98055  MULTIFAMILY             1963           22            730,000
--------------------------------------------------------------------------------
CA     90008  MULTIFAMILY             1943           26            695,000
--------------------------------------------------------------------------------
OR     97266  MULTIFAMILY             1964           20            655,000
--------------------------------------------------------------------------------
CA     91405  MULTIFAMILY             1958           40            810,000
--------------------------------------------------------------------------------
CA     92025  RETAIL                  1987       16,582            690,000
--------------------------------------------------------------------------------
AZ     85019  MULTIFAMILY             1982           32            650,000
--------------------------------------------------------------------------------
CA     94601  MULTIFAMILY             1996           15            725,000
--------------------------------------------------------------------------------
CA     94115  MULTIFAMILY             1910            6            700,000
--------------------------------------------------------------------------------
CA     91343  MULTIFAMILY             1963           28            750,000
--------------------------------------------------------------------------------
CO     80226  MULTIFAMILY             1973           21            630,000
--------------------------------------------------------------------------------
CO     80218  MULTIFAMILY             1962           24            625,000
--------------------------------------------------------------------------------
ID     83706  MULTIFAMILY             1972           18            660,000
--------------------------------------------------------------------------------
CA     90814  MULTIFAMILY             1963           19            760,000
--------------------------------------------------------------------------------
AZ     85205  MULTIFAMILY             1984           29            675,000
--------------------------------------------------------------------------------
CA     91402  MULTIFAMILY             1984           14            660,000
--------------------------------------------------------------------------------
CA     90744  MULTIFAMILY             1986           32            750,000
--------------------------------------------------------------------------------
CA     92703  MULTIFAMILY             1925            6            590,000
--------------------------------------------------------------------------------
CA     91402  OFFICE                  1987       19,650            950,000
--------------------------------------------------------------------------------
CA     91601  MULTIFAMILY             1992           10            580,000
--------------------------------------------------------------------------------
CO     80120  MULTIFAMILY             1962           16            610,000
--------------------------------------------------------------------------------
CA     90045  MULTIFAMILY             1991            8            392,000
--------------------------------------------------------------------------------
CA     90255  RETAIL                  1948        6,790            810,000
--------------------------------------------------------------------------------
WA     98104  RETAIL                  1889       12,568            930,000
--------------------------------------------------------------------------------

                                     ALLANEX

--------------------------------------------------------------------------------
CA     94703  RETAIL                  1900        5,269            730,000
--------------------------------------------------------------------------------
CO     80218  MULTIFAMILY             1893            6          1,600,000
--------------------------------------------------------------------------------
AZ     85014  MULTIFAMILY             1986           22            550,000
--------------------------------------------------------------------------------
CO     80903  MULTIFAMILY             1900           22            870,000
--------------------------------------------------------------------------------
CA     92673  INDUSTRIAL              1990        8,459            580,000
--------------------------------------------------------------------------------
TX     79935  MULTIFAMILY             1983           29            620,000
--------------------------------------------------------------------------------
CA     94109  MULTIFAMILY             1911           14            565,000
--------------------------------------------------------------------------------
TX     75061  MULTIFAMILY             1984           40            650,000
--------------------------------------------------------------------------------
WA     98122  MULTIFAMILY             1973           15            885,000
--------------------------------------------------------------------------------
WA     98119  MULTIFAMILY             1911           15            650,000
--------------------------------------------------------------------------------
OR     97071  MULTIFAMILY             1975           24          1,050,000
--------------------------------------------------------------------------------
CA     94707  RETAIL                  1925       22,665          1,200,000
--------------------------------------------------------------------------------
CA     90035  MIXED COMMERCIAL        1956       12,441            750,000
--------------------------------------------------------------------------------
CA     92115  RETAIL                  1960       22,698            800,000
--------------------------------------------------------------------------------
CA     90813  MULTIFAMILY             1963           16            560,000
--------------------------------------------------------------------------------
CA     91107  INDUSTRIAL              1958       32,107            950,000
--------------------------------------------------------------------------------
AZ     85281  INDUSTRIAL              1986       16,732            600,000
--------------------------------------------------------------------------------
CA     90801  MULTIFAMILY             1964           24            550,000
--------------------------------------------------------------------------------
CA     92648  MULTIFAMILY             1926            8            650,000
--------------------------------------------------------------------------------
CA     93030  MULTIFAMILY             1960           19            555,000
--------------------------------------------------------------------------------
CA     90043  MULTIFAMILY             1964           28            514,000
--------------------------------------------------------------------------------
CA     90401  RETAIL                  1947        3,750            750,000
--------------------------------------------------------------------------------
TX     75206  MULTIFAMILY             1972           57            570,000
--------------------------------------------------------------------------------
AZ     85008  MULTIFAMILY             1963           22            505,000
--------------------------------------------------------------------------------
WA     98114  MULTIFAMILY             1960           12            545,000
--------------------------------------------------------------------------------
CA     91343  MULTIFAMILY             1965           31            540,000
--------------------------------------------------------------------------------
CO     80220  MULTIFAMILY             1969           29            485,000
--------------------------------------------------------------------------------
WA     98102  MULTIFAMILY             1964            7            525,000
--------------------------------------------------------------------------------
CA     90201  MULTIFAMILY             1958           11            475,000
--------------------------------------------------------------------------------
CO     80222  MULTIFAMILY             1962           18            520,000
--------------------------------------------------------------------------------
CO     80203  MULTIFAMILY             1955           25            490,000
--------------------------------------------------------------------------------
AZ     85015  MULTIFAMILY             1981           25            630,000
--------------------------------------------------------------------------------
CA     90003  MULTIFAMILY             1955           20            550,000
--------------------------------------------------------------------------------
CA     92727  OFFICE                  1960        8,718            600,000
--------------------------------------------------------------------------------
OR     97477  RETAIL                  1954       15,700            611,000
--------------------------------------------------------------------------------
CA     92801  MULTIFAMILY             1962           12            508,000
--------------------------------------------------------------------------------
TX     76053  MULTIFAMILY             1964           36            490,000
--------------------------------------------------------------------------------
AZ     85020  MULTIFAMILY             1986           20            490,000
--------------------------------------------------------------------------------
CO     80218  MULTIFAMILY             1928           19            535,000
--------------------------------------------------------------------------------
AZ     85331  RETAIL                  1972        6,020            450,000
--------------------------------------------------------------------------------
AZ     85015  MULTIFAMILY             1963           22            455,000
--------------------------------------------------------------------------------
CA     91411  MULTIFAMILY             1980           14            475,000
--------------------------------------------------------------------------------
CO     80221  MULTIFAMILY             1971           15            460,000
--------------------------------------------------------------------------------
CA     93550  MULTIFAMILY             1987           32            500,000
--------------------------------------------------------------------------------
CA     90250  MULTIFAMILY             1965           19            519,000
--------------------------------------------------------------------------------
CA     91766  OFFICE                  1917       23,498            750,000
--------------------------------------------------------------------------------
OR     97045  MULTIFAMILY             1961           14            498,000
--------------------------------------------------------------------------------
AZ     85018  MULTIFAMILY             1967           23            500,000
--------------------------------------------------------------------------------
WA     98122  MULTIFAMILY             1908            9            465,000
--------------------------------------------------------------------------------

                                     ALLANEX

--------------------------------------------------------------------------------
AZ     85017  MULTIFAMILY             1964           34            660,000
--------------------------------------------------------------------------------
AZ     85251  MULTIFAMILY             1960           16            465,000
--------------------------------------------------------------------------------
CA     90057  MULTIFAMILY             1921           78            600,000
--------------------------------------------------------------------------------
CA     93638  RETAIL                  1979       10,605            475,000
--------------------------------------------------------------------------------
CA     92801  MULTIFAMILY             1962           18            475,000
--------------------------------------------------------------------------------
CA     90068  MULTIFAMILY                0           12            455,000
--------------------------------------------------------------------------------
WA     98070  MULTIFAMILY             1962           12            460,000
--------------------------------------------------------------------------------
WA     98168  MULTIFAMILY             1959           11            455,000
--------------------------------------------------------------------------------
WA     98102  MULTIFAMILY             1965            7            475,000
--------------------------------------------------------------------------------
CA     94115  MULTIFAMILY             1910            6            422,000
--------------------------------------------------------------------------------
WA     98498  MULTIFAMILY             1940           11            455,000
--------------------------------------------------------------------------------
OR     97321  MULTIFAMILY             1971           12            475,000
--------------------------------------------------------------------------------
CA     96130  MULTIFAMILY             1947           22            630,000
--------------------------------------------------------------------------------
OR     97218  MULTIFAMILY             1969           12            515,000
--------------------------------------------------------------------------------
UT     84401  MULTIFAMILY             1927           23            509,000
--------------------------------------------------------------------------------
OR     97008  MULTIFAMILY             1979            8            438,000
--------------------------------------------------------------------------------
CA     90026  MULTIFAMILY             1983           12            440,000
--------------------------------------------------------------------------------
OR     97202  MULTIFAMILY             1968           10            425,000
--------------------------------------------------------------------------------
TX     75246  MULTIFAMILY             1964           53            498,000
--------------------------------------------------------------------------------
AZ     86442  MULTIFAMILY             1983           22            510,000
--------------------------------------------------------------------------------
CA     90005  MULTIFAMILY             1987           21            745,000
--------------------------------------------------------------------------------
CO     80206  MULTIFAMILY             1966           18            402,500
--------------------------------------------------------------------------------
CA     90804  MULTIFAMILY             1990            8            400,000
--------------------------------------------------------------------------------
OR     97214  MULTIFAMILY             1927           12            410,000
--------------------------------------------------------------------------------
CA     94553  MULTIFAMILY             1950           11            460,000
--------------------------------------------------------------------------------
TX     77272  MULTIFAMILY             1960           38            510,000
--------------------------------------------------------------------------------
OR     97302  MULTIFAMILY             1962           12            410,000
--------------------------------------------------------------------------------
OR     97303  MULTIFAMILY             1968           16            440,000
--------------------------------------------------------------------------------
CA     90805  MULTIFAMILY             1957           24            425,000
--------------------------------------------------------------------------------
CA     90043  MULTIFAMILY             1956           23            420,000
--------------------------------------------------------------------------------
CA     90020  MULTIFAMILY             1941           24            450,000
--------------------------------------------------------------------------------
CA     90057  MULTIFAMILY             1991           18            410,000
--------------------------------------------------------------------------------
CO     80211  MULTIFAMILY             1910           22            450,000
--------------------------------------------------------------------------------
NV     89503  MULTIFAMILY             1978           24            865,000
--------------------------------------------------------------------------------
CA     90029  MULTIFAMILY             1933           22            405,000
--------------------------------------------------------------------------------
CO     80214  MULTIFAMILY             1960           12            390,000
--------------------------------------------------------------------------------
NV     89103  INDUSTRIAL              1991        7,992            515,000
--------------------------------------------------------------------------------
CA     94612  MULTIFAMILY             1975           17            580,000
--------------------------------------------------------------------------------
CA     92651  RETAIL                  1996        1,697            650,000
--------------------------------------------------------------------------------
AZ     85015  MULTIFAMILY             1983           24            485,000
--------------------------------------------------------------------------------
CA     90401  MULTIFAMILY             1912            8            480,000
--------------------------------------------------------------------------------
CA     92115  MULTIFAMILY             1954           12            320,000
--------------------------------------------------------------------------------
CA     90813  MULTIFAMILY             1986            9            370,000
--------------------------------------------------------------------------------
OR     97218  MULTIFAMILY             1973            9            434,000
--------------------------------------------------------------------------------
CA     90042  MULTIFAMILY             1987           14            375,000
--------------------------------------------------------------------------------
OR     97005  MULTIFAMILY             1963            8            360,000
--------------------------------------------------------------------------------
WA     98109  MULTIFAMILY             1916           11            585,000
--------------------------------------------------------------------------------
OR     97302  MULTIFAMILY             1968           11            390,000
--------------------------------------------------------------------------------
CA     90008  MULTIFAMILY             1958           20            385,000
--------------------------------------------------------------------------------

                                     ALLANEX

--------------------------------------------------------------------------------
WA     98136  MIXED USE               1979        3,818            380,000
--------------------------------------------------------------------------------
CO     80903  MULTIFAMILY             1900           16            535,000
--------------------------------------------------------------------------------
CA     90813  MULTIFAMILY             1963           14            375,000
--------------------------------------------------------------------------------
CA     90813  MIXED USE               1960        6,852            442,000
--------------------------------------------------------------------------------
AZ     85017  MULTIFAMILY             1983           24            575,000
--------------------------------------------------------------------------------
CO     80205  MULTIFAMILY             1906           20            350,000
--------------------------------------------------------------------------------
CA     90038  MULTIFAMILY             1925           30            370,000
--------------------------------------------------------------------------------
CA     91343  MULTIFAMILY             1964           22            420,000
--------------------------------------------------------------------------------
TX     75214  MULTIFAMILY             1962           53            450,000
--------------------------------------------------------------------------------
CA     91406  MULTIFAMILY             1987           10            380,000
--------------------------------------------------------------------------------
OR     97325  MULTIFAMILY             1996            8            360,000
--------------------------------------------------------------------------------
AZ     85016  MULTIFAMILY             1952           19            380,000
--------------------------------------------------------------------------------
OR     97477  MIXED COMMERCIAL        1979       24,350          1,075,000
--------------------------------------------------------------------------------
CA     93702  MULTIFAMILY             1963           20            445,000
--------------------------------------------------------------------------------
CA     95116  MULTIFAMILY             1962            6            335,000
--------------------------------------------------------------------------------
WA     98407  MULTIFAMILY             1967           10            345,000
--------------------------------------------------------------------------------
CA     90020  MULTIFAMILY             1928           48            500,000
--------------------------------------------------------------------------------
CA     90230  RETAIL                  1948          813            365,000
--------------------------------------------------------------------------------
CA     95603  MOBILE HOME PARK        1950           --            350,000
--------------------------------------------------------------------------------
WA     98107  MULTIFAMILY             1959            8            390,000
--------------------------------------------------------------------------------
CO     80010  MULTIFAMILY             1962           24            340,000
--------------------------------------------------------------------------------
CA     90057  OFFICE                  1965        6,574            415,000
--------------------------------------------------------------------------------
CA     91321  RETAIL                  1992        7,051            490,000
--------------------------------------------------------------------------------
CA     92105  MULTIFAMILY             1960           16            350,000
--------------------------------------------------------------------------------
CA     90201  MULTIFAMILY             1961           12            350,000
--------------------------------------------------------------------------------
CA     92024  RETAIL                  1955        2,666            375,000
--------------------------------------------------------------------------------
CA     90803  MULTIFAMILY             1923           24            372,000
--------------------------------------------------------------------------------
WA     98118  MULTIFAMILY             1966           14            360,000
--------------------------------------------------------------------------------
CA     90043  MULTIFAMILY             1964           17            336,500
--------------------------------------------------------------------------------
CA     90745  MULTIFAMILY             1956            6            420,000
--------------------------------------------------------------------------------
CA     90304  MULTIFAMILY             1962           12            325,000
--------------------------------------------------------------------------------
AZ     85251  MULTIFAMILY             1958           12            335,000
--------------------------------------------------------------------------------
OR     97203  MULTIFAMILY             1965            8            317,000
--------------------------------------------------------------------------------
OR     97301  MIXED USE               1894       11,730            390,000
--------------------------------------------------------------------------------
OR     97266  WAREHOUSE               1971        9,528            400,000
--------------------------------------------------------------------------------
CA     90066  MULTIFAMILY             1957           16            430,000
--------------------------------------------------------------------------------
CA     91404  MULTIFAMILY             1954           12            330,000
--------------------------------------------------------------------------------
CA     91423  MULTIFAMILY             1957            6            330,000
--------------------------------------------------------------------------------
WA     98125  MULTIFAMILY             1962           10            385,000
--------------------------------------------------------------------------------
CO     80211  MULTIFAMILY             1905           17            328,000
--------------------------------------------------------------------------------
CA     90270  MULTIFAMILY             1959            6            345,000
--------------------------------------------------------------------------------
CO     80220  MULTIFAMILY             1959           18            335,000
--------------------------------------------------------------------------------
CA     90804  MULTIFAMILY             1962           10            315,500
--------------------------------------------------------------------------------
CA     93726  MULTIFAMILY             1969           15            375,000
--------------------------------------------------------------------------------
CA     90813  MULTIFAMILY             1986            8            320,000
--------------------------------------------------------------------------------
WA     98444  RETAIL                  1976       17,700            515,000
--------------------------------------------------------------------------------
CA     90280  MULTIFAMILY             1958           16            600,000
--------------------------------------------------------------------------------
CA     90004  MULTIFAMILY             1927            9            320,000
--------------------------------------------------------------------------------
CA     90804  MULTIFAMILY             1987            9            345,000
--------------------------------------------------------------------------------

                                     ALLANEX

--------------------------------------------------------------------------------
CA     90004  MULTIFAMILY             1987            9            405,000
--------------------------------------------------------------------------------
CA     91303  MULTIFAMILY             1989           10            323,000
--------------------------------------------------------------------------------
CO     80203  MULTIFAMILY             1890           12            340,000
--------------------------------------------------------------------------------
CO     80218  MULTIFAMILY             1966           10            300,000
--------------------------------------------------------------------------------
CA     90027  RETAIL                  1917        4,545            426,000
--------------------------------------------------------------------------------
CA     90262  RETAIL                  1955        5,070            500,000
--------------------------------------------------------------------------------
CA     94110  MULTIFAMILY             1930            6            295,000
--------------------------------------------------------------------------------
TX     78745  MULTIFAMILY             1971           18            418,000
--------------------------------------------------------------------------------
CA     90803  MULTIFAMILY             1987            9            370,000
--------------------------------------------------------------------------------
OR     97330  MULTIFAMILY             1967            8            290,000
--------------------------------------------------------------------------------
OR     97217  MULTIFAMILY             1947           12            300,000
--------------------------------------------------------------------------------
CA     91103  MULTIFAMILY             1900           17            325,000
--------------------------------------------------------------------------------
CO     81501  MULTIFAMILY             1980           12            460,000
--------------------------------------------------------------------------------
CA     90011  MULTIFAMILY             1961            7            240,000
--------------------------------------------------------------------------------
AZ     85015  MULTIFAMILY             1968           16            300,000
--------------------------------------------------------------------------------
TX     75214  MULTIFAMILY             1960           34            300,000
--------------------------------------------------------------------------------
AZ     85201  MULTIFAMILY             1964           12            305,000
--------------------------------------------------------------------------------
CA     93305  MULTIFAMILY             1976           16            305,000
--------------------------------------------------------------------------------
CA     90804  MULTIFAMILY             1962            8            305,000
--------------------------------------------------------------------------------
CA     90255  MULTIFAMILY             1929           20            330,000
--------------------------------------------------------------------------------
CA     90804  MULTIFAMILY             1987            9            300,000
--------------------------------------------------------------------------------
WA     98660  MULTIFAMILY             1952            9            310,000
--------------------------------------------------------------------------------
CA     90802  MULTIFAMILY             1986           10            390,000
--------------------------------------------------------------------------------
CO     80223  MULTIFAMILY             1900            7            295,000
--------------------------------------------------------------------------------
AZ     85012  MULTIFAMILY             1951           10            315,000
--------------------------------------------------------------------------------
CA     92701  MULTIFAMILY             1958           10            290,000
--------------------------------------------------------------------------------
CA     92701  MULTIFAMILY             1958           10            300,000
--------------------------------------------------------------------------------
CA     91766  MULTIFAMILY             1932           10            325,000
--------------------------------------------------------------------------------
CO     80010  MULTIFAMILY             1957           --            270,000
--------------------------------------------------------------------------------
CA     90004  MULTIFAMILY             1930           12            300,000
--------------------------------------------------------------------------------
AZ     85015  MULTIFAMILY             1963           16            310,000
--------------------------------------------------------------------------------
CA     94612  RETAIL                  1960        5,138            350,000
--------------------------------------------------------------------------------
AZ     85027  MULTIFAMILY             1983           12            276,500
--------------------------------------------------------------------------------
CA     90026  MULTIFAMILY             1922           12            333,000
--------------------------------------------------------------------------------
CA     93550  MULTIFAMILY             1984           16            338,000
--------------------------------------------------------------------------------
AZ     85014  MULTIFAMILY             1983           15            400,000
--------------------------------------------------------------------------------
CA     90802  MULTIFAMILY             1986            8            310,000
--------------------------------------------------------------------------------
CA     90201  MULTIFAMILY             1961            6            275,000
--------------------------------------------------------------------------------
AZ     85301  RETAIL                  1972        4,337            325,000
--------------------------------------------------------------------------------
AZ     85705  MULTIFAMILY             1963           20            365,000
--------------------------------------------------------------------------------
WA     98409  MULTIFAMILY             1983            6            270,000
--------------------------------------------------------------------------------
CA     90007  INDUSTRIAL              1947        8,360            315,000
--------------------------------------------------------------------------------
WA     98105  MULTIFAMILY             1906            6            270,000
--------------------------------------------------------------------------------
CA     90016  MULTIFAMILY             1960            8            270,000
--------------------------------------------------------------------------------
CA     93534  MULTIFAMILY             1957           15            270,000
--------------------------------------------------------------------------------
CA     90813  MULTIFAMILY             1963            7            270,000
--------------------------------------------------------------------------------
CO     80120  MULTIFAMILY             1971            8            258,000
--------------------------------------------------------------------------------
CO     80203  MULTIFAMILY             1954            7            250,000
--------------------------------------------------------------------------------
CO     80220  MULTIFAMILY             1955            7            255,000
--------------------------------------------------------------------------------

                                     ALLANEX

--------------------------------------------------------------------------------
AZ     85224  MULTIFAMILY             1961           12            280,000
--------------------------------------------------------------------------------
CA     92704  MULTIFAMILY             1971            7            247,000
--------------------------------------------------------------------------------
CA     90744  MULTIFAMILY             1939           10            280,000
--------------------------------------------------------------------------------
CA     93030  MULTIFAMILY             1962            8            285,000
--------------------------------------------------------------------------------
CA     91335  RETAIL                  1952        3,500            310,000
--------------------------------------------------------------------------------
CA     94703  MULTIFAMILY             1963            5            315,000
--------------------------------------------------------------------------------
OR     97123  MULTIFAMILY             1968            8            288,000
--------------------------------------------------------------------------------
CA     94121  MIXED USE               1924        2,575            290,000
--------------------------------------------------------------------------------
CA     90221  MULTIFAMILY             1953           17            320,000
--------------------------------------------------------------------------------
AZ     85024  MULTIFAMILY             1963           18            325,000
--------------------------------------------------------------------------------
CO     80010  MULTIFAMILY             1955           12            250,000
--------------------------------------------------------------------------------
CA     92656  RETAIL                  1937        2,400            310,000
--------------------------------------------------------------------------------
CA     91205  MULTIFAMILY             1954            7            325,000
--------------------------------------------------------------------------------
AZ     85014  MULTIFAMILY             1945           10            290,000
--------------------------------------------------------------------------------
CA     91605  MULTIFAMILY             1985            9            274,000
--------------------------------------------------------------------------------
CA     90250  MULTIFAMILY             1958            7            238,000
--------------------------------------------------------------------------------
CA     91604  OFFICE                  1950        2,248            310,000
--------------------------------------------------------------------------------
CO     80211  MULTIFAMILY             1958           12            256,000
--------------------------------------------------------------------------------
CA     95926  MULTIFAMILY             1983           10            280,000
--------------------------------------------------------------------------------
CO     80203  MULTIFAMILY             1962           12            240,000
--------------------------------------------------------------------------------
CA     90804  MULTIFAMILY             1963            8            260,000
--------------------------------------------------------------------------------
CO     80401  MULTIFAMILY             1904            6            275,000
--------------------------------------------------------------------------------
OR     97402  MULTIFAMILY             1963            8            245,000
--------------------------------------------------------------------------------
OR     97219  MULTIFAMILY             1923            8            295,000
--------------------------------------------------------------------------------
CA     93550  MULTIFAMILY             1982           18            255,500
--------------------------------------------------------------------------------
TX     75214  MULTIFAMILY             1958           28            240,000
--------------------------------------------------------------------------------
CA     96150  MULTIFAMILY             1966           55            250,000
--------------------------------------------------------------------------------
AZ     85021  MULTIFAMILY             1954            8            335,000
--------------------------------------------------------------------------------
CA     90017  MIXED USE               1952        4,388            270,000
--------------------------------------------------------------------------------
CA     90804  MIXED USE               1946        5,696            325,000
--------------------------------------------------------------------------------
CA     91601  MULTIFAMILY             1985            7            270,000
--------------------------------------------------------------------------------
CA     90262  MULTIFAMILY             1966            8            270,000
--------------------------------------------------------------------------------
CA     90018  MULTIFAMILY             1930           16            270,000
--------------------------------------------------------------------------------
CA     90804  MULTIFAMILY             1987            8            294,500
--------------------------------------------------------------------------------
CO     80211  MULTIFAMILY             1956           16            246,000
--------------------------------------------------------------------------------
CA     90005  MULTIFAMILY             1959            8            230,000
--------------------------------------------------------------------------------
CA     90804  MULTIFAMILY             1962            8            285,000
--------------------------------------------------------------------------------
CA     91406  MULTIFAMILY             1963            7            245,000
--------------------------------------------------------------------------------
CA     90804  MULTIFAMILY             1953            6            260,000
--------------------------------------------------------------------------------
CA     92410  MULTIFAMILY             1964           16            240,000
--------------------------------------------------------------------------------
CO     80203  MULTIFAMILY             1900            7            225,000
--------------------------------------------------------------------------------
CA     90250  MULTIFAMILY             1959            5            242,000
--------------------------------------------------------------------------------
CA     90723  MULTIFAMILY             1955            5            242,000
--------------------------------------------------------------------------------
CA     90063  MULTIFAMILY             1929           14            280,000
--------------------------------------------------------------------------------
WA     98503  MULTIFAMILY             1975            8            285,000
--------------------------------------------------------------------------------
CA     90262  MIXED USE               1946        3,376            219,000
--------------------------------------------------------------------------------
CA     92040  MULTIFAMILY             1960           12            260,000
--------------------------------------------------------------------------------
OR     97236  MULTIFAMILY             1976            7            300,000
--------------------------------------------------------------------------------
CA     90804  MULTIFAMILY             1987            8            275,000
--------------------------------------------------------------------------------

                                     ALLANEX

--------------------------------------------------------------------------------
CA     90006  MULTIFAMILY             1924           20            250,000
--------------------------------------------------------------------------------
CA     90255  MULTIFAMILY             1953            7            250,000
--------------------------------------------------------------------------------
CA     90250  MULTIFAMILY             1958            7            233,000
--------------------------------------------------------------------------------
CO     80218  MULTIFAMILY             1900            7            220,000
--------------------------------------------------------------------------------
CA     90813  MULTIFAMILY             1988            8            320,000
--------------------------------------------------------------------------------
CA     90057  MULTIFAMILY             1989            9            313,000
--------------------------------------------------------------------------------
CO     80220  MULTIFAMILY             1961           14            232,000
--------------------------------------------------------------------------------
WA     98070  MULTIFAMILY             1961            5            235,000
--------------------------------------------------------------------------------
CA     90026  MULTIFAMILY             1920           16            280,000
--------------------------------------------------------------------------------
CO     80210  MULTIFAMILY             1958           10            390,000
--------------------------------------------------------------------------------
CO     80206  MULTIFAMILY             1909           12            230,000
--------------------------------------------------------------------------------
CA     90016  MULTIFAMILY             1950            6            225,000
--------------------------------------------------------------------------------
CA     92107  RETAIL                  1953        4,267            390,000
--------------------------------------------------------------------------------
OR     97222  MULTIFAMILY             1957            7            225,000
--------------------------------------------------------------------------------
CA     90803  MULTIFAMILY             1922           16            240,000
--------------------------------------------------------------------------------
CO     80223  MULTIFAMILY             1954            7            215,000
--------------------------------------------------------------------------------
OR     97321  MULTIFAMILY             1975           20            290,000
--------------------------------------------------------------------------------
CO     80203  MULTIFAMILY             1954            6            220,000
--------------------------------------------------------------------------------
CA     92404  MULTIFAMILY             1963           16            288,000
--------------------------------------------------------------------------------
AZ     85014  MULTIFAMILY             1971           11            280,000
--------------------------------------------------------------------------------
CA     90270  MULTIFAMILY             1952            7            220,000
--------------------------------------------------------------------------------
CA     91306  MULTIFAMILY             1957            6            220,000
--------------------------------------------------------------------------------
TX     78237  MIXED COMMERCIAL        1984        4,121            310,000
--------------------------------------------------------------------------------
CA     91331  INDUSTRIAL              1984        5,400            280,000
--------------------------------------------------------------------------------
CO     80219  MULTIFAMILY             1954            8            224,000
--------------------------------------------------------------------------------
CA     91504  MULTIFAMILY             1935            5            230,000
--------------------------------------------------------------------------------
CA     92301  MULTIFAMILY             1970           32            281,000
--------------------------------------------------------------------------------
CA     91352  INDUSTRIAL              1982        4,809            325,000
--------------------------------------------------------------------------------
AZ     85013  MULTIFAMILY             1959            6            205,000
--------------------------------------------------------------------------------
OR     97367  MULTIFAMILY             1946            6            215,000
--------------------------------------------------------------------------------
CA     91764  RETAIL                  1947       17,642            740,000
--------------------------------------------------------------------------------
CA     91411  MULTIFAMILY             1953            6            200,000
--------------------------------------------------------------------------------
CA     91411  MULTIFAMILY             1953            6            200,000
--------------------------------------------------------------------------------
NM     87106  MULTIFAMILY             1950            8            242,000
--------------------------------------------------------------------------------
TX     75248  RETAIL                  1984        7,225            410,000
--------------------------------------------------------------------------------
CA     95240  MULTIFAMILY             1978            6            250,000
--------------------------------------------------------------------------------
AZ     85212  MULTIFAMILY             1987            8            275,000
--------------------------------------------------------------------------------
WA     98901  MULTIFAMILY             1915           25            300,000
--------------------------------------------------------------------------------
CA     92201  RETAIL                  1964       40,280          1,250,000
--------------------------------------------------------------------------------
CA     91605  MULTIFAMILY             1956            6            210,000
--------------------------------------------------------------------------------
CO     80223  MULTIFAMILY             1957           10            220,000
--------------------------------------------------------------------------------
CA     93350  MULTIFAMILY             1982           15            225,000
--------------------------------------------------------------------------------
CA     90501  MULTIFAMILY             1942            5            226,000
--------------------------------------------------------------------------------
CA     90033  MULTIFAMILY             1958            9            225,000
--------------------------------------------------------------------------------
CA     90802  MULTIFAMILY             1916            8            207,000
--------------------------------------------------------------------------------
CA     90011  MULTIFAMILY             1961            6            225,000
--------------------------------------------------------------------------------
CA     95363  MULTIFAMILY             1981            6            195,000
--------------------------------------------------------------------------------
CA     90201  MULTIFAMILY             1952            5            250,000
--------------------------------------------------------------------------------
CO     80817  MULTIFAMILY             1986            6            200,000
--------------------------------------------------------------------------------

                                     ALLANEX

--------------------------------------------------------------------------------
CA     91406  INDUSTRIAL              1967        3,144            220,000
--------------------------------------------------------------------------------
CA     92335  MULTIFAMILY             1963           16            240,000
--------------------------------------------------------------------------------
CA     92553  MULTIFAMILY             1968            6            182,000
--------------------------------------------------------------------------------
OR     97367  RETAIL                  1984        2,614            240,000
--------------------------------------------------------------------------------
CA     90813  MULTIFAMILY             1961           10            200,000
--------------------------------------------------------------------------------
OR     97267  MULTIFAMILY             1967            6            245,000
--------------------------------------------------------------------------------
CA     90723  INDUSTRIAL              1988        4,646            265,000
--------------------------------------------------------------------------------
CA     91605  MULTIFAMILY             1956            6            220,000
--------------------------------------------------------------------------------
CA     90813  MULTIFAMILY             1958            7            200,000
--------------------------------------------------------------------------------
CA     90804  MULTIFAMILY             1987            6            195,000
--------------------------------------------------------------------------------
CA     90004  MULTIFAMILY             1939            5            208,000
--------------------------------------------------------------------------------
CA     90033  MULTIFAMILY             1958            8            215,000
--------------------------------------------------------------------------------
CA     90005  MULTIFAMILY             1938           10            230,000
--------------------------------------------------------------------------------
CA     90003  MIXED USE               1930        2,576            282,000
--------------------------------------------------------------------------------
CA     90022  MULTIFAMILY             1971            5            195,000
--------------------------------------------------------------------------------
AZ     85029  MULTIFAMILY             1965            9            198,000
--------------------------------------------------------------------------------
CA     90022  MULTIFAMILY             1925            6            190,000
--------------------------------------------------------------------------------
CA     90301  MULTIFAMILY             1956            6            200,000
--------------------------------------------------------------------------------
CA     90003  MULTIFAMILY             1956           11            200,000
--------------------------------------------------------------------------------
CA     91405  MULTIFAMILY             1956            5            215,000
--------------------------------------------------------------------------------
NV     89109  MULTIFAMILY             1963            6            190,000
--------------------------------------------------------------------------------
CA     90806  MULTIFAMILY             1963            6            180,000
--------------------------------------------------------------------------------
CA     90003  MIXED USE               1908        5,252            250,000
--------------------------------------------------------------------------------
CA     90026  MULTIFAMILY             1990            6            255,000
--------------------------------------------------------------------------------
CA     93550  MULTIFAMILY             1983           12            200,000
--------------------------------------------------------------------------------
CA     90043  MULTIFAMILY             1923            8            220,000
--------------------------------------------------------------------------------
CA     90044  MULTIFAMILY             1939            6            210,000
--------------------------------------------------------------------------------
CO     80218  MULTIFAMILY             1915            7            170,000
--------------------------------------------------------------------------------
CA     90046  RETAIL                  1919        3,616            300,000
--------------------------------------------------------------------------------
AZ     85018  MULTIFAMILY             1960            8            176,000
--------------------------------------------------------------------------------
CA     90003  MULTIFAMILY             1962            8            175,000
--------------------------------------------------------------------------------
CA     90032  MULTIFAMILY             1978            5            205,000
--------------------------------------------------------------------------------
CA     90042  MULTIFAMILY             1936            6            195,000
--------------------------------------------------------------------------------
CA     90004  MULTIFAMILY             1928            6            215,000
--------------------------------------------------------------------------------
OR     97302  MULTIFAMILY             1981            5            200,000
--------------------------------------------------------------------------------
CA     90008  MULTIFAMILY             1954            8            170,000
--------------------------------------------------------------------------------
OR     97302  MULTIFAMILY             1978            6            174,000
--------------------------------------------------------------------------------
CA     92703  MULTIFAMILY             1957            6            194,000
--------------------------------------------------------------------------------
CA     90006  MULTIFAMILY             1963            6            185,000
--------------------------------------------------------------------------------
CO     80204  MULTIFAMILY             1960            7            172,000
--------------------------------------------------------------------------------
CA     90802  MULTIFAMILY             1921            6            180,000
--------------------------------------------------------------------------------
CA     90806  MULTIFAMILY             1946            8            165,000
--------------------------------------------------------------------------------
CA     92113  MULTIFAMILY             1948            6            180,000
--------------------------------------------------------------------------------
CA     93728  MULTIFAMILY             1935            5            180,000
--------------------------------------------------------------------------------
CA     90631  OFFICE                  1956        2,592            175,000
--------------------------------------------------------------------------------
CA     90047  MULTIFAMILY             1967            8            165,000
--------------------------------------------------------------------------------
CA     91340  MULTIFAMILY             1954            7            165,000
--------------------------------------------------------------------------------
CA     95691  MULTIFAMILY             1945            9            185,000
--------------------------------------------------------------------------------
CA     90047  MULTIFAMILY             1955            5            170,000
--------------------------------------------------------------------------------

                                     ALLANEX

--------------------------------------------------------------------------------
CO     80010  MULTIFAMILY             1960           12            150,000
--------------------------------------------------------------------------------
WA     98520  MULTIFAMILY             1977            8            210,000
--------------------------------------------------------------------------------
CA     90022  MULTIFAMILY             1963            6            225,000
--------------------------------------------------------------------------------
CA     93309  MULTIFAMILY             1982            5            170,000
--------------------------------------------------------------------------------
OR     97401  OFFICE                  1920        2,700            211,000
--------------------------------------------------------------------------------
CA     90011  MULTIFAMILY             1894            8            180,000
--------------------------------------------------------------------------------
CA     90019  MULTIFAMILY             1948            5            151,000
--------------------------------------------------------------------------------
AZ     85004  MULTIFAMILY             1955            7            150,000
--------------------------------------------------------------------------------
CA     93550  MULTIFAMILY             1983            8            175,000
--------------------------------------------------------------------------------
CA     94621  MULTIFAMILY             1961            7            170,000
--------------------------------------------------------------------------------
AZ     85008  MULTIFAMILY             1964           11            175,000
--------------------------------------------------------------------------------
CA     91601  MULTIFAMILY             1961            6            150,000
--------------------------------------------------------------------------------
CA     93550  MULTIFAMILY             1972           12            189,000
--------------------------------------------------------------------------------
CA     93550  MULTIFAMILY             1989           12            214,000
--------------------------------------------------------------------------------
OR     97401  OFFICE                  1920        2,796            155,000
--------------------------------------------------------------------------------
CA     93550  MULTIFAMILY             1950           11            159,500
--------------------------------------------------------------------------------
CO     80218  MULTIFAMILY             1981            6            150,000
--------------------------------------------------------------------------------
CO     80212  MULTIFAMILY             1953            6            180,000
--------------------------------------------------------------------------------
CA     90018  INDUSTRIAL              1962        4,836            240,000
--------------------------------------------------------------------------------
CA     90744  MULTIFAMILY             1924           10            160,000
--------------------------------------------------------------------------------
CA     90029  MIXED USE               1917        4,050            200,000
--------------------------------------------------------------------------------
CA     92802  RETAIL                  1951        4,361            288,000
--------------------------------------------------------------------------------
CA     90805  MULTIFAMILY             1988            6            150,000
--------------------------------------------------------------------------------
CA     90806  MULTIFAMILY             1925            8            145,000
--------------------------------------------------------------------------------
AZ     85219  MULTIFAMILY             1985            6            160,000
--------------------------------------------------------------------------------
AZ     85015  MOBILE HOME PARK        1944           --            155,000
--------------------------------------------------------------------------------
OR     97302  MULTIFAMILY             1965            6            165,000
--------------------------------------------------------------------------------
CA     90019  MULTIFAMILY             1950            6            230,000
--------------------------------------------------------------------------------
CA     90806  MULTIFAMILY             1939            6            130,000
--------------------------------------------------------------------------------
AZ     88282  OFFICE                  1980        3,155            186,000
--------------------------------------------------------------------------------
CA     93241  MULTIFAMILY             1960            7            127,000
--------------------------------------------------------------------------------
CA     92394  MULTIFAMILY             1983            8            130,000
--------------------------------------------------------------------------------
CO     80206  MULTIFAMILY             1993            6            119,000
--------------------------------------------------------------------------------
CA     90003  MIXED USE               1923        4,825            165,000
--------------------------------------------------------------------------------
CA     90061  MULTIFAMILY                0            8            135,000
--------------------------------------------------------------------------------
CA     90813  MULTIFAMILY             1965            8            135,000
--------------------------------------------------------------------------------
CA     90043  MULTIFAMILY             1954            8            135,000
--------------------------------------------------------------------------------
AZ     85281  MULTIFAMILY             1958            6            126,000
--------------------------------------------------------------------------------
CA     90019  MULTIFAMILY             1923            6            125,000
--------------------------------------------------------------------------------
CA     90650  OFFICE                  1991        1,900            140,000
--------------------------------------------------------------------------------
OR     97701  INDUSTRIAL              1990        3,200            180,000
--------------------------------------------------------------------------------
CA     92054  OFFICE                  1918        1,487            132,500
--------------------------------------------------------------------------------
AZ     85021  MULTIFAMILY             1985            7            110,000
--------------------------------------------------------------------------------
CA     90063  MULTIFAMILY             1926            5            120,000
--------------------------------------------------------------------------------
CA     90813  MULTIFAMILY             1962            9            110,000
--------------------------------------------------------------------------------
CA     92223  MULTIFAMILY             1979           12            140,000
--------------------------------------------------------------------------------
CO     80207  MULTIFAMILY             1954            6            124,000
--------------------------------------------------------------------------------
CA     92507  RETAIL                  1945        2,680            120,000
--------------------------------------------------------------------------------
CA     90802  MULTIFAMILY             1953            6            110,000
--------------------------------------------------------------------------------

                                     ALLANEX

--------------------------------------------------------------------------------
WA     99212  MULTIFAMILY             1912            8            115,000
--------------------------------------------------------------------------------
CO     80010  MULTIFAMILY             1961            8            101,000
--------------------------------------------------------------------------------
TX     75214  MULTIFAMILY             1962           12            120,000
--------------------------------------------------------------------------------
TX     75206  MULTIFAMILY             1958           19            161,500
--------------------------------------------------------------------------------

                                     ALLANEX

-------------------------------------------------------------------------------
                          Maturity Date     Original     Cut-off Date
Appraisal Date    LTV         LTV(2)        Balance($)    Balance ($)   Rate (%)
-------------------------------------------------------------------------------
  5/10/1996      64.14           -          3,100,000     3,078,561      9.5000
-------------------------------------------------------------------------------
  8/14/1996      66.96           -          2,065,000     2,055,538     10.4500
-------------------------------------------------------------------------------
  5/17/1996      63.86           -          2,060,000     2,043,616      8.5000
-------------------------------------------------------------------------------
   1/3/1997      66.30           -          2,000,000     1,995,519      7.5000
-------------------------------------------------------------------------------
   6/3/1996      60.30           -          2,000,000     1,989,823      9.4500
-------------------------------------------------------------------------------
  7/12/1996      77.66           -          1,875,000     1,863,857      9.2500
-------------------------------------------------------------------------------
   9/3/1996      63.98           -          1,800,000     1,791,407      9.7500
-------------------------------------------------------------------------------
  12/4/1996      67.27           -          1,700,000     1,695,238      8.9500
-------------------------------------------------------------------------------
  12/2/1996      73.88           -          1,650,000     1,643,800      7.5000
-------------------------------------------------------------------------------
  1/16/1996      83.31           -          1,584,000     1,574,586      9.2500
-------------------------------------------------------------------------------
  8/24/1996      74.62           -          1,575,000     1,566,977      9.0000
-------------------------------------------------------------------------------
   9/9/1996      74.58           -          1,500,000     1,492,360      9.0000
-------------------------------------------------------------------------------
  3/29/1996      68.55           -          1,450,000     1,439,590      8.7500
-------------------------------------------------------------------------------
 11/26/1996      46.82           -          1,432,000     1,427,918      7.7500
-------------------------------------------------------------------------------
  11/8/1994      61.04           -          1,400,000     1,373,468      9.6250
-------------------------------------------------------------------------------
 10/22/1996      67.83           -          1,375,000     1,370,166      8.7500
-------------------------------------------------------------------------------
 11/20/1996      53.80           -          1,350,000     1,344,928      7.5000
-------------------------------------------------------------------------------
  7/24/1996      64.63           -          1,332,500     1,324,952      8.4506
-------------------------------------------------------------------------------
  7/16/1996      65.39           -          1,330,000     1,320,893      7.5006
-------------------------------------------------------------------------------
  7/18/1996      46.39           -          1,300,000     1,266,421      9.7500
-------------------------------------------------------------------------------
  11/4/1996      64.80           -          1,267,500     1,263,566      8.4500
-------------------------------------------------------------------------------
   9/4/1996      69.07           -          1,250,000     1,243,310      8.7500
-------------------------------------------------------------------------------
 12/10/1996      74.79           -          1,218,750     1,215,276      7.7500
-------------------------------------------------------------------------------
 12/10/1996      66.12           -          1,200,000     1,196,714      7.9500
-------------------------------------------------------------------------------
 11/18/1996      36.57           -          1,200,000     1,195,710      7.7500
-------------------------------------------------------------------------------
   6/8/1996      62.46           -          1,195,000     1,186,817      7.5006
-------------------------------------------------------------------------------
  5/23/1996      70.13           -          1,129,700     1,122,031      9.7500
-------------------------------------------------------------------------------
  5/26/1994      55.85           -          1,149,200     1,117,081      9.2500
-------------------------------------------------------------------------------
 10/21/1996      66.02           -          1,100,100     1,095,966      7.5000
-------------------------------------------------------------------------------
 10/17/1996      52.30        48.05         1,100,000     1,095,673     10.5000
-------------------------------------------------------------------------------
 11/27/1996      70.10           -          1,090,000     1,086,565      8.3750
-------------------------------------------------------------------------------
 10/16/1996      64.75           -          1,060,000     1,055,438      7.7500
-------------------------------------------------------------------------------
  7/12/1996      71.17           -          1,057,500     1,049,818      7.7506
-------------------------------------------------------------------------------
  2/20/1996      67.66           -          1,050,000     1,041,908      7.4506
-------------------------------------------------------------------------------
  8/14/1996      60.76           -          1,050,000     1,032,898      9.7500
-------------------------------------------------------------------------------
  7/15/1996      64.60           -          1,033,500     1,027,187      9.3750
-------------------------------------------------------------------------------
  6/10/1995      64.18           -          1,036,100     1,022,980     10.0000
-------------------------------------------------------------------------------
  11/3/1994      64.65           -          1,022,000     1,008,553     11.7500
-------------------------------------------------------------------------------
  8/21/1996      26.80        18.38         1,000,000       991,669      9.7500
-------------------------------------------------------------------------------
 11/15/1996      49.58           -            995,000       991,643      8.9500
-------------------------------------------------------------------------------
 11/13/1996      53.25           -            980,000       977,206      7.7500
-------------------------------------------------------------------------------
  10/9/1995      72.07           -            985,000       972,943      8.8750
-------------------------------------------------------------------------------
  12/9/1996      67.97           -            955,000       951,599      7.7500
-------------------------------------------------------------------------------
  7/12/1996      72.59           -            950,000       943,628      8.3750
-------------------------------------------------------------------------------
   6/6/1996      60.98        56.12           920,000       914,639     10.5000
-------------------------------------------------------------------------------
  9/16/1996      74.51           -            915,000       909,016      9.2500
-------------------------------------------------------------------------------

                                     ALLANEX

-------------------------------------------------------------------------------
  7/25/1996      65.71           -            910,000       903,580      8.9500
-------------------------------------------------------------------------------
 11/12/1996      74.72           -            900,000       896,618      7.5000
-------------------------------------------------------------------------------
  7/27/1995      62.44           -            880,000       874,097      8.3750
-------------------------------------------------------------------------------
 10/17/1996      68.49           -            860,000       856,072      7.4500
-------------------------------------------------------------------------------
  12/3/1996      51.75           -            850,000       848,668      9.2500
-------------------------------------------------------------------------------
  12/6/1996      69.79           -            840,000       837,483      7.5000
-------------------------------------------------------------------------------
 11/11/1996      65.23           -            837,500       834,990      7.5000
-------------------------------------------------------------------------------
  12/4/1996      72.57           -            836,250       834,598      8.1250
-------------------------------------------------------------------------------
  3/13/1996      67.22        63.66           826,000       820,103      9.5000
-------------------------------------------------------------------------------
   6/4/1996      68.26           -            825,000       819,178      9.2500
-------------------------------------------------------------------------------
   6/5/1996      74.43           -            825,000       818,704      7.5006
-------------------------------------------------------------------------------
   9/9/1996      49.53           -            825,000       817,209      8.7500
-------------------------------------------------------------------------------
  11/6/1996      76.67           -            820,000       816,565      9.2500
-------------------------------------------------------------------------------
  5/21/1996      62.39           -            820,000       811,092      9.7500
-------------------------------------------------------------------------------
  9/16/1996      69.70           -            805,000       801,536      7.7500
-------------------------------------------------------------------------------
 11/15/1996      56.97           -            800,000       797,542      8.5000
-------------------------------------------------------------------------------
 12/16/1996      67.83           -            800,000       796,994      7.5000
-------------------------------------------------------------------------------
  9/12/1996      50.56           -            800,000       796,382      7.5000
-------------------------------------------------------------------------------
  8/20/1996      41.87           -            800,000       795,554      9.5000
-------------------------------------------------------------------------------
  6/28/1996      62.09        56.08           800,000       794,802      9.2500
-------------------------------------------------------------------------------
   6/5/1996      64.39           -            791,000       785,521      9.6500
-------------------------------------------------------------------------------
  7/15/1995      60.61           -            791,000       784,838     11.7500
-------------------------------------------------------------------------------
 12/18/1996      59.79           -            780,000       777,212      7.7500
-------------------------------------------------------------------------------
 11/27/1995      55.34        52.91           760,000       752,665     10.2500
-------------------------------------------------------------------------------
 11/27/1996      69.55           -            750,000       747,636      8.3750
-------------------------------------------------------------------------------
  6/14/1996      59.57           -            750,000       744,646      9.5000
-------------------------------------------------------------------------------
  1/20/1997      74.82           -            735,000       733,269      7.2500
-------------------------------------------------------------------------------
  4/18/1996      55.32           -            725,000       719,733      7.7506
-------------------------------------------------------------------------------
  9/23/1996      59.86           -            721,000       718,305      8.4500
-------------------------------------------------------------------------------
  4/29/1996      56.53           -            700,000       695,378      9.5000
-------------------------------------------------------------------------------
  7/25/1996      59.62           -            695,500       691,560      8.4506
-------------------------------------------------------------------------------
  5/16/1996      69.73           -            695,000       690,301      9.2500
-------------------------------------------------------------------------------
  2/16/1996      52.84           -            680,000       660,547     10.4500
-------------------------------------------------------------------------------
  7/27/1996      70.30           -            657,800       653,785      9.3750
-------------------------------------------------------------------------------
 10/25/1996      56.80           -            655,500       653,196      8.7500
-------------------------------------------------------------------------------
 12/23/1996      68.22           -            650,000       648,052      7.5000
-------------------------------------------------------------------------------
   1/3/1997      70.34           -            650,000       647,170      7.5000
-------------------------------------------------------------------------------
  7/16/1996      69.52           -            651,000       646,553      9.0000
-------------------------------------------------------------------------------
   8/9/1996      64.69           -            646,750       643,650      9.7500
-------------------------------------------------------------------------------
   5/1/1996      74.47           -            637,500       633,001      9.2500
-------------------------------------------------------------------------------
 10/24/1994      57.54           -            640,000       632,971     12.0000
-------------------------------------------------------------------------------
  1/16/1997      69.84           -            628,600       627,192      7.5000
-------------------------------------------------------------------------------
  5/23/1996      69.56           -            630,000       626,041      9.7500
-------------------------------------------------------------------------------
  3/20/1997      68.01           -            612,500       612,045      7.5000
-------------------------------------------------------------------------------
 12/14/1996      72.49           -            611,250       608,953      7.5000
-------------------------------------------------------------------------------
  8/12/1996      59.54           -            609,000       604,351      9.7500
-------------------------------------------------------------------------------
  4/16/1996      69.46           -            605,500       600,853      9.5000
-------------------------------------------------------------------------------
 10/10/1996      59.86           -            600,000       598,557     10.5630
-------------------------------------------------------------------------------
  8/22/1996      59.66           -            600,000       596,565      8.9500
-------------------------------------------------------------------------------

                                     ALLANEX

-------------------------------------------------------------------------------
  6/10/1996      59.62           -            600,000       596,185      8.7500
-------------------------------------------------------------------------------
  11/7/1996      94.89           -            595,000       593,077      8.2500
-------------------------------------------------------------------------------
  8/30/1996      69.40           -            595,000       589,916      7.5000
-------------------------------------------------------------------------------
 11/21/1996      68.91           -            588,000       585,769      7.4500
-------------------------------------------------------------------------------
  12/6/1996      69.48           -            568,400       566,264      7.5000
-------------------------------------------------------------------------------
  9/18/1996      91.66           -            552,500       549,981     10.0000
-------------------------------------------------------------------------------
   3/3/1997      69.95           -            549,500       549,092      7.5000
-------------------------------------------------------------------------------
 12/24/1996      33.19           -            550,000       547,645      7.9500
-------------------------------------------------------------------------------
  7/15/1996      57.63           -            550,000       547,513     10.9500
-------------------------------------------------------------------------------
  7/18/1995      54.02           -            550,000       543,965      9.2500
-------------------------------------------------------------------------------
  9/14/1996      64.61           -            532,500       529,788      9.0000
-------------------------------------------------------------------------------
 12/16/1996      70.49           -            530,000       528,702      8.5000
-------------------------------------------------------------------------------
 12/12/1996      58.57           -            525,000       524,218      7.5000
-------------------------------------------------------------------------------
 11/26/1996      73.67           -            525,000       523,027      7.5000
-------------------------------------------------------------------------------
  6/11/1996      68.10           -            525,000       520,954      7.4506
-------------------------------------------------------------------------------
  10/1/1996      58.40           -            525,000       519,718      7.7500
-------------------------------------------------------------------------------
  8/26/1996      72.92           -            520,000       517,762      7.7500
-------------------------------------------------------------------------------
  1/10/1997      69.24           -            500,000       498,502      7.5000
-------------------------------------------------------------------------------
 12/15/1996      63.45           -            500,000       498,121      7.5000
-------------------------------------------------------------------------------
 10/29/1996      68.65           -            500,000       497,738      7.5000
-------------------------------------------------------------------------------
   4/1/1996      70.46           -            500,000       496,751      9.2500
-------------------------------------------------------------------------------
   7/3/1996      65.28           -            500,000       496,147      7.4506
-------------------------------------------------------------------------------
  12/2/1996      60.86           -            495,000       492,928      7.2500
-------------------------------------------------------------------------------
  5/21/1996      49.27           -            500,000       492,735      9.2500
-------------------------------------------------------------------------------
  1/31/1997      69.90           -            490,000       489,306      7.7500
-------------------------------------------------------------------------------
 12/19/1996      65.19           -            490,000       488,902      7.5000
-------------------------------------------------------------------------------
   8/6/1996      66.76           -            490,000       487,358      9.2500
-------------------------------------------------------------------------------
  4/25/1997      70.00           -            486,500       486,500      7.7500
-------------------------------------------------------------------------------
 10/29/1996      74.19        55.62           487,500       485,965      7.2500
-------------------------------------------------------------------------------
  11/4/1996      59.79           -            486,000       484,262      7.7500
-------------------------------------------------------------------------------
  8/29/1996      69.70           -            483,000       480,917     10.7500
-------------------------------------------------------------------------------
   1/7/1997      73.68           -            480,000       478,925      7.5000
-------------------------------------------------------------------------------
   8/6/1996      65.17           -            475,000       472,496      9.7500
-------------------------------------------------------------------------------
  8/20/1996      67.47           -            475,000       472,316      9.5000
-------------------------------------------------------------------------------
 12/13/1996      62.66           -            471,250       469,960      7.9500
-------------------------------------------------------------------------------
  7/11/1996      74.13           -            470,625       466,998      7.4506
-------------------------------------------------------------------------------
  1/10/1997      74.18           -            465,000       463,607      7.5000
-------------------------------------------------------------------------------
  11/7/1995      69.51           -            462,000       458,742      9.2500
-------------------------------------------------------------------------------
  7/13/1995      59.14           -            455,000       449,445     10.0000
-------------------------------------------------------------------------------
  9/30/1996      66.33           -            450,000       447,708      9.0000
-------------------------------------------------------------------------------
  5/16/1996      67.70           -            450,000       446,788      9.5000
-------------------------------------------------------------------------------
   9/4/1996      59.42           -            448,000       445,632      9.7500
-------------------------------------------------------------------------------
 12/30/1996      74.81           -            442,500       441,391      8.3800
-------------------------------------------------------------------------------
   7/1/1996      46.05           -            440,000       437,507      8.4506
-------------------------------------------------------------------------------
  11/4/1996      74.00           -            431,250       429,202      7.2500
-------------------------------------------------------------------------------
  3/27/1997      69.72           -            425,600       425,284      7.5000
-------------------------------------------------------------------------------
  1/21/1997     106.82           -            420,000       418,741      7.5000
-------------------------------------------------------------------------------
  8/22/1996      51.64           -            420,000       418,262     10.9500
-------------------------------------------------------------------------------
   9/5/1996      44.95           -            420,000       418,049      7.4500
-------------------------------------------------------------------------------

                                     ALLANEX

-------------------------------------------------------------------------------
   5/7/1996      57.14           -            420,000       417,149      9.7500
-------------------------------------------------------------------------------
  8/14/1996      25.89           -            425,000       414,195      8.9500
-------------------------------------------------------------------------------
 12/27/1996      74.78           -            412,500       411,264      7.5000
-------------------------------------------------------------------------------
  7/25/1996      46.74           -            409,000       406,658      8.9500
-------------------------------------------------------------------------------
 12/24/1996      69.80           -            406,000       404,843      7.7500
-------------------------------------------------------------------------------
 12/17/1996      64.89           -            403,500       402,291      7.5000
-------------------------------------------------------------------------------
  8/27/1996      71.05           -            403,500       401,445      9.0000
-------------------------------------------------------------------------------
  6/19/1996      61.63           -            412,500       400,613      8.9500
-------------------------------------------------------------------------------
 12/31/1996      45.06           -            400,000       398,801      7.5000
-------------------------------------------------------------------------------
 11/21/1996      61.34           -            400,000       398,740      7.2500
-------------------------------------------------------------------------------
 11/18/1996      37.95           -            400,000       398,497      7.5000
-------------------------------------------------------------------------------
  9/23/1996      33.20           -            400,000       398,435     10.7500
-------------------------------------------------------------------------------
  8/29/1995      52.88           -            400,000       396,608     12.0000
-------------------------------------------------------------------------------
 10/17/1994      49.43           -            400,000       395,459     12.0000
-------------------------------------------------------------------------------
   8/8/1996      69.64           -            392,000       390,003      9.0000
-------------------------------------------------------------------------------
  2/27/1995      41.03           -            394,275       389,802     12.0000
-------------------------------------------------------------------------------
 12/19/1996      64.75           -            390,000       388,522      8.0000
-------------------------------------------------------------------------------
   3/3/1997      70.45           -            387,750       387,462      7.5000
-------------------------------------------------------------------------------
   7/1/1996      59.60           -            390,000       387,423      9.5000
-------------------------------------------------------------------------------
 11/20/1996      68.48           -            381,500       380,067      7.5000
-------------------------------------------------------------------------------
  11/8/1996      72.68           -            375,000       373,591      7.5000
-------------------------------------------------------------------------------
  8/14/1996      49.75           -            375,000       373,119     10.4500
-------------------------------------------------------------------------------
  6/24/1996      64.50           -            370,000       367,665      8.9500
-------------------------------------------------------------------------------
  12/4/1996      72.53           -            367,640       366,259      7.5000
-------------------------------------------------------------------------------
  8/19/1996      66.59           -            365,000       362,910      8.9500
-------------------------------------------------------------------------------
  6/12/1996      66.85           -            363,475       361,007      9.7500
-------------------------------------------------------------------------------
  6/17/1996      74.05           -            361,500       359,144      7.7506
-------------------------------------------------------------------------------
  4/26/1996      68.03           -            360,000       357,137      8.5000
-------------------------------------------------------------------------------
 11/25/1996      74.72           -            356,250       354,911      7.5000
-------------------------------------------------------------------------------
 12/30/1996      68.05           -            354,900       353,837      7.5000
-------------------------------------------------------------------------------
 11/18/1996      71.36           -            351,000       349,681      7.5000
-------------------------------------------------------------------------------
 12/11/1996      55.41           -            350,000       349,069      9.2000
-------------------------------------------------------------------------------
 11/20/1996      63.40           -            350,000       348,685      7.5000
-------------------------------------------------------------------------------
  9/19/1996      58.09           -            350,000       348,544     10.4500
-------------------------------------------------------------------------------
  5/23/1996      56.70           -            350,000       346,453      7.7506
-------------------------------------------------------------------------------
 10/18/1996      67.95           -            346,762       345,194      7.5000
-------------------------------------------------------------------------------
  8/22/1996      69.66           -            343,000       341,338      9.2500
-------------------------------------------------------------------------------
  1/15/1997      69.42           -            340,900       340,174      7.7500
-------------------------------------------------------------------------------
  4/14/1997      63.55           -            340,000       340,000      7.5000
-------------------------------------------------------------------------------
 10/10/1996      75.30           -            340,000       338,853      8.9500
-------------------------------------------------------------------------------
 10/12/1996      74.40           -            340,000       338,537      7.7500
-------------------------------------------------------------------------------
 11/20/1996      70.95           -            338,450       336,993      7.7500
-------------------------------------------------------------------------------
 10/14/1996      73.01           -            337,500       335,864      9.2500
-------------------------------------------------------------------------------
 10/10/1996      66.38           -            336,000       331,922      9.0000
-------------------------------------------------------------------------------
 12/20/1996      63.87           -            332,500       331,504      7.5000
-------------------------------------------------------------------------------
 12/12/1996      43.23           -            325,000       324,245      8.7500
-------------------------------------------------------------------------------
  5/13/1996      64.97           -            326,137       323,543      8.5000
-------------------------------------------------------------------------------
  9/18/1996      64.69           -            325,000       323,442      9.7500
-------------------------------------------------------------------------------
 10/21/1996      69.45           -            324,500       322,958      7.2500
-------------------------------------------------------------------------------

                                     ALLANEX

-------------------------------------------------------------------------------
  4/19/1996      48.89           -            325,000       322,658      9.4500
-------------------------------------------------------------------------------
  9/18/1996      69.27           -            323,750       322,120      9.5000
-------------------------------------------------------------------------------
  11/7/1996      53.52           -            322,355       321,100      8.2500
-------------------------------------------------------------------------------
  6/28/1996      67.60           -            325,000       321,088     10.8750
-------------------------------------------------------------------------------
 11/19/1996      67.53           -            322,000       320,790      7.5000
-------------------------------------------------------------------------------
  12/2/1996      69.74           -            318,500       317,303      7.5000
-------------------------------------------------------------------------------
 10/10/1996      68.97           -            318,500       317,243      7.2500
-------------------------------------------------------------------------------
  5/15/1996      69.68           -            318,500       317,059      7.5000
-------------------------------------------------------------------------------
  5/29/1996      66.31           -            317,500       314,975      8.5000
-------------------------------------------------------------------------------
  6/10/1996      74.56           -            316,000       314,626     11.1250
-------------------------------------------------------------------------------
  11/6/1996      68.97           -            315,000       313,816      7.5000
-------------------------------------------------------------------------------
  9/29/1996      66.00           -            315,000       313,503      7.2500
-------------------------------------------------------------------------------
 11/25/1996      49.65           -            315,000       312,826      7.9500
-------------------------------------------------------------------------------
 12/12/1996      60.49           -            312,000       311,535      7.5000
-------------------------------------------------------------------------------
   1/3/1997      61.12           -            312,000       311,111      7.7500
-------------------------------------------------------------------------------
   8/9/1996      70.99           -            315,000       310,925      8.7500
-------------------------------------------------------------------------------
  10/1/1996      70.42           -            311,250       309,842      7.5000
-------------------------------------------------------------------------------
 12/11/1996      72.65           -            310,000       308,776      7.2500
-------------------------------------------------------------------------------
  5/15/1996      60.90           -            305,500       303,292      9.4500
-------------------------------------------------------------------------------
 10/20/1996      58.85           -            301,200       300,141      8.7500
-------------------------------------------------------------------------------
 12/10/1996      40.12           -            300,000       298,873      7.5000
-------------------------------------------------------------------------------
 11/15/1996      74.21           -            300,000       298,710      7.7500
-------------------------------------------------------------------------------
 11/20/1996      74.66           -            300,000       298,643      7.5000
-------------------------------------------------------------------------------
  10/8/1996      72.83           -            299,500       298,603      7.5000
-------------------------------------------------------------------------------
  6/10/1996      64.74           -            300,000       297,821      7.7506
-------------------------------------------------------------------------------
   4/8/1996      58.27           -            300,000       297,186      9.2500
-------------------------------------------------------------------------------
  8/29/1996      71.57           -            295,000       293,421      8.7500
-------------------------------------------------------------------------------
   9/6/1996      66.68           -            295,000       293,409      9.2500
-------------------------------------------------------------------------------
 11/10/1996      68.92           -            294,000       292,895      7.5000
-------------------------------------------------------------------------------
 11/19/1996      69.74           -            294,000       292,895      7.5000
-------------------------------------------------------------------------------
  12/5/1996      64.81           -            292,500       291,666      7.7500
-------------------------------------------------------------------------------
   1/7/1997      69.36           -            285,000       284,361      7.5000
-------------------------------------------------------------------------------
 10/29/1996      63.04           -            284,700       283,682      7.7500
-------------------------------------------------------------------------------
   6/3/1996      32.70           -            285,000       282,886      9.0000
-------------------------------------------------------------------------------
  6/10/1996      69.53           -            283,500       281,577      9.7500
-------------------------------------------------------------------------------
 12/14/1996      70.94           -            277,500       276,668      7.5000
-------------------------------------------------------------------------------
  11/8/1995      53.25           -            276,000       274,261     12.2500
-------------------------------------------------------------------------------
 11/26/1996      47.24           -            275,000       274,017      7.7500
-------------------------------------------------------------------------------
   8/1/1996      42.10           -            275,000       273,620     10.4500
-------------------------------------------------------------------------------
  5/27/1996      56.34           -            275,250       273,265      9.4500
-------------------------------------------------------------------------------
  3/18/1997      56.62           -            272,000       271,798      7.5000
-------------------------------------------------------------------------------
  3/29/1995      84.71           -            275,000       271,063      9.3750
-------------------------------------------------------------------------------
   9/4/1996      72.96           -            271,500       269,961      9.0000
-------------------------------------------------------------------------------
 12/12/1996      62.12           -            270,000       269,598      7.5000
-------------------------------------------------------------------------------
   1/9/1997      71.78           -            270,000       269,191      7.5000
-------------------------------------------------------------------------------
  11/5/1996      74.16           -            268,000       266,993      7.5000
-------------------------------------------------------------------------------
  9/19/1995      45.57           -            270,000       266,590      8.5000
-------------------------------------------------------------------------------
 12/13/1996      68.24           -            273,000       266,124      7.5000
-------------------------------------------------------------------------------
  6/18/1996      69.05           -            269,500       265,846     10.0000
-------------------------------------------------------------------------------

                                     ALLANEX

-------------------------------------------------------------------------------
  5/15/1996      69.70           -            266,000       264,855      7.7500
-------------------------------------------------------------------------------
  7/25/1996      49.43           -            266,000       264,477      8.9500
-------------------------------------------------------------------------------
 10/18/1996      69.74           -            262,500       261,514      7.5000
-------------------------------------------------------------------------------
  4/29/1995      59.13           -            265,000       261,337     11.7500
-------------------------------------------------------------------------------
 10/12/1996      45.39           -            264,600       261,018      7.5000
-------------------------------------------------------------------------------
   7/5/1996      74.03           -            261,000       259,104      7.7506
-------------------------------------------------------------------------------
 11/13/1996      69.70           -            259,000       257,885      7.7500
-------------------------------------------------------------------------------
  6/12/1996      61.00           -            257,950       256,199      9.7500
-------------------------------------------------------------------------------
   9/5/1996      56.80           -            258,375       255,616      7.7500
-------------------------------------------------------------------------------
   8/7/1996      67.16           -            256,500       255,194      9.0000
-------------------------------------------------------------------------------
 12/19/1995      70.58           -            255,000       254,090      7.7500
-------------------------------------------------------------------------------
  9/18/1996      66.77           -            255,000       253,715      9.5000
-------------------------------------------------------------------------------
 11/26/1996      23.46           -            275,000       252,157      7.7500
-------------------------------------------------------------------------------
  9/12/1995      56.37           -            253,600       250,858      9.7500
-------------------------------------------------------------------------------
  9/26/1996      74.64           -            251,250       250,032      9.2500
-------------------------------------------------------------------------------
  6/10/1996      72.32           -            251,250       249,494      8.8750
-------------------------------------------------------------------------------
  6/17/1996      49.69           -            250,000       248,475     10.7500
-------------------------------------------------------------------------------
  8/10/1994      67.66           -            250,000       246,947     12.5000
-------------------------------------------------------------------------------
  5/15/1996      70.48        61.96           248,500       246,695      7.7506
-------------------------------------------------------------------------------
   7/3/1996      63.17           -            248,000       246,372      8.7500
-------------------------------------------------------------------------------
  8/12/1996      72.36           -            247,500       246,029      9.2500
-------------------------------------------------------------------------------
  9/10/1996      59.26           -            247,000       245,935     10.7500
-------------------------------------------------------------------------------
  11/1/1996      49.81           -            245,000       244,084      8.4500
-------------------------------------------------------------------------------
  9/24/1996      69.66           -            245,000       243,826      9.7500
-------------------------------------------------------------------------------
   8/8/1996      69.19           -            245,000       242,151      9.5000
-------------------------------------------------------------------------------
  9/24/1996      64.31           -            243,000       241,174     10.4500
-------------------------------------------------------------------------------
  7/19/1996      64.62           -            241,800       240,402      9.7500
-------------------------------------------------------------------------------
 12/20/1996      66.47           -            240,000       239,281      7.5000
-------------------------------------------------------------------------------
  11/8/1996      71.05           -            240,000       239,098      7.5000
-------------------------------------------------------------------------------
  12/2/1996      56.93           -            240,000       239,092      7.5000
-------------------------------------------------------------------------------
  12/8/1996      72.88           -            237,750       236,870      7.7500
-------------------------------------------------------------------------------
  8/26/1996      70.44           -            237,300       235,981      9.5000
-------------------------------------------------------------------------------
   6/3/1996      73.93           -            236,250       234,356      7.2506
-------------------------------------------------------------------------------
  8/22/1996      59.75           -            234,000       233,026     10.4500
-------------------------------------------------------------------------------
 10/15/1996      58.24           -            240,000       232,941      8.4500
-------------------------------------------------------------------------------
 11/25/1996      53.79           -            232,050       231,300      8.2500
-------------------------------------------------------------------------------
 10/21/1996      69.74           -            231,000       230,132      7.5000
-------------------------------------------------------------------------------
  8/20/1996      69.68           -            231,000       229,955      7.5000
-------------------------------------------------------------------------------
 11/21/1996      59.52           -            230,000       229,136      7.5000
-------------------------------------------------------------------------------
  4/10/1997      69.82           -            229,000       229,000      7.5000
-------------------------------------------------------------------------------
 10/30/1996      65.70           -            227,680       226,650      7.5000
-------------------------------------------------------------------------------
  6/17/1996      67.54           -            227,750       226,266      7.7506
-------------------------------------------------------------------------------
   1/3/1997      71.23           -            225,400       224,725      7.5000
-------------------------------------------------------------------------------
  5/16/1996      59.58           -            225,000       223,412      9.2500
-------------------------------------------------------------------------------
   8/8/1996      69.60           -            224,000       222,730      9.0000
-------------------------------------------------------------------------------
  3/31/1995      43.23           -            225,000       222,610     11.7500
-------------------------------------------------------------------------------
  9/19/1995      37.08           -            225,000       222,477     10.2500
-------------------------------------------------------------------------------
  5/14/1996      69.50           -            224,000       222,401      9.5000
-------------------------------------------------------------------------------
  9/20/1996      64.33           -            222,950       221,934     10.0000
-------------------------------------------------------------------------------

                                     ALLANEX

-------------------------------------------------------------------------------
  5/25/1996      54.67           -            234,000       221,404      9.7500
-------------------------------------------------------------------------------
  10/9/1996      68.43           -            222,152       221,020      9.0000
-------------------------------------------------------------------------------
   1/3/1997      64.81           -            221,000       220,338      7.5000
-------------------------------------------------------------------------------
  1/13/1997      73.17           -            222,000       219,512      7.5000
-------------------------------------------------------------------------------
  7/31/1996      51.43           -            220,000       219,113     11.5000
-------------------------------------------------------------------------------
  8/21/1996      43.82           -            220,000       219,090     10.9500
-------------------------------------------------------------------------------
 10/26/1996      74.26           -            221,250       219,055      7.7500
-------------------------------------------------------------------------------
 10/24/1996      52.41           -            220,000       219,053      7.7500
-------------------------------------------------------------------------------
   8/8/1996      58.42           -            217,500       216,141      9.0000
-------------------------------------------------------------------------------
 10/18/1995      74.32           -            217,500       215,518      8.9500
-------------------------------------------------------------------------------
  11/1/1996      71.67           -            216,000       215,023      7.5000
-------------------------------------------------------------------------------
  7/19/1996      66.07           -            216,000       214,711     10.0000
-------------------------------------------------------------------------------
  12/5/1996      46.60           -            215,000       214,356      7.5000
-------------------------------------------------------------------------------
  4/23/1996      89.02           -            215,000       213,649      9.7500
-------------------------------------------------------------------------------
   1/9/1997      71.03           -            213,750       213,093      7.5000
-------------------------------------------------------------------------------
 10/23/1996      70.85           -            213,750       212,565      7.7500
-------------------------------------------------------------------------------
  10/7/1996      69.66           -            213,500       212,477      9.7500
-------------------------------------------------------------------------------
 11/25/1996      69.65           -            213,150       212,421      7.5000
-------------------------------------------------------------------------------
   8/8/1996      69.61           -            213,500       212,314      9.5000
-------------------------------------------------------------------------------
   7/8/1996      64.18           -            214,500       211,803     10.2500
-------------------------------------------------------------------------------
 12/14/1996      69.79           -            210,000       209,371      7.5000
-------------------------------------------------------------------------------
 12/11/1996      67.50           -            210,000       209,263      7.5000
-------------------------------------------------------------------------------
  12/3/1996      53.64           -            210,000       209,211      7.5000
-------------------------------------------------------------------------------
 10/23/1996      68.99           -            204,400       203,520      7.7500
-------------------------------------------------------------------------------
  6/10/1996      64.34           -            204,400       202,679      7.5006
-------------------------------------------------------------------------------
  9/25/1996      69.70           -            203,000       202,126      7.7500
-------------------------------------------------------------------------------
 10/25/1996      67.38           -            203,000       202,126      7.7500
-------------------------------------------------------------------------------
  6/21/1996      62.11           -            203,000       201,849     10.2500
-------------------------------------------------------------------------------
  11/5/1996      74.69           -            202,500       201,654      7.5000
-------------------------------------------------------------------------------
   7/8/1996      66.92           -            201,600       200,758     10.7500
-------------------------------------------------------------------------------
  9/13/1996      64.21           -            200,000       199,041      9.7500
-------------------------------------------------------------------------------
  3/22/1996      56.87           -            200,000       199,041     10.2500
-------------------------------------------------------------------------------
   8/9/1996      71.91           -            200,000       198,820      9.6250
-------------------------------------------------------------------------------
  8/17/1995      59.54           -            200,000       198,256     12.0000
-------------------------------------------------------------------------------
  8/29/1996      57.39           -            195,000       193,966      9.7500
-------------------------------------------------------------------------------
  9/26/1996      47.89           -            192,500       191,577      9.7500
-------------------------------------------------------------------------------
 10/24/1996      61.41           -            191,250       190,385      7.5000
-------------------------------------------------------------------------------
 12/20/1996      69.23           -            191,100       190,382      7.5000
-------------------------------------------------------------------------------
  7/24/1996      58.19           -            190,000       189,111     10.9500
-------------------------------------------------------------------------------
  2/12/1997      51.71           -            189,000       188,758      8.2500
-------------------------------------------------------------------------------
  6/10/1996      69.88           -            190,000       188,672      8.8750
-------------------------------------------------------------------------------
  11/5/1996      59.89           -            189,000       188,643      9.7500
-------------------------------------------------------------------------------
 10/11/1996      69.74           -            189,000       188,290      7.5000
-------------------------------------------------------------------------------
   9/7/1996      69.63           -            189,000       188,001      9.7500
-------------------------------------------------------------------------------
  8/22/1996      69.63           -            189,000       188,001      9.7500
-------------------------------------------------------------------------------
   8/8/1996      69.60           -            189,000       187,929      9.0000
-------------------------------------------------------------------------------
  12/6/1996      72.41           -            187,500       186,830      7.7500
-------------------------------------------------------------------------------
  9/18/1996      74.73           -            187,625       186,818      7.7500
-------------------------------------------------------------------------------
  12/8/1996      73.25           -            187,500       186,795      7.5000
-------------------------------------------------------------------------------

                                     ALLANEX

-------------------------------------------------------------------------------
  1/27/1997      66.21           -            185,700       185,390      8.9500
-------------------------------------------------------------------------------
   5/2/1997      75.00           -            185,250       185,250      7.5000
-------------------------------------------------------------------------------
  1/24/1997      66.02           -            185,250       184,855      7.7500
-------------------------------------------------------------------------------
  8/23/1996      64.67           -            185,250       184,319     10.0000
-------------------------------------------------------------------------------
  9/17/1996      59.44           -            185,000       184,276     10.7500
-------------------------------------------------------------------------------
   7/5/1996      58.41           -            185,000       183,985     10.0000
-------------------------------------------------------------------------------
   8/7/1996      63.75           -            185,000       183,606      9.0000
-------------------------------------------------------------------------------
  5/30/1996      62.88           -            185,000       182,347     10.5000
-------------------------------------------------------------------------------
 12/20/1996      56.66           -            182,000       181,316      7.5000
-------------------------------------------------------------------------------
   6/8/1996      55.65           -            182,000       180,856      9.7500
-------------------------------------------------------------------------------
 10/21/1996      71.69           -            180,000       179,225      7.7500
-------------------------------------------------------------------------------
  8/28/1996      57.79           -            180,000       179,146      8.7506
-------------------------------------------------------------------------------
 10/14/1996      55.12           -            180,000       179,137      9.7500
-------------------------------------------------------------------------------
  7/11/1996      61.62           -            180,500       178,684      9.5000
-------------------------------------------------------------------------------
 11/26/1996      65.00           -            178,750       178,111      7.7500
-------------------------------------------------------------------------------
 10/16/1996      74.72           -            178,500       177,829      7.5000
-------------------------------------------------------------------------------
   9/7/1996      57.17           -            178,000       177,232     10.7500
-------------------------------------------------------------------------------
  10/7/1996      69.19           -            178,000       177,137      9.2500
-------------------------------------------------------------------------------
  8/23/1996      63.19           -            188,000       176,936     10.0000
-------------------------------------------------------------------------------
  6/10/1996      73.66           -            178,125       176,792      8.9500
-------------------------------------------------------------------------------
  8/23/1996      67.98           -            177,750       176,742      9.0000
-------------------------------------------------------------------------------
  8/10/1996      64.13           -            177,500       176,365      9.2500
-------------------------------------------------------------------------------
  8/16/1996      71.86           -            177,000       176,046      9.2500
-------------------------------------------------------------------------------
  6/13/1996      59.64           -            177,000       175,948      9.2500
-------------------------------------------------------------------------------
  5/21/1996      68.55           -            176,400       175,142      9.5000
-------------------------------------------------------------------------------
 12/13/1996      72.92           -            176,250       175,003      7.7500
-------------------------------------------------------------------------------
   4/9/1997      69.95           -            175,000       174,876      7.7500
-------------------------------------------------------------------------------
  4/10/1996      52.19           -            176,250       174,842      9.7500
-------------------------------------------------------------------------------
  5/21/1996      64.65           -            175,500       174,568     10.9500
-------------------------------------------------------------------------------
  6/15/1996      53.69           -            175,000       174,489      8.7500
-------------------------------------------------------------------------------
   7/2/1996      64.58           -            175,500       174,356      7.7506
-------------------------------------------------------------------------------
  11/6/1995      64.30           -            175,500       173,601      9.7500
-------------------------------------------------------------------------------
 10/12/1995      64.07           -            175,500       172,993     10.0000
-------------------------------------------------------------------------------
 10/24/1996      58.65           -            173,250       172,731      7.5000
-------------------------------------------------------------------------------
  8/29/1996      69.66           -            172,200       171,365      9.2500
-------------------------------------------------------------------------------
 11/29/1996      74.47           -            172,500       171,276      7.7500
-------------------------------------------------------------------------------
   1/7/1997      59.91           -            171,250       170,737      7.5000
-------------------------------------------------------------------------------
  8/27/1996      69.65           -            171,500       170,636     10.0000
-------------------------------------------------------------------------------
   5/1/1997      65.38           -            170,000       170,000      7.5000
-------------------------------------------------------------------------------
  4/24/1997      70.00           -            168,000       168,000      7.5000
-------------------------------------------------------------------------------
  11/7/1996      74.66           -            168,750       167,987      7.5000
-------------------------------------------------------------------------------
 10/29/1996      69.12           -            168,000       167,273      7.7500
-------------------------------------------------------------------------------
  9/13/1996      68.88           -            168,000       166,687      9.7500
-------------------------------------------------------------------------------
   8/6/1996      58.98           -            168,000       165,138     10.5000
-------------------------------------------------------------------------------
 12/20/1996      57.77           -            165,000       164,632      8.9500
-------------------------------------------------------------------------------
  6/21/1996      75.01           -            165,000       164,277     11.5000
-------------------------------------------------------------------------------
 10/25/1996      63.00           -            164,500       163,792      7.7500
-------------------------------------------------------------------------------
  9/23/1996      54.58           -            165,000       163,743      7.7500
-------------------------------------------------------------------------------
  4/19/1996      59.52           -            165,000       163,678      9.0000
-------------------------------------------------------------------------------

                                     ALLANEX

-------------------------------------------------------------------------------
  4/16/1997      65.00           -            162,500       162,500      7.7500
-------------------------------------------------------------------------------
  8/13/1996      64.69           -            162,500       161,721      9.7500
-------------------------------------------------------------------------------
 10/16/1996      69.40           -            162,400       161,701      7.7500
-------------------------------------------------------------------------------
  1/13/1997      73.47           -            162,000       161,637      7.5000
-------------------------------------------------------------------------------
   9/4/1996      50.44           -            163,500       161,413      9.0000
-------------------------------------------------------------------------------
  5/14/1996      51.52           -            162,500       161,272      9.5000
-------------------------------------------------------------------------------
  8/30/1996      69.31           -            162,400       160,808      9.2500
-------------------------------------------------------------------------------
 10/10/1996      68.27           -            161,000       160,424      7.7500
-------------------------------------------------------------------------------
  5/29/1996      57.25           -            161,400       160,304      9.7500
-------------------------------------------------------------------------------
   1/3/1997      40.79           -            163,500       159,071      7.5000
-------------------------------------------------------------------------------
 10/23/1996      68.46           -            158,200       157,451      7.7500
-------------------------------------------------------------------------------
   8/6/1996      69.64           -            157,500       156,698      9.0000
-------------------------------------------------------------------------------
  6/28/1995      40.17           -            158,000       156,660     12.0000
-------------------------------------------------------------------------------
   5/6/1996      69.51           -            157,500       156,389      9.2500
-------------------------------------------------------------------------------
  7/19/1996      64.62           -            156,000       155,098      9.7500
-------------------------------------------------------------------------------
  1/15/1997      72.02           -            155,304       154,839      7.5000
-------------------------------------------------------------------------------
  3/22/1996      53.38           -            156,000       154,813      9.2500
-------------------------------------------------------------------------------
  9/18/1996      70.31           -            155,625       154,688      9.2500
-------------------------------------------------------------------------------
 12/13/1996      53.67           -            155,000       154,558      7.7500
-------------------------------------------------------------------------------
  8/16/1996      54.81           -            155,000       153,479      9.5000
-------------------------------------------------------------------------------
 10/22/1996      69.66           -            154,000       153,262      9.7500
-------------------------------------------------------------------------------
  8/27/1996      69.64           -            154,000       153,207     10.0000
-------------------------------------------------------------------------------
 10/30/1996      49.30           -            155,000       152,827      8.5000
-------------------------------------------------------------------------------
 11/25/1996      54.37           -            152,750       152,226      7.9500
-------------------------------------------------------------------------------
   9/3/1996      67.79           -            152,600       151,860      9.2500
-------------------------------------------------------------------------------
  9/27/1996      65.99           -            152,500       151,769      9.7500
-------------------------------------------------------------------------------
   6/6/1996      53.94           -            152,600       151,563      9.7500
-------------------------------------------------------------------------------
   1/8/1997      46.60           -            151,800       151,447      8.7500
-------------------------------------------------------------------------------
  8/28/1996      73.51           -            151,500       150,699      9.7500
-------------------------------------------------------------------------------
  8/19/1996      69.66           -            150,500       149,771      9.2500
-------------------------------------------------------------------------------
 10/15/1996      20.20        18.68           150,000       149,464      7.7500
-------------------------------------------------------------------------------
 10/17/1996      74.72           -            150,000       149,436      7.5000
-------------------------------------------------------------------------------
 10/17/1996      74.72           -            150,000       149,436      7.5000
-------------------------------------------------------------------------------
 10/14/1996      61.73           -            150,000       149,386      8.0000
-------------------------------------------------------------------------------
  1/25/1996      36.39           -            150,000       149,183     10.4500
-------------------------------------------------------------------------------
  6/11/1996      59.64           -            150,000       149,109      9.2500
-------------------------------------------------------------------------------
  4/20/1996      54.15           -            150,000       148,905      9.7500
-------------------------------------------------------------------------------
 10/15/1996      49.60           -            150,000       148,810      7.5000
-------------------------------------------------------------------------------
  8/23/1994      11.80           -            265,000       147,536     12.0000
-------------------------------------------------------------------------------
  2/10/1997      70.00           -            147,000       147,000      7.7500
-------------------------------------------------------------------------------
   1/9/1997      66.54           -            146,825       146,385      7.5000
-------------------------------------------------------------------------------
   7/8/1996      64.59           -            146,250       145,332      9.7500
-------------------------------------------------------------------------------
  6/21/1996      64.28           -            146,250       145,284      9.5000
-------------------------------------------------------------------------------
  5/14/1996      64.42           -            146,000       144,935      9.7500
-------------------------------------------------------------------------------
 11/13/1996      69.75           -            144,900       144,382      7.7500
-------------------------------------------------------------------------------
 11/20/1995      64.16           -            146,250       144,351     10.2500
-------------------------------------------------------------------------------
  5/29/1996      73.73           -            146,000       143,772      7.7506
-------------------------------------------------------------------------------
  8/26/1996      57.50           -            150,000       143,745      9.7500
-------------------------------------------------------------------------------
  9/23/1996      71.59           -            144,000       143,176      8.9500
-------------------------------------------------------------------------------

                                     ALLANEX

-------------------------------------------------------------------------------
 11/17/1996      64.80           -            143,000       142,561      8.5000
-------------------------------------------------------------------------------
  1/10/1997      59.25           -            142,500       142,196      7.7500
-------------------------------------------------------------------------------
   8/8/1994      77.40           -            145,000       140,860     10.2500
-------------------------------------------------------------------------------
   5/5/1995      58.63           -            144,000       140,704     12.2500
-------------------------------------------------------------------------------
 12/20/1996      69.74           -            140,000       139,474      7.5000
-------------------------------------------------------------------------------
  8/28/1996      56.93           -            140,000       139,473      7.5000
-------------------------------------------------------------------------------
  9/25/1996      52.62           -            140,000       139,452     10.7500
-------------------------------------------------------------------------------
  1/16/1997      63.39           -            139,750       139,452      7.7500
-------------------------------------------------------------------------------
  7/31/1996      69.56           -            140,000       139,125      9.0000
-------------------------------------------------------------------------------
  1/11/1997      71.32           -            139,500       139,082      7.5000
-------------------------------------------------------------------------------
  8/12/1996      66.84           -            140,000       139,025      7.7506
-------------------------------------------------------------------------------
  5/14/1996      64.64           -            140,000       138,979      9.7500
-------------------------------------------------------------------------------
 12/13/1996      60.33           -            139,750       138,748      7.7500
-------------------------------------------------------------------------------
  9/23/1996      48.75           -            138,000       137,482     10.9500
-------------------------------------------------------------------------------
  12/1/1996      69.75           -            136,500       136,012      7.7500
-------------------------------------------------------------------------------
   9/9/1996      67.33           -            134,000       133,317      9.0000
-------------------------------------------------------------------------------
  9/28/1995      69.21           -            133,000       131,507     10.2500
-------------------------------------------------------------------------------
   9/9/1996      64.64           -            130,000       129,283      9.7500
-------------------------------------------------------------------------------
   4/5/1996      64.56           -            130,000       129,117      9.7500
-------------------------------------------------------------------------------
  9/27/1996      59.22           -            130,000       127,322      9.7500
-------------------------------------------------------------------------------
  7/26/1996      66.46           -            127,000       126,266      9.6250
-------------------------------------------------------------------------------
  7/22/1996      69.20           -            125,300       124,552     10.0000
-------------------------------------------------------------------------------
  9/23/1996      49.77           -            125,000       124,430     10.9500
-------------------------------------------------------------------------------
   8/6/1996      48.45           -            125,000       123,547      9.6250
-------------------------------------------------------------------------------
 12/13/1996      61.76           -            123,900       123,529      7.5000
-------------------------------------------------------------------------------
  7/20/1996      56.13           -            124,250       123,493     10.0000
-------------------------------------------------------------------------------
   8/9/1996      58.64           -            125,000       123,134      9.5000
-------------------------------------------------------------------------------
  9/23/1996      72.18           -            123,300       122,702      9.2500
-------------------------------------------------------------------------------
  1/16/1997      40.90           -            125,000       122,697      8.7500
-------------------------------------------------------------------------------
   5/8/1996      69.56           -            123,200       122,426      9.7500
-------------------------------------------------------------------------------
  8/15/1996      69.47           -            122,500       121,564      9.2500
-------------------------------------------------------------------------------
  10/3/1996      58.38           -            120,250       119,674      9.7500
-------------------------------------------------------------------------------
  8/12/1996      61.26           -            120,000       119,457     10.9500
-------------------------------------------------------------------------------
  5/10/1996      55.42           -            120,000       119,157      9.5000
-------------------------------------------------------------------------------
 10/28/1996      59.32           -            120,000       118,639      7.5000
-------------------------------------------------------------------------------
  1/27/1997      69.70           -            119,000       118,494      7.7500
-------------------------------------------------------------------------------
 10/18/1996      67.88           -            118,750       118,114      8.7500
-------------------------------------------------------------------------------
   7/2/1996      60.83           -            118,800       118,012      9.5000
-------------------------------------------------------------------------------
  6/12/1996      63.51           -            118,300       117,497      9.7500
-------------------------------------------------------------------------------
  1/22/1996      68.22           -            118,300       117,343      8.9500
-------------------------------------------------------------------------------
  10/2/1995      64.35           -            117,000       115,834     10.2500
-------------------------------------------------------------------------------
  9/10/1996      69.65           -            115,500       114,918      9.5000
-------------------------------------------------------------------------------
 11/18/1996      63.66           -            115,000       114,589      7.7500
-------------------------------------------------------------------------------
  5/16/1996      63.46           -            115,000       114,228      9.5000
-------------------------------------------------------------------------------
  7/25/1994      64.07           -            113,750       112,121     12.0000
-------------------------------------------------------------------------------
  7/15/1996      67.54           -            112,000       111,437     10.0000
-------------------------------------------------------------------------------
   8/7/1996      67.00           -            114,100       110,548      9.6250
-------------------------------------------------------------------------------
  1/30/1996      59.58           -            111,000       110,215     10.8750
-------------------------------------------------------------------------------
 11/20/1996      64.76           -            110,500       110,085      7.5000
-------------------------------------------------------------------------------

                                     ALLANEX

-------------------------------------------------------------------------------
 10/13/1996      73.38           -            110,600       110,064      9.2500
-------------------------------------------------------------------------------
 12/18/1996      52.22           -            110,000       109,670      7.5000
-------------------------------------------------------------------------------
  10/7/1996      48.65           -            110,000       109,473      9.7500
-------------------------------------------------------------------------------
 12/11/1996      64.35           -            110,500       109,394      7.7500
-------------------------------------------------------------------------------
  7/24/1996      50.51           -            120,000       106,566      9.7500
-------------------------------------------------------------------------------
  6/18/1996      58.72           -            106,000       105,703      8.9500
-------------------------------------------------------------------------------
  7/19/1996      69.47           -            105,700       104,894      7.5006
-------------------------------------------------------------------------------
   1/3/1997      69.79           -            105,000       104,685      7.5000
-------------------------------------------------------------------------------
 11/25/1996      59.77           -            105,000       104,605      7.5000
-------------------------------------------------------------------------------
  4/29/1996      59.58           -            102,000       101,280      9.2500
-------------------------------------------------------------------------------
 10/18/1996      57.79           -            101,500       101,124      8.5000
-------------------------------------------------------------------------------
 11/24/1995      67.01           -            101,500       100,520     10.2500
-------------------------------------------------------------------------------
 12/13/1996      53.17           -            100,800       100,498      7.5000
-------------------------------------------------------------------------------
 12/13/1996      46.96           -            100,800       100,498      7.5000
-------------------------------------------------------------------------------
  11/6/1996      64.77           -            100,750       100,390      7.7500
-------------------------------------------------------------------------------
   5/7/1996      62.68           -            100,800         99,976     9.7500
-------------------------------------------------------------------------------
   1/3/1997      66.52           -            100,000         99,776     7.5000
-------------------------------------------------------------------------------
   1/9/1997      55.39           -            100,000         99,700     7.5000
-------------------------------------------------------------------------------
  3/25/1996      41.51           -            100,000         99,617    12.5000
-------------------------------------------------------------------------------
  9/28/1996      62.26           -            100,000         99,609    10.7500
-------------------------------------------------------------------------------
 11/29/1995      49.67           -            100,000         99,337    12.2500
-------------------------------------------------------------------------------
  3/16/1995      34.32           -            100,000         98,846    12.0000
-------------------------------------------------------------------------------
  12/5/1996      64.62           -             97,300         96,934     7.5000
-------------------------------------------------------------------------------
  9/23/1996      66.29           -             96,600         96,113     9.5000
-------------------------------------------------------------------------------
 10/18/1996      59.17           -             95,000         94,666     8.7500
-------------------------------------------------------------------------------
  10/3/1996      60.69           -             94,500         94,069    10.0000
-------------------------------------------------------------------------------
 11/25/1996      56.19           -             93,000         92,721     7.5000
-------------------------------------------------------------------------------
  6/16/1996      39.69           -             92,000         91,298     7.5006
-------------------------------------------------------------------------------
  9/10/1996      69.65           -             91,000         90,542     9.5000
-------------------------------------------------------------------------------
  12/6/1996      48.50           -             90,500         90,213     8.5000
-------------------------------------------------------------------------------
 10/24/1996      69.83           -             89,000         88,687     8.7500
-------------------------------------------------------------------------------
  9/13/1996      67.54           -             88,200         87,798    10.0000
-------------------------------------------------------------------------------
 10/15/1996      73.76           -             88,200         87,773     9.2500
-------------------------------------------------------------------------------
  9/19/1996      53.15           -             88,000         87,703     8.9500
-------------------------------------------------------------------------------
  11/8/1996      64.77           -             87,750         87,436     7.7500
-------------------------------------------------------------------------------
 12/20/1996      64.57           -             87,500         87,171     7.5000
-------------------------------------------------------------------------------
 12/15/1996      62.37           -             84,500         84,198     7.7500
-------------------------------------------------------------------------------
  5/13/1996      66.19           -             84,000         83,400     9.5000
-------------------------------------------------------------------------------
   6/8/1996      64.62           -             81,250         80,776    10.5000
-------------------------------------------------------------------------------
  9/28/1996      57.51           -             80,850         80,514    10.4500
-------------------------------------------------------------------------------
  9/30/1996      44.32           -             80,000         79,776     8.9500
-------------------------------------------------------------------------------
 11/19/1996      59.79           -             79,500         79,227     7.9500
-------------------------------------------------------------------------------
  1/17/1997      71.43           -             78,750         78,574     7.5000
-------------------------------------------------------------------------------
 12/15/1996      64.81           -             78,000         77,778     7.7500
-------------------------------------------------------------------------------
  6/17/1996      69.56           -             77,000         76,516     9.7500
-------------------------------------------------------------------------------
   9/6/1996      53.67           -             75,500         75,138     9.7500
-------------------------------------------------------------------------------
  12/9/1996      60.42           -             76,000         74,915     7.7500
-------------------------------------------------------------------------------
  8/19/1996      59.77           -             72,000         71,730    10.9500
-------------------------------------------------------------------------------
  11/5/1996      64.72           -             71,500         71,192     7.7500
-------------------------------------------------------------------------------

                                     ALLANEX

-------------------------------------------------------------------------------
  9/15/1996      59.39           -             69,000         68,299     7.7500
-------------------------------------------------------------------------------
 11/15/1995      64.15           -             65,500         64,788     9.2500
-------------------------------------------------------------------------------
   9/6/1996      45.33           -             55,000         54,401     7.7500
-------------------------------------------------------------------------------
   9/6/1996      22.67           -             37,000         36,605     7.7500
-------------------------------------------------------------------------------

                                     ALLANEX

          Remaining  Remaining     First
P&I ($)     Term    Amort Term  Payment Date   Maturity Date  NOI ($)  NOI Year
-------------------------------------------------------------------------------
26,033       349       349         8/1/1996        7/1/2026   559,596      1996
-------------------------------------------------------------------------------
18,788       352       352        11/1/1996       10/1/2026   320,702      1996
-------------------------------------------------------------------------------
15,823       349       349         8/1/1996        7/1/2026   222,164      1996
-------------------------------------------------------------------------------
13,984       357       357         4/1/1997        3/1/2027   281,514      1997
-------------------------------------------------------------------------------
16,719       353       353        12/1/1996       11/1/2026   337,700      1996
-------------------------------------------------------------------------------
15,408       351       351        10/1/1996        9/1/2026   200,911      1996
-------------------------------------------------------------------------------
15,443       353       353        12/1/1996       11/1/2026   393,200      1996
-------------------------------------------------------------------------------
13,617       355       355         2/1/1997        1/1/2027   273,653      1996
-------------------------------------------------------------------------------
11,537       355       355         2/1/1997        1/1/2027   221,308      1996
-------------------------------------------------------------------------------
13,016       351       351        10/1/1996        9/1/2026   184,290      1996
-------------------------------------------------------------------------------
12,658       353       353        12/1/1996       11/1/2026   236,982      1996
-------------------------------------------------------------------------------
12,055       353       353        12/1/1996       11/1/2026   185,538      1996
-------------------------------------------------------------------------------
11,393       350       350         9/1/1996        8/1/2026   205,005      1996
-------------------------------------------------------------------------------
10,259       356       356         3/1/1997        2/1/2027   248,421      1996
-------------------------------------------------------------------------------
11,866       330       330         1/1/1995       12/1/2024   299,151      1994
-------------------------------------------------------------------------------
10,817       354       354         1/1/1997       12/1/2026   188,364      1996
-------------------------------------------------------------------------------
 9,439       355       355         2/1/1997        1/1/2027   199,973      1996
-------------------------------------------------------------------------------
10,199       351       351        10/1/1996        9/1/2026   188,961      1996
-------------------------------------------------------------------------------
 9,300       351       351        10/1/1996        9/1/2026   199,709      1996
-------------------------------------------------------------------------------
13,731       171       171        10/1/1996        9/1/2011   264,567      1996
-------------------------------------------------------------------------------
 9,701       355       355         2/1/1997        1/1/2027   205,488      1996
-------------------------------------------------------------------------------
 9,822       353       353        12/1/1996       11/1/2026   138,290      1996
-------------------------------------------------------------------------------
 8,731       356       356         3/1/1997        2/1/2027   138,935      1997
-------------------------------------------------------------------------------
 8,763       356       356         3/1/1997        2/1/2027   157,862      1996
-------------------------------------------------------------------------------
 8,597       355       355         2/1/1997        1/1/2027   225,635      1996
-------------------------------------------------------------------------------
 8,356       351       351        10/1/1996        9/1/2026   163,192      1996
-------------------------------------------------------------------------------
 9,692       349       349         8/1/1996        7/1/2026   159,422      1996
-------------------------------------------------------------------------------
 9,378       326       326         9/1/1994        8/1/2024   198,604      1994
-------------------------------------------------------------------------------
 7,692       355       355         2/1/1997        1/1/2027   152,342      1996
-------------------------------------------------------------------------------
10,051       113       353        12/1/1996       11/1/2006   222,463      1996
-------------------------------------------------------------------------------
 8,285       355       355         2/1/1997        1/1/2027   129,414      1996
-------------------------------------------------------------------------------
 7,594       354       354         1/1/1997       12/1/2026   148,767      1996
-------------------------------------------------------------------------------
 7,576       350       350         9/1/1996        8/1/2026   178,751      1996
-------------------------------------------------------------------------------
 7,306       350       350         9/1/1996        8/1/2026   152,056      1996
-------------------------------------------------------------------------------
 8,908       352       352        11/1/1996       10/1/2026   173,667      1996
-------------------------------------------------------------------------------
 8,584       351       351        10/1/1996        9/1/2026   169,943      1996
-------------------------------------------------------------------------------
 9,074       338       338         9/1/1995        8/1/2025   169,628      1995
-------------------------------------------------------------------------------
10,284       331       331         2/1/1995        1/1/2025   151,581      1994
-------------------------------------------------------------------------------
 8,895       172       292        11/1/1996       10/1/2011   370,039      1996
-------------------------------------------------------------------------------
 7,970       354       354         1/1/1997       12/1/2026   208,308      1996
-------------------------------------------------------------------------------
 7,021       356       356         3/1/1997        2/1/2027   183,352      1997
-------------------------------------------------------------------------------
 7,825       342       342         1/1/1996       12/1/2025   136,459      1995
-------------------------------------------------------------------------------
 6,842       355       355         2/1/1997        1/1/2027   160,244      1996
-------------------------------------------------------------------------------
 7,214       351       351        10/1/1996        9/1/2026   104,436      1996
-------------------------------------------------------------------------------
 8,405       109       349         8/1/1996        7/1/2006   129,104      1996
-------------------------------------------------------------------------------
 7,512       352       352        11/1/1996       10/1/2026   135,058      1996
-------------------------------------------------------------------------------

                                     ALLANEX

-------------------------------------------------------------------------------
 7,271       352       352        11/1/1996       10/1/2026   118,908      1996
-------------------------------------------------------------------------------
 6,293       355       355         2/1/1997        1/1/2027   133,272      1996
-------------------------------------------------------------------------------
 6,682       351       351        10/1/1996        9/1/2026   136,652      1996
-------------------------------------------------------------------------------
 5,984       354       354         1/1/1997       12/1/2026   125,196      1996
-------------------------------------------------------------------------------
 6,993       357       357         4/1/1997        3/1/2027   162,094      1996
-------------------------------------------------------------------------------
 5,873       356       356         3/1/1997        2/1/2027   100,104      1997
-------------------------------------------------------------------------------
 5,856       356       356         3/1/1997        2/1/2027   115,693      1996
-------------------------------------------------------------------------------
 6,209       357       357         4/1/1997        3/1/2027   140,433      1997
-------------------------------------------------------------------------------
 6,935        73       349         8/1/1996        7/1/2003   133,290      1996
-------------------------------------------------------------------------------
 6,779       349       349         8/1/1996        7/1/2026   115,241      1996
-------------------------------------------------------------------------------
 5,769       350       350         9/1/1996        8/1/2026   102,298      1996
-------------------------------------------------------------------------------
 7,291       234       234         1/1/1997       12/1/2016   159,152      1996
-------------------------------------------------------------------------------
 6,746       356       356         3/1/1997        2/1/2027   115,038      1996
-------------------------------------------------------------------------------
 7,294       289       289         8/1/1996        7/1/2021   113,287      1996
-------------------------------------------------------------------------------
 5,767       354       354         1/1/1997       12/1/2026   106,683      1996
-------------------------------------------------------------------------------
 6,151       355       355         2/1/1997        1/1/2027   119,869      1996
-------------------------------------------------------------------------------
 5,594       355       355         2/1/1997        1/1/2027   113,733      1996
-------------------------------------------------------------------------------
 5,594       354       354         1/1/1997       12/1/2026   139,987      1996
-------------------------------------------------------------------------------
 6,717       352       352        11/1/1996       10/1/2026   184,697      1996
-------------------------------------------------------------------------------
 6,574       110       350         9/1/1996        8/1/2006   117,587      1996
-------------------------------------------------------------------------------
 6,728       349       349         8/1/1996        7/1/2026   105,156      1996
-------------------------------------------------------------------------------
 7,969       342       342         1/1/1996       12/1/2025   129,893      1995
-------------------------------------------------------------------------------
 5,588       355       355         2/1/1997        1/1/2027   168,954      1996
-------------------------------------------------------------------------------
 6,797        67       343         2/1/1996        1/1/2003   134,771      1995
-------------------------------------------------------------------------------
 5,701       355       355         2/1/1997        1/1/2027    87,339      1996
-------------------------------------------------------------------------------
 6,297       349       349         8/1/1996        7/1/2026   110,143      1996
-------------------------------------------------------------------------------
 5,014       357       357         4/1/1997        3/1/2027    86,306      1997
-------------------------------------------------------------------------------
 5,194       350       350         9/1/1996        8/1/2026   141,836      1996
-------------------------------------------------------------------------------
 5,518       354       354         1/1/1997       12/1/2026   116,859      1996
-------------------------------------------------------------------------------
 5,877       350       350         9/1/1996        8/1/2026   103,486      1996
-------------------------------------------------------------------------------
 5,323       351       351        10/1/1996        9/1/2026   133,178      1996
-------------------------------------------------------------------------------
 5,710       350       350         9/1/1996        8/1/2026    85,584      1996
-------------------------------------------------------------------------------
 7,480       169       169         8/1/1996        7/1/2011    96,012      1996
-------------------------------------------------------------------------------
 5,463       351       351        10/1/1996        9/1/2026    89,872      1996
-------------------------------------------------------------------------------
 5,157       354       354         1/1/1997       12/1/2026    90,528      1996
-------------------------------------------------------------------------------
 4,545       356       356         3/1/1997        2/1/2027    77,944      1997
-------------------------------------------------------------------------------
 4,545       357       357         4/1/1997        3/1/2027    88,422      1997
-------------------------------------------------------------------------------
 5,232       350       350         9/1/1996        8/1/2026    92,955      1996
-------------------------------------------------------------------------------
 5,549       353       353        12/1/1996       11/1/2026   114,691      1996
-------------------------------------------------------------------------------
 5,239       349       349         8/1/1996        7/1/2026    79,150      1996
-------------------------------------------------------------------------------
 6,564       335       335         6/1/1995        5/1/2025   117,836      1995
-------------------------------------------------------------------------------
 4,395       357       357         4/1/1997        3/1/2027    92,346      1997
-------------------------------------------------------------------------------
 5,405       350       350         9/1/1996        8/1/2026   106,451      1996
-------------------------------------------------------------------------------
 4,283       359       359         6/1/1997        5/1/2027    77,750      1997
-------------------------------------------------------------------------------
 4,274       355       355         2/1/1997        1/1/2027    79,008      1996
-------------------------------------------------------------------------------
 5,215       352       352        11/1/1996       10/1/2026    91,448      1996
-------------------------------------------------------------------------------
 5,084       348       348         7/1/1996        6/1/2026    75,549      1996
-------------------------------------------------------------------------------
 5,517       354       354         1/1/1997       12/1/2026    92,150      1996
-------------------------------------------------------------------------------
 4,800       352       352        11/1/1996       10/1/2026   100,308      1996
-------------------------------------------------------------------------------

                                     ALLANEX

-------------------------------------------------------------------------------
 4,715       351       351        10/1/1996        9/1/2026    69,871      1996
-------------------------------------------------------------------------------
 4,470       355       355         2/1/1997        1/1/2027    43,625      1996
-------------------------------------------------------------------------------
 4,160       354       354         1/1/1997       12/1/2026    74,924      1996
-------------------------------------------------------------------------------
 4,091       355       355         2/1/1997        1/1/2027    76,044      1996
-------------------------------------------------------------------------------
 3,974       355       355         2/1/1997        1/1/2027    99,954      1996
-------------------------------------------------------------------------------
 4,842       353       353        12/1/1996       11/1/2026   115,065      1996
-------------------------------------------------------------------------------
 3,842       359       359         6/1/1997        5/1/2027   104,725      1997
-------------------------------------------------------------------------------
 4,227       296       296         3/1/1997        2/1/2022   147,602      1997
-------------------------------------------------------------------------------
 5,211       351       351        10/1/1996        9/1/2026   117,870      1996
-------------------------------------------------------------------------------
 4,517       343       343         2/1/1996        1/1/2026    84,040      1995
-------------------------------------------------------------------------------
 4,280       353       353        12/1/1996       11/1/2026    78,971      1996
-------------------------------------------------------------------------------
 4,075       356       356         3/1/1997        2/1/2027    57,148      1997
-------------------------------------------------------------------------------
 3,671       358       358         5/1/1997        4/1/2027    79,664      1997
-------------------------------------------------------------------------------
 3,671       355       355         2/1/1997        1/1/2027   100,230      1996
-------------------------------------------------------------------------------
 3,653       350       350         9/1/1996        8/1/2026    75,622      1996
-------------------------------------------------------------------------------
 3,761       356       356         3/1/1997        2/1/2027    78,032      1997
-------------------------------------------------------------------------------
 3,725       354       354         1/1/1997       12/1/2026    77,340      1996
-------------------------------------------------------------------------------
 3,496       356       356         3/1/1997        2/1/2027    69,910      1997
-------------------------------------------------------------------------------
 3,496       355       355         2/1/1997        1/1/2027    70,387      1996
-------------------------------------------------------------------------------
 3,496       354       354         1/1/1997       12/1/2026    74,232      1996
-------------------------------------------------------------------------------
 4,109       350       350         9/1/1996        8/1/2026    80,052      1996
-------------------------------------------------------------------------------
 3,479       350       350         9/1/1996        8/1/2026    61,433      1996
-------------------------------------------------------------------------------
 3,377       355       355         2/1/1997        1/1/2027    59,017      1996
-------------------------------------------------------------------------------
 4,092       350       350         9/1/1996        8/1/2026    61,633      1996
-------------------------------------------------------------------------------
 3,510       358       358         5/1/1997        4/1/2027    93,119      1997
-------------------------------------------------------------------------------
 3,426       357       357         4/1/1997        3/1/2027    85,408      1997
-------------------------------------------------------------------------------
 4,027       352       352        11/1/1996       10/1/2026    67,256      1996
-------------------------------------------------------------------------------
 3,485       360       360         7/1/1997        6/1/2027    85,595      1997
-------------------------------------------------------------------------------
 3,326       176       356         3/1/1997        2/1/2012    60,741      1997
-------------------------------------------------------------------------------
 3,482       355       355         2/1/1997        1/1/2027    86,107      1996
-------------------------------------------------------------------------------
 4,503       352       352        11/1/1996       10/1/2026    64,381      1996
-------------------------------------------------------------------------------
 3,356       357       357         4/1/1997        3/1/2027    60,336      1997
-------------------------------------------------------------------------------
 4,075       352       352        11/1/1996       10/1/2026    80,107      1996
-------------------------------------------------------------------------------
 3,990       351       351        10/1/1996        9/1/2026    55,424      1996
-------------------------------------------------------------------------------
 3,441       356       356         3/1/1997        2/1/2027    99,657      1996
-------------------------------------------------------------------------------
 3,275       350       350         9/1/1996        8/1/2026    57,242      1996
-------------------------------------------------------------------------------
 3,251       356       356         3/1/1997        2/1/2027    64,320      1997
-------------------------------------------------------------------------------
 3,796       349       349         8/1/1996        7/1/2026    69,154      1995
-------------------------------------------------------------------------------
 3,984       339       339        10/1/1995        9/1/2025    81,086      1995
-------------------------------------------------------------------------------
 3,617       353       353        12/1/1996       11/1/2026    61,256      1996
-------------------------------------------------------------------------------
 3,778       349       349         8/1/1996        7/1/2026    66,275      1996
-------------------------------------------------------------------------------
 3,843       352       352        11/1/1996       10/1/2026    60,300      1996
-------------------------------------------------------------------------------
 3,365       356       356         3/1/1997        2/1/2027    64,786      1997
-------------------------------------------------------------------------------
 3,368       351       351        10/1/1996        9/1/2026   109,270      1996
-------------------------------------------------------------------------------
 2,942       354       354         1/1/1997       12/1/2026    54,314      1996
-------------------------------------------------------------------------------
 2,976       359       359         6/1/1997        5/1/2027    57,550      1997
-------------------------------------------------------------------------------
 2,937       356       356         3/1/1997        2/1/2027    50,827      1997
-------------------------------------------------------------------------------
 3,979       352       352        11/1/1996       10/1/2026    84,566      1996
-------------------------------------------------------------------------------
 2,922       354       354         1/1/1997       12/1/2026    86,225      1996
-------------------------------------------------------------------------------

                                     ALLANEX

-------------------------------------------------------------------------------
 3,603       349       349         8/1/1996        7/1/2026    64,800      1996
-------------------------------------------------------------------------------
 3,351       351       351        10/1/1996        9/1/2026    53,855      1996
-------------------------------------------------------------------------------
 2,884       356       356         3/1/1997        2/1/2027    53,211      1997
-------------------------------------------------------------------------------
 3,272       351       351        10/5/1996        9/5/2026    69,624      1996
-------------------------------------------------------------------------------
 2,909       356       356         3/1/1997        2/1/2027    40,151      1997
-------------------------------------------------------------------------------
 2,821       356       356         3/1/1997        2/1/2027    59,645      1996
-------------------------------------------------------------------------------
 3,243       353       353        12/1/1996       11/1/2026    58,592      1996
-------------------------------------------------------------------------------
 3,662       230       230         9/1/1996        8/1/2016    58,561      1996
-------------------------------------------------------------------------------
 2,797       356       356         3/1/1997        2/1/2027    46,040      1997
-------------------------------------------------------------------------------
 2,729       356       356         3/1/1997        2/1/2027    56,383      1996
-------------------------------------------------------------------------------
 2,797       355       355         2/1/1997        1/1/2027    66,776      1996
-------------------------------------------------------------------------------
 3,729       353       353        12/1/1996       11/1/2026   114,532      1996
-------------------------------------------------------------------------------
 4,105       340       340        11/1/1995       10/1/2025    75,109      1995
-------------------------------------------------------------------------------
 4,102       334       334         5/1/1995        4/1/2025    85,778      1995
-------------------------------------------------------------------------------
 3,150       353       353        12/1/1996       11/1/2026    54,974      1996
-------------------------------------------------------------------------------
 4,044       334       334         5/1/1995        4/1/2025    93,822      1995
-------------------------------------------------------------------------------
 2,862       356       356         3/1/1997        2/1/2027    59,007      1997
-------------------------------------------------------------------------------
 2,711       359       359         6/1/1997        5/1/2027    74,314      1997
-------------------------------------------------------------------------------
 3,274       350       350         9/1/1996        8/1/2026    38,596      1996
-------------------------------------------------------------------------------
 2,668       355       355         2/1/1997        1/1/2027    50,353      1996
-------------------------------------------------------------------------------
 2,622       355       355         2/1/1997        1/1/2027    92,937      1996
-------------------------------------------------------------------------------
 3,412       351       351        10/1/1996        9/1/2026    78,660      1996
-------------------------------------------------------------------------------
 2,960       351       351        10/1/1996        9/1/2026    61,447      1996
-------------------------------------------------------------------------------
 2,571       355       355         2/1/1997        1/1/2027    27,432      1996
-------------------------------------------------------------------------------
 2,920       352       352        11/1/1996       10/1/2026    46,893      1996
-------------------------------------------------------------------------------
 3,118       349       349         8/1/1996        7/1/2026    84,146      1996
-------------------------------------------------------------------------------
 2,590       351       351        10/1/1996        9/1/2026    55,613      1996
-------------------------------------------------------------------------------
 2,765       349       349         8/1/1996        7/1/2026    40,500      1996
-------------------------------------------------------------------------------
 2,491       355       355         2/1/1997        1/1/2027    45,713      1996
-------------------------------------------------------------------------------
 2,482       356       356         3/1/1997        2/1/2027    55,114      1997
-------------------------------------------------------------------------------
 2,454       355       355         2/1/1997        1/1/2027    53,313      1996
-------------------------------------------------------------------------------
 2,867       355       355         2/1/1997        1/1/2027    48,927      1996
-------------------------------------------------------------------------------
 2,447       355       355         2/1/1997        1/1/2027    59,079      1996
-------------------------------------------------------------------------------
 3,184       353       353        12/1/1996       11/1/2026    53,945      1996
-------------------------------------------------------------------------------
 2,500       350       350         9/1/1996        8/1/2026    65,453      1996
-------------------------------------------------------------------------------
 2,425       354       354         1/1/1997       12/1/2026    50,142      1996
-------------------------------------------------------------------------------
 2,819       353       353        12/1/1996       11/1/2026    46,142      1996
-------------------------------------------------------------------------------
 2,442       357       357         4/1/1997        3/1/2027    43,717      1997
-------------------------------------------------------------------------------
 2,377       360       360         7/1/1997        6/1/2027    52,257      1997
-------------------------------------------------------------------------------
 2,724       354       354         1/1/1997       12/1/2026    52,914      1996
-------------------------------------------------------------------------------
 2,436       354       354         1/1/1997       12/1/2026    45,575      1996
-------------------------------------------------------------------------------
 2,425       354       354         1/1/1997       12/1/2026    52,503      1996
-------------------------------------------------------------------------------
 2,773       353       353        12/1/1996       11/1/2026    44,535      1996
-------------------------------------------------------------------------------
 2,700       353       353        12/1/1996       11/1/2026    57,379      1996
-------------------------------------------------------------------------------
 2,325       356       356         3/1/1997        2/1/2027    77,846      1997
-------------------------------------------------------------------------------
 2,557       356       356         3/1/1997        2/1/2027    50,308      1996
-------------------------------------------------------------------------------
 2,505       349       349         8/1/1996        7/1/2026    36,479      1996
-------------------------------------------------------------------------------
 2,788       353       353        12/1/1996       11/1/2026    55,541      1996
-------------------------------------------------------------------------------
 2,214       354       354         1/1/1997       12/1/2026    40,239      1996
-------------------------------------------------------------------------------

                                     ALLANEX

-------------------------------------------------------------------------------
 2,717       349       349         8/1/1996        7/1/2026    67,224      1996
-------------------------------------------------------------------------------
 2,718       353       353        12/1/1996       11/1/2026    39,792      1996
-------------------------------------------------------------------------------
 2,422       354       354         1/1/1997       12/1/2026    91,174      1996
-------------------------------------------------------------------------------
 3,323       231       231        10/1/1996        9/1/2016    44,565      1996
-------------------------------------------------------------------------------
 2,251       355       355         2/1/1997        1/1/2027    57,664      1996
-------------------------------------------------------------------------------
 2,227       355       355         2/1/1997        1/1/2027    42,648      1996
-------------------------------------------------------------------------------
 2,173       355       355         2/1/1997        1/1/2027    38,114      1996
-------------------------------------------------------------------------------
 2,227       354       354         1/1/1997       12/1/2026    38,667      1996
-------------------------------------------------------------------------------
 2,439       349       349         8/1/1996        7/1/2026    37,344      1996
-------------------------------------------------------------------------------
 3,036       351       351        10/1/1996        9/1/2026    54,181      1996
-------------------------------------------------------------------------------
 2,203       355       355         2/1/1997        1/1/2027    41,105      1996
-------------------------------------------------------------------------------
 2,149       354       354         1/1/1997       12/1/2026    41,832      1996
-------------------------------------------------------------------------------
 2,625       236       236         3/1/1997        2/1/2017    55,488      1997
-------------------------------------------------------------------------------
 2,182       358       358         5/1/1997        4/1/2027    38,145      1997
-------------------------------------------------------------------------------
 2,235       356       356         3/1/1997        2/1/2027    52,897      1997
-------------------------------------------------------------------------------
 2,458       352       352        11/1/1996       10/1/2026    33,705      1996
-------------------------------------------------------------------------------
 2,176       354       354         1/1/1997       12/1/2026    51,895      1996
-------------------------------------------------------------------------------
 2,115       355       355         2/1/1997        1/1/2027    35,802      1996
-------------------------------------------------------------------------------
 2,554       349       349         8/1/1996        7/1/2026    54,720      1996
-------------------------------------------------------------------------------
 2,370       354       354         1/1/1997       12/1/2026    45,826      1996
-------------------------------------------------------------------------------
 2,098       355       355         2/1/1997        1/1/2027    64,209      1996
-------------------------------------------------------------------------------
 2,149       354       354         1/1/1997       12/1/2026    42,030      1996
-------------------------------------------------------------------------------
 2,098       354       354         1/1/1997       12/1/2026    51,421      1996
-------------------------------------------------------------------------------
 2,094       356       356         3/1/1997        2/1/2027    36,403      1996
-------------------------------------------------------------------------------
 2,149       350       350         9/1/1996        8/1/2026    46,016      1996
-------------------------------------------------------------------------------
 2,565       291       291        10/1/1996        9/1/2021    41,955      1996
-------------------------------------------------------------------------------
 2,318       353       353        12/1/1996       11/1/2026    34,687      1996
-------------------------------------------------------------------------------
 2,424       352       352        11/1/1996       10/1/2026    36,318      1996
-------------------------------------------------------------------------------
 2,056       355       355         2/1/1997        1/1/2027    63,462      1996
-------------------------------------------------------------------------------
 2,056       355       355         2/1/1997        1/1/2027    59,337      1996
-------------------------------------------------------------------------------
 2,096       356       356         3/1/1997        2/1/2027    57,830      1996
-------------------------------------------------------------------------------
 1,993       357       357         4/1/1997        3/1/2027    40,312      1997
-------------------------------------------------------------------------------
 2,040       355       355         2/1/1997        1/1/2027    48,184      1996
-------------------------------------------------------------------------------
 2,290       349       349         8/1/1996        7/1/2026    85,846      1996
-------------------------------------------------------------------------------
 2,432       349       349         8/1/1996        7/1/2026    53,483      1996
-------------------------------------------------------------------------------
 1,940       356       356         3/1/1997        2/1/2027    41,451      1996
-------------------------------------------------------------------------------
 2,887       344       344         3/1/1996        2/1/2026    48,694      1995
-------------------------------------------------------------------------------
 1,970       355       355         2/1/1997        1/1/2027    63,317      1996
-------------------------------------------------------------------------------
 2,502       351       351        10/1/1996        9/1/2026    59,399      1996
-------------------------------------------------------------------------------
 2,301       349       349         8/1/1996        7/1/2026    53,337      1996
-------------------------------------------------------------------------------
 1,902       359       359         6/1/1997        5/1/2027    30,587      1997
-------------------------------------------------------------------------------
 2,285       336       336         7/1/1995        6/1/2025    36,690      1995
-------------------------------------------------------------------------------
 2,182       352       352        11/1/1996       10/1/2026    33,853      1996
-------------------------------------------------------------------------------
 1,888       358       358         5/1/1997        4/1/2027    32,196      1997
-------------------------------------------------------------------------------
 1,888       356       356         3/1/1997        2/1/2027    48,644      1997
-------------------------------------------------------------------------------
 1,874       355       355         2/1/1997        1/1/2027    30,638      1996
-------------------------------------------------------------------------------
 2,074       342       342         1/1/1996       12/1/2025    41,192      1995
-------------------------------------------------------------------------------
 1,909       355       355         2/1/1997        1/1/2027    45,944      1996
-------------------------------------------------------------------------------
 2,362       350       350         9/1/1996        8/1/2026    51,113      1996
-------------------------------------------------------------------------------

                                     ALLANEX

-------------------------------------------------------------------------------
 1,906       354       354         1/1/1997       12/1/2026    32,101      1996
-------------------------------------------------------------------------------
 2,128       351       351        10/5/1996        9/5/2026    44,152      1996
-------------------------------------------------------------------------------
 1,835       355       355         2/1/1997        1/1/2027    43,490      1996
-------------------------------------------------------------------------------
 2,658       338       338         9/1/1995        8/1/2025    41,664      1995
-------------------------------------------------------------------------------
 1,850       354       354         1/1/1997       12/1/2026    58,351      1996
-------------------------------------------------------------------------------
 1,870       350       350         9/1/1996        8/1/2026    33,258      1996
-------------------------------------------------------------------------------
 1,856       354       354         1/1/1997       12/1/2026    36,932      1996
-------------------------------------------------------------------------------
 2,213       349       349         8/1/1996        7/1/2026    58,697      1996
-------------------------------------------------------------------------------
 2,121       234       234         1/1/1997       12/1/2016    44,214      1996
-------------------------------------------------------------------------------
 2,061       353       353        12/1/1996       11/1/2026    40,677      1996
-------------------------------------------------------------------------------
 1,827       355       355         2/1/1997        1/1/2027    36,119      1996
-------------------------------------------------------------------------------
 2,141       353       353        12/1/1996       11/1/2026    44,732      1996
-------------------------------------------------------------------------------
 1,970       355       355         2/1/1997        1/1/2027    90,847      1996
-------------------------------------------------------------------------------
 2,175       342       342         1/1/1996       12/1/2025    39,605      1995
-------------------------------------------------------------------------------
 2,065       353       353        12/1/1996       11/1/2026    34,790      1996
-------------------------------------------------------------------------------
 1,997       350       350         9/1/1996        8/1/2026    31,763      1996
-------------------------------------------------------------------------------
 2,331       349       349         8/1/1996        7/1/2026    89,572      1996
-------------------------------------------------------------------------------
 2,661       328       328        11/1/1994       10/1/2024    37,287      1994
-------------------------------------------------------------------------------
 1,780       110       350         9/1/1996        8/1/2006    34,405      1996
-------------------------------------------------------------------------------
 1,949       351       351        10/1/1996        9/1/2026    29,218      1996
-------------------------------------------------------------------------------
 2,034       351       351        10/1/1996        9/1/2026    29,827      1996
-------------------------------------------------------------------------------
 2,303       352       352        11/1/1996       10/1/2026    40,126      1996
-------------------------------------------------------------------------------
 1,875       354       354         1/1/1997       12/1/2026    38,998      1996
-------------------------------------------------------------------------------
 2,102       353       353        12/1/1996       11/1/2026    34,137      1996
-------------------------------------------------------------------------------
 2,055       351       351        10/1/1996        9/1/2026    41,528      1996
-------------------------------------------------------------------------------
 2,205       353       353        12/1/1996       11/1/2026    49,249      1996
-------------------------------------------------------------------------------
 2,074       351       351        10/1/1996        9/1/2026    50,521      1996
-------------------------------------------------------------------------------
 1,678       356       356         3/1/1997        2/1/2027    32,407      1997
-------------------------------------------------------------------------------
 1,678       355       355         2/1/1997        1/1/2027    57,142      1996
-------------------------------------------------------------------------------
 1,678       355       355         2/1/1997        1/1/2027    36,141      1996
-------------------------------------------------------------------------------
 1,703       356       356         3/1/1997        2/1/2027    37,578      1997
-------------------------------------------------------------------------------
 1,992       352       352        11/1/1996       10/1/2026    29,961      1996
-------------------------------------------------------------------------------
 1,612       350       350         9/1/1996        8/1/2026    30,747      1996
-------------------------------------------------------------------------------
 2,129       353       353        12/1/1996       11/1/2026    42,233      1996
-------------------------------------------------------------------------------
 1,837       354       354         1/1/1997       12/1/2026    40,530      1996
-------------------------------------------------------------------------------
 1,743       355       355         2/1/1997        1/1/2027    43,610      1996
-------------------------------------------------------------------------------
 1,615       355       355         2/1/1997        1/1/2027    31,465      1996
-------------------------------------------------------------------------------
 1,615       354       354         1/1/1997       12/1/2026    28,841      1996
-------------------------------------------------------------------------------
 1,608       355       355         2/1/1997        1/1/2027    31,834      1996
-------------------------------------------------------------------------------
 1,601       360       360         7/1/1997        6/1/2027    40,780      1997
-------------------------------------------------------------------------------
 1,592       354       354         1/1/1997       12/1/2026    27,120      1996
-------------------------------------------------------------------------------
 1,632       351       351        10/1/1996        9/1/2026    36,835      1996
-------------------------------------------------------------------------------
 1,576       356       356         3/1/1997        2/1/2027    32,896      1997
-------------------------------------------------------------------------------
 1,849       349       349         8/1/1996        7/1/2026    33,763      1996
-------------------------------------------------------------------------------
 1,800       352       352        11/1/1996       10/1/2026    29,048      1996
-------------------------------------------------------------------------------
 2,265       336       336         7/1/1995        6/1/2025    48,726      1995
-------------------------------------------------------------------------------
 2,011       341       341        12/1/1995       11/1/2025    46,093      1995
-------------------------------------------------------------------------------
 1,881       349       349         8/1/1996        7/1/2026    35,248      1996
-------------------------------------------------------------------------------
 1,954       353       353        12/1/1996       11/1/2026    37,781      1996
-------------------------------------------------------------------------------

                                     ALLANEX

-------------------------------------------------------------------------------
 1,955       348       348         7/1/1996        6/1/2026    34,322      1996
-------------------------------------------------------------------------------
 1,785       353       353        12/1/1996       11/1/2026    30,595      1996
-------------------------------------------------------------------------------
 1,545       356       356         3/1/1997        2/1/2027    30,954      1997
-------------------------------------------------------------------------------
 1,552       356       356         3/1/1997        2/1/2027    30,024      1997
-------------------------------------------------------------------------------
 2,176       351       351        10/1/1996        9/1/2026    47,913      1996
-------------------------------------------------------------------------------
 2,084       352       352        11/1/1996       10/1/2026    46,672      1996
-------------------------------------------------------------------------------
 1,585       354       354         1/1/1997       12/1/2026    30,638      1996
-------------------------------------------------------------------------------
 1,576       354       354         1/1/1997       12/1/2026    35,430      1996
-------------------------------------------------------------------------------
 1,748       351       351        10/1/1996        9/1/2026    34,218      1996
-------------------------------------------------------------------------------
 1,738       349       349         8/1/1996        7/1/2026    25,685      1996
-------------------------------------------------------------------------------
 1,510       354       354         1/1/1997       12/1/2026    27,199      1996
-------------------------------------------------------------------------------
 1,893       350       350         9/1/1996        8/1/2026    31,995      1996
-------------------------------------------------------------------------------
 1,503       356       356         3/1/1997        2/1/2027    38,059      1996
-------------------------------------------------------------------------------
 1,845       350       350         9/1/1996        8/1/2026    22,670      1996
-------------------------------------------------------------------------------
 1,495       356       356         3/1/1997        2/1/2027    27,265      1997
-------------------------------------------------------------------------------
 1,615       295       295         2/1/1997        1/1/2022    28,630      1996
-------------------------------------------------------------------------------
 1,832       353       353        12/1/1996       11/1/2026    30,914      1996
-------------------------------------------------------------------------------
 1,490       356       356         3/1/1997        2/1/2027    28,316      1996
-------------------------------------------------------------------------------
 1,792       352       352        11/1/1996       10/1/2026    27,803      1996
-------------------------------------------------------------------------------
 1,915       350       350         9/1/1996        8/1/2026    42,382      1996
-------------------------------------------------------------------------------
 1,468       356       356         3/1/1997        2/1/2027    35,470      1996
-------------------------------------------------------------------------------
 1,468       356       356         3/1/1997        2/1/2027    25,475      1997
-------------------------------------------------------------------------------
 1,468       355       355         2/1/1997        1/1/2027    35,871      1996
-------------------------------------------------------------------------------
 1,464       354       354         1/1/1997       12/1/2026    24,287      1996
-------------------------------------------------------------------------------
 1,429       349       349         8/1/1996        7/1/2026    27,700      1996
-------------------------------------------------------------------------------
 1,454       354       354         1/1/1997       12/1/2026    28,063      1996
-------------------------------------------------------------------------------
 1,454       354       354         1/1/1997       12/1/2026    31,363      1996
-------------------------------------------------------------------------------
 1,817       350       350         9/1/1996        8/1/2026    33,102      1996
-------------------------------------------------------------------------------
 1,416       355       355         2/1/1997        1/1/2027    29,858      1996
-------------------------------------------------------------------------------
 1,880       350       350         9/1/1996        8/1/2026    35,600      1996
-------------------------------------------------------------------------------
 1,716       353       353        12/1/1996       11/1/2026    31,028      1996
-------------------------------------------------------------------------------
 1,791       350       350         9/1/1996        8/1/2026    35,609      1996
-------------------------------------------------------------------------------
 1,698       351       351        10/1/1996        9/1/2026    25,532      1996
-------------------------------------------------------------------------------
 2,052       340       340        11/1/1995       10/1/2025    31,564      1995
-------------------------------------------------------------------------------
 1,673       352       352        11/1/1996       10/1/2026    36,805      1996
-------------------------------------------------------------------------------
 1,651       353       353        12/1/1996       11/1/2026    43,613      1996
-------------------------------------------------------------------------------
 1,337       354       354         1/1/1997       12/1/2026    29,247      1996
-------------------------------------------------------------------------------
 1,336       355       355         2/1/1997        1/1/2027    29,197      1996
-------------------------------------------------------------------------------
 1,799       352       352        11/1/1996       10/1/2026    30,321      1996
-------------------------------------------------------------------------------
 1,420       358       358         5/1/1997        4/1/2027    26,603      1997
-------------------------------------------------------------------------------
 1,510       350       350         9/1/1996        8/1/2026    23,103      1996
-------------------------------------------------------------------------------
 1,624       356       356         3/1/1997        2/1/2027    30,321      1996
-------------------------------------------------------------------------------
 1,322       355       355         2/1/1997        1/1/2027    22,173      1996
-------------------------------------------------------------------------------
 1,621       352       352        11/1/1996       10/1/2026    31,980      1996
-------------------------------------------------------------------------------
 1,621       352       352        11/1/1996       10/1/2026    29,276      1996
-------------------------------------------------------------------------------
 1,519       352       352        11/1/1996       10/1/2026    22,715      1996
-------------------------------------------------------------------------------
 1,343       355       355         2/1/1997        1/1/2027    21,966      1996
-------------------------------------------------------------------------------
 1,344       354       354         1/1/1997       12/1/2026    24,214      1996
-------------------------------------------------------------------------------
 1,311       355       355         2/1/1997        1/1/2027    22,471      1996
-------------------------------------------------------------------------------

                                     ALLANEX

-------------------------------------------------------------------------------
 1,488       357       357         4/1/1997        3/1/2027    28,561      1997
-------------------------------------------------------------------------------
 1,295       360       360         7/1/1997        6/1/2027    25,499      1997
-------------------------------------------------------------------------------
 1,327       357       357         4/1/1997        3/1/2027    29,551      1997
-------------------------------------------------------------------------------
 1,623       352       352        11/1/1996       10/1/2026    31,551      1996
-------------------------------------------------------------------------------
 1,725       353       353        12/1/1996       11/1/2026    29,285      1996
-------------------------------------------------------------------------------
 1,622       350       350         9/1/1996        8/1/2026    29,544      1996
-------------------------------------------------------------------------------
 1,484       352       352        11/1/1996       10/1/2026    21,411      1996
-------------------------------------------------------------------------------
 1,690       349       349         8/1/1996        7/1/2026    12,634      1996
-------------------------------------------------------------------------------
 1,273       355       355         2/1/1997        1/1/2027    47,230      1996
-------------------------------------------------------------------------------
 1,561       350       350         9/1/1996        8/1/2026    35,148      1996
-------------------------------------------------------------------------------
 1,290       354       354         1/1/1997       12/1/2026    28,151      1996
-------------------------------------------------------------------------------
 1,416       352       352        11/1/1996       10/1/2026    29,884      1996
-------------------------------------------------------------------------------
 1,544       353       353        12/1/1996       11/1/2026    24,967      1996
-------------------------------------------------------------------------------
 1,511       352       352        11/1/1996       10/1/2026    24,386      1996
-------------------------------------------------------------------------------
 1,281       355       355         2/1/1997        1/1/2027    22,356      1996
-------------------------------------------------------------------------------
 1,248       355       355         2/1/1997        1/1/2027    26,146      1996
-------------------------------------------------------------------------------
 1,660       352       352        11/1/1996       10/1/2026    26,584      1996
-------------------------------------------------------------------------------
 1,463       353       353        12/1/1996       11/1/2026    29,601      1996
-------------------------------------------------------------------------------
 1,558       353       353        12/1/1996       11/1/2026    26,476      1996
-------------------------------------------------------------------------------
 1,425       349       349         8/1/1996        7/1/2026    22,051      1996
-------------------------------------------------------------------------------
 1,429       352       352        11/1/1996       10/1/2026    27,652      1996
-------------------------------------------------------------------------------
 1,458       351       351        10/1/1996        9/1/2026    23,067      1996
-------------------------------------------------------------------------------
 1,454       352       352        11/1/1996       10/1/2026    21,588      1996
-------------------------------------------------------------------------------
 1,454       351       351        10/1/1996        9/1/2026    21,372      1996
-------------------------------------------------------------------------------
 1,481       349       349         8/1/1996        7/1/2026    40,842      1996
-------------------------------------------------------------------------------
 1,447       236       356         3/1/1997        2/1/2017    27,402      1997
-------------------------------------------------------------------------------
 1,254       359       359         6/1/1997        5/1/2027    21,050      1997
-------------------------------------------------------------------------------
 1,510       349       349         8/1/1996        7/1/2026    14,498      1996
-------------------------------------------------------------------------------
 1,663       349       348         7/1/1996        7/1/2026    35,285      1996
-------------------------------------------------------------------------------
 1,377       355       355         2/1/1997        1/1/2027    30,284      1996
-------------------------------------------------------------------------------
 1,257       351       351        10/1/1996        9/1/2026    25,986      1996
-------------------------------------------------------------------------------
 1,505       342       342         1/1/1996       12/1/2025    26,463      1995
-------------------------------------------------------------------------------
 1,530       343       343         2/1/1996        1/1/2026    40,380      1995
-------------------------------------------------------------------------------
 1,211       356       356         3/1/1997        2/1/2027    26,692      1997
-------------------------------------------------------------------------------
 1,415       353       353        12/1/1996       11/1/2026    28,142      1996
-------------------------------------------------------------------------------
 1,236       355       355         2/1/1997        1/1/2027    30,357      1996
-------------------------------------------------------------------------------
 1,197       356       356         3/1/1997        2/1/2027    25,779      1997
-------------------------------------------------------------------------------
 1,503       352       352        11/1/1996       10/1/2026    23,706      1996
-------------------------------------------------------------------------------
 1,189       360       360         7/1/1997        6/1/2027    25,382      1997
-------------------------------------------------------------------------------
 1,175       360       360         7/1/1997        6/1/2027    27,762      1997
-------------------------------------------------------------------------------
 1,180       354       354         1/1/1997       12/1/2026    20,230      1996
-------------------------------------------------------------------------------
 1,204       354       354         1/1/1997       12/1/2026    23,095      1996
-------------------------------------------------------------------------------
 1,437       353       353        12/1/1996       11/1/2026    21,567      1996
-------------------------------------------------------------------------------
 1,535       351       351        10/1/1996        9/1/2026    35,157      1996
-------------------------------------------------------------------------------
 1,322       356       356         3/1/1997        2/1/2027    27,595      1997
-------------------------------------------------------------------------------
 1,632       350       350         9/1/1996        8/1/2026    22,607      1996
-------------------------------------------------------------------------------
 1,179       354       354         1/1/1997       12/1/2026    31,652      1996
-------------------------------------------------------------------------------
 1,182       354       354         1/1/1997       12/1/2026    24,141      1996
-------------------------------------------------------------------------------
 1,326       348       348         7/1/1996        6/1/2026    28,827      1996
-------------------------------------------------------------------------------

                                     ALLANEX

-------------------------------------------------------------------------------
 1,164       360       360         7/1/1997        6/1/2027    32,725      1997
-------------------------------------------------------------------------------
 1,394       353       353        12/1/1996       11/1/2026    24,480      1996
-------------------------------------------------------------------------------
 1,163       354       354         1/1/1997       12/1/2026    24,397      1996
-------------------------------------------------------------------------------
 1,133       357       357         4/1/1997        3/1/2027    21,819      1997
-------------------------------------------------------------------------------
 1,314       352       352        11/1/1996       10/1/2026    30,098      1996
-------------------------------------------------------------------------------
 1,364       349       349         8/1/1996        7/1/2026    34,730      1996
-------------------------------------------------------------------------------
 1,331       352       352        11/1/1996       10/1/2026    23,299      1996
-------------------------------------------------------------------------------
 1,153       355       355         2/1/1997        1/1/2027    19,073      1996
-------------------------------------------------------------------------------
 1,385       349       349         8/1/1996        7/1/2026    40,257      1996
-------------------------------------------------------------------------------
 1,143       356       356         3/1/1997        2/1/2027    36,298      1997
-------------------------------------------------------------------------------
 1,133       354       354         1/1/1997       12/1/2026    23,929      1996
-------------------------------------------------------------------------------
 1,266       353       353        12/1/1996       11/1/2026    20,551      1996
-------------------------------------------------------------------------------
 1,622       340       340        11/1/1995       10/1/2025    47,652      1995
-------------------------------------------------------------------------------
 1,294       349       349         8/1/1996        7/1/2026    22,345      1996
-------------------------------------------------------------------------------
 1,338       351       351        10/1/1996        9/1/2026    24,805      1996
-------------------------------------------------------------------------------
 1,086       356       356         3/1/1997        2/1/2027    23,565      1997
-------------------------------------------------------------------------------
 1,282       348       348         7/1/1996        6/1/2026    34,392      1996
-------------------------------------------------------------------------------
 1,277       353       353        12/1/1996       11/1/2026    20,105      1996
-------------------------------------------------------------------------------
 1,110       356       356         3/1/1997        2/1/2027    36,422      1997
-------------------------------------------------------------------------------
 1,298       352       352        11/1/1996       10/1/2026    29,750      1996
-------------------------------------------------------------------------------
 1,321       353       353        12/1/1996       11/1/2026    28,622      1996
-------------------------------------------------------------------------------
 1,349       352       352        11/1/1996       10/1/2026    21,544      1996
-------------------------------------------------------------------------------
 1,526       175       175         2/1/1997        1/1/2012    33,410      1996
-------------------------------------------------------------------------------
 1,116       355       355         2/1/1997        1/1/2027    24,926      1996
-------------------------------------------------------------------------------
 1,254       353       353        12/1/1996       11/1/2026    19,707      1996
-------------------------------------------------------------------------------
 1,308       353       353        12/1/1996       11/1/2026    18,403      1996
-------------------------------------------------------------------------------
 1,309       349       349         8/1/1996        7/1/2026    38,071      1996
-------------------------------------------------------------------------------
 1,194       356       356         3/1/1997        2/1/2027    22,567      1997
-------------------------------------------------------------------------------
 1,300       352       352        11/1/1996       10/1/2026    20,725      1996
-------------------------------------------------------------------------------
 1,237       353       353        12/1/1996       11/1/2026    20,049      1996
-------------------------------------------------------------------------------
 1,075        79       355         2/1/1997        1/1/2004    39,131      1996
-------------------------------------------------------------------------------
 1,049       355       355         2/1/1997        1/1/2027    22,967      1996
-------------------------------------------------------------------------------
 1,049       355       355         2/1/1997        1/1/2027    22,967      1996
-------------------------------------------------------------------------------
 1,101       354       354         1/1/1997       12/1/2026    20,245      1996
-------------------------------------------------------------------------------
 1,365       350       350         9/1/1996        8/1/2026    48,220      1996
-------------------------------------------------------------------------------
 1,233       351       351        10/1/1996        9/1/2026    19,323      1996
-------------------------------------------------------------------------------
 1,287       348       348         7/1/1996        6/1/2026    27,380      1996
-------------------------------------------------------------------------------
 1,049       354       354         1/1/1997       12/1/2026    29,488      1996
-------------------------------------------------------------------------------
 1,546       328       328        11/1/1994       10/1/2024   167,193      1994
-------------------------------------------------------------------------------
 1,053       360       360         7/1/1997        6/1/2027    22,292      1997
-------------------------------------------------------------------------------
 1,027       356       356         3/1/1997        2/1/2027    16,896      1997
-------------------------------------------------------------------------------
 1,255       350       350         9/1/1996        8/1/2026    29,165      1996
-------------------------------------------------------------------------------
 1,228       350       350         9/1/1996        8/1/2026    18,045      1996
-------------------------------------------------------------------------------
 1,253       348       348         7/1/1996        6/1/2026    25,623      1996
-------------------------------------------------------------------------------
 1,038       355       355         2/1/1997        1/1/2027    24,382      1996
-------------------------------------------------------------------------------
 1,306       343       343         2/1/1996        1/1/2026    23,544      1995
-------------------------------------------------------------------------------
 1,046       349       349         8/1/1996        7/1/2026    22,305      1996
-------------------------------------------------------------------------------
 1,254       352       352        11/1/1996       10/1/2026    30,312      1996
-------------------------------------------------------------------------------
 1,152       352       352        11/1/1996       10/1/2026    23,947      1996
-------------------------------------------------------------------------------

                                     ALLANEX

-------------------------------------------------------------------------------
 1,100       355       355         2/1/1997        1/1/2027    21,306      1996
-------------------------------------------------------------------------------
 1,021       357       357         4/1/1997        3/1/2027    25,852      1997
-------------------------------------------------------------------------------
 1,281       329       329        12/1/1994       11/1/2024    18,468      1994
-------------------------------------------------------------------------------
 1,506       336       336         7/1/1995        6/1/2025    25,500      1995
-------------------------------------------------------------------------------
   979       355       355         2/1/1997        1/1/2027    25,340      1996
-------------------------------------------------------------------------------
   979       355       355         2/1/1997        1/1/2027    17,844      1996
-------------------------------------------------------------------------------
 1,305       353       353        12/1/1996       11/1/2026    20,770      1996
-------------------------------------------------------------------------------
 1,001       357       357         4/1/1997        3/1/2027    22,082      1997
-------------------------------------------------------------------------------
 1,125       351       351        10/1/1996        9/1/2026    20,798      1996
-------------------------------------------------------------------------------
   975       356       356         3/1/1997        2/1/2027    23,381      1997
-------------------------------------------------------------------------------
 1,003       351       351        10/1/1996        9/1/2026    18,544      1996
-------------------------------------------------------------------------------
 1,201       348       348         7/1/1996        6/1/2026    25,860      1996
-------------------------------------------------------------------------------
 1,001       355       355         2/1/1997        1/1/2027    30,004      1996
-------------------------------------------------------------------------------
 1,307       353       353        12/1/1996       11/1/2026    22,333      1996
-------------------------------------------------------------------------------
   978       355       355         2/1/1997        1/1/2027    17,710      1996
-------------------------------------------------------------------------------
 1,077       353       353        12/1/1996       11/1/2026    16,173      1996
-------------------------------------------------------------------------------
 1,189       341       341        12/1/1995       11/1/2025    17,619      1995
-------------------------------------------------------------------------------
 1,114       353       353        12/1/1996       11/1/2026    15,800      1996
-------------------------------------------------------------------------------
 1,115       349       349         8/1/1996        7/1/2026    25,046      1996
-------------------------------------------------------------------------------
 1,373       173       173        12/1/1996       11/1/2011    17,867      1996
-------------------------------------------------------------------------------
 1,078       351       351        10/1/1996        9/1/2026    15,308      1996
-------------------------------------------------------------------------------
 1,098       350       350         9/1/1996        8/1/2026    18,892      1996
-------------------------------------------------------------------------------
 1,183       353       353        12/1/1996       11/1/2026    23,927      1996
-------------------------------------------------------------------------------
 1,055       351       351        10/1/1996        9/1/2026    30,480      1996
-------------------------------------------------------------------------------
   866       356       356         3/1/1997       2/15/2027    20,472      1997
-------------------------------------------------------------------------------
 1,088       351       350         9/1/1996        9/1/2026    21,988      1996
-------------------------------------------------------------------------------
 1,048       351       351        10/1/1996        9/1/2026    18,498      1996
-------------------------------------------------------------------------------
 1,013       353       353        12/1/1996       11/1/2026    15,392      1996
-------------------------------------------------------------------------------
   983       356       356         3/1/1997        2/1/2027    32,198      1997
-------------------------------------------------------------------------------
 1,057       350       350         9/1/1996        8/1/2026    14,733      1996
-------------------------------------------------------------------------------
 1,006       352       352        11/1/1996       10/1/2026    19,457      1996
-------------------------------------------------------------------------------
 1,032       353       353        12/1/1996       11/1/2026    17,370      1996
-------------------------------------------------------------------------------
 1,137       351       351        10/1/1996        9/1/2026    18,893      1996
-------------------------------------------------------------------------------
 1,007       350       350         9/1/1996        8/1/2026    20,505      1996
-------------------------------------------------------------------------------
   839       355       355         2/1/1997        1/1/2027    14,131      1996
-------------------------------------------------------------------------------
   853       357       357         4/1/1997        3/1/2027    16,412      1997
-------------------------------------------------------------------------------
   933       353       353        12/1/1996       11/1/2026    12,660      1996
-------------------------------------------------------------------------------
   997       350       350         9/1/1996        8/1/2026    26,243      1996
-------------------------------------------------------------------------------
 1,015       349       349         8/1/1996        7/1/2026    21,930      1996
-------------------------------------------------------------------------------
   946       348       348         7/1/1996        6/1/2026    20,567      1996
-------------------------------------------------------------------------------
 1,046       343       343         2/1/1996        1/1/2026    16,565      1995
-------------------------------------------------------------------------------
   970       353       353        12/1/1996       11/1/2026    19,178      1996
-------------------------------------------------------------------------------
   824       355       355         2/1/1997        1/1/2027    14,136      1996
-------------------------------------------------------------------------------
   966       349       349         8/1/1996        7/1/2026    16,131      1996
-------------------------------------------------------------------------------
 1,166       328       328        11/1/1994       10/1/2024    17,199      1994
-------------------------------------------------------------------------------
   982       352       352        11/1/1996       10/1/2026    20,881      1996
-------------------------------------------------------------------------------
   950       351       351        10/1/1996        9/1/2026    20,414      1996
-------------------------------------------------------------------------------
 1,045       346       346         5/1/1996        4/1/2026    19,920      1996
-------------------------------------------------------------------------------
   773       355       355         2/1/1997        1/1/2027    19,022      1996
-------------------------------------------------------------------------------

                                     ALLANEX

-------------------------------------------------------------------------------
   909       353       353        12/1/1996       11/1/2026    13,537      1996
-------------------------------------------------------------------------------
   769       356       356         3/1/1997        2/1/2027    17,683      1997
-------------------------------------------------------------------------------
   944       353       353        12/1/1996       11/1/2026    16,931      1996
-------------------------------------------------------------------------------
   792       355       355         2/1/1997        1/1/2027    14,344      1996
-------------------------------------------------------------------------------
   919       352       352        11/1/1996       10/1/2026    20,816      1996
-------------------------------------------------------------------------------
   849       355       355         2/1/1997        1/1/2027    16,035      1996
-------------------------------------------------------------------------------
   739       350       350         9/1/1996        8/1/2026    20,313      1996
-------------------------------------------------------------------------------
   734       356       356         3/1/1997        2/1/2027    12,797      1997
-------------------------------------------------------------------------------
   734       355       355         2/1/1997        1/1/2027    18,018      1996
-------------------------------------------------------------------------------
   838       349       349         8/1/1996        7/1/2026    24,419      1996
-------------------------------------------------------------------------------
   780       354       354         1/1/1997       12/1/2026    14,706      1996
-------------------------------------------------------------------------------
   908       343       343         2/1/1996        1/1/2026    20,011      1995
-------------------------------------------------------------------------------
   705       356       356         3/1/1997        2/1/2027    21,595      1997
-------------------------------------------------------------------------------
   705       356       356         3/1/1997        2/1/2027    25,714      1997
-------------------------------------------------------------------------------
   722       355       355         2/1/1997        1/1/2027    15,020      1996
-------------------------------------------------------------------------------
   865       348       348         7/1/1996        6/1/2026    27,588      1996
-------------------------------------------------------------------------------
   699       357       357         4/1/1997        3/1/2027    12,392      1997
-------------------------------------------------------------------------------
   699       356       356         3/1/1997        2/1/2027    16,007      1997
-------------------------------------------------------------------------------
 1,066       349       349         8/1/1996        7/1/2026    18,640      1996
-------------------------------------------------------------------------------
   932       353       353        12/1/1996       11/1/2026    17,038      1996
-------------------------------------------------------------------------------
 1,046       344       344         3/1/1996        2/1/2026    24,080      1996
-------------------------------------------------------------------------------
 1,025       335       335         6/1/1995        5/1/2025    30,655      1995
-------------------------------------------------------------------------------
   680       355       355         2/1/1997        1/1/2027    17,384      1996
-------------------------------------------------------------------------------
   811       353       353        12/1/1996       11/1/2026    18,170      1996
-------------------------------------------------------------------------------
   747       354       354         1/1/1997       12/1/2026    16,874      1996
-------------------------------------------------------------------------------
   828       353       353        12/1/1996       11/1/2026    13,254      1996
-------------------------------------------------------------------------------
   650       356       356         3/1/1997        2/1/2027    12,618      1996
-------------------------------------------------------------------------------
   643       350       350         9/1/1996        8/1/2026    11,645      1996
-------------------------------------------------------------------------------
   764       353       353        12/1/1996       11/1/2026    14,958      1996
-------------------------------------------------------------------------------
   696       355       355         2/1/1997        1/1/2027    27,077      1996
-------------------------------------------------------------------------------
   700       354       354         1/1/1997       12/1/2026    12,662      1996
-------------------------------------------------------------------------------
   773       353       353        12/1/1996       11/1/2026    12,856      1996
-------------------------------------------------------------------------------
   725       353       353        12/1/1996       11/1/2026    11,861      1996
-------------------------------------------------------------------------------
   705       354       354         1/1/1997       12/1/2026    19,879      1996
-------------------------------------------------------------------------------
   629       355       355         2/1/1997        1/1/2027    20,436         0
-------------------------------------------------------------------------------
   612       355       355         2/1/1997        1/1/2027    16,925      1996
-------------------------------------------------------------------------------
   605       355       355         2/1/1997        1/1/2027    11,952      1996
-------------------------------------------------------------------------------
   705       349       349         8/1/1996        7/1/2026    14,373      1996
-------------------------------------------------------------------------------
   742       349       349         8/1/1996        7/1/2026    12,925      1996
-------------------------------------------------------------------------------
   736       353       353        12/1/1996       11/1/2026    10,868      1996
-------------------------------------------------------------------------------
   641       355       355         2/1/1997        1/1/2027    12,119      1996
-------------------------------------------------------------------------------
   581       355       355         2/1/1997        1/1/2027    10,521      1996
-------------------------------------------------------------------------------
   551       357       357         4/1/1997        3/1/2027    10,256      1997
-------------------------------------------------------------------------------
   559       356       356         3/1/1997        2/1/2027    11,677      1997
-------------------------------------------------------------------------------
   661       350       350         9/1/1996        8/1/2026    11,353      1996
-------------------------------------------------------------------------------
   648       353       353        12/1/1996       11/1/2026    20,502      1996
-------------------------------------------------------------------------------
   544       355       355         2/1/1997        1/1/2027    12,865      1996
-------------------------------------------------------------------------------
   682       353       353        12/1/1996       11/1/2026    14,206      1996
-------------------------------------------------------------------------------
   512       354       354         1/1/1997       12/1/2026    10,665      1996
-------------------------------------------------------------------------------

                                     ALLANEX

-------------------------------------------------------------------------------
   494       354       354         1/1/1997       12/1/2026    10,632      1996
-------------------------------------------------------------------------------
   538       343       343         2/1/1996        1/1/2026     7,458      1995
-------------------------------------------------------------------------------
   452       234       234         1/1/1997       12/1/2016     6,824      1996
-------------------------------------------------------------------------------
   304       234       234         1/1/1997       12/1/2016     4,542      1996
-------------------------------------------------------------------------------

                                    ALLANEX

--------------------------------------------------------------------------------
                                               Maximum             Minimum
                                Periodic   Mortgage Interest   Mortgage Interest
DSCR    Index       Margin (%)  Cap (%)         Rate (%)            Rate (%)
--------------------------------------------------------------------------------
1.79  1.6mo LIBOR     3.7500     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.42  1.6mo LIBOR     5.0000     2.0000        14.4500              8.4500
--------------------------------------------------------------------------------
1.17  1.1yr CMT       2.9500     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
1.68  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.68  1.6mo LIBOR     3.5000     2.0000        13.4500              7.4500
--------------------------------------------------------------------------------
1.09  1.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
2.12  2.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.67  1.6mo LIBOR     6.0000     2.0000        14.9500              8.9500
--------------------------------------------------------------------------------
1.60  1.6mo LIBOR     4.0000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.18  1.6mo LIBOR     3.7500     1.5000        13.5000              7.7500
--------------------------------------------------------------------------------
1.56  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.28  1.6mo LIBOR     3.9500     2.0000        13.5000              7.5000
--------------------------------------------------------------------------------
1.50  1.1yr CMT       3.5000     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
2.02  2.6mo LIBOR     4.5000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
2.10  2.6mo LIBOR     4.2500     2.0000        12.9500              6.9500
--------------------------------------------------------------------------------
1.45  1.1yr CMT       3.2500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.77  1.6mo LIBOR     3.5000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.54  1.6mo LIBOR     5.0000     2.0000        14.4500              8.4500
--------------------------------------------------------------------------------
1.79  1.6mo LIBOR     4.1000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.61  1.6mo LIBOR     4.7500     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.77  1.6mo LIBOR     5.5000     2.0000        14.5000              8.4500
--------------------------------------------------------------------------------
1.17  1.1yr CMT       2.9500     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
1.33  1.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.50  1.6mo LIBOR     4.7500     2.0000        13.9500              7.9500
--------------------------------------------------------------------------------
2.19  2.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.63  1.6mo LIBOR     3.9500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.37  1.6mo LIBOR     4.5000     2.0000        14.2500              7.7500
--------------------------------------------------------------------------------
1.76  1.1yr CMT       3.7500     1.5000        12.9500              6.9500
--------------------------------------------------------------------------------
1.65  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.84  1.6mo LIBOR     4.5000     2.0000        14.7500              8.7500
--------------------------------------------------------------------------------
1.30  1.1yr CMT       3.0000     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
1.63  1.6mo LIBOR     4.2500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.97  1.6mo LIBOR     4.5000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.73  1.6mo LIBOR     3.5000     2.0000        13.4500              7.4500
--------------------------------------------------------------------------------
1.62  1.6mo LIBOR     4.5000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.65  1.6mo LIBOR     3.7500     2.0000        13.5000              7.5000
--------------------------------------------------------------------------------
1.56  1.6mo LIBOR     4.2500     1.5000        14.0000              7.5000
--------------------------------------------------------------------------------
1.23  1.BofA Prime    3.5500     2.0000        13.9500              7.9500
--------------------------------------------------------------------------------
3.47  3.6mo LIBOR     4.5000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
2.18  2.6mo LIBOR     4.0000     2.0000        13.7500              8.9500
--------------------------------------------------------------------------------
2.18  2.6mo LIBOR     4.5000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.45  1.1yr CMT       3.5000     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
1.95  1.6mo LIBOR     3.9500     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.21  1.1yr CMT       2.9500     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
1.28  1.6mo LIBOR     4.7500     2.0000        14.5000              8.5000
--------------------------------------------------------------------------------
1.50  1.6mo LIBOR     3.7500     2.0000        13.2500              7.2500
--------------------------------------------------------------------------------

                                    ALLANEX

--------------------------------------------------------------------------------
1.36  1.6mo LIBOR     3.7500     1.5000        13.4500              7.4500
--------------------------------------------------------------------------------
1.76  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.70  1.1yr CMT       2.9500     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
1.74  1.6mo LIBOR     3.7500     1.5000        13.4500              7.4500
--------------------------------------------------------------------------------
1.93  1.6mo LIBOR     4.2500     1.5000        13.5000              9.2500
--------------------------------------------------------------------------------
1.42  1.6mo LIBOR     3.5000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.65  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.88  1.6mo LIBOR     4.1300     1.5000        14.1250              8.1250
--------------------------------------------------------------------------------
1.60  1.6mo LIBOR     4.2500     2.0000        14.0000              7.5000
--------------------------------------------------------------------------------
1.42  1.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.48  1.1yr CMT       3.2500     1.5000        13.2500              7.5000
--------------------------------------------------------------------------------
1.82  1.BofA Prime    3.2500     2.0000        14.7500              8.7500
--------------------------------------------------------------------------------
1.42  1.6mo LIBOR     4.0000     2.0000        13.7500              9.2500
--------------------------------------------------------------------------------
1.29  1.6mo LIBOR     4.7500     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.54  1.6mo LIBOR     3.6250     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.62  1.6mo LIBOR     5.5000     2.0000        14.5000              8.5000
--------------------------------------------------------------------------------
1.69  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
2.09  2.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
2.29  2.6mo LIBOR     4.2500     2.0000        13.5000              7.5000
--------------------------------------------------------------------------------
1.49  1.6mo LIBOR     4.2500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.30  1.6mo LIBOR     4.5000     2.0000        13.6500              7.6500
--------------------------------------------------------------------------------
1.36  1.BofA Prime    3.5500     2.0000        16.0000              8.9500
--------------------------------------------------------------------------------
2.52  2.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.65  1.6mo LIBOR     4.5500     2.0000        14.5000              7.7500
--------------------------------------------------------------------------------
1.28  1.1yr CMT       3.0000     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
1.46  1.6mo LIBOR     4.2500     2.0000        14.0000              7.5000
--------------------------------------------------------------------------------
1.43  1.1yr CMT       2.9500     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
2.28  2.6mo LIBOR     4.5000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.76  1.6mo LIBOR     5.5000     2.0000        14.4500              8.4500
--------------------------------------------------------------------------------
1.47  1.6mo LIBOR     4.2500     2.0000        14.0000              7.5000
--------------------------------------------------------------------------------
2.08  2.6mo LIBOR     5.0000     2.0000        14.4500              8.4500
--------------------------------------------------------------------------------
1.25  1.6mo LIBOR     3.5000     2.0000        13.4500              7.4500
--------------------------------------------------------------------------------
1.07  1.6mo LIBOR     5.7500     1.5000        14.9500              8.9500
--------------------------------------------------------------------------------
1.37  1.6mo LIBOR     3.7500     2.0000        13.5000              7.5000
--------------------------------------------------------------------------------
1.46  1.6mo LIBOR     5.0000     2.0000        14.7500              8.7500
--------------------------------------------------------------------------------
1.43  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.62  1.6mo LIBOR     4.0000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.48  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.72  1.6mo LIBOR     4.5000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.26  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.50  1.BofA Prime    3.5500     2.0000        14.4500              8.4500
--------------------------------------------------------------------------------
1.75  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.64  1.6mo LIBOR     4.5500     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.51  1.6mo LIBOR     4.2500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.54  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.46  1.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.24  1.6mo LIBOR     4.2500     2.0000        14.0000              7.5000
--------------------------------------------------------------------------------
1.39  1.6mo LIBOR     5.0000     2.0000        14.4500             10.5630
--------------------------------------------------------------------------------
1.74  1.6mo LIBOR     4.2500     1.5000        13.4500              7.4500
--------------------------------------------------------------------------------

                                    ALLANEX

--------------------------------------------------------------------------------
1.23  1.1yr CMT       3.4500     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
0.81  0.6mo LIBOR     4.2500     2.0000        14.2500              8.2500
--------------------------------------------------------------------------------
1.50  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.55  1.1yr CMT       3.2500     1.5000        13.4500              7.4500
--------------------------------------------------------------------------------
2.10  2.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.98  1.6mo LIBOR     4.5000     2.0000        14.0000              8.0000
--------------------------------------------------------------------------------
2.27  2.6mo LIBOR     3.9500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
2.91  2.6mo LIBOR     4.0000     2.0000        13.9500              7.9500
--------------------------------------------------------------------------------
1.88  1.BofA Prime    3.5500     2.0000        16.0000              8.9500
--------------------------------------------------------------------------------
1.55  1.1yr CMT       3.5000     1.5000        13.4500              7.4500
--------------------------------------------------------------------------------
1.54  1.6mo LIBOR     3.8500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.17  1.1yr CMT       3.0000     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
1.81  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
2.28  2.6mo LIBOR     3.9500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.73  1.6mo LIBOR     4.2500     2.0000        13.4500              7.4500
--------------------------------------------------------------------------------
1.73  1.6mo LIBOR     4.2500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.73  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.67  1.1yr CMT       3.2500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.68  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.77  1.6mo LIBOR     4.0000     2.0000        13.5000              7.5000
--------------------------------------------------------------------------------
1.62  1.6mo LIBOR     4.2500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.47  1.6mo LIBOR     3.5000     1.5000        13.4500              7.4500
--------------------------------------------------------------------------------
1.46  1.1yr CMT       2.9500     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
1.26  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
2.21  2.6mo LIBOR     4.2500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
2.08  2.6mo LIBOR     4.2500     2.0000        13.5000              7.5000
--------------------------------------------------------------------------------
1.39  1.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
2.05  2.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.52  1.6mo LIBOR     3.7500     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
2.06  2.6mo LIBOR     4.2500     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.19  1.6mo LIBOR     4.7500     2.0000        14.7500              8.7500
--------------------------------------------------------------------------------
1.50  1.1yr CMT       3.2000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.64  1.6mo LIBOR     4.5000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.16  1.6mo LIBOR     4.5000     1.0000        14.0000              8.0000
--------------------------------------------------------------------------------
2.41  2.BofA Prime    3.2500     2.0000        13.9500              7.9500
--------------------------------------------------------------------------------
1.46  1.6mo LIBOR     3.5000     1.5000        13.4500              7.4500
--------------------------------------------------------------------------------
1.65  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.52  1.6mo LIBOR     4.5500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.70  1.6mo LIBOR     4.2500     2.0000        14.0000              7.5000
--------------------------------------------------------------------------------
1.41  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.46  1.6mo LIBOR     4.2500     2.0000        14.0000              7.5000
--------------------------------------------------------------------------------
1.31  1.6mo LIBOR     3.9500     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.60  1.6mo LIBOR     4.8800     1.5000        14.3800              8.3800
--------------------------------------------------------------------------------
2.70  2.6mo LIBOR     4.5500     2.0000        14.4500              8.4500
--------------------------------------------------------------------------------
1.54  1.6mo LIBOR     3.5000     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
1.61  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.44  1.1yr CMT       3.5000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.77  1.BofA Prime    3.9500     2.0000        14.9500              8.9500
--------------------------------------------------------------------------------
2.46  2.6mo LIBOR     4.5000     1.5000        13.4500              7.4500
--------------------------------------------------------------------------------

                                    ALLANEX

--------------------------------------------------------------------------------
1.50  1.6mo LIBOR     4.5000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.34  1.6mo LIBOR     3.5000     1.5000        13.4500              7.4500
--------------------------------------------------------------------------------
1.54  1.6mo LIBOR     4.2500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.77  1.6mo LIBOR     3.8500     1.5000        13.4500              7.4500
--------------------------------------------------------------------------------
1.15  1.6mo LIBOR     3.9500     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.76  1.6mo LIBOR     4.0000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.51  1.6mo LIBOR     3.5000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.33  1.6mo LIBOR     4.0000     1.5000        13.4500              7.4500
--------------------------------------------------------------------------------
1.37  1.1yr CMT       3.2500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.72  1.1yr CMT       2.9500     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
1.99  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
2.56  2.6mo LIBOR     4.7500     2.0000        14.7500              8.7500
--------------------------------------------------------------------------------
1.52  1.BofA Prime    3.5500     2.0000        16.0000              8.9500
--------------------------------------------------------------------------------
1.74  1.BofA Prime    3.5500     2.0000        14.4500              8.4500
--------------------------------------------------------------------------------
1.45  1.6mo LIBOR     4.0000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.93  1.BofA Prime    3.5500     2.0000        14.4500              8.4500
--------------------------------------------------------------------------------
1.72  1.6mo LIBOR     4.7500     2.0000        14.0000              8.0000
--------------------------------------------------------------------------------
2.28  2.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
0.98  0.6mo LIBOR     4.5500     2.0000        14.0000              7.5000
--------------------------------------------------------------------------------
1.57  1.6mo LIBOR     3.9500     2.0000        13.5000              7.5000
--------------------------------------------------------------------------------
2.95  2.6mo LIBOR     3.9500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.92  1.6mo LIBOR     5.0000     2.0000        14.4500              8.4500
--------------------------------------------------------------------------------
1.73  1.6mo LIBOR     3.7500     1.5000        13.4500              7.4500
--------------------------------------------------------------------------------
0.89  0.6mo LIBOR     4.0000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.34  1.6mo LIBOR     3.5000     1.5000        13.4500              7.4500
--------------------------------------------------------------------------------
2.25  2.6mo LIBOR     4.5500     2.0000        14.5000              7.7500
--------------------------------------------------------------------------------
1.79  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.22  1.1yr CMT       3.0000     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
1.53  1.1yr CMT       3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.85  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.81  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.42  1.6mo LIBOR     4.0000     1.5000        13.5000              9.2000
--------------------------------------------------------------------------------
2.01  2.6mo LIBOR     3.9500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.41  1.6mo LIBOR     5.2500     2.0000        14.4500              8.4500
--------------------------------------------------------------------------------
2.18  2.6mo LIBOR     4.5000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.72  1.6mo LIBOR     4.2500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.36  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.49  1.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.83  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.62  1.BofA Prime    3.5500     2.0000        14.9500              8.9500
--------------------------------------------------------------------------------
1.56  1.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.80  1.6mo LIBOR     4.5000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.34  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.77  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
2.79  2.6mo LIBOR     4.0000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.64  1.BofA Prime    3.2500     2.0000        14.7500              8.7500
--------------------------------------------------------------------------------
1.21  1.1yr CMT       2.9500     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
1.66  1.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.51  1.1yr CMT       3.0000     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------

                                    ALLANEX

--------------------------------------------------------------------------------
2.06  2.6mo LIBOR     4.2500     2.0000        13.4500              7.4500
--------------------------------------------------------------------------------
1.22  1.6mo LIBOR     3.7500     2.0000        13.5000              7.5000
--------------------------------------------------------------------------------
3.14  3.BofA Prime    2.9500     2.0000        14.2500              8.2500
--------------------------------------------------------------------------------
1.12  1.6mo LIBOR     5.2500     2.0000        14.7500              9.7500
--------------------------------------------------------------------------------
2.13  2.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.60  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.46  1.6mo LIBOR     3.2500     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
1.45  1.1yr CMT       3.2500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.28  1.1yr CMT       3.0000     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
1.49  1.6mo LIBOR     5.5000     1.5000        13.7500             10.0000
--------------------------------------------------------------------------------
1.56  1.1yr CMT       3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.62  1.1yr CMT       2.9500     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
1.76  1.6mo LIBOR     5.0000     2.0000        13.9500              7.9500
--------------------------------------------------------------------------------
1.46  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.97  1.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.14  1.1yr CMT       2.9500     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
1.99  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.41  1.1yr CMT       2.9500     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
1.79  1.6mo LIBOR     4.2500     2.0000        14.0000              7.4500
--------------------------------------------------------------------------------
1.61  1.BofA Prime    2.9500     2.0000        14.7500              8.7500
--------------------------------------------------------------------------------
2.55  2.1yr CMT       3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.63  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
2.04  2.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.45  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.78  1.6mo LIBOR     4.5000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.36  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.25  1.1yr CMT       3.2000     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
1.25  1.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
2.57  2.6mo LIBOR     4.0000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
2.41  2.6mo LIBOR     4.0000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
2.30  2.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.69  1.6mo LIBOR     3.9500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.97  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
3.12  3.6mo LIBOR     4.2500     1.5000        14.0000              7.5000
--------------------------------------------------------------------------------
1.83  1.6mo LIBOR     4.5500     2.0000        14.5000              7.7500
--------------------------------------------------------------------------------
1.78  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.41  1.BofA Prime    3.9500     2.0000        17.0000              9.5000
--------------------------------------------------------------------------------
2.68  2.6mo LIBOR     4.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.98  1.6mo LIBOR     5.5000     2.0000        14.4500              8.4500
--------------------------------------------------------------------------------
1.93  1.6mo LIBOR     4.2500     2.0000        13.4500              7.4500
--------------------------------------------------------------------------------
1.34  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.34  1.6mo LIBOR     4.5500     2.0000        14.5600              7.7500
--------------------------------------------------------------------------------
1.29  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.42  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
2.15  2.1yr CMT       3.2500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.36  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.66  1.1yr CMT       2.9500     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
2.01  2.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.80  1.6mo LIBOR     4.5000     2.0000        14.0000              8.0000
--------------------------------------------------------------------------------

                                    ALLANEX

--------------------------------------------------------------------------------
1.40  1.6mo LIBOR     3.5000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.73  1.6mo LIBOR     3.8500     1.5000        13.4500              7.4500
--------------------------------------------------------------------------------
1.97  1.6mo LIBOR     3.9500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.31  1.BofA Prime    3.5500     2.0000        15.0000              8.4500
--------------------------------------------------------------------------------
2.63  2.6mo LIBOR     4.0000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.48  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.66  1.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
2.21  2.6mo LIBOR     4.5500     2.0000        14.5000              7.7500
--------------------------------------------------------------------------------
1.74  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.64  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.65  1.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.74  1.6mo LIBOR     3.7500     2.0000        13.5000              7.5000
--------------------------------------------------------------------------------
3.84  3.6mo LIBOR     3.9500     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.52  1.6mo LIBOR     4.2500     2.0000        14.0000              7.5000
--------------------------------------------------------------------------------
1.40  1.6mo LIBOR     4.5000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.33  1.1yr CMT       3.2500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
3.20  3.BofA Prime    3.5500     2.0000        16.0000              8.7500
--------------------------------------------------------------------------------
1.17  1.BofA Prime    3.9500     2.0000        14.9500              8.9500
--------------------------------------------------------------------------------
1.61  1.6mo LIBOR     4.2500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.25  1.1yr CMT       2.9500     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
1.22  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.45  1.BofA Prime    3.2500     2.0000        14.7500              8.7500
--------------------------------------------------------------------------------
1.73  1.6mo LIBOR     5.0000     2.0000        14.4500              8.4500
--------------------------------------------------------------------------------
1.35  1.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.68  1.6mo LIBOR     4.0000     2.0000        13.5000              7.5000
--------------------------------------------------------------------------------
1.86  1.6mo LIBOR     5.0000     2.0000        14.4500              8.4500
--------------------------------------------------------------------------------
2.03  2.6mo LIBOR     4.2500     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.61  1.1yr CMT       3.5000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
2.84  2.6mo LIBOR     3.9500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.79  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.84  1.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.25  1.6mo LIBOR     3.7500     2.0000        13.5000              7.5000
--------------------------------------------------------------------------------
1.59  1.1yr CMT       2.9500     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
1.65  1.BofA Prime    3.5500     2.0000        14.4500              8.4500
--------------------------------------------------------------------------------
1.84  1.BofA Prime    3.5500     2.0000        14.7500              8.4500
--------------------------------------------------------------------------------
2.08  2.BofA Prime    2.9500     2.0000        14.2500              8.2500
--------------------------------------------------------------------------------
1.62  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.49  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.65  1.1yr CMT       3.5000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
2.12  2.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.42  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.88  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.74  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.52  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.34  1.6mo LIBOR     4.0000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.79  1.BofA Prime    3.5500     2.0000        14.4500              8.4500
--------------------------------------------------------------------------------
1.91  1.6mo LIBOR     4.2500     2.0000        14.0000              7.5000
--------------------------------------------------------------------------------
1.56  1.6mo LIBOR     4.2500     2.0000        14.0000              7.5000
--------------------------------------------------------------------------------
1.61  1.6mo LIBOR     4.5000     2.0000        14.0000              8.0000
--------------------------------------------------------------------------------

                                    ALLANEX

--------------------------------------------------------------------------------
1.46  1.6mo LIBOR     4.5500     2.0000        14.5000              7.7500
--------------------------------------------------------------------------------
1.43  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.67  1.6mo LIBOR     4.0000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.61  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.83  1.BofA Prime    3.9500     2.0000        15.5000              9.5000
--------------------------------------------------------------------------------
1.87  1.BofA Prime    3.9500     2.0000        14.9500              8.9500
--------------------------------------------------------------------------------
1.61  1.6mo LIBOR     4.5000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.87  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.63  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.23  1.6mo LIBOR     3.5000     1.5000        13.4500              7.4500
--------------------------------------------------------------------------------
1.50  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.41  1.6mo LIBOR     4.5000     2.0000        14.0000              8.0000
--------------------------------------------------------------------------------
2.11  2.1yr CMT       3.2500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.02  1.6mo LIBOR     4.5500     2.0000        14.5000              7.7500
--------------------------------------------------------------------------------
1.52  1.6mo LIBOR     4.0000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.48  1.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.41  1.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.58  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.29  1.6mo LIBOR     4.0000     2.0000        13.5000              7.5000
--------------------------------------------------------------------------------
1.84  1.6mo LIBOR     4.5000     2.0000        14.5000              8.5000
--------------------------------------------------------------------------------
2.01  2.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.45  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
2.04  2.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.38  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.62  1.6mo LIBOR     3.9500     1.5000        13.7500              7.5000
--------------------------------------------------------------------------------
1.61  1.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.80  1.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.52  1.6mo LIBOR     5.5000     2.0000        15.7500              8.2500
--------------------------------------------------------------------------------
1.76  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.58  1.BofA Prime    2.9500     2.0000        14.7500              8.7500
--------------------------------------------------------------------------------
1.51  1.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.66  1.6mo LIBOR     4.5000     2.0000        14.7500              9.5000
--------------------------------------------------------------------------------
1.25  1.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.28  1.BofA Prime    3.5500     2.0000        16.0000              8.7500
--------------------------------------------------------------------------------
1.83  1.6mo LIBOR     4.2500     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
2.20  2.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.82  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.82  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.40  1.BofA Prime    3.5500     2.0000        14.9500              8.9500
--------------------------------------------------------------------------------
1.56  1.6mo LIBOR     4.5000     1.5000        14.2500              8.2500
--------------------------------------------------------------------------------
1.27  1.1yr CMT       3.2500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.56  1.6mo LIBOR     5.5000     2.0000        15.7500              9.7500
--------------------------------------------------------------------------------
1.40  1.1yr CMT       3.2500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.64  1.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.50  1.6mo LIBOR     4.2500     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.25  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.36  1.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.50  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.43  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------

                                    ALLANEX

--------------------------------------------------------------------------------
1.60  1.6mo LIBOR     4.0000     2.0000        14.9500              8.9500
--------------------------------------------------------------------------------
1.64  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.86  1.6mo LIBOR     4.2500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.62  1.6mo LIBOR     4.5000     2.0000        14.0000              8.0000
--------------------------------------------------------------------------------
1.41  1.BofA Prime    3.2500     2.0000        14.7500              8.7500
--------------------------------------------------------------------------------
1.52  1.6mo LIBOR     4.2500     1.5000        14.7500              8.7500
--------------------------------------------------------------------------------
1.20  1.1yr CMT       3.5000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
0.62  0.6mo LIBOR     4.7500     2.0000        14.7500              8.7500
--------------------------------------------------------------------------------
3.09  3.6mo LIBOR     3.9500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.88  1.6mo LIBOR     4.5500     2.0000        14.5000              7.7500
--------------------------------------------------------------------------------
1.82  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.76  1.BofA Prime    3.5000     2.0000        14.7500              8.7500
--------------------------------------------------------------------------------
1.35  1.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.34  1.6mo LIBOR     4.2500     2.0000        13.5000              7.5000
--------------------------------------------------------------------------------
1.45  1.6mo LIBOR     4.2500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.75  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.33  1.BofA Prime    3.5000     2.0000        14.7500              8.7500
--------------------------------------------------------------------------------
1.69  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.42  1.6mo LIBOR     4.2500     1.5000        14.2500              8.5000
--------------------------------------------------------------------------------
1.29  1.6mo LIBOR     3.5000     1.5000        13.4500              7.4500
--------------------------------------------------------------------------------
1.61  1.6mo LIBOR     4.0000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.32  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.24  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.22  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
2.30  2.6mo LIBOR     4.2500     2.0000        14.0000              7.5000
--------------------------------------------------------------------------------
1.58  1.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.40  1.6mo LIBOR     3.5000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
0.80  0.6mo LIBOR     5.0000     2.0000        14.5000              7.7500
--------------------------------------------------------------------------------
1.77  1.BofA Prime    3.5500     2.0000        16.0000              8.9500
--------------------------------------------------------------------------------
1.83  1.BofA Prime    3.2500     2.0000        14.7500              8.7500
--------------------------------------------------------------------------------
1.72  1.6mo LIBOR     4.5500     2.0000        14.5000              7.7500
--------------------------------------------------------------------------------
1.47  1.6mo LIBOR     4.2500     2.0000        14.0000              7.5000
--------------------------------------------------------------------------------
2.20  2.6mo LIBOR     4.2500     2.0000        14.0000              7.5000
--------------------------------------------------------------------------------
1.84  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.66  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
2.05  2.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.79  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.31  1.6mo LIBOR     4.5000     2.0000        14.0000              8.0000
--------------------------------------------------------------------------------
1.78  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.97  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.43  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.60  1.6mo LIBOR     4.2500     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.25  1.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.91  1.6mo LIBOR     4.9500     2.0000        14.5000              8.5000
--------------------------------------------------------------------------------
1.74  1.6mo LIBOR     3.7500     2.0000        13.5000              8.9500
--------------------------------------------------------------------------------
1.15  1.BofA Prime    3.9500     2.0000        16.0000              9.5000
--------------------------------------------------------------------------------
2.24  2.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.70  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.81  1.6mo LIBOR     3.9500     1.5000        13.7500              7.5000
--------------------------------------------------------------------------------

                                    ALLANEX

--------------------------------------------------------------------------------
2.34  2.6mo LIBOR     4.2500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.46  1.6mo LIBOR     4.2500     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.75  1.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.61  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.91  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
2.12  2.6mo LIBOR     4.2500     2.0000        14.0000              7.5000
--------------------------------------------------------------------------------
1.46  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.38  1.1yr CMT       3.2500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
2.42  2.6mo LIBOR     4.5500     2.0000        14.5000              7.7500
--------------------------------------------------------------------------------
2.65  2.6mo LIBOR     3.7500     1.5000        13.7500              7.5000
--------------------------------------------------------------------------------
1.76  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.35  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
2.45  2.BofA Prime    3.5500     2.0000        14.0000              8.9500
--------------------------------------------------------------------------------
1.44  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.54  1.6mo LIBOR     4.2500     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.81  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
2.24  2.6mo LIBOR     4.5500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.31  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
2.73  2.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.91  1.6mo LIBOR     4.2500     2.0000        13.5000              7.5000
--------------------------------------------------------------------------------
1.81  1.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.33  1.6mo LIBOR     4.5000     2.0000        14.0000              8.0000
--------------------------------------------------------------------------------
1.82  1.6mo LIBOR     5.5000     2.0000        14.5000              8.5000
--------------------------------------------------------------------------------
1.86  1.6mo LIBOR     5.0000     2.0000        13.9500              7.9500
--------------------------------------------------------------------------------
1.31  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.17  1.6mo LIBOR     3.7500     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
2.42  2.6mo LIBOR     4.5500     2.0000        14.5000              7.7500
--------------------------------------------------------------------------------
1.57  1.BofA Prime    3.2500     2.0000        14.7500              8.7500
--------------------------------------------------------------------------------
1.33  1.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.35  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
3.03  3.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.82  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.82  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.53  1.6mo LIBOR     4.2500     2.0000        14.0000              8.0000
--------------------------------------------------------------------------------
2.94  2.BofA Prime    4.0000     2.0000        14.4500              8.4500
--------------------------------------------------------------------------------
1.31  1.6mo LIBOR     4.2500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.77  1.6mo LIBOR     4.5500     2.0000        14.5000              7.7500
--------------------------------------------------------------------------------
2.34  2.6mo LIBOR     4.2500     2.0000        13.5000              7.5000
--------------------------------------------------------------------------------
9.01  9.BofA Prime    3.5500     2.0000        13.9500              7.9500
--------------------------------------------------------------------------------
1.76  1.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.37  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.94  1.6mo LIBOR     4.5000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.22  1.6mo LIBOR     4.2500     2.0000        14.0000              7.5000
--------------------------------------------------------------------------------
1.70  1.6mo LIBOR     4.5500     2.0000        14.5000              7.7500
--------------------------------------------------------------------------------
1.96  1.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.50  1.6mo LIBOR     4.5500     2.0000        14.0000              7.5000
--------------------------------------------------------------------------------
1.78  1.6mo LIBOR     4.5000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
2.01  2.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.73  1.6mo LIBOR     3.5000     1.5000        13.4500              7.4500
--------------------------------------------------------------------------------

                                    ALLANEX

--------------------------------------------------------------------------------
1.61  1.6mo LIBOR     5.5000     2.0000        14.5000              8.5000
--------------------------------------------------------------------------------
2.11  2.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.20  1.6mo LIBOR     4.2500     2.0000        12.9500              6.9500
--------------------------------------------------------------------------------
1.41  1.BofA Prime    3.9500     2.0000        15.4500              9.4500
--------------------------------------------------------------------------------
2.16  2.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.52  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.33  1.BofA Prime    3.2500     2.0000        14.7500              8.7500
--------------------------------------------------------------------------------
1.84  1.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.54  1.6mo LIBOR     3.5000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
2.00  2.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.54  1.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.79  1.6mo LIBOR     4.5500     2.0000        14.5000              7.7500
--------------------------------------------------------------------------------
2.50  2.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.42  1.BofA Prime    3.9500     2.0000        14.9500              8.9500
--------------------------------------------------------------------------------
1.51  1.6mo LIBOR     4.2500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.25  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.24  1.6mo LIBOR     4.2500     2.0000        14.0000              7.5000
--------------------------------------------------------------------------------
1.18  1.6mo LIBOR     4.2500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.87  1.6mo LIBOR     4.5500     2.0000        14.5000              7.7500
--------------------------------------------------------------------------------
1.08  1.6mo LIBOR     4.2500     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.18  1.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.43  1.6mo LIBOR     4.5000     2.0000        14.0000              8.0000
--------------------------------------------------------------------------------
1.68  1.BofA Prime    3.9500     2.0000        14.9500              8.9500
--------------------------------------------------------------------------------
2.41  2.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.97  1.6mo LIBOR     4.0000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.68  1.6mo LIBOR     4.5000     2.0000        14.0000              8.0000
--------------------------------------------------------------------------------
1.47  1.6mo LIBOR     4.0000     2.0000        13.5000              7.5000
--------------------------------------------------------------------------------
1.27  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
2.73  2.BofA Prime    3.2500     2.0000        14.7500              8.7500
--------------------------------------------------------------------------------
1.16  1.6mo LIBOR     4.5500     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.61  1.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.40  1.6mo LIBOR     4.5000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.38  1.BofA Prime    3.5000     2.0000        14.9500              8.9500
--------------------------------------------------------------------------------
1.70  1.6mo LIBOR     4.2500     2.0000        14.0000              7.5000
--------------------------------------------------------------------------------
1.40  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.60  1.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.13  1.1yr CMT       2.9500     1.5000        13.2500              7.2500
--------------------------------------------------------------------------------
2.19  2.6mo LIBOR     4.5500     2.0000        14.5000              7.5000
--------------------------------------------------------------------------------
1.80  1.6mo LIBOR     4.5500     2.0000        14.5000              7.7500
--------------------------------------------------------------------------------
1.81  1.6mo LIBOR     3.5000     1.5000        13.4500              7.4500
--------------------------------------------------------------------------------
1.32  1.6mo LIBOR     4.5500     1.5000        14.5000              7.7500
--------------------------------------------------------------------------------
1.65  1.6mo LIBOR     4.0000     2.0000        13.5000              7.5000
--------------------------------------------------------------------------------
1.43  1.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.39  1.6mo LIBOR     4.5000     1.5000        14.0000              8.0000
--------------------------------------------------------------------------------
1.23  1.BofA Prime    3.5000     2.0000        13.9500              7.9500
--------------------------------------------------------------------------------
1.77  1.6mo LIBOR     4.5000     2.0000        14.0000              8.0000
--------------------------------------------------------------------------------
1.79  1.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.59  1.6mo LIBOR     4.9500     2.0000        14.5000              8.5000
--------------------------------------------------------------------------------
2.05  2.6mo LIBOR     3.9500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------

                                    ALLANEX

--------------------------------------------------------------------------------
1.24  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.92  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.50  1.6mo LIBOR     4.0000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.51  1.6mo LIBOR     4.2500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.89  1.6mo LIBOR     4.5000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.57  1.BofA Prime    3.5000     2.0000        14.9500              8.9500
--------------------------------------------------------------------------------
2.29  2.6mo LIBOR     4.0000     2.0000        13.5000              7.5000
--------------------------------------------------------------------------------
1.45  1.6mo LIBOR     4.0000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
2.05  2.6mo LIBOR     4.2500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
2.43  2.6mo LIBOR     4.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.57  1.BofA Prime    3.2000     2.0000        14.5000              8.5000
--------------------------------------------------------------------------------
1.84  1.6mo LIBOR     4.5500     2.0000        14.5000              7.7500
--------------------------------------------------------------------------------
2.55  2.6mo LIBOR     4.0000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
3.04  3.6mo LIBOR     4.0000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.73  1.6mo LIBOR     4.5000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
2.66  2.6mo LIBOR     4.5500     2.0000        14.5000              7.7500
--------------------------------------------------------------------------------
1.48  1.6mo LIBOR     4.0000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.91  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.46  1.BofA Prime    4.5000     2.0000        17.5000             10.5000
--------------------------------------------------------------------------------
1.52  1.BofA Prime    2.9500     2.0000        14.7500              8.7500
--------------------------------------------------------------------------------
1.92  1.BofA Prime    3.9500     2.0000        17.0000              9.5000
--------------------------------------------------------------------------------
2.49  2.BofA Prime    3.5500     2.0000        14.4500              8.4500
--------------------------------------------------------------------------------
2.13  2.6mo LIBOR     4.2500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.87  1.6mo LIBOR     4.0000     2.0000        13.5000              7.5000
--------------------------------------------------------------------------------
1.88  1.BofA Prime    3.5000     2.0000        14.7500              8.7500
--------------------------------------------------------------------------------
1.33  1.6mo LIBOR     4.5000     2.0000        14.0000              8.0000
--------------------------------------------------------------------------------
1.62  1.6mo LIBOR     3.7500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.51  1.6mo LIBOR     4.2500     2.0000        14.0000              7.5000
--------------------------------------------------------------------------------
1.63  1.6mo LIBOR     4.0000     2.0000        13.5000              7.5000
--------------------------------------------------------------------------------
3.24  3.6mo LIBOR     5.5000     2.0000        14.5000              8.5000
--------------------------------------------------------------------------------
1.51  1.6mo LIBOR     5.0000     2.0000        14.7500              8.7500
--------------------------------------------------------------------------------
1.39  1.6mo LIBOR     4.5000     2.0000        14.0000              8.0000
--------------------------------------------------------------------------------
1.36  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
2.35  2.BofA Prime    3.9500     2.0000        14.9500              8.9500
--------------------------------------------------------------------------------
2.71  2.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
2.31  2.6mo LIBOR     3.9500     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.65  1.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.70  1.6mo LIBOR     4.2500     2.0000        14.0000              7.5000
--------------------------------------------------------------------------------
1.45  1.6mo LIBOR     5.2500     2.0000        15.2500              8.5000
--------------------------------------------------------------------------------
1.23  1.6mo LIBOR     5.0000     2.0000        14.4500              8.4500
--------------------------------------------------------------------------------
1.58  1.BofA Prime    3.9500     2.0000        14.9500              8.9500
--------------------------------------------------------------------------------
1.51  1.6mo LIBOR     4.5000     2.0000        13.9500              7.9500
--------------------------------------------------------------------------------
1.55  1.6mo LIBOR     4.0000     1.5000        13.5000              7.5000
--------------------------------------------------------------------------------
1.74  1.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.43  1.6mo LIBOR     4.5500     2.0000        14.5000              7.7500
--------------------------------------------------------------------------------
2.64  2.6mo LIBOR     4.5000     2.0000        13.7500              7.7500
--------------------------------------------------------------------------------
1.97  1.6mo LIBOR     4.0000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.74  1.BofA Prime    3.9500     2.0000        14.9500              8.9500
--------------------------------------------------------------------------------
1.74  1.6mo LIBOR     4.5000     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------

                                    ALLANEX

--------------------------------------------------------------------------------
1.79  1.6mo LIBOR     4.5500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.16  1.6mo LIBOR     3.5000     2.0000        13.4500              7.4500
--------------------------------------------------------------------------------
1.26  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------
1.25  1.6mo LIBOR     3.7500     1.5000        13.7500              7.7500
--------------------------------------------------------------------------------

                                    ALLANEX

--------------------------------------------------------------------------------
 Rate and          Next Rate Adj-
 Payment         Date as of the Cut-
Reset Freq             off Date          Loan Purpose (3)
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  1/1/2000              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------

                                    ALLANEX

--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------

                                    ALLANEX

--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  1/1/1998              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------

                                    ALLANEX

--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  2/1/2000              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  1/1/1998              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------

                                    ALLANEX

--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------

                                    ALLANEX

--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  1/1/1998              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------

                                    ALLANEX

--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------

                                    ALLANEX

--------------------------------------------------------------------------------
    6                  4/1/2000              PURCHASE
--------------------------------------------------------------------------------
    6                  1/1/1998              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  1/1/1998              PURCHASE
--------------------------------------------------------------------------------
    6                  1/1/1998              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  3/1/2000              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------

                                    ALLANEX

--------------------------------------------------------------------------------
    6                  1/1/1998              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  1/1/1998              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------

                                    ALLANEX

--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------

                                    ALLANEX

--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 11/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 10/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  9/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                 12/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                 12/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------

                                    ALLANEX

--------------------------------------------------------------------------------
    6                  7/1/1997              REFINANCE
--------------------------------------------------------------------------------
    6                  8/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------
    6                  7/1/1997              PURCHASE
--------------------------------------------------------------------------------

(1) Units/square feet represents the number of units for multifamily, nursing home, hotel, mobile home park, and self storage properties and square feet for all other properties.
(2) The Maturity Date LTV Ratio is a fraction, calculated as a percentage, the numerator of which is the Balloon Payment and the denominator of which is the appraised value of the related Mortgage Property as determined by an appraisal thereof generally obtained in connection with the origination of such Mortgage Loan.
(3)   Most refinancings are cash-outs.